As filed with the Securities and Exchange Commission on September 17, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHS/COMMUNITY HEALTH SYSTEMS, INC.

Additional Registrants listed on Schedule A hereto

(Exact name of registrants as specified in their charters)

Delaware	8062	76-0137985
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(615) 465-7000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Rachel A. Seifert

CHS/Community Health Systems, Inc.

Executive Vice President and General Counsel

4000 Meridian Boulevard

Franklin, Tennessee 37067

(615) 465-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leigh Walton

Kevin H. Douglas

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
5.125% Senior Secured Notes Due 2021	$1,000,000,000	$1,000,000,000	$128,800
Guarantees of 5.125% Senior Secured Notes Due 2021	—	—	(2)
6.875% Senior Notes Due 2022	$3,000,000,000	$3,000,000,000	$386,400
Guarantees of 6.875% Senior Notes Due 2022	—	—	(2)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Additional Registrants

Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Community Health Systems, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	13-3893191

Abilene Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-0496920

Abilene Merger, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-0496918

Affinity Health Systems, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3391769

Affinity Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3391873

Amory HMA, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3750001

Anna Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4431843

Anniston HMA, LLC	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	72-1346819

Bartow HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1888382

Berwick Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	23-2975836

Big Bend Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2717545

Big Spring Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2574581

Biloxi H.M.A., LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	59-2754033

Birmingham Holdings II, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-2784086

Birmingham Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3320362

Blue Island Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-4082512

Blue Island Illinois Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-1667279

Bluefield Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-2372042

Bluefield Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-2372291

Bluffton Health System LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1792272

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Brandon HMA, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	64-0885458

Brevard HMA Holdings, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3137706

Brevard HMA Hospitals, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3141947

Brownsville Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557534

Brownwood Hospital, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762521

Brownwood Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762523

Bullhead City Hospital Corporation	AZ	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	86-0982071

Bullhead City Hospital Investment Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1577204

Campbell County HMA, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2528273

Carlisle HMA, LLC	PA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	25-1887146

Carlsbad Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762526

Carolinas JV Holdings General, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-2227746

Carolinas JV Holdings, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-2227809

Central Florida HMA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964329

Central States HMA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964397

Centre Hospital Corporation	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4370931

Chester HMA, LLC	SC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1231400

CHHS Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2189938

CHS Kentucky Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1639057

CHS Pennsylvania Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1639170

CHS Virginia Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1639119

CHS Washington Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3272205

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Citrus HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0195256

Clarksdale HMA, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	64-0869163

Clarksville Holdings II, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-5498575

Clarksville Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3320418

Cleveland Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1587878

Cleveland Tennessee Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1281627

Clinton Hospital Corporation	PA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	90-0003715

Coatesville Hospital Corporation	PA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	23-3069798

Cocke County HMA, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2528314

College Station Hospital, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762360

College Station Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762359

College Station Merger, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1771861

Community GP Corp.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1648466

Community Health Investment Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	76-0152801

Community LP Corp.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1648206

CP Hospital GP, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3904557

CPLP, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3904614

Crestwood Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769644

Crestwood Hospital LP, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762369

CSMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762362

CSRA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5111915

Deaconess Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	47-0890490

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Deaconess Hospital Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2401268

Deming Hospital Corporation	NM	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	85-0438008

Desert Hospital Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8111921

Detar Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1754943

DHFW Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-2817294

DHSC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2871473

Dukes Health System, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2379885

Dyersburg Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557536

Emporia Hospital Corporation	VA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	54-1924866

Evanston Hospital Corporation	WY	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	83-0327475

Fallbrook Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	91-1918215

Florida HMA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964255

Foley Hospital Corporation	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1811413

Forrest City Arkansas Hospital Company, LLC	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4217095

Forrest City Hospital Corporation	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4216978

Fort Payne Hospital Corporation	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4370870

Fort Smith HMA, LLC	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-1013889

Frankfort Health Partner, Inc.	IN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	35-2009540

Franklin Hospital Corporation	VA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2200240

Gadsden Regional Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	63-1102774

Galesburg Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	37-1485782

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Granbury Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2682017

Granite City Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4460625

Granite City Illinois Hospital Company, LLC	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4460628

Greenville Hospital Corporation	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	63-1134649

GRMC Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8112090

Hallmark Healthcare Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	63-0817574

Hamlet H.M.A., LLC	NC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-1741827

Health Management Associates, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-0963645

Health Management Associates, LP	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-1601497

Health Management General Partner I, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-1721316

Health Management General Partner, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-1690736

HMA Fentress County General Hospital, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	95-3974754

HMA Hospitals Holdings, LP	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964154

HMA Santa Rosa Medical Center, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	68-0045270

HMA Services GP, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-1707507

Hobbs Medco, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769641

Hospital Management Associates, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	35-1410796

Hospital Management Services of Florida, LP	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5917647

Hospital of Barstow, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	76-0385534

Hospital of Fulton, Inc.	KY	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-1218106

Hospital of Louisa, Inc.	KY	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-1238190

Hospital of Morristown, Inc.	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1528689

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Jackson HMA, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	64-0907122

Jackson Hospital Corporation (KY)	KY	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-1285331

Jackson Hospital Corporation (TN)	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557525

Jefferson County HMA, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2528414

Jourdanton Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	74-3011840

Kay County Hospital Corporation	OK	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4052833

Kay County Oklahoma Hospital Company, LLC	OK	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4052936

Kennett HMA, LLC	MO	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0248087

Key West HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	65-0905661

Kirksville Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4373298

Knoxville HMA Holdings, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2528116

Lakeway Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1564360

Lancaster Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	57-1010381

Las Cruces Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2905434

Lea Regional Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1760149

Lehigh HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	65-1144586

Lexington Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557533

Lone Star HMA, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	41-2035884

Longview Clinic Operations Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-1470252

Longview Medical Center, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762420

Longview Merger, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769639

LRH, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762421

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Lutheran Health Network of Indiana, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762363

Madison HMA, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	03-0400182

Marion Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	37-1359605

Martin Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557527

Massillon Community Health System LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	55-0799029

Massillon Health System LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	34-1840860

Massillon Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-0201156

McKenzie Tennessee Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557531

McNairy Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557530

MCSA, L.L.C.	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	71-0785071

Medical Center of Brownwood, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762425

Melbourne HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3142044

Merger Legacy Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-1344746

Mesquite HMA General, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	41-2035879

Metro Knoxville HMA, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2535623

Mississippi HMA Holdings I, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964464

Mississippi HMA Holdings II, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964541

MMC of Nevada, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1543617

Moberly Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	43-1651906

Monroe HMA, LLC	GA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0141568

MWMC Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8007512

Nanticoke Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-4577346

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Naples HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4401957

National Healthcare of Leesville, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	95-4066162

National Healthcare of Mt. Vernon, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-1622971

National Healthcare of Newport, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	71-0616802

Navarro Hospital, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762428

Navarro Regional, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762429

NC-DSH, LLC	NV	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	88-0305790

Northampton Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2325498

Northwest Arkansas Hospitals, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5896848

Northwest Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762430

NOV Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8112009

NRH, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762431

Oak Hill Hospital Corporation	WV	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-0003893

Oro Valley Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2379881

Palmer-Wasilla Health System, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762371

Payson Hospital Corporation	AZ	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	86-0874009

Peckville Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2672049

Pennsylvania Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	06-1694707

Phillips Hospital Corporation	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2976342

Phoenixville Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1055060

Poplar Bluff Regional Medical Center, LLC	MO	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	43-1238701

Port Charlotte HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1852902

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Pottstown Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	06-1694708

Punta Gorda HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	65-0526360

QHG Georgia Holdings II, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-1344786

QHG Georgia Holdings, Inc.	GA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-2386459

QHG Georgia, LP	GA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-2387537

QHG of Bluffton Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1792274

QHG of Clinton County, Inc.	IN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	35-2006952

QHG of Enterprise, Inc.	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	63-1159023

QHG of Forrest County, Inc.	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1704095

QHG of Fort Wayne Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	35-1946949

QHG of Hattiesburg, Inc.	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1704097

QHG of Massillon, Inc.	OH	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	31-1472380

QHG of South Carolina, Inc.	SC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1587267

QHG of Spartanburg, Inc.	SC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	57-1040117

QHG of Springdale, Inc.	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1755664

QHG of Warsaw Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1764509

Quorum Health Resources, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1742954

Red Bud Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4444121

Red Bud Illinois Hospital Company, LLC	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4443919

Regional Hospital of Longview, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762464

River Oaks Hospital, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	64-0626874

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
River Region Medical Corporation	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1576702

Rockledge HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3142075

ROH, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	64-0780035

Roswell Hospital Corporation	NM	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	74-2870118

Ruston Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8066937

Ruston Louisiana Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8066999

SACMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762472

Salem Hospital Corporation	NJ	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	22-3838322

San Angelo Community Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762473

San Angelo Medical, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769697

San Miguel Hospital Corporation	NM	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	74-2930034

Scranton Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-4577223

Scranton Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-4564798

Scranton Quincy Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2671991

Scranton Quincy Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2672023

Sebastian Hospital, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	65-0425888

Sebring Hospital Management Associates, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	59-2546390

Sharon Pennsylvania Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-4257540

Sharon Pennsylvania Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	38-3920098

Shelbyville Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2909388

Siloam Springs Arkansas Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3635210

Siloam Springs Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3635188

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Southeast HMA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964613

Southern Texas Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769737

Southwest Florida HMA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964696

Spokane Valley Washington Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1315140

Spokane Washington Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1315081

Statesville HMA, LLC	NC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	56-2206788

Tennessee HMA Holdings, LP	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-1750499

Tennyson Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3943816

Tomball Texas Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2784214

Tomball Texas Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2856063

Tooele Hospital Corporation	UT	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	87-0619248

Triad Healthcare Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2816101

Triad Holdings III, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2821745

Triad Holdings IV, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1766957

Triad Holdings V, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	51-0327978

Triad Nevada Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1639289

Triad of Alabama, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762412

Triad of Oregon, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1761990

Triad-ARMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-0496926

Triad-El Dorado, Inc.	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1628508

Triad-Navarro Regional Hospital Subsidiary, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1681610

Tunkhannock Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-4566015

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Van Buren H.M.A., LLC	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-1725652

Venice HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1852812

VHC Medical, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769671

Vicksburg Healthcare, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1752111

Victoria Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1760818

Victoria of Texas, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1754940

Virginia Hospital Company, LLC	VA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	02-0691406

Warren Ohio Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3190619

Warren Ohio Rehab Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3190578

Watsonville Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	91-1894113

Waukegan Hospital Corporation	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3978400

Waukegan Illinois Hospital Company, LLC	IL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3978521

Weatherford Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5694260

Weatherford Texas Hospital Company, LLC	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5694301

Webb Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0167530

Webb Hospital Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0167590

Wesley Health System LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2050792

West Grove Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	25-1892279

WHMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762551

Wilkes-Barre Behavioral Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3632720

Wilkes-Barre Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3632542

Wilkes-Barre Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3632648

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Williamston Hospital Corporation	NC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1749107

Winder HMA, LLC	GA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3749930

Women & Children’s Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762556

Woodland Heights Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762558

Woodward Health System, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762418

Yakima HMA, LLC	WA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-0506909

York Pennsylvania Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	32-0360922

York Pennsylvania Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-4082660

Youngstown Ohio Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3074094

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated September 17, 2014

PROSPECTUS

CHS/Community Health Systems, Inc.

Offers to Exchange

up to $1,000,000,000 in aggregate principal amount of 5.125% Senior Secured Notes due 2021 (the “Secured Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all outstanding unregistered 5.125% Senior Secured Notes due 2021 (the “Secured Initial Notes”), and

up to $3,000,000,000 in aggregate principal amount of 6.875% Senior Notes due 2022 (the “Unsecured Exchange Notes” and together with the Secured Exchange Notes, the “Exchange Notes”), which have been registered under the Securities Act, for any and all outstanding unregistered 6.875% Senior Notes due 2022 (the “Unsecured Initial Notes” and, together with the Secured Initial Notes, the “Initial Notes”).

We refer to these offers to exchange collectively as the “exchange offers.”

As with the Secured Initial Notes, the Secured Exchange Notes will be, jointly and severally, unconditionally guaranteed on a senior secured basis by Community Health Systems, Inc. (“Holdings”) and certain of our current and future domestic subsidiaries. As with the Unsecured Initial Notes, the Unsecured Exchange Notes will be, jointly and severally, unconditionally guaranteed on a senior unsecured basis by Holdings and certain of our current and future domestic subsidiaries.

The Secured Initial Notes sold pursuant to Rule 144A under the Securities Act bear the CUSIP number 12543DAS9, and the Secured Initial Notes sold pursuant to Regulation S under the Securities Act bear the CUSIP number U17127AF5. The Unsecured Initial Notes sold pursuant to Rule 144A under the Securities Act bear the CUSIP number 12543DAT7, and the Unsecured Initial Notes sold pursuant to Regulation S under the Securities Act bear the CUSIP number U17127AG3.

Terms of the Exchange Offers

•	The exchange offers will expire at 12:00 a.m., New York City time, on , 2014, unless extended.

•	You may withdraw your tender of Initial Notes any time before the expiration of the exchange offers.

•	We will exchange all Initial Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offers for an equal principal amount of Exchange Notes.

•	If you fail to tender your Initial Notes, your Initial Notes will continue to be subject to restrictions on transfer.

•	We will not receive any proceeds from the exchange offers.

•	The Exchange Notes are substantially identical to the Initial Notes, except the Exchange Notes are registered under the Securities Act and the transfer restrictions and certain additional interest provisions applicable to the Initial Notes will not apply to the Exchange Notes.

•	The exchange of Initial Notes for the Exchange Notes should not be a taxable exchange for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

For a discussion of the specific risks that you should consider before tendering your outstanding Initial Notes in the exchange offers, see “Risk Factors” beginning on page 14 of this prospectus.

There is no established trading market for the Initial Notes or the Exchange Notes. We do not intend to list the Exchange Notes on any securities exchange or seek approval for quotation through any automated trading system.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or an offer to sell any securities offered hereby in any jurisdiction where, or to any person whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or issuing the Exchange Notes.

This prospectus incorporates by reference important business and financial information about us that is not included or delivered with this prospectus. Copies of this information are available without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests should be directed to:

Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

Attention: Investor Relations

Oral requests should be made by calling our Investor Relations Department at (615) 465-7000.

In order to ensure timely delivery of the documents, you must make your request to us no later than                     , 2014. In the event that we extend the exchange offers, you must submit your request at least five business days before the expiration date of the exchange offers, as extended.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which involve risks and uncertainties. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors relating to us or the healthcare industry generally that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following:

•	general economic and business conditions, both nationally and in the regions in which we operate,

•	implementation and effect of adopted and potential federal and state healthcare reform legislation and other federal, state or local laws or regulations affecting the healthcare industry,

•	the extent to which states support increases, decreases or changes in Medicaid programs, implement healthcare exchanges or alter the provision of healthcare to state residents through regulation or otherwise,

•	risks associated with our substantial indebtedness, leverage and debt service obligations,

•	demographic changes,

•	changes in, or the failure to comply with, governmental regulations,

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation and other legal proceedings,

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements,

•	changes in, or the failure to comply with, managed care provider contracts, which could result in, among other things, disputes and changes in reimbursements, both prospectively and retroactively,

•	changes in inpatient or outpatient Medicare and Medicaid payment levels,

•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation,

•	increases in the amount and risk of collectability of patient accounts receivable,

•	the efforts of insurers, healthcare providers and others to contain healthcare costs,

•	our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments,

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases,

•	liabilities and other claims asserted against us, including self-insured malpractice claims,

•	competition,

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers,

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals,

•	changes in medical or other technology,

•	changes in U.S. GAAP,

ii

•	the availability and terms of capital to fund additional acquisitions or replacement facilities or other capital expenditures,

•	our ability to successfully make acquisitions or complete divestitures,

•	our ability to successfully integrate any acquired hospitals, including those of Health Management Associates, Inc. (“HMA”), or to recognize expected synergies from acquisitions,

•	the impact of the acquisition of HMA on third-party relationships,

•	the impact of seasonal severe weather conditions,

•	our ability to obtain adequate levels of general and professional liability insurance,

•	timeliness of reimbursement payments received under government programs,

•	the impact of the external, criminal cyber attack suffered by us in the second quarter of 2014, as further described below in “Summary—Cyber Attack”, including potential reputational damage, the outcome of our pending and ongoing investigation and any potential governmental inquiry or litigation, the extent of remediation costs, and other additional operating or other expenses that we may incur; and

•	the other risk factors set forth in our annual report on Form 10-K for the year ended December 31, 2013 and our other public filings with the SEC.

Although we believe that these forward-looking statements are based upon reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond our control. Accordingly, we cannot give any assurance that our expectations will in fact occur and caution that actual results may differ materially from those in the forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this filing. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

iii

SUMMARY

The following summary contains important information about us and the exchange offers but may not contain all information that may be important to you in making a decision to tender your Initial Notes. For a more complete understanding of our company and the exchange offers, we urge you to read carefully this entire prospectus, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” and the financial statements (including the accompanying notes) appearing elsewhere in this prospectus or incorporated by reference herein.

Unless otherwise indicated or the context requires otherwise, references in this prospectus to “CHS,” “we,” “our,” “us” and the “Company” refer to Community Health Systems, Inc. and its consolidated subsidiaries, including CHS/Community Health Systems, Inc., the issuer of the Exchange Notes. References to the “Issuer” refer to CHS/Community Health Systems, Inc. alone, and references to “Holdings” refer to Community Health Systems, Inc. alone.

Our Company

We are one of the largest publicly-traded operators of hospitals in the United States in terms of number of facilities and net operating revenues. We provide healthcare services through the hospitals that we own and operate in non-urban and selected urban markets throughout the United States. We generate revenues by providing a broad range of general and specialized hospital healthcare services and other outpatient services to patients in the communities in which we are located. As of June 30, 2014, we owned or leased 198 hospitals included in continuing operations, comprised of 194 general acute care hospitals and four stand-alone rehabilitation or psychiatric hospitals. Services provided through our hospitals and affiliated businesses include general acute care, emergency room, general and specialty surgery, critical care, internal medicine, obstetrics, diagnostic, psychiatric and rehabilitation services. We also provide additional outpatient services at urgent care centers, occupational medicine clinics, imaging centers, cancer centers, ambulatory surgery centers, and home health and hospice agencies. An integral part of providing these services is our relationship and network of affiliated physicians at our hospitals and affiliated businesses. Through our management and operation of these businesses, we provide standardization and centralization of operations across key business areas; strategic assistance to expand and improve services and facilities; implementation of patient safety and quality of care improvement programs and assistance in the recruitment of additional physicians and licensed healthcare practitioners to the markets in which our hospitals are located. In a number of our markets, we have partnered with local physicians or not-for-profit providers, or both, in the ownership of our facilities. In addition to our hospitals and related businesses, we also own and operate licensed home care agencies and licensed hospice agencies, located primarily in markets where we also operate a hospital. Also, through our wholly-owned subsidiary, Quorum Health Resources, LLC, we provide management and consulting services to non-affiliated general acute care hospitals located throughout the United States. For the hospitals and home care agencies that we own and operate, we are paid for our services by governmental agencies, private insurers and directly by the patients we serve. For our management and consulting services, we are paid by the non-affiliated hospitals utilizing our services.

Our strategy has included growth by acquisition. We generally target hospitals in growing, non-urban and selected urban healthcare markets for acquisition because of their favorable demographic and economic trends and competitive conditions. Because non-urban and suburban service areas have smaller populations, there are generally fewer hospitals and other healthcare service providers in these communities and generally a lower level of managed care presence in these markets. We believe that smaller populations support less direct competition for hospital-based services and these communities generally view the local hospital as an integral part of the community. We believe opportunities exist for skilled, disciplined operators in selected urban markets to create networks between urban hospitals and non-urban hospitals while improving physician alignment in those markets and making it more attractive to managed care. In recent years, our acquisition strategy has also included acquiring selective physician practices and physician-owned ancillary service providers. Such acquisitions have been executed in markets where we already have a hospital presence and provide an opportunity to increase the number of affiliated physicians or expand the range of specialized healthcare services provided by our hospitals.

On January 27, 2014, we completed the acquisition of HMA by acquiring all the outstanding shares of common stock of HMA (“HMA common stock”) for approximately $7.3 billion, including the assumption of approximately $3.8 billion of indebtedness, which is referred to in this prospectus as the “HMA merger.” Each share of HMA common stock issued and outstanding immediately prior to the effective time of the HMA merger was converted into the right to receive $10.50 in cash, 0.06942 of a share of Holdings’ common stock, and one contingent value right, or CVR, which entitles the holder of each CVR to receive a cash payment of $1.00 per share, following and conditioned upon the final resolution of certain legal matters involving HMA, subject to downward adjustments relating to the amount of certain losses arising out of or relating to such legal matters. At the time of the completion of the HMA merger, HMA owned and operated 71 hospitals in 15 states in non-urban communities located primarily in the southeastern United States.

For additional information about our business, operations and financial results, see the documents listed under “Incorporation by Reference of Certain Documents.”

Our principal executive offices are located at 4000 Meridian Boulevard, Franklin, Tennessee 37067, and our telephone number at that address is (615) 465-7000.

Department of Justice Settlement

On August 4, 2014, we announced that we had entered into a civil settlement agreement with the U.S. Department of Justice, other federal agencies and identified relators that concluded previously announced investigations and litigation related to short stay admissions through emergency departments at certain of our affiliated hospitals. The settlement concluded the government’s review into whether these 119 hospitals billed Medicare, Medicaid and TRICARE for certain inpatient admissions from January 2005 to December 2010 that the government contended should have been billed as outpatient or observation cases. Under the terms of the settlement agreement, there was no finding of improper conduct by us or our affiliated hospitals, and we denied any wrongdoing. We have paid $88,257,500 in resolution of all federal government claims, including Medicare, TRICARE and the federal share of the Medicaid claims, and an additional $892,500 to the states for their portions of the Medicaid claims. The settlement also covered the dismissal of specified litigation.

Further, the settlement resolved the government’s investigation into a hospital affiliated with us in Laredo, Texas. The government’s review in Laredo centered on whether the hospital submitted claims for inpatient procedures that should have been billed as outpatient procedures as well as the financial relationship between the hospital and a member of its medical staff. The hospital has paid $9 million to resolve this investigation.

As part of the settlement, we entered into a five-year Corporation Integrity Agreement (“CIA”) with the Office of Inspector General of the U.S. Department of Health and Human Services. The CIA will be incorporated into our existing and comprehensive compliance program. The CIA establishes general and specialized training requirements and mandates that we retain independent review organizations to review the adequacy of our claims for inpatient services furnished to federal health care program beneficiaries. The CIA also includes Laredo-specific reviews of physician financial relationships.

The settlement will also result in the unsealing and dismissal of qui tam actions filed in Illinois, Tennessee, North Carolina and Texas, as well as the previously unsealed case in Indiana. Two of these cases also name HMA as defendants and were partially unsealed in December 2013 when the government intervened in those and six other cases pending against HMA. The portion of the settlement that will be paid to the relators, as well as which of the relators will share in the award, has not yet been disclosed by the government. Claims by the relators for attorneys’ fees remain to be resolved.

We previously established a $102 million reserve to cover these settlements and related legal costs.

The settlement agreement did not cover current government investigations into certain hospitals formerly affiliated with HMA, which were initiated before our acquisition of HMA in January 2014. We continue to cooperate with the government and are working to bring resolution to these investigations.

Cyber Attack

As previously disclosed on a Current Report on Form 8-K filed by us on August 18, 2014, our computer network was the target of an external, criminal cyber attack that we believe occurred in April and June, 2014. We and Mandiant (a FireEye Company), the forensic expert engaged by us in connection with this matter, believe the attacker was a foreign “Advanced Persistent Threat” group who used highly sophisticated malware and technology to attack our systems. The attacker was able to bypass our security measures and successfully copy and transfer outside the Company certain non-medical patient identification data (such as patient names, addresses, birthdates, telephone numbers and social security numbers), but not including patient credit card, medical or clinical information. We continue to work closely with federal law enforcement authorities in connection with their investigation and possible prosecution of those determined to be responsible for this attack. Mandiant has conducted a thorough investigation of this incident and continues to advise the Company regarding remediation efforts, and our investigation of this matter is ongoing. We are providing appropriate notification to affected patients and regulatory agencies as required by federal and state law. We are offering identity theft protection services to individuals affected by this attack.

We have incurred certain expenses to remediate and investigate this matter, and expect to continue to incur expenses of this nature in the foreseeable future. In addition, multiple purported class action lawsuits have been filed against the Company. These lawsuits allege that sensitive information was unprotected and inadequately encrypted by the Company. The plaintiffs claim breach of contract and other theories of recovery, and are seeking damages, as well as restitution for any identity theft. At this time, we are unable to predict the outcome of this litigation or determine the potential impact, if any, that could result from this litigation, but we intend to vigorously defend these lawsuits. This matter may subject the Company to additional litigation, potential governmental inquiries, potential reputational damage, and additional remediation, operating and other expenses.

Summary of the Exchange Offers

On January 27, 2014, FWCT-2 Escrow Corporation (“Escrow Sub”) issued, through private placements exempt from the registration requirements of the Securities Act, $1,000,000,000 of our Secured Initial Notes and $3,000,000,000 of our Unsecured Initial Notes. On the same date, Escrow Sub merged with and into the Issuer, and the Issuer entered into supplemental indentures pursuant to which the Issuer assumed all of the obligations of Escrow Sub as issuer of the Secured Initial Notes and Unsecured Initial Notes.

Simultaneously with the private placements of the Secured Initial Notes and Unsecured Initial Notes, Escrow Sub entered into two registration rights agreements, (i) one with respect to the Secured Initial Notes, dated January 27, 2014 (the “Secured Notes Registration Rights Agreement”), and (ii) one with respect to the Unsecured Initial Notes, dated January 27, 2014 (the “Unsecured Notes Registration Rights Agreement” and, together with the Secured Notes Registration Rights Agreement, the “Registration Rights Agreements”). On the same date, the Issuer entered into a joinder agreement to each of the Registration Rights Agreements pursuant to which the Issuer assumed all of the obligations of Escrow Sub. Under the Registration Rights Agreements, we are required to file a registration statement with the Securities and Exchange Commission (the “SEC”) enabling the holders of the Secured Initial Notes and Unsecured Initial Notes to exchange their Secured Initial Notes and Unsecured Initial Notes for Secured Exchange Notes and Unsecured Exchange Notes, respectively, with substantially identical terms to the Secured Initial Notes and Unsecured Initial Notes, as applicable, and, unless not permitted by applicable law or SEC policy, to complete the exchange offers pursuant to the terms of the Registration Rights Agreements within 365 days after the date of the original issuance of the Secured Initial Notes and Unsecured Initial Notes. If we fail to complete the exchange offer on or before the date that is 365 days after such original issuance date, then we will be required to pay additional interest to the holders of the Initial Notes at a rate of 0.25% for the first 90 day period after such date and thereafter at a rate of an additional 0.25% for each subsequent 90 day period that elapses, provided that the aggregate increase in such annual interest rate may in no event exceed 1.0% per annum and provided that no interest will accrue following such time that this registration default has been cured. You may exchange your Secured Initial Notes and Unsecured Initial Notes for Secured Exchange Notes and Unsecured Exchange Notes, respectively, in the exchange offers. You should read the discussion under the headings “The Exchange Offers,” “Description of the Secured Exchange Notes” and “Description of the Unsecured Exchange Notes” for further information regarding the Exchange Notes.

Securities Offered	•	$1,000,000,000 aggregate principal amount of 5.125% senior secured notes due 2021 registered under the Securities Act; and

•	$3,000,000,000 aggregate principal amount of 6.875% senior notes due 2022 registered under the Securities Act.

As with the Secured Initial Notes, the Secured Exchange Notes will be, jointly and severally, unconditionally guaranteed on a senior secured basis by Holdings and certain of our current and future domestic subsidiaries. As with the Unsecured Initial Notes, the Unsecured Exchange Notes will be, jointly and severally, unconditionally guaranteed on a senior unsecured basis by Holdings and certain of our current and future domestic subsidiaries.

Exchange Offers

We are offering to exchange the Secured Initial Notes and Unsecured Initial Notes for a like principal amount at maturity of the Secured Exchange Notes and Unsecured Exchange Notes, respectively. Initial Notes may be exchanged only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The exchange offers are being made pursuant to the Registration Rights

Agreements, which grant the initial purchasers and any subsequent holders of the Initial Notes certain exchange and registration rights. The exchange offers are intended to satisfy those exchange and registration rights with respect to the Initial Notes.

The form and terms of the Secured Exchange Notes and Unsecured Exchange Notes are the same as the form and terms of the Secured Initial Notes and Unsecured Initial Notes, respectively, except that:

•	the Exchange Notes have been registered under the federal securities laws and will not bear any legend restricting their transfers;

•	the Exchange Notes will bear different CUSIP numbers than the Initial Notes; and

•	the holders of the Exchange Notes will not be entitled to most rights under the Registration Rights Agreements, including the provisions for an increase in the interest rate on the Initial Notes in some circumstances as described in the Registration Rights Agreements.

Expiration Date; Withdrawal of Tender	The exchange offers will expire at 12:00 a.m., New York City time, on , 2014, unless extended. You may withdraw your tender of Initial Notes at any time prior to the expiration of the exchange offers. All outstanding Initial Notes that are validly tendered and not validly withdrawn will be exchanged. Any Initial Notes not accepted by us for exchange for any reason will be returned to you at our expense promptly after the expiration or termination of the exchange offers.

Resales	We believe that you can offer for resale, resell and otherwise transfer the Exchange Notes without complying with the registration and prospectus delivery requirements of the Securities Act so long as:

•	you acquire the Exchange Notes in the ordinary course of business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes;

•	you are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act; and

•	you are not a broker-dealer.

If any of these conditions is not satisfied and you transfer any Exchange Notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume, or indemnify you against, any such liability.

Each broker-dealer acquiring Exchange Notes issued for its own account in exchange for Initial Notes, which it acquired through market making activities or other trading activities, must acknowledge that it will deliver a proper prospectus when any Exchange Notes issued in the exchange offers are transferred. A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the Exchange Notes issued in the exchange offers.

Conditions to the Exchange Offers	We are not required to accept for exchange, or to issue the Exchange Notes in exchange for, any Initial Notes if the applicable exchange offer would not be permitted by applicable law or SEC policy. See “The Exchange Offers—Conditions to the Exchange Offers.”

Procedures for Tendering Initial Notes held in the Form of Book-Entry Interests	The Initial Notes were issued as global securities and were deposited upon issuance with Regions Bank, as custodian for the global securities representing the uncertificated depositary interests in those outstanding Initial Notes, which represent a 100% interest in those Initial Notes, to The Depository Trust Company (“DTC”). Beneficial interests in the outstanding Initial Notes, which are held by direct or indirect participants in DTC, are shown on, and transfers of the Initial Notes can only be made through, records maintained in book-entry form by DTC.

You may tender your outstanding Initial Notes by instructing your broker or bank where you keep the Initial Notes to tender them for you. In some cases you may be asked to submit the letter of transmittal that may accompany this prospectus. By tendering your Initial Notes, you will be deemed to have acknowledged and agreed to be bound by the terms set forth under “The Exchange Offers.” Your outstanding Initial Notes must be tendered in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

In order for your tender to be considered valid, the exchange agent must receive a confirmation of book-entry transfer of your outstanding Initial Notes into the exchange agent’s account at DTC, under the procedure described in this prospectus under the heading “The Exchange Offers,” on or before 12:00 a.m., New York City time, on the expiration date of the exchange offers.

Guaranteed Delivery Procedures	If you wish to tender your Initial Notes and your Initial Notes are not immediately available, or you cannot deliver your Initial Notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests prior to the expiration date, you must tender your Initial Notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offers—Guaranteed Delivery Procedures.”

United States Federal Income Tax Considerations	The exchange offers should not result in any income, gain or loss to the holders of Initial Notes or to us for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations.

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes.

Regulatory Approvals	Other than compliance with the Securities Act and qualification of the indenture governing the Initial Notes under the Trust Indenture Act of 1939, there are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the exchange offers.

Exchange Agent	Regions Bank is serving as the exchange agent for the exchange offers.

Consequences of Not Exchanging Initial Notes	If you do not exchange your Initial Notes in the exchange offers, your Initial Notes will continue to be subject to the restrictions on transfer currently applicable to the Initial Notes. In general, you may offer or sell your Initial Notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the Initial Notes under the Securities Act. Under some circumstances, however, including when holders who are not permitted to participate in the exchange offers or who may not freely resell Exchange Notes received in the exchange offers so request, we may be required to file, and to cause to become effective, a shelf registration statement covering resales of Initial Notes. For more information regarding the consequences of not tendering your Initial Notes and our obligation to file a shelf registration statement, see “The Exchange Offers—Consequences of Failure to Exchange” and “The Exchange Offers—Shelf Registration.”

Description of Exchange Notes

The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Secured Exchange Notes” and “Description of the Unsecured Notes” sections of this prospectus contains a more detailed description of the terms and conditions of the Exchange Notes.

Issuer	The Exchange Notes will be issued by CHS/Community Health Systems, Inc.

Exchange Notes Offered	•	$1,000,000,000 aggregate principal amount of 5.125% senior secured notes due 2021 registered under the Securities Act; and

•	$3,000,000,000 aggregate principal amount of 6.875% senior notes due 2022 registered under the Securities Act.

Maturity Dates	The Secured Exchange Notes will mature on August 1, 2021. The Unsecured Exchange Notes will mature on February 1, 2022.

Interest Payment Dates	The Issuer will pay interest semi-annually on February 1 and August 1 of each year for the Secured Exchange Notes. The first interest payment date on the Secured Exchange Notes will be February 1, 2015. The Issuer will pay interest semi-annually on February 1 and August 1 of each year for the Unsecured Exchange Notes. The first interest payment date on the Unsecured Exchange Notes will be February 1, 2015.

Guarantees	The Secured Exchange Notes will be, jointly and severally, unconditionally guaranteed on a first-priority senior secured basis by Holdings and certain of our current and future domestic subsidiaries (subject to a shared lien of equal priority with certain other obligations, including obligations under our 5.125% Senior Secured Notes due 2018 (“2018 Secured Notes”) and credit agreement, originally dated as of July 25, 2007 (as amended and restated, the “Credit Facility”) and subject to other prior ranking liens permitted by the indenture that governs the Secured Initial Notes and will govern the Secured Exchange Notes).

The Unsecured Exchange Notes will be, jointly and severally, unconditionally guaranteed on a senior unsecured basis by Holdings and certain of our current and future domestic subsidiaries.

Ranking of the Exchange Notes	The Secured Exchange Notes and guarantees thereof will be the Issuer’s and the guarantors’ senior secured obligations. Accordingly, at such times, the Secured Exchange Notes will:

•	be guaranteed on a senior secured basis by the guarantors;

•	rank equal in right of payment to all of the Issuer’s existing and future senior indebtedness that is not subordinated in right of payment to the Secured Exchange Notes (including indebtedness under our Credit Facility, our 2018 Secured Notes, our 8.00% Senior Notes due 2019 (the “2019 Notes”), our 7.125% Senior Notes due 2020 (the “2020 Notes” and, together with the 2018 Secured Notes and the 2019 Notes, the “Existing Notes”), the Initial Notes and the Unsecured Exchange Notes);

•	rank senior in right of payment to any of the Issuer’s future indebtedness that is subordinated in right of payment to the Secured Exchange Notes;

•	be effectively senior to all of the Issuer’s existing and future unsecured indebtedness (including the 2019 Notes, the 2020 Notes, the Unsecured Initial Notes and the Unsecured Exchange Notes) to the extent of the value of the assets securing the Secured Exchange Notes (after giving effect to the sharing of such value with holders of equal or prior ranking liens);

•	be effectively subordinated to any of the Issuer’s existing and future indebtedness (including indebtedness under our Credit Facility which will be secured by certain pledges of subsidiary stock that will not be pledged to secure the Secured Exchange Notes) that is secured by assets that do not secure the Secured Exchange Notes to the extent of the value of such assets; and

•	be structurally subordinated to all liabilities of the Issuer’s subsidiaries that will not guarantee the Secured Exchange Notes.

The Unsecured Exchange Notes and guarantees thereof will be the Issuer’s and the guarantors’ senior unsecured obligations. Accordingly, at such times, the Unsecured Exchange Notes will:

•	be guaranteed on a senior unsecured basis by the guarantors;

•	be effectively subordinated to all of the Issuer’s existing and future secured indebtedness (including indebtedness under our Credit Facility, the 2018 Secured Notes, the Secured Initial Notes and the Secured Exchange Notes) to the extent of the value of such assets;

•	be structurally subordinated to all liabilities of the Issuer’s subsidiaries that will not guarantee the Unsecured Exchange Notes;

•	rank equal in right of payment to all of the Issuer’s existing and future senior indebtedness that is not subordinated in right of payment to the Unsecured Exchange Notes (including indebtedness under our Credit Facility, our Existing Notes, the Initial Notes and the Secured Exchange Notes); and

•	rank senior in right of payment to any of the Issuer’s future indebtedness that is subordinated in right of payment to the Unsecured Exchange Notes.

As of June 30, 2014, we had approximately $9.8 billion aggregate principal amount of senior secured indebtedness outstanding, and approximately $6.2 billion of senior unsecured indebtedness outstanding.

Ranking of the Guarantees	The guarantee of the Secured Exchange Notes by each guarantor will be a senior secured obligation of such guarantor and will:

•	rank equal in right of payment to all of such guarantor’s existing and future senior indebtedness that is not subordinated in right of payment to such guarantee (including guarantees by such guarantor of our Credit Facility, our Existing Notes, the Initial Notes and the Unsecured Exchange Notes);

•	rank senior in right of payment to any of such guarantor’s future indebtedness that is subordinated in right of payment to such guarantee;

•	be effectively senior to all of such guarantor’s existing and future unsecured indebtedness (including guarantees by such guarantor of the 2019 Notes, the 2020 Notes, the Unsecured Initial Notes and the Unsecured Exchange Notes) to the extent of the value of the assets securing such guarantees (after giving effect to the sharing of such value with holders of equal or prior ranking liens); and

•	be effectively subordinated to any of such guarantor’s existing and future indebtedness (including guarantees under our Credit Facility which will be secured by certain pledges of subsidiary stock that will not be pledged to secure the guarantee of the Secured Exchange Notes) that is secured by assets that do not secure such guarantee to the extent of the value of such assets.

The guarantee of the Unsecured Exchange Notes by each guarantor will be a senior unsecured obligation of such guarantor and will:

•	be effectively subordinated to any of such guarantor’s existing and future secured indebtedness (including guarantees by such guarantor of our Credit Facility, our 2018 Secured Notes, the Secured Initial Notes and the Secured Exchange Notes);

•	rank equal in right of payment to all of such guarantor’s existing and future senior indebtedness that is not subordinated in right of payment to such guarantee (including guarantees by such guarantor of our Credit Facility, our Existing Notes, the Initial Notes and the Secured Exchange Notes); and

•	rank senior in right of payment to any of such guarantor’s future indebtedness that is subordinated in right of payment to such guarantee.

Secured Exchange Notes Collateral

The Secured Exchange Notes and the guarantees thereof will be secured by a first-priority lien (subject to a shared lien of equal priority with certain other obligations, including obligations under our

Credit Facility and 2018 Secured Notes, and subject to other prior ranking liens permitted by the indenture that governs the Secured Initial Notes and will govern the Secured Exchange Notes) on substantially the same assets that secure the obligations under the Credit Facility, subject to certain exceptions. See “Description of the Secured Exchange Notes—Collateral.”

Intercreditor Agreement	The first lien intercreditor agreement will govern the relative rights of the secured parties in respect of the Credit Facility, the 2018 Secured Notes, the Secured Initial Notes and the Secured Exchange Notes. In accordance with the intercreditor agreement, the liens on assets securing the Credit Facility, the 2018 Secured Notes, the Secured Initial Notes and the Secured Exchange Notes will be of equal priority. See “Description of the Secured Exchange Notes—Pari Passu Intercreditor Arrangements.”

Optional Redemption	At any time prior to February 1, 2017 we may redeem some or all of the Secured Exchange Notes, and at any time prior to February 1, 2018 we may redeem some or all of the Unsecured Exchange Notes, in each case at a redemption price equal to 100% of the principal amount of the applicable Exchange Notes to be redeemed plus accrued and unpaid interest and additional interest, if any, to the applicable redemption date plus the applicable “make-whole” premium set forth in this prospectus.

We may redeem some or all of the Secured Exchange Notes at any time and from time to time on or after February 1, 2017, and some or all of the Unsecured Exchange Notes at any time and from time to time on or after February 1, 2018, in each case at the applicable redemption prices set forth in this prospectus plus accrued and unpaid interest and additional interest, if any, to the applicable redemption date. In addition, at any time prior to February 1, 2017, we may redeem up to 40% of the aggregate principal amount of the Secured Exchange Notes and up to 40% of the aggregate principal amount of the Unsecured Exchange Notes, in each case with the proceeds of certain equity offerings at the applicable redemption price set forth in this prospectus plus accrued and unpaid interest and additional interest, if any, to the applicable redemption date. See “Description of the Secured Exchange Notes—Optional Redemption” and “Description of the Unsecured Exchange Notes—Optional Redemption.”

Change of Control	If a change of control occurs, each holder of Exchange Notes will have the right to require us to purchase all or a portion of its Exchange Notes at 101% of the principal amount of the Exchange Notes on the date of purchase plus any accrued and unpaid interest and additional interest, if any, to the date of repurchase. See “Description of the Secured Exchange Notes—Change of Control” and “Description of the Unsecured Exchange Notes—Change of Control.”

Certain Covenants	The indenture that will govern the Secured Exchange Notes and the indenture that will govern the Unsecured Exchange Notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur or guarantee additional indebtedness;

•	pay dividends or make other restricted payments;

•	make certain investments;

•	create or incur certain liens;

•	sell assets and subsidiary stock;

•	transfer all or substantially all of our assets or enter into merger or consolidation transactions; and

•	enter into transactions with our affiliates.

However, these limitations are subject to a number of important qualifications and exceptions. See “Description of the Secured Exchange Notes—Certain Covenants” and “Description of the Unsecured Exchange Notes—Certain Covenants.”

No Established Trading Market	The Exchange Notes are new issues of securities with no established trading market. We do not intend to apply for the Exchange Notes to be listed on any securities exchange or included in any automated quotation system. We cannot assure you that a liquid market for the Exchange Notes will develop or be maintained.

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes.

Risk Factors	See “Risk Factors” and other information in this prospectus for a discussion of factors you should carefully consider before deciding to participate in the exchange offers.

Consolidated Ratio of Earnings to Fixed Charges

The following table sets forth our historical consolidated ratios of earnings to fixed charges on a consolidated basis for the periods indicated. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Year Ended December 31,					Six Months Ended June 30,
	2009	2010	2011	2012	2013	2013	2014
Consolidated ratio of earnings to fixed charges(1)	1.61x	1.70x	1.63x	1.69x	1.51x	1.53x	*

(1)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of debt discount, amortization of deferred financing costs and an interest factor attributable to operating leases.
*	For the six months ended June 30, 2014, earnings were insufficient to cover fixed charges by approximately $37 million.

RISK FACTORS

You should carefully consider the risks described below and the risk factors incorporated by reference herein, as well as the other information included or incorporated by reference in this prospectus, including the financial statements and related notes incorporated by reference into this prospectus, before deciding to exchange your Initial Notes for Exchange Notes pursuant to the exchange offers. Certain risks related to us and our business are outlined in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is incorporated by reference in this prospectus (and in any of our reports that we file with the SEC and that are so incorporated). See the sections titled “Where You Can Find Additional Information” and “Incorporation by Reference of Certain Documents” for information about how to obtain copies of these documents. If any of these risks actually occur, our business, financial condition, operating results, or cash flow could be materially and adversely affected. Additional risks or uncertainties not presently known to us, or that we currently deem immaterial, also may impair our business operations. We cannot assure you that any of these events will not occur and if such events do occur, the value of the Exchange Notes could decline substantially.

Risks Related to the Exchange Offers.

There may be adverse consequences if you do not exchange your Initial Notes.

If you do not exchange your Initial Notes for Exchange Notes in the exchange offers, you will continue to be subject to restrictions on transfer of your Initial Notes. In general, the Initial Notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreements, we do not intend to register resales of the Initial Notes under the Securities Act. You should refer to the section titled “The Exchange Offers” for information about how to tender your Initial Notes.

The tender of Initial Notes under the exchange offers will reduce the outstanding amount of the Initial Notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the Initial Notes due to a reduction in liquidity.

Certain persons who participate in the exchange offers must deliver a prospectus in connection with resales of the Exchange Notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of Exchange Notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the Exchange Notes. If such a holder transfers any Exchange Notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

If you wish to tender your Initial Notes for exchange, you must comply with the requirements described in this prospectus.

You will receive Exchange Notes in exchange for Initial Notes only after the exchange agent receives such Initial Notes and all other required documentation within the time limits described in this prospectus. If you wish to tender your Initial Notes in exchange for Exchange Notes, you should allow sufficient time for delivery. Neither the exchange agent nor the Issuer has any duty to give you notice of defects or irregularities with respect to tenders of Initial Notes for exchange. Initial Notes that are not tendered or are tendered but not accepted will, following consummation of the exchange offers, continue to be subject to the existing restrictions upon transfer relating to the Initial Notes.

The consummation of the exchange offers may not occur.

We are not obligated to complete the exchange offers under certain circumstances. See “The Exchange Offers—Conditions to the Exchange Offers.” Even if the exchange offers are completed, they may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offers may have to wait longer than expected to receive their Exchange Notes. You may be required to deliver prospectuses and comply with other requirements in connection with any resale of the Exchange Notes.

Risks Related to the Exchange Notes and our Indebtedness.

Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our obligations under the agreements relating to our indebtedness.

We have a significant amount of indebtedness. As of June 30, 2014, we had approximately $9.8 billion aggregate principal amount of senior secured indebtedness outstanding, and approximately $6.2 billion of senior unsecured indebtedness outstanding. See “Description of Other Indebtedness.”

Our leverage could have important consequences for you, including the following:

•	it may limit our ability to obtain additional debt or equity financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes;

•	a substantial portion of our cash flows from operations will be dedicated to the payment of principal and interest on our indebtedness and will not be available for other purposes, including our operations, capital expenditures, and future business opportunities;

•	the debt service requirements of our indebtedness could make it more difficult for us to satisfy our financial obligations;

•	some of our borrowings, including borrowings under our Credit Facility, accrue interest at variable rates, exposing us to the risk of increased interest rates;

•	it may limit our ability to adjust to changing market conditions and place us at a competitive disadvantage compared to our competitors that have less debt; and

•	we may be vulnerable in a downturn in general economic conditions or in our business, or we may be unable to carry out capital spending that is important to our growth.

We may not be able to generate sufficient cash to service all of our indebtedness, including the Exchange Notes, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our indebtedness depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. See “Forward-Looking Statements.” See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” included in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014, which is incorporated by reference in this prospectus.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, including those required for operating our existing hospitals, for integrating our historical acquisitions or for future acquisitions. We also may be forced to sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the Exchange Notes.

We cannot assure you that we would be able to take any of these actions, that these actions would be successful and permit us to meet our scheduled debt service obligations or that these actions would be permitted under the terms of our existing or future debt agreements, including our Credit Facility, the indentures that govern our 2018 Secured Notes, 2019 Notes and 2020 Notes (the “Existing Notes Indentures”) and the indentures that govern the Initial Notes and will govern the Exchange Notes. For example, our Credit Facility, the Existing Notes Indentures and the indentures that govern the Initial Notes and will govern the Exchange Notes restrict our ability to dispose of assets and use the proceeds from any dispositions. We may not be able to consummate those dispositions and any proceeds we receive may not be adequate to meet any debt service obligations then due. See “Description of Certain Indebtedness,” “Description of the Secured Exchange Notes” and “Description of the Unsecured Exchange Notes.”

We are a holding company and may not have access to sufficient cash to make payments on the Exchange Notes.

We are a holding company with no direct operations. Our principal assets are the equity interests we hold in our operating subsidiaries. As a result, we are dependent upon dividends and other payments from our subsidiaries to generate the funds necessary to meet our outstanding debt service and other obligations. Our subsidiaries may not generate sufficient cash from operations to enable us to make principal and interest payments on our indebtedness, including the Exchange Notes. In addition, any payments of dividends, distributions, loans or advances to us by our subsidiaries could be subject to legal and contractual restrictions. Our subsidiaries are permitted under the terms of our indebtedness, including the indentures that govern the Initial Notes and will govern the Exchange Notes, to incur additional indebtedness that may restrict payments from those subsidiaries to us. The agreements governing the current and future indebtedness of our subsidiaries may not permit those subsidiaries to provide us with sufficient cash to fund payments on the Exchange Notes when due.

Our subsidiaries are separate and distinct legal entities, and they may have (except to the extent of any guarantees of the Exchange Notes or, in the case of the Secured Exchange Notes, any security interest thereby) no obligation, contingent or otherwise, to pay amounts due under the Exchange Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment.

Restrictive covenants in the agreements governing our indebtedness may adversely affect us.

The Credit Facility, the Existing Notes Indentures and/or the indentures that govern the Initial Notes and will govern the Exchange Notes contain various covenants that limit our ability and/or our restricted subsidiaries’ ability to:

•	incur, assume or guarantee additional indebtedness;

•	issue redeemable stock and preferred stock;

•	repurchase capital stock;

•	make restricted payments, including paying dividends and making investments;

•	redeem debt that is subordinated in right of payment to the Exchange Notes;

•	create liens;

•	sell or otherwise dispose of assets, including capital stock of subsidiaries;

•	impair the security interests on the Secured Exchange Notes;

•	enter into agreements that restrict dividends from subsidiaries;

•	merge, consolidate, sell or otherwise dispose of substantially all our assets;

•	enter into transactions with affiliates; and

•	guarantee indebtedness.

In addition, our Credit Facility contains other restrictive covenants and requires us to maintain specified financial ratios. Our ability to meet those financial ratios can be affected by events beyond our control, and we cannot assure you that we will meet those tests. A breach of any of these covenants could result in a default under our Credit Facility, the Existing Notes Indentures and/or the indentures that govern the Initial Notes and will govern the Exchange Notes. Upon the occurrence of an event of default under our Credit Facility, the Existing Notes Indentures and/or the indentures that govern the Initial Notes and will govern the Exchange Notes, all amounts outstanding under our Credit Facility, the Existing Notes, the Initial Notes and/or the Exchange Notes could be declared to be immediately due and payable and the lenders under the Credit Facility could terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under our Credit Facility could proceed against the collateral granted to them to secure that indebtedness, the 2018 Secured Notes, the Secured Initial Notes and the Secured Exchange Notes. We have a significant amount of indebtedness outstanding under the Credit Facility. If the lenders under our Credit Facility accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay our Credit Facility, the 2018 Secured Notes and our other indebtedness secured thereby, including the Secured Initial Notes and the Secured Exchange Notes. If the proceeds of the collateral are not sufficient to repay all indebtedness secured by such assets, the holders of the Secured Initial Notes, the Secured Exchange Notes, the 2018 Secured Notes and the lenders under our Credit Facility (to the extent not repaid from the proceeds of the sale of such assets) would have only a senior unsecured, unsubordinated claim against any remaining assets, equal in right of payment with all other unsecured liabilities, including the Unsecured Initial Notes, the Unsecured Exchange Notes, the 2019 Notes, the 2020 Notes and trade payables.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Our borrowings under the Credit Facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the Exchange Notes.

Any default under the agreements governing our indebtedness, including a default under our Credit Facility, the Existing Notes Indentures and/or the indentures that govern the Initial Notes and will govern the Exchange Notes or any of the Existing Notes, that is not waived by the required lenders or holders, as applicable, and the remedies sought by the holders of indebtedness as a result of a default, could render us unable to pay principal, premium, if any, and interest on the Exchange Notes and substantially decrease the market value of the Exchange Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, including covenants in the indentures that govern the Initial Notes and will govern the Exchange Notes, the Existing Notes Indentures and our Credit Facility, we could be in default under the terms of the agreements governing our indebtedness, including our Credit Facility, the Existing Notes Indentures and the indentures that govern the Initial Notes and will govern the Exchange Notes. In the event of any default, the holders of this indebtedness could elect to declare all the funds borrowed to be immediately due and payable, together with accrued and unpaid interest; the lenders under our Credit Facility could elect to terminate their commitments under the Credit Facility, cease making further loans and direct the collateral agent to institute foreclosure proceedings against our assets; and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our Credit Facility to avoid being in default. If we breach our covenants under our Credit Facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our Credit Facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. See “Description of Certain Indebtedness,” “Description of the Secured Exchange Notes” and “Description of the Unsecured Exchange Notes.”

Claims of holders of the Exchange Notes will be structurally subordinated to claims of creditors of our subsidiaries that do not guarantee the Exchange Notes.

The Exchange Notes will be guaranteed by certain of our domestic subsidiaries. Claims of holders of the Exchange Notes will be structurally subordinated to the claims of creditors of our subsidiaries that do not guarantee the Exchange Notes, including trade creditors. All obligations of these subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or to creditors of us, including the holders of the Exchange Notes.

For the six months ended June 30, 2014, our non-guarantor subsidiaries accounted for (i) approximately $3.4 billion, or 37.8%, of our total net operating revenue, (ii) approximately $(143) million of our net cash (used in) provided by operating activities; (iii) approximately $18.7 billion, or 68.5%, of our total assets, and (iv) approximately $17.1 billion, or 75.3%, of our total liabilities.

The ability to receive payments on the Unsecured Exchange Notes is effectively subordinated to the holders of our secured indebtedness to the extent of the value of our assets securing such indebtedness.

Our obligations under the Unsecured Exchange Notes will be unsecured, but our obligations under the Credit Facility, the 2018 Secured Notes, the Secured Initial Notes and the Secured Exchange Notes have been or will be secured by a security interest in substantially all of the assets of the Issuer and the guarantors. The Issuer is the primary obligor under the Credit Facility, the 2018 Secured Notes, the Secured Initial Notes and the Secured Exchange Notes, and Holdings and certain of its existing and future domestic subsidiaries have or will guarantee the obligations under the Credit Facility, the 2018 Secured Notes, the Secured Initial Notes and the Secured Exchange Notes on a senior secured basis. If we are declared bankrupt or insolvent, or if we default under the Credit Facility, the 2018 Secured Notes, the Secured Initial Notes or the Secured Exchange Notes, the lenders or holders thereunder could declare the entire amount owing thereunder, together with accrued and unpaid interest, immediately due and payable. If we are unable to repay such indebtedness, the lenders or holders could foreclose on the assets securing our applicable secured indebtedness to the exclusion of holders of the Unsecured Exchange Notes, even if an event of default exists under the indenture that governs the Unsecured Initial Notes and will govern the Unsecured Exchange Notes at such time. In such event, because the Unsecured Exchange Notes will not be secured by any of our assets, it is possible that there would be no assets remaining from which claims of the holders of Unsecured Exchange Notes could be satisfied or, if any assets remained, they might be insufficient to satisfy such claims fully.

We may not be able to satisfy our obligations to holders of the Exchange Notes upon a change of control.

Upon the occurrence of a “change of control,” as defined in the indentures that govern the Initial Notes and will govern the Exchange Notes, the holders of the Exchange Notes will be entitled to require us to repurchase the outstanding Exchange Notes at a purchase price equal to 101% of the principal amount of the Exchange Notes plus accrued and unpaid interest to the date of repurchase. Failure to make this repurchase with respect to any series of Exchange Notes would result in a default under the applicable indenture. Also, our Credit Facility may effectively prevent the purchase of the Exchange Notes by us if a change of control occurs and the lenders thereunder do not consent to our purchase of the Exchange Notes, unless all amounts outstanding under the Credit Facility are repaid in full. Our failure to purchase or give a notice of purchase with respect to any series of Exchange Notes would be a default under the applicable indenture, which would in turn be a default under the Credit Facility. In addition, a change of control may constitute an event of default under the Credit Facility. A default under the Credit Facility would result in a default under the indentures that govern the Initial Notes and will govern the Exchange Notes and the Existing Notes Indentures if the lenders accelerate the debt under the Credit Facility. The Existing Notes Indentures contain, and any future credit agreements or other agreements to which we become a party may contain, similar restrictions and provisions. The exercise by holders of the Exchange Notes of their right to require us to repurchase the Exchange Notes could cause a default under our other debt agreements due to the financial effect of these repurchases on us, even if the change of control itself does not cause a default under the applicable indenture.

In the event of a change of control, we may not have sufficient funds to repurchase the Exchange Notes and to satisfy our other obligations under the Exchange Notes and any other indebtedness. The source of funds for any purchase of Exchange Notes would be available cash or cash generated from other sources, which may not be available. Upon the occurrence of a change of control, we could seek to refinance our indebtedness or obtain a waiver from our lenders, but it is possible that we may not be able to obtain a waiver or refinance our indebtedness on commercially reasonable terms, if at all. On the other hand, the provisions in the indentures that govern the Initial Notes and will govern the Exchange Notes regarding a change of control could increase the difficulty of a potential acquirer obtaining control of us. See “Description of the Secured Exchange Notes—Change of Control” and “Description of the Unsecured Exchange Notes—Change of Control.”

The change of control provisions in the indentures that govern the Initial Notes and will govern the Exchange Notes may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control under the applicable indenture. Some of these transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change in the magnitude required under the definition of “Change of Control” in the indentures to trigger our obligation to repurchase the Exchange Notes. Except as described above, the indentures that govern the Initial Notes and will govern the Exchange Notes do not contain provisions that permit the holders of the Exchange Notes to require us to repurchase or redeem the Exchange Notes in the event of a takeover, recapitalization or similar transaction. Therefore, if an event occurs that does not constitute a change of control as defined under the indentures that govern the Initial Notes and will govern the Exchange Notes, we will not be required to make an offer to repurchase the Exchange Notes and you may be required to hold your Exchange Notes despite the event. See “Description of the Secured Exchange Notes—Change of Control” and “Description of the Unsecured Exchange Notes—Change of Control.”

Subsidiary guarantors will be automatically released from their guarantees of the Exchange Notes in a variety of circumstances without action by, or consent of, any holder of the Exchange Notes.

While any obligations under the Credit Facility remain outstanding, any subsidiary guarantor of the Exchange Notes may be released without action by, or consent of, any holder of the Exchange Notes or the trustee under the applicable indenture, if any subsidiary guarantor is no longer a guarantor of obligations under the Credit Facility, subject to certain exceptions. See “Description of the Secured Exchange Notes” and “Description of the Unsecured Exchange Notes.” Upon the closing of any asset sale permitted under the Credit Facility consisting of the sale of all of the equity interests, or all or substantially all of the assets, of any subsidiary guarantor, the obligations of such subsidiary guarantor under the Credit Facility will be automatically discharged and released. In addition, if any shares of a subsidiary guarantor are subject to certain permitted interest transfers under the Credit Facility, including transfers of such shares in connection with permitted joint ventures or permitted syndication transactions under the Credit Facility, the obligations of such subsidiary guarantor under the Credit Facility will be automatically discharged and released. The lenders under our Credit Facility will have the discretion to release the guarantees under our Credit Facility in a variety of other circumstances.

The indentures that govern the Initial Notes and will govern the Exchange Notes also permit subsidiary guarantors to be released from their guarantees of the Exchange Notes without action by, or consent of, any holder of the Exchange Notes if, among other things, such notes achieve an “investment grade status” as described under “Description of the Secured Exchange Notes—Certain Covenants-Suspension of Covenants and Release of Collateral and Guarantees on Achievement of Investment Grade Status” and “Description of the Unsecured Exchange Notes—Certain Covenants-Suspension of Covenants and Release of Guarantees on Achievement of Investment Grade Status,” as applicable. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the Exchange Notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.

Federal and state statutes allow courts, under specific circumstances, to void the Exchange Notes, guarantees or, in the case of the Secured Exchange Notes, security interests and courts could require noteholders to return payments received from us or the guarantors.

Under the terms of the indentures that govern the Initial Notes and will govern the Exchange Notes, the Exchange Notes will be guaranteed by Holdings and certain of our subsidiaries and the Secured Exchange Notes will be secured by a lien on certain of our and their assets in favor of the collateral agent. If we, Holdings or one of the subsidiaries that is a guarantor of the Exchange Notes becomes the subject of a bankruptcy case or a lawsuit filed by unpaid creditors of us or any such guarantor, the guarantees entered into by these guarantors or the grant of the security interests in favor of the Secured Exchange Notes may be reviewed under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, a guarantee and/or a security interest could be voided, or claims in respect of a guarantee and/or a security interest could be subordinated to other obligations of a guarantor if, among other things, the guarantor, at the time it incurred the guarantee or granted the security interest:

•	received less than reasonably equivalent value or fair consideration for entering into the guarantee or granting the security interest; and

•	either:

•	was insolvent or rendered insolvent by reason of entering into the guarantee;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay such debts or contingent liabilities as they become due.

In such event, any payment by a guarantor pursuant to its guarantee of the Exchange Notes or claim on the collateral securing its guarantee of the Secured Exchange Notes could be voided and required to be returned to the guarantor, or to a fund for the benefit of the guarantor’s creditors under those circumstances.

If a guarantee and/or a security interest of a guarantor were voided as a fraudulent conveyance or held unenforceable for any other reason, in all likelihood holders of the Exchange Notes would be creditors solely of CHS/Community Health Systems, Inc. and those guarantors whose guarantees had not been voided and holders of the Secured Exchange Notes would not get the benefit of a security interest in respect of the security interests that had been voided. The Exchange Notes then would in effect be structurally subordinated to all liabilities of any guarantor whose guarantee was voided.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts or contingent liabilities as they become due.

We cannot assure you as to what standard a court would use to determine whether or not a guarantor would be solvent at the relevant time, or regardless of the standard used, that the guarantees would not be subordinated to any guarantor’s other debt.

If a court held that the guarantees should be invalidated as fraudulent conveyances, the court could void, or hold unenforceable, the guarantees, which could mean that you may not receive any payments under the guarantees and the court may direct you to return any amounts that you have already received from any guarantor. Furthermore, the holders of the Exchange Notes would cease to have any direct claim against the applicable guarantor. Consequently, the applicable guarantor’s assets would be applied first to satisfy the applicable guarantor’s other liabilities, before any portion of its assets could be applied to the payment of the Exchange Notes. Sufficient funds to repay the Exchange Notes may not be available from other sources, including the remaining guarantors, if any. Moreover, the invalidation of a guarantee could result in acceleration of such debt (if not otherwise accelerated due to our or our guarantors’ insolvency or other proceeding).

Each guarantee contains a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law or may reduce or eliminate the guarantor’s obligation to an amount that effectively makes the guarantee worthless. For example, in 2009, the U.S. Bankruptcy Court in the Southern District of Florida in Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp N. Am., Inc. found a savings clause provision in that case to be ineffective and held the guarantees at issue in that case to be fraudulent transfers and voided them in their entirety.

Despite current indebtedness levels, we may be able to incur substantially more debt. This could further exacerbate the risks described above.

We may incur substantial additional indebtedness in the future. The terms of the indentures that govern the Initial Notes and will govern the Exchange Notes and the Existing Notes Indentures do not fully prohibit us from doing so. For example, under the indentures that govern the Initial Notes and will govern the Exchange Notes, we may incur under certain baskets to the debt and lien covenants up to approximately $9.375 billion of secured indebtedness pursuant to credit facilities, indentures and qualified receivables transactions. Additional baskets under these covenants permit the incurrence of significantly more secured indebtedness. Our Credit Facility as well as a separate receivables facility (see “Description of Other Indebtedness”) provide for commitments and borrowings of up to approximately $9.0 billion in the aggregate. Our Credit Facility also gives us the ability to provide for one or more additional tranches of term loans in the aggregate principal amount of up to the greater of (x) $1.5 billion and (y) an amount such that our senior secured net leverage ratio would not exceed 4.0:1.0 without the consent of the existing lenders if specified criteria are satisfied. If new debt is added to our current debt levels, the related risks that we now face could be further exacerbated.

There is no assurance that any active trading market will develop for the Exchange Notes.

There is no established trading market for the Exchange Notes, or for the Initial Notes. We do not intend to apply for the Exchange Notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system. You may not be able to sell your Exchange Notes at a particular time or at favorable prices. As a result, we cannot assure you as to the liquidity of any trading market for the Exchange Notes or as to whether any market will develop or be maintained. Accordingly, you may be required to bear the financial risk of your investment in the Exchange Notes indefinitely. If a trading market were to develop, future trading prices of the Exchange Notes may be volatile and will depend on many factors, including:

•	the number of holders of Exchange Notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the Exchange Notes; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. We cannot assure you that the market, if any, for the Exchange Notes will be free from similar disruptions or that any disruptions may not adversely affect the prices at which you may sell your Exchange Notes. Therefore, we cannot assure you that you will be able to sell your Exchange Notes at a particular time or that the price that you receive when you sell will be favorable.

Risks Related to Collateral Arrangements on the Secured Exchange Notes

We are relying on our existing collateral agreement for the Credit Facility to grant the holders of the Secured Exchange Notes a security interest in our assets and the assets of the guarantors on a pari passu basis with the lenders under the Credit Facility and holders of the 2018 Secured Notes and the Secured Initial Notes. If our existing collateral agreement is found to not properly extend to the obligations of the Issuer and the guarantors under the Secured Exchange Notes and the guarantees in respect thereof, or if there are any defects or omissions under our existing collateral agreement, the holders of the Secured Exchange Notes may not have a valid and perfected security interest in the collateral.

The holders of the Secured Exchange Notes will be designated as secured parties under our existing collateral agreement for the Credit Facility and our obligations and the obligations of the guarantors in respect thereof are expected to be secured on a pari passu basis with the obligations under the Credit Facility and obligations in respect of our 2018 Secured Notes and the Secured Initial Notes. There is no assurance, however, that creditors or other claimants will not attempt to invalidate the security interests in favor of the Secured Exchange Notes. Accordingly, if for any reason the existing grant of security interest is found not to properly extend to the obligations under the Secured Exchange Notes, the holders of the Secured Exchange Notes will not have a valid security interest in the collateral and will have only an unsecured claim against the Issuer and the guarantors.

In addition, a security interest in certain tangible and intangible assets can only be properly perfected, and the priority of such security interest may only be retained, under applicable law through certain actions taken by the secured party. We have made no verification in connection with the original offering of the Secured Initial Notes or this offering of the Secured Exchange Notes as to whether the lenders under the Credit Facility have a properly perfected security interest in all the assets of the Issuer and the guarantors intended to constitute collateral under the collateral agreement and there can be no assurance that the lenders under the Credit Facility or the collateral agent have taken all such necessary actions to perfect, and retain the priority of, the existing security interest. If the collateral agent did not take appropriate steps to perfect the existing security interest or it is determined that the liens of the holders of the Secured Exchange Notes do not have the same priority in respect of the collateral as the lenders under the Credit Facility and/or the holders of the 2018 Secured Notes or the Secured Initial Notes, the holders of the Secured Exchange Notes would have a junior claim to any intervening lien perfected prior to the priority date applicable to the Secured Exchange Notes. Any such intervening lien could secure a significant amount of indebtedness, could compete with our security interests in the collateral in favor of the Secured Exchange Notes and could have an adverse effect on the ability of the collateral agent to realize or foreclose upon the collateral. There may be other exceptions, defects, encumbrances and imperfections in the security interest in respect of the Credit Facility. Upon the completion of this offering, the security interests in respect of the Secured Exchange Notes will be generally subject to the exceptions, defects, encumbrances and imperfections that exist in respect of the liens under the Credit Facility. These exceptions, defects, encumbrances and imperfections, and any others that may exist, could adversely affect the value realizable on the collateral securing the Secured Exchange Notes as well as the ability of the collateral agent to realize or foreclose on such collateral for the benefit of the holders of the Secured Exchange Notes.

Holders of the Secured Exchange Notes will not control certain decisions regarding collateral.

The trustee for the holders of the Secured Exchange Notes will execute a joinder to our existing first lien intercreditor agreement (the “Intercreditor Agreement”) with the collateral agent, the administrative agent for the lenders and other secured parties under the Credit Facility. The Intercreditor Agreement provides, among other things, that prior to the earlier of (i) the discharge of the obligations in respect of the Credit Facility and (ii) the date that the authorized representative of holders of the largest outstanding principal amount of indebtedness (other than the Credit Facility) secured by a first priority lien on the collateral becomes the applicable authorized representative under the terms of the Intercreditor Agreement, the administrative agent for the lenders under the Credit Facility, as the applicable authorized representative, will have the authority to direct the collateral agent and control substantially all matters related to the collateral that secures the Credit Facility, the 2018 Secured Notes, the Secured Initial Notes and the Secured Exchange Notes. The administrative agent and the lenders under the Credit Facility may direct the collateral agent to foreclose on, or take other actions with respect to, such collateral in a manner that is not in the interest of the holders of the Secured Exchange Notes. In addition, the Intercreditor Agreement provides that to the extent any collateral securing our obligations under the Credit Facility is released to satisfy the lien on claims in connection with such foreclosure, the liens on such collateral securing the Secured Exchange Notes will also automatically be released without any further action. The holders of the Secured Exchange Notes also waive certain of their rights relating to such collateral in connection with bankruptcy or insolvency proceeding involving the Issuer or any guarantor. The Intercreditor Agreement provides that the holders of the Secured Exchange Notes may not take any actions to direct foreclosures or take other remedial actions following an event of default under the Credit Facility or the Secured Exchange Notes for at least 90 days and an indefinite period if the collateral agent or applicable authorized representative takes action to direct foreclosures or other actions following such event of default or if an insolvency proceeding is pending. See “Description of Secured Exchange Notes—Pari Passu Intercreditor Arrangements.”

After the discharge of the obligations with respect to the Credit Facility, whether on enforcement or repayment, or if the authorized representative of the Credit Facility lenders fails to take adequate action following an event of default, at which time the parties to the Credit Facility will no longer have the right to direct the actions of the collateral agent with respect to the collateral pursuant to the Intercreditor Agreement, that right passes to the authorized representative of holders of the next largest outstanding principal amount of indebtedness secured by a first priority lien on the collateral. If at that time we have an outstanding series of first lien indebtedness with a principal amount greater than the outstanding principal amount of the Secured Exchange Notes, then the authorized representative for such series of first lien indebtedness would be next in line to direct the collateral agent to exercise rights under the Intercreditor Agreement, rather than the trustee for the Secured Exchange Notes. In addition, subject to certain conditions, the security documents applicable to the Secured Exchange Notes generally allow us and our subsidiaries to remain in possession of, retain exclusive control over, freely operate and collect, invest and dispose of any income from the collateral. This may impact the type and quality of the security interest granted in respect of the collateral.

There are circumstances other than the repayment in full, discharge or defeasance of the Secured Exchange Notes under which the collateral securing the Secured Exchange Notes will be automatically released without consent of the trustee or the holders of the Secured Exchange Notes.

Under various circumstances, collateral securing the Secured Exchange Notes will be released automatically, including:

•	upon a disposition of such collateral in a transaction not prohibited under the indenture that governs the Secured Initial Notes and will govern the Secured Exchange Notes;

•	with respect to collateral owned by a subsidiary guarantor, upon the release of such guarantor from its guarantee;

•

with respect to any particular item of collateral, upon release by the collateral agent of the liens on such item of collateral securing the Credit Facility and the substantially concurrent release of the liens on such item securing any other first lien obligations (other than the Secured Exchange Notes), unless the outstanding principal amount of the Secured Exchange Notes exceeds the amount outstanding and committed under the Credit Facility;

•	if such property or other asset is or becomes an excluded asset pursuant to the collateral documents; or

•	if the Secured Exchange Notes achieve an “investment grade status” as described under “Description of the Secured Exchange Notes—Certain Covenants—Suspension of Covenants and Release of Collateral and Guarantees on Achievement of Investment Grade Status.”

The indenture that governs the Secured Initial Notes and will govern the Secured Exchange Notes permits us to designate one or more of our restricted subsidiaries that is a guarantor as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of such indenture, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the Secured Exchange Notes by such subsidiary or any of its subsidiaries, will be released under such indenture, but not necessarily under our Credit Facility or under the indenture governing our 2018 Secured Notes. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the Secured Exchange Notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. Any of these events will reduce the aggregate value of the collateral securing the Secured Exchange Notes.

The collateral may not be valuable enough to satisfy all the obligations secured by such collateral and, in certain circumstances, can be released without the consent of the trustee or the holders of the Secured Exchange Notes.

The Secured Exchange Notes and guarantees in respect thereof will be secured by a substantial portion of the property and assets of the Issuer and the guarantors, including stock of certain of their subsidiaries, subject to certain limitations, but no appraisal of the value of the collateral was made in connection with the original offering of the Secured Initial Notes or has been made in connection with this offering, and there is no assurance that the value of the collateral is equal to our obligations with respect to the Secured Exchange Notes and our other secured indebtedness (including the 2018 Secured Notes and the Credit Facility). In addition, the fair market value of the collateral is subject to fluctuations based on factors that include, among others, general economic conditions and similar factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the collateral at such time, the timing and the manner of the sale and the availability of buyers. A significant portion of the collateral is illiquid and may have no readily ascertainable market value or market. Likewise, there can be no assurances that the collateral will be saleable or, if saleable, that there will not be substantial delays in its liquidation. Accordingly, in the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the collateral may not be sold in a timely or orderly manner, and the proceeds from any sale or liquidation of the collateral may not be sufficient to satisfy the Issuer’s and the guarantors’ obligations under the Secured Exchange Notes, the guarantees in respect thereof, the 2018 Secured Notes, the Credit Facility and any other debt that is secured by the collateral. See “Description of the Secured Exchange Notes—Collateral.”

To the extent that liens securing obligations under the Credit Facility, liens permitted under the indenture that governs the 2018 Secured Notes or liens permitted under the indenture that governs the Secured Initial Notes and will govern the Secured Exchange Notes and other rights granted to other parties encumber any of the collateral securing the Secured Exchange Notes and the guarantees in respect thereof, those parties will have, and may exercise, rights and remedies with respect to the collateral that could adversely affect the value of the collateral and the ability of the collateral agent or the holders of the Secured Exchange Notes to realize or foreclose on the collateral.

The Secured Exchange Notes and the related guarantees are expected to be secured, subject to permitted liens, by a lien on the collateral that secures our Credit Facility, the 2018 Secured Notes and the Secured Initial Notes on a pari passu basis and are expected to share equally in right of payment to the extent of the value of such shared collateral, subject to certain exceptions. The indenture that governs the Secured Initial Notes and that will govern the Secured Exchange Notes permits us to incur additional indebtedness secured by a lien that ranks pari passu with the Secured Exchange Notes. Any such indebtedness may further limit the recovery from the realization of the value of such collateral available to satisfy holders of the Secured Exchange Notes.

In the event of a bankruptcy of the Issuer or any of the guarantors, holders of the Secured Exchange Notes may be deemed to have an unsecured claim to the extent that obligations in respect of the Secured Exchange Notes exceed the fair market value of the collateral securing the Secured Exchange Notes.

In any bankruptcy case under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), with respect to either the Issuer or any of the guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the value of the collateral with respect to the Secured Exchange Notes on the date of such valuation is less than the then-current principal amount of the Secured Exchange Notes and all other obligations with equal and ratable security interests in the collateral (including the Credit Facility and the 2018 Secured Notes). Upon a finding by the bankruptcy court that the Secured Exchange Notes are under-collateralized, the claims in the bankruptcy case with respect to the Secured Exchange Notes and the other first lien obligations would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the Secured Exchange Notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the Exchange Notes to receive “adequate protection” under the Bankruptcy Code. In addition, if any payments of post-petition interest had been made prior to the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the Secured Exchange Notes.

The amended or amended and restated mortgages on our real property and the mortgages on the real property that belonged to HMA prior to the HMA merger have not been recorded and are not expected to be recorded at the time of the issuance of the Secured Exchange Notes. As a result, the liens granted by such amended and restated mortgages in respect of the Secured Exchange Notes could be subject to the liens of intervening creditors or set aside in any bankruptcy or insolvency proceeding.

We intend to amend and amend and restate our existing real property mortgages that secure our Credit Facility and the 2018 Secured Notes to also secure the Secured Exchange Notes and the guarantees in respect thereof. In addition, we intend to enter into mortgages in respect of the real property that was held by HMA or its subsidiaries prior to the HMA merger for the benefit of our secured indebtedness (including our Credit Facility, our 2018 Secured Notes and our Secured Exchange Notes). These mortgages constitute a significant portion of the value of the collateral and until the recordation of the mortgages (including amendments or restatements of existing mortgages), the holders of the Secured Exchange Notes will not have the benefit of such collateral. The indenture that governs the Secured Initial Notes and that will govern the Secured Exchange Notes requires us to record the amendments or restatements of existing mortgages within 270 days of the issuance of the Secured Initial Notes (or such longer period as the collateral agent may agree in its sole discretion, such period, the “Post-Closing Period”) and the new mortgages with respect to the real property formerly owned by HMA within the Post-Closing Period. Following the issuance of the Secured Initial Notes, the collateral agent and the Issuer agreed to extend the Post-Closing Period to December 31, 2014.

Delivery and recordation of such mortgages after the issue date of the Secured Exchange Notes increases the risk that the liens granted by those mortgages in respect of the Secured Exchange Notes and the related guarantees, or the Secured Exchange Notes and the guarantees in respect thereof, as the case may be, could be avoided in any bankruptcy or insolvency proceedings or become subject to the liens of intervening creditors. In addition, the lenders under the Credit Facility and the holders of the 2018 Secured Notes will, until the existing mortgages are amended or amended and restated, by virtue of the existing mortgage on the real property held by us, have a substantially more valuable security interest than the holders of the Secured Exchange Notes.

New title insurance policies and surveys have not been obtained for any real property.

New title insurance policies and surveys have not been obtained in connection with the real property mortgages that will secure the Secured Exchange Notes. We have agreed to deliver modification and date down endorsements to the existing title insurance policies in conjunction with delivery of the amended and restated mortgages unless such date downs are not available, in which case we will obtain new title insurance policies. We also intend to obtain new title policies in respect of the real property formerly owned by HMA. Until date down endorsements or new title insurance policies, as applicable, are obtained, there can be no assurance that there does not exist a mechanics’ lien or other lien encumbering one or more of our real properties that is senior to the lien (or a portion of the lien) created by any such amended and restated mortgage (including any amendment or restatement thereof). The existence of such liens could adversely affect the value of the real property securing the Secured Exchange Notes as well as the ability of the collateral agent to realize or foreclose on such real property.

Rights of holders of the Secured Exchange Notes in the collateral may be adversely affected by the failure to perfect security interests in the after-acquired collateral.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and the priority of such security interest may only be retained through certain actions taken by the secured party. Our obligation to perfect the security interest for the benefit of the holders of the Secured Exchange Notes in specified collateral is limited. The collateral agent has no duty to monitor, and there can be no assurance that we will inform the collateral agent of, the future acquisition of property that is of a type constituting collateral. Accordingly, there can be no assurance that the actions required to properly perfect a security interest in any such after-acquired property will be taken. None of the administrative agent under the Credit Facility or the trustee of the 2018 Secured Notes and the Secured Exchange Notes has any obligation to monitor the future acquisition of additional assets or rights that constitute collateral or the perfection of any security interest. Any failure to monitor may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the Secured Exchange Notes against third parties.

The collateral is subject to casualty risk.

Even if we maintain insurance, there are certain losses with respect to the collateral that may be either uninsurable or not economically insurable, in whole or part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any collateral, the insurance proceeds may not be sufficient to satisfy all of our obligations, including with respect to the Secured Exchange Notes and the guarantees in respect thereof.

The securities of our subsidiaries that would otherwise be pledged to secure the Secured Exchange Notes, subject to certain exceptions, will not be included in the collateral to the extent and for so long as that pledge would require the filing of separate financial statements with the SEC for that subsidiary. As a result, the Secured Exchange Notes may be secured by less collateral than the Credit Facility and certain of our other first lien obligations.

The Secured Exchange Notes will be secured by a pledge of the stock, other equity interests and other securities of certain of our subsidiaries held by the Issuer or the guarantors. Under SEC regulations, if the par value, book value as carried by us or market value, whichever is greatest, of the stock, equity interests or other securities of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the Secured Exchange Notes then outstanding, such a subsidiary would, subsequent to the time of any registration of the Secured Exchange Notes under the Securities Act, be required to provide separate financial statements to the SEC. Any stock, equity interests and other securities of any of our subsidiaries will be excluded from the collateral for so long as the pledge of such stock, equity interests or other securities to secure the Secured Exchange Notes would cause such subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X under the Securities Act or another similar rule. As a result, holders of the Secured Exchange Notes could lose a significant portion of their security interest in the stock, equity interests or other securities of those subsidiaries whose stock or other securities would otherwise be pledged following the time of registration. In addition, the list of our subsidiaries whose pledged stock or other securities is limited by the provision related to Rule 3-16 of Regulation S-X noted above may change as the applicable value of such pledged stock or other securities or the outstanding principal amount of the Secured Exchange Notes changes. The lenders under the Credit Facility are not subject to such limitation and thus may have more valuable security interests and different interests as a result thereof. See “Description of the Secured Exchange Notes-Limitation on Collateral Consisting of Subsidiary Securities.”

Bankruptcy laws may limit the ability of holders of the Secured Exchange Notes to realize value from the collateral.

The right of the collateral agent to repossess and dispose of the collateral upon the occurrence of an event of default under the indenture that governs the Secured Initial Notes and will govern the Secured Exchange Notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against the Issuer or any of the guarantors before the collateral agent repossessed and disposed of the collateral. For example, under the Bankruptcy Code, pursuant to the automatic stay imposed upon the bankruptcy filing, a secured creditor is prohibited from repossessing its collateral from a debtor in a bankruptcy case, or from disposing of collateral repossessed from such debtor, or from taking other actions to levy against a debtor, without bankruptcy court approval after notice and a hearing. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” is undefined in the Bankruptcy Code and may vary according to circumstances (and is within the discretion of the bankruptcy court), but it is intended in general to protect the secured creditor’s interest in the collateral from diminishing in value during the pendency of the bankruptcy case and may include periodic payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the automatic stay or any use of the collateral by the debtor during the pendency of the bankruptcy case. A bankruptcy court could conclude that the secured creditor’s interest in its collateral is “adequately protected” against any diminution in value during the bankruptcy case without the need for providing any additional adequate protection. Due to the imposition of the automatic stay, the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict (i) how long payments under the Secured Exchange Notes could be delayed, or, if made at all, following commencement of a bankruptcy case, (ii) whether or when the collateral agent could repossess or dispose of the collateral or (iii) whether or to what extent holders of the Secured Exchange Notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

Any future pledge of collateral or guarantee in favor of holders of the Secured Exchange Notes might be voidable in a bankruptcy case.

Any future pledge of collateral or guarantee in favor of holders of the Secured Exchange Notes might be voidable in a bankruptcy case of the relevant pledgor or guarantor if certain events or circumstances exist or occur, including under the Bankruptcy Code if the pledgor or guarantor is insolvent at the time of the pledge or guarantee; the pledge or guarantee enables the holders of the Secured Exchange Notes to receive more than they would if the pledge or guarantee had not been made and the debtor were liquidated under Chapter 7 of the Bankruptcy Code; and a bankruptcy case in respect of the pledgor or guarantor is commenced within 90 days following the pledge or guarantee (or within one year following the pledge or guarantee if the creditor that benefited therefrom is an insider under the Bankruptcy Code). Accordingly, holders of the Secured Exchange Notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture that governs the Secured Initial Notes and will govern the Secured Exchange Notes and the Intercreditor Agreement, even if sufficient funds are available.

USE OF PROCEEDS

The exchange offers are intended to satisfy certain of our and the guarantors’ obligations under the Registration Rights Agreements. We will not receive any cash proceeds from the issuance of the Exchange Notes and have agreed to pay the expenses of the exchange offers, other than certain taxes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange, Initial Notes in a like principal amount. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Initial Notes, except as otherwise described herein under “The Exchange Offers—Terms of the Exchange Offers; Period for Tendering Outstanding Initial Notes.” The Initial Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our outstanding indebtedness.

SELECTED HISTORICAL FINANCIAL DATA

The following selected consolidated historical financial data should be read in conjunction with (i) the “Risk Factors” section included in this prospectus, (ii) “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto for the fiscal year ended December 31, 2013, included in our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2014, which is incorporated by reference in this prospectus, and (iii) “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and the related notes thereto included in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014, which is incorporated by reference in this prospectus. The consolidated balance sheet and statement of income data presented below as of and for the fiscal years ended December 31, 2009, 2010, 2011, 2012 and 2013 were derived from our audited consolidated financial statements. The consolidated balance sheet and statement of income data presented below as of and for the six months ended June 30, 2013 and 2014 were derived from our unaudited consolidated financial statements. The financial information as of and for the six months ended June 30, 2014 includes the impact of the HMA Merger subsequent to January 27, 2014, the effective date of the HMA Merger.

	Year Ended December 31,					Six Months Ended
	2013	2012	2011	2010	2009	June 30, 2014	June 30, 2013
	(in millions, except share and per share data)
Consolidated Statement of Income Data
Net operating revenues	$12,819	$12,833	$11,708	$10,902	$10,148	$8,964	$6,453
Income from operations	930	1,226	1,144	1,122	1,066	529	509
Income from continuing operations	238	358	343	357	308	—	152
Net income (loss)	217	346	278	348	306	(27)	143
Net income attributable to noncontrolling interests	76	80	76	68	63	43	34
Net income (loss) attributable to Community Health Systems, Inc. stockholders	141	266	202	280	243	(70)	109
Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders(1):
Continuing operations	$1.75	$3.11	$2.97	$3.14	$2.70	$(0.39)	$1.28
Discontinued operations	(0.22)	(0.13)	(0.73)	(0.09)	(0.02)	(0.25)	(0.10)

Net income (loss)	$1.52	$2.98	$2.24	$3.05	$2.68	$(0.64)	$1.19

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders(1):
Continuing operations	$1.72	$3.09	$2.97	$3.10	$2.67	$(0.39)	$1.27
Discontinued operations	(0.22)	(0.13)	(0.72)	(0.09)	(0.02)	(0.25)	(0.10)

Net income (loss)	$1.51	$2.96	$2.23	$3.01	$2.66	$(0.64)	$1.17

Weighted-average number of shares outstanding:
Basic	92,633,332	89,242,949	89,966,933	91,718,791	90,614,886	109,617,014	91,939,641
Diluted	93,815,013	89,806,937	90,666,348	92,946,048	91,517,274	109,617,014	93,025,402
Consolidated Balance Sheet Data
Cash and cash equivalents	$373	$388	$130	$299	$345	$389	$251
Total assets	17,117	16,606	15,209	14,698	14,021	27,270	16,597
Long-term obligations	11,169	11,298	10,437	10,417	10,178	19,547	11,216
Redeemable noncontrolling interests in equity of consolidated subsidiaries	358	368	396	387	369	689	371
Community Health Systems, Inc. stockholders’ equity	3,068	2,731	2,397	2,189	1,951	3,775	2,962
Noncontrolling interests in equity of consolidated subsidiaries	64	65	67	61	65	90	60

(1)	Total per share amounts may not add due to rounding.

DESCRIPTION OF OTHER INDEBTEDNESS

Credit Facility

We have senior secured financing under a credit facility with a syndicate of financial institutions led by Credit Suisse, as administrative agent and collateral agent. Prior to the HMA merger, this credit facility included a $750 million term loan A facility due October 25, 2016, a term loan B due July 25, 2014, a term loan C due January 25, 2017 and a $750 million revolving credit facility for working capital and general corporate purposes.

In connection with the consummation of the HMA merger, we entered into a third amendment and restatement of our credit facility (the “Credit Facility”), providing for additional financing and recapitalization of certain of the Company’s term loans including (i) the replacement of the revolving credit facility with a new $1.0 billion revolving facility maturing in 2019 (the “Revolving Facility”), (ii) the addition of a new $1.0 billion Term A facility due 2019 (the “Term A Facility”), (iii) a term D facility in an aggregate principal amount equal to approximately $4.6 billion due 2021 (which includes certain term C loans that were converted into such term D facility (collectively, the “Term D Facility”)), (iv) the conversion of certain term C loans into Term E Loans and the borrowing of new Term E Loans in an aggregate principal amount of approximately $1.7 billion due 2017 and (v) the addition of flexibility commensurate with the Company’s post-acquisition structure. In addition to funding a portion of the consideration in connection with the HMA merger, some of the proceeds of the Term A Facility and Term D Facility were used to refinance the outstanding $637 million existing Term A facility due 2016 and the $60 million of term B loans due 2014, respectively. The Revolving Facility includes a subfacility for letters of credit.

The loans under the Credit Facility bear interest on the outstanding unpaid principal amount at a rate equal to an applicable percentage plus, at the Issuer’s option, either (a) an Alternate Base Rate (as defined) determined by reference to the greater of (1) the Prime Rate (as defined) announced by Credit Suisse or (2) the Federal Funds Effective Rate (as defined) plus 0.50% or (3) the adjusted London Interbank Offered Rate (“LIBOR”) on such day for a three-month interest period commencing on the second business day after such day plus 1% or (b) LIBOR. Loans in respect of the Revolving Facility and the Term A Facility will accrue interest at a rate per annum initially equal to LIBOR plus 2.75%, in the case of LIBOR borrowings, and Alternate Base Rate plus 1.75%, in the case of Alternate Base Rate borrowings. In addition, the margin in respect of the Revolving Facility and the Term A Facility will be subject to adjustment determined by reference to a leverage-based pricing grid. Loans in respect of the Term D Facility and the Term E Facility will accrue interest at a rate per annum equal to LIBOR plus 3.25%, in the case of LIBOR borrowings, and Alternate Base Rate plus 2.25%, in the case of Alternate Base Rate Borrowings. The Term D Facility will be subject to a 1.00% LIBOR floor and a 2.00% Alternate Base Rate floor.

The term loan facility must be prepaid in an amount equal to (1) 100% of the net cash proceeds of certain asset sales and dispositions by us, subject to certain exceptions and reinvestment rights, (2) 100% of the net cash proceeds of issuances of certain debt obligations or receivables-based financing by the Company, subject to certain exceptions, and (3) 50%, subject to reduction to a lower percentage based on our leverage ratio (as defined in the Credit Facility generally as the ratio of total debt on the date of determination to our EBITDA, as defined, for the four quarters most recently ended prior to such date), of excess cash flow (as defined) for any year, subject to certain exceptions. Voluntary prepayments and commitment reductions are permitted in whole or in part, without any premium or penalty, subject to minimum prepayment or reduction requirements.

The obligor under the Credit Facility is the Issuer. All of the obligations under the Credit Facility are unconditionally guaranteed by Holdings and certain of its existing and subsequently acquired or organized domestic subsidiaries. All obligations under the Credit Facility and the related guarantees are secured by a perfected first priority lien or security interest in substantially all of the assets of Holdings, the Issuer and each subsidiary guarantor, including equity interests held by Holdings, the Issuer or any subsidiary guarantor, but excluding, among others, the equity interests of non-significant subsidiaries, syndication subsidiaries, securitization subsidiaries and joint venture subsidiaries.

The Issuer has agreed to pay letter of credit fees equal to the applicable percentage then in effect with respect to Eurodollar rate loans under the Revolving Facility times the maximum aggregate amount available to be drawn under all letters of credit outstanding under the subfacility for letters of credit. The issuer of any letter of credit issued under the subfacility for letters of credit will also receive a customary fronting fee and other customary processing charges. The Issuer is obligated to pay commitment fees of 0.50% per annum (subject to adjustment based upon our leverage ratio) on the unused portion of the Revolving Facility.

The Credit Facility contains customary representations and warranties, subject to limitations and exceptions, and customary covenants restricting our ability, subject to certain exceptions, to, among other things (1) declare dividends, make distributions or redeem or repurchase capital stock, (2) prepay, redeem or repurchase other debt, (3) incur liens or grant negative pledges, (4) make loans and investments and enter into acquisitions and joint ventures, (5) incur additional indebtedness or provide certain guarantees, (6) make capital expenditures, (7) engage in mergers, acquisitions and asset sales, (8) conduct transactions with affiliates, (9) alter the nature of the Company’s businesses, (10) grant certain guarantees with respect to physician practices, (11) engage in sale and leaseback transactions or (12) change our fiscal year. We are also required to comply with specified financial covenants (consisting of a maximum secured net leverage ratio and an interest coverage ratio) and various affirmative covenants.

Events of default under the Credit Facility include, but are not limited to, (1) the Issuer’s failure to pay principal, interest, fees or other amounts under the credit agreement when due (taking into account any applicable grace period), (2) any representation or warranty proving to have been materially incorrect when made, (3) covenant defaults subject, with respect to certain covenants, to a grace period, (4) bankruptcy events, (5) a cross default to certain other debt, (6) certain undischarged judgments (not paid within an applicable grace period), (7) a change of control, (8) certain ERISA-related defaults and (9) the invalidity or impairment of specified security interests, guarantees or subordination provisions in favor of the administrative agent or lenders under the Credit Facility.

As of June 30, 2014, the availability for additional borrowings under the Credit Facility was approximately $1.0 billion pursuant to the Revolving Facility, of which $83 million was set aside for outstanding letters of credit. The Issuer has the ability to amend the Credit Facility to provide for one or more tranches of term loans in an aggregate principal amount of $1.5 billion, which the Issuer has not yet accessed. As of June 30, 2014, the weighted-average interest rate under the Credit Facility, excluding swaps, was 4.4%.

As of June 30, 2014, we had letters of credit issued, primarily in support of potential insurance-related claims and certain bonds, of approximately $83 million.

Receivables Facility

On March 21, 2012, the Issuer and certain of its subsidiaries entered into an accounts receivable loan agreement (the “Receivables Facility”) with a group of lenders and banks, Credit Agricolé Corporate and Investment Bank, as a managing agent and as the administrative agent, and The Bank of Nova Scotia, as a managing agent. On March 7, 2013, the Issuer and certain of its subsidiaries amended the Receivables Facility to add an additional managing agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., to increase the size of the facility from $300 million to $500 million and to extend the scheduled termination date. Additional subsidiaries of the Company also agreed to participate in the Receivables Facility as of that date. On March 31, 2014, the Issuer and certain of its subsidiaries amended the Receivables Facility to increase the size of the facility from $500 million to $700 million and to extend the scheduled termination date. Additional subsidiaries also agreed to participate in the Receivables Facility as of that date. The existing and future non-self pay patient-related accounts receivable (the “Receivables”) for certain hospitals of the Issuer and its subsidiaries serve as collateral for the outstanding borrowings under the Receivables Facility. The interest rate on the borrowings is based on the commercial paper rate plus an applicable interest rate spread. Unless earlier terminated or subsequently extended pursuant to its terms, the Receivables Facility will expire on March 21, 2016, subject to customary termination events that could cause an early termination date. The Issuer maintains effective control over the Receivables because, pursuant to the terms of the Receivables Facility, the Receivables are sold from certain of the Issuer’s subsidiaries to the Issuer, which then sells or contributes the Receivables to a special-purpose entity that is wholly-owned by the Issuer. The wholly-owned special-purpose entity in turn grants security interests in the Receivables in exchange for borrowings obtained from the group of third-party lenders and banks of up to $700 million outstanding from time to time based on the availability of eligible Receivables and other customary factors. The group of third-party lenders and banks do not have recourse to the Issuer or the Issuer’s subsidiaries beyond the assets of the wholly-owned special-purpose entity that collateralizes the loan. The Receivables and other assets of the wholly-owned special-purpose entity will be available first and foremost to satisfy the claims of the creditors of such entity. The outstanding borrowings pursuant to the Receivables Facility at June 30, 2014 totaled $607 million and are classified as long-term debt on the condensed consolidated balance sheet. At June 30, 2014, the carrying amount of Receivables included in the Receivables Facility totaled approximately $1.2 billion and was included in patient accounts receivable on our condensed consolidated balance sheet for the period ended June 30, 2014.

The 2019 Notes

On November 22, 2011, the Issuer completed an offering of $1.0 billion aggregate principal amount of 8% Senior Notes due 2019 (the “2019 Notes”), which were issued in a private placement. The net proceeds from this issuance, together with available cash on hand, were used to finance the purchase of up to $1.0 billion aggregate principal amount of the Issuer’s then outstanding 8 7/8% Senior Notes and related fees and expenses. On March 21, 2012, the Issuer completed the secondary offering of an additional $1.0 billion aggregate principal amount of the 2019 Notes, which were issued in a private placement (at a premium of 102.5%). The net proceeds from this issuance were used to finance the purchase of approximately $850 million aggregate principal amount of the Issuer’s then outstanding 8 7/8% Senior Notes, to pay related fees and expenses and for general corporate purposes. The 2019 Notes bear interest at 8% per annum, payable semiannually in arrears on May 15 and November 15, commencing May 15, 2012. Interest on the 2019 Notes accrues from the date of original issuance. Interest is calculated on the basis of a 360-day year comprised of twelve 30-day months.

Except as set forth below, the Issuer is not entitled to redeem the 2019 Notes prior to November 15, 2015.

Prior to November 15, 2014, the Issuer is entitled, at its option, to redeem a portion of the 2019 Notes (not to exceed 35% of the outstanding principal amount) at a redemption price equal to 108% of the principal amount of the notes redeemed plus accrued and unpaid interest, with the proceeds from certain public equity offerings. Prior to November 15, 2015, the Issuer may redeem some or all of the 2019 Notes at a redemption price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest, if any, plus a “make-whole” premium, as described in the 2019 Notes indenture. On and after November 15, 2015, the Issuer is entitled, at its option, to redeem all or a portion of the 2019 Notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount on the redemption date), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the periods set forth below:

Period	Redemption Price
November 15, 2015 to November 14, 2016	104.000%
November 15, 2016 to November 14, 2017	102.000%
November 15, 2017 to November 15, 2019	100.000%

Pursuant to a registration rights agreement entered into at the time of the issuance of the 2019 Notes, as a result of an exchange offer made by the Issuer, substantially all of the 2019 Notes issued in November 2011 and March 2012 were exchanged in May 2012 for new notes (the “2019 Exchange Notes”) having terms substantially identical in all material respects to the 2019 Notes (except that the 2019 Exchange Notes were issued under a registration statement pursuant to the Securities Act). References herein to the 2019 Notes shall also be deemed to include the 2019 Exchange Notes unless the context provides otherwise.

The 2020 Notes

On July 18, 2012, the Issuer completed an underwritten public offering under its automatic shelf registration filed with the SEC of $1.2 billion aggregate principal amount of 7 1/8% Senior Notes due 2020 (the “2020 Notes”). The net proceeds from this issuance were used to finance the purchase or redemption of $934 million aggregate principal amount plus accrued interest of the Issuer’s outstanding 8 7/8% Senior Notes, to pay for consents delivered in connection therewith, to pay related fees and expenses, and for general corporate purposes. The 2020 Notes bear interest at 7.125% per annum, payable semiannually in arrears on July 15 and January 15, commencing January 15, 2013. Interest on the 2020 Notes accrues from the date of original issuance. Interest is calculated on the basis of a 360-day year comprised of twelve 30-day months.

Except as set forth below, the Issuer is not entitled to redeem the 2020 Notes prior to July 15, 2016.

Prior to July 15, 2015, the Issuer is entitled, at its option, to redeem a portion of the 2020 Notes (not to exceed 35% of the outstanding principal amount) at a redemption price equal to 107.125% of the principal amount of the notes redeemed plus accrued and unpaid interest, with the proceeds from certain public equity offerings. Prior to July 15, 2016, the Issuer may redeem some or all of the 2020 Notes at a redemption price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest, if any, plus a “make-whole” premium, as described in the 2020 Notes indenture. On and after July 15, 2016, the Issuer is entitled, at its option, to redeem all or a portion of the 2020 Notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount on the redemption date), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the periods set forth below:

Period	Redemption Price
July 15, 2016 to July 14, 2017	103.563%
July 15, 2017 to July 14, 2018	101.781%
July 15, 2018 to July 15, 2020	100.000%

The 2018 Secured Notes

On August 17, 2012, the Issuer completed an underwritten public offering under its automatic shelf registration filed with the SEC of $1.6 billion aggregate principal amount of 5 1/8% Senior Secured Notes due 2018 (the “2018 Secured Notes”). The net proceeds from this issuance, together with available cash on hand, were used to finance the prepayment of $1.6 billion of the outstanding term loans due 2014 under the Credit Facility and related fees and expenses. The 2018 Secured Notes bear interest at 5.125% per annum, payable semiannually in arrears on August 15 and February 15, commencing February 15, 2013. Interest on the 2018 Secured Notes accrues from the date of original issuance. Interest is calculated on the basis of a 360-day year comprised of twelve 30-day months. The 2018 Secured Notes are secured by a first-priority lien subject to a shared lien of equal priority with certain other obligations, including obligations under the Credit Facility, and subject to prior ranking liens permitted by the indenture governing the 2018 Secured Notes on substantially the same assets, subject to certain exceptions, that secure the Issuer’s obligations under the Credit Facility.

Except as set forth below, the Issuer is not entitled to redeem the 2018 Secured Notes prior to August 15, 2015.

Prior to August 15, 2015, the Issuer is entitled, at its option, to redeem a portion of the 2018 Secured Notes (not to exceed 35% of the outstanding principal amount) at a redemption price equal to 105.125% of the principal amount of the notes redeemed plus accrued and unpaid interest, with the proceeds from certain public equity offerings. Prior to August 15, 2015, the Issuer may redeem some or all of the 2018 Secured Notes at a redemption price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest, if any, plus a “make-whole” premium, as described in the 2018 Secured Notes indenture. On and after August 15, 2015, the Issuer is entitled, at its option, to redeem all or a portion of the 2018 Secured Notes upon not less than

30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount on the redemption date), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the periods set forth below:

Period	Redemption Price
August 15, 2015 to August 14, 2016	102.563%
August 15, 2016 to August 14, 2017	101.281%
August 15, 2017 to August 15, 2018	100.000%

The Secured Initial Notes

On January 27, 2014, the Issuer issued $1.0 billion aggregate principal amount of 5 1/8% Senior Secured Notes due 2021 (the “Secured Initial Notes”), which were issued in a private placement. The net proceeds from this issuance were used to finance the HMA merger. The Secured Initial Notes bear interest at 5.125% per annum, payable semiannually in arrears on February 1 and August 1, commencing August 1, 2014. Interest on the Secured Initial Notes accrues from the date of original issuance. Interest is calculated on the basis of a 360-day year comprised of twelve 30-day months. The Secured Initial Notes are secured by a first-priority lien, subject to a shared lien of equal priority with certain other obligations, including obligations under the Credit Facility, and subject to prior ranking liens permitted by the indenture governing the Secured Initial Notes, on substantially the same assets, subject to certain exceptions, that secure the Issuer’s obligations under the Credit Facility.

Except as set forth below, the Issuer is not entitled to redeem the Secured Initial Notes prior to February 1, 2017.

Prior to February 1, 2017, the Issuer is entitled, at its option, to redeem a portion of the Secured Initial Notes (not to exceed 40% of the outstanding principal amount) at a redemption price equal to 105.125% of the principal amount of the notes redeemed plus accrued and unpaid interest, with the proceeds from certain equity offerings. Prior to February 1, 2017, the Issuer may redeem some or all of the Secured Initial Notes at a redemption price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest, if any, plus a “make-whole” premium, as described in the indenture governing the Secured Initial Notes. On and after February 1, 2017, the Issuer is entitled, at its option, to redeem all or a portion of the Secured Initial Notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount on the redemption date), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the periods set forth below:

Period	Redemption Price
February 1, 2017 to January 31, 2018	103.844%
February 1, 2018 to January 31, 2019	102.563%
February 1, 2019 to January 31, 2020	101.281%
February 1, 2020 to January 31, 2021	100.000%

The Unsecured Initial Notes

On January 27, 2014, the Issuer issued $3.0 billion aggregate principal amount of 6 7/8% Senior Notes due 2022 (the “Unsecured Initial Notes”), which were issued in a private placement. The net proceeds from this issuance were used to finance the HMA merger. The Unsecured Initial Notes bear interest at 6.875% per annum, payable semiannually in arrears on February 1 and August 1, commencing August 1, 2014. Interest on the Unsecured Initial Notes accrues from the date of original issuance. Interest is calculated on the basis of a 360-day year comprised of twelve 30-day months.

Except as set forth below, the Issuer is not entitled to redeem the Unsecured Initial Notes prior to February 1, 2018.

Prior to February 1, 2017, the Issuer is entitled, at its option, to redeem a portion of the Unsecured Initial Notes (not to exceed 40% of the outstanding principal amount) at a redemption price equal to 106.875% of the principal amount of the notes redeemed plus accrued and unpaid interest, with the proceeds from certain public equity offerings. Prior to February 1, 2018, the Issuer may redeem some or all of the Unsecured Initial Notes at a redemption price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest, if any, plus a “make-whole” premium, as described in the indenture governing the Unsecured Initial Notes. On and after February 1, 2018, the Issuer is entitled, at its option, to redeem all or a portion of the Unsecured Initial Notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount on the redemption date), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the periods set forth below:

Period	Redemption Price
February 1, 2018 to January 31, 2019	103.438%
February 1, 2019 to January 31, 2020	101.719%
February 1, 2020 to January 31, 2022	100.000%

Other Debt

As of June 30, 2014, other debt consisted primarily of the mortgage obligation on the Company’s corporate headquarters and other obligations maturing in various installments through 2028.

THE EXCHANGE OFFERS

This section of the prospectus describes the exchange offers. Although we believe that the description describes the material terms of the exchange offers, this summary may not contain all of the information that is important to you. You should carefully read this entire document for a complete understanding of the exchange offers.

Purpose of the Exchange Offers

The exchange offers are designed to provide holders of Initial Notes with an opportunity to acquire Exchange Notes which, unlike the Initial Notes, will be freely transferable at all times, subject to any restrictions on transfer imposed by state “blue sky” laws and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the Exchange Notes are being acquired in the ordinary course of the holder’s business and the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes.

The Secured Initial Notes were originally issued and sold on January 27, 2014, to the initial purchasers, pursuant to the Purchase Agreement, dated January 15, 2014. The Unsecured Initial Notes were originally issued and sold on January 27, 2014, to the initial purchasers, pursuant to the Purchase Agreement, dated January 15, 2014. The Initial Notes were issued and sold in transactions not registered under the Securities Act in reliance upon Rule 144A and Regulation S under the Securities Act. The Initial Notes may not be reoffered, resold or transferred other than (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) outside the United States to a non-U.S. person within the meaning of Regulation S under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or (v) pursuant to an effective registration statement under the Securities Act.

In connection with the original issuance and sale of the Initial Notes, we entered into the Registration Rights Agreements, pursuant to which we agreed to file with the SEC a registration statement covering the exchange by us of the Exchange Notes for the Initial Notes, pursuant to the exchange offers. The Registration Rights Agreements provide that we will file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act and offer to holders of Initial Notes who are able to make certain representations the opportunity to exchange their Initial Notes for Exchange Notes.

Under existing interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties in other transactions, the Exchange Notes would, in general, be freely transferable after the exchange offers without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the exchange offers, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the Exchange Notes. We have agreed to furnish a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Exchange Notes acquired in the exchange offers for a period of 180 days after the expiration date. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreements (including certain indemnification rights and obligations).

We do not intend to seek our own interpretation from the SEC regarding the exchange offers, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in other interpretations to third parties.

Each holder of Initial Notes that exchanges such Initial Notes for Exchange Notes in the exchange offers will be deemed to have made certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Exchange Notes and (iii) it is not our affiliate as defined in Rule 405 under the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of Initial Notes or Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes for a period of 90 days following the date of this prospectus). See “Plan of Distribution.”

Terms of the Exchange Offers; Period for Tendering Outstanding Initial Notes

Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all Initial Notes validly tendered and not withdrawn prior to 12:00 a.m., New York City time, on the expiration date of the exchange offers. We will issue $2,000 principal amount of Exchange Notes in exchange for each $2,000 principal amount of Initial Notes accepted in the exchange offers, and any integral multiple of $1,000 in excess thereof. Holders may tender some or all of their Initial Notes pursuant to the exchange offers. However, Initial Notes may be tendered only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

The form and terms of the Exchange Notes are the same as the form and terms of the outstanding Initial Notes except that:

(1) the Exchange Notes will be registered under the Securities Act and will not have legends restricting their transfer;

(2) the Exchange Notes will not contain certain registration rights and additional interest provisions contained in the outstanding Initial Notes; and

(3) interest on the Exchange Notes will accrue from the last interest date on which interest was paid on your Initial Notes.

The Exchange Notes will evidence the same debt as the Initial Notes and will be entitled to the benefits of the applicable indenture.

Holders of Initial Notes do not have any appraisal or dissenters’ rights under the Delaware General Corporation Law or the indenture in connection with the exchange offers. We intend to conduct the exchange offers in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

We will be deemed to have accepted validly tendered Initial Notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us.

If any tendered Initial Notes are not accepted for exchange because of an invalid tender or the occurrence of specified other events set forth in this prospectus, the certificates for any unaccepted Initial Notes will be promptly returned, without expense, to the tendering holder.

Holders who tender Initial Notes in the exchange offers will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Initial Notes pursuant to the exchange offers. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offers. See “—Fees and Expenses” and “—Transfer Taxes” below.

The term “expiration date” will mean 12:00 a.m., New York City time, on                     , 2014, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offers are extended.

We expressly reserve the right to extend the period of time during which the exchange offers are open. Consequently, we may delay acceptance of any Initial Notes by giving oral or written notice of such extension to their holders. To extend the exchange offers, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, we will:

(1) notify the exchange agent of any extension by oral notice (promptly confirmed in writing) or written notice, and

(2) issue a notice of such extension by press release or other public announcement.

We expressly reserve the right to amend or terminate the exchange offers and to reject for exchange any Initial Notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offers.”

Any such delay in acceptance (due to an extension of the exchange offers), extension, termination or amendment will be promptly followed by a press release or other public announcement describing such delay in acceptance, extension, termination or amendment and disclosing the aggregate principal amount of Initial Notes tendered, if any, to the date of the press release. If the exchange offers are amended in a manner determined by us to constitute a material change, including the waiver of a material condition, we will promptly disclose that amendment by means of a prospectus supplement that will be distributed to the holders. We will also extend the exchange offers to the extent necessary to provide that at least five business days remain in the exchange offers following notice of the material change.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Procedures for Tendering Initial Notes Through Brokers and Banks

Since the Initial Notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the Initial Notes and will be the only entity that can tender your Initial Notes for Exchange Notes. Therefore, to tender Initial Notes subject to the exchange offers and to obtain Exchange Notes, you must instruct the institution where you keep your Initial Notes to tender your Initial Notes on your behalf so that they are received on or prior to the expiration of the exchange offers.

The letter of transmittal that may accompany this prospectus may be used by you to give such instructions.

YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU KEEP YOUR INITIAL NOTES TO DETERMINE THE PREFERRED PROCEDURE.

IF YOU WISH TO ACCEPT AN EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR INITIAL NOTES TO BE TENDERED BEFORE THE 12:00 AM (NEW YORK CITY TIME) DEADLINE ON                     , 2014.

Deemed Representations

To participate in the exchange offers, we require that you represent to us that:

(1) you or any other person acquiring Exchange Notes in exchange for your Initial Notes in the exchange offers are acquiring them in the ordinary course of business;

(2) if you are not a broker-dealer, neither you nor any other person acquiring Exchange Notes in exchange for your Initial Notes in the exchange offers are engaging in or intend to engage in a distribution of the Exchange Notes within the meaning of the federal securities laws;

(3) neither you nor any other person acquiring Exchange Notes in exchange for your Initial Notes has an arrangement or understanding with any person to participate in the distribution of Exchange Notes issued in the exchange offers;

(4) neither you nor any other person acquiring Exchange Notes in exchange for your Initial Notes is our “affiliate” as defined under Rule 405 of the Securities Act, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

(5) if you or another person acquiring Exchange Notes in exchange for your Initial Notes is a broker-dealer and you acquired the Initial Notes as a result of market making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes.

BY TENDERING YOUR INITIAL NOTES YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.

Broker-dealers who cannot make the representations in item (5) of the paragraph above cannot use this prospectus in connection with resales of the Exchange Notes issued in the exchange offers.

If you are our “affiliate,” as defined under Rule 405 of the Securities Act, if you are a broker-dealer who acquired your Initial Notes in the initial offering and not as a result of market making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of Exchange Notes acquired in the exchange offers, you or that person:

(1) may not rely on the applicable interpretations of the Staff of the SEC and therefore may not participate in the exchange offers; and

(2) must comply with the registration and prospectus delivery requirements of the Securities Act or an exemption therefrom when reselling the Initial Notes.

You may tender some or all of your Initial Notes in these exchange offers. However, your Initial Notes may be tendered only in minimal denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

When you tender your outstanding Initial Notes and we accept them, the tender will be a binding agreement between you and us as described in this prospectus.

The method of delivery of outstanding Initial Notes and all other required documents to the exchange agent is at your election and risk.

We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered Initial Notes, and our reasonable determination will be final and binding on you. We reserve the absolute right to:

(1) reject any and all tenders of any particular Initial Note not properly tendered;

(2) refuse to accept any Initial Note if, in our reasonable judgment or the judgment of our counsel, the acceptance would be unlawful; and

(3) waive any defects or irregularities as to any particular Initial Notes before the expiration of the offer.

Our interpretation of the terms and conditions of the exchange offers will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of Initial Notes as we will reasonably determine. Neither we, the exchange agent nor any other person will incur any liability for failure to notify you or any defect or irregularity with respect to your tender of Initial Notes. If we waive any terms or conditions pursuant to (3) above with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition being waived.

Procedures for Brokers and Custodian Banks; DTC ATOP Account

In order to accept an exchange offer on behalf of a holder of Initial Notes you must submit or cause your DTC participant to submit an Agent’s Message as described below.

The exchange agent, on our behalf will seek to establish an Automated Tender Offer Program (“ATOP”) account with respect to the outstanding Initial Notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of outstanding Initial Notes by causing the book-entry transfer of such Initial Notes into our ATOP account in accordance with DTC’s procedures for such transfers. Concurrently with the delivery of Initial Notes, an Agent’s Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the exchange agent on or prior to 12:00 a.m., New York City Time on the expiration date. The confirmation of a book entry transfer into the ATOP account as described above is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent’s Message stating that such participant and beneficial holder agree to be bound by the terms of the exchange offers.

Each Agent’s Message must include the following information:

(1) Name of the beneficial owner tendering such Initial Notes;

(2) Account number of the beneficial owner tendering such Initial Notes;

(3) Principal amount of Initial Notes tendered by such beneficial owner; and

(4) A confirmation that the beneficial holder of the Initial Notes tendered has made the representations for our benefit set forth under “—Deemed Representations” above.

BY SENDING AN AGENT’S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM NOTE ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.

The delivery of Initial Notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering Initial Notes. We will ask the exchange agent to instruct DTC to promptly return those Initial Notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such Initial Notes on behalf of holders of the Initial Notes.

Acceptance of Outstanding Initial Notes for Exchange; Delivery of Exchange Notes

We will accept validly tendered Initial Notes when the conditions to the exchange offers have been satisfied or we have waived them. We will have accepted your validly tendered Initial Notes when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. We will ask the exchange agent to deliver your Exchange Notes promptly following the expiration date. If we do not accept any tendered Initial Notes for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit the Initial Notes to an account maintained with DTC promptly after the expiration date or termination of the exchange offers, as applicable.

THE AGENT’S MESSAGE MUST BE TRANSMITTED TO EXCHANGE AGENT ON OR BEFORE 12:00 AM, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Guaranteed Delivery Procedures

If you wish to tender your Initial Notes but your Initial Notes are not immediately available or you cannot deliver your Initial Notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under the ATOP in the case of Initial Notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•	prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such Initial Notes and the principal amount of Initial Notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the Initial Notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered Initial Notes in proper form for transfer or a book-entry confirmation of transfer of the Initial Notes into the exchange agent’s account at DTC and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

You may withdraw your tender of outstanding Initial Notes at any time before 12:00 a.m., New York City time, on the expiration date.

For a withdrawal to be effective, you should contact your bank or broker where your Initial Notes are held and have them send an ATOP notice of withdrawal so that it is received by the exchange agent before 12:00 a.m., New York City time, on the expiration date. Such notice of withdrawal must:

(1) specify the name of the person that tendered the Initial Notes to be withdrawn;

(2) identify the Initial Notes to be withdrawn, including the CUSIP number and principal amount at maturity of the Initial Notes; and

(3) specify the name and number of an account at the DTC to which your withdrawn Initial Notes can be credited.

We will decide all questions as to the validity, form and eligibility of the notices and our determination will be final and binding on all parties. Any tendered Initial Notes that you withdraw will not be considered to have been validly tendered. We will promptly return any outstanding Initial Notes that have been tendered but not exchanged, or credit them to the DTC account. You may re-tender properly withdrawn Initial Notes by following one of the procedures described above before the expiration date.

Conditions to the Exchange Offers

Despite any other term of the exchange offers, we will not be required to accept for exchange, or exchange the Exchange Notes for, any Initial Notes, and we may terminate the exchange offers as provided in this prospectus before the acceptance of the Initial Notes if, in our reasonable judgment, the exchange offers or the making of any exchange by a holder of Exchange Notes would violate applicable law or any applicable interpretation of the staff of the SEC.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our sole discretion in whole or in part at any time prior to the expiration of the exchange offers, except for waivers of government approvals which we may make after the expiration of the exchange offers; provided, however, that we will not waive any condition with respect to an individual holder of Initial Notes unless we waive that condition for all such holders. Any reasonable determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties. Our failure at any time to exercise any of the foregoing rights will not be a waiver of our rights and each such right will be deemed an ongoing right which may be asserted at any time before the expiration of the exchange offers.

Exchange Agent

Regions Bank, an Alabama banking corporation, has been appointed the exchange agent for the exchange offers. Letters of transmittal and all correspondence in connection with the exchange offers should be sent or delivered by each holder of outstanding Initial Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at the following address and telephone number:

Regions Bank

By Registered or Certified Mail, Hand Delivery or Overnight Courier:

Regions Bank

Attention: Corporate Trust Services

150 4th Avenue North

Suite 900

Nashville, Tennessee 37238

By Facsimile:	By Telephone:
(615) 770-4350	(615) 770-4359

Additionally, any questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent. Holders of outstanding Initial Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offers.

DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Fees and Expenses

The principal solicitation is being made by us through DTC. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provisions of these services and pay other registration expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone, fees and disbursements to our counsel, application and filing fees and any fees and disbursements to our independent certified public accountants. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offers except for reimbursement of mailing expenses.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the existing Initial Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offers will be capitalized and expensed over the term of the Exchange Notes.

Transfer Taxes

If you tender outstanding Initial Notes for exchange you will not be obligated to pay any transfer taxes. However, if you instruct us to register Exchange Notes in the name of, or request that your Initial Notes not tendered or not accepted in the exchange offers be returned to, a person other than the registered tendering holder, you will be responsible for paying any transfer tax owed.

YOU MAY SUFFER ADVERSE CONSEQUENCES IF YOU FAIL TO EXCHANGE OUTSTANDING INITIAL NOTES.

If you do not tender your outstanding Initial Notes, you will not have any further registration rights, except for the rights described in the Registration Rights Agreements and described above, and your Initial Notes will continue to be subject to the provisions of the indenture governing the Initial Notes regarding transfer and exchange of the Initial Notes and the restrictions on transfer of the Initial Notes imposed by the Securities Act and states securities law when we complete the exchange offers. These transfer restrictions are required because the Initial Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, if you do not tender your Initial Notes in the exchange offers, your ability to sell your Initial Notes could be adversely affected. Once we have completed the exchange offers, holder who have not tendered Initial Notes will not continue to be entitled to any increase in interest rate that the indenture governing the Initial Notes provides for if we do not complete the exchange offers.

Consequences of Failure to Exchange

The Initial Notes that are not exchanged for Exchange Notes pursuant to the exchange offers will remain restricted securities. Accordingly, the Initial Notes may be resold only:

(1) to us upon redemption thereof or otherwise;

(2) so long as the outstanding securities are eligible for resale pursuant to Rule 144A, to a person inside the United States who is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

See “Risk Factors” for more information about the risks of not participating in the exchange offers.

Shelf Registration

The Registration Rights Agreements require that we file a shelf registration statement if: (1) applicable law or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offers; (2) the exchange offers are not consummated by January 27, 2015; (3) under certain circumstances, certain holders of Initial Notes so shall request; (4) a holder is prohibited by applicable law from participating in the exchange offers; or (5) a holder cannot resell the Exchange Notes it acquires in the exchange offers without delivering a prospectus and this prospectus is not appropriate or available for resales by the holder.

Other

You do not have to participate in the exchange offers. You should carefully consider whether to accept the terms and conditions of the exchange offers. We urge you to consult your financial and tax advisors in deciding which action to take with respect to the exchange offers.

DESCRIPTION OF THE SECURED EXCHANGE NOTES

On January 27, 2014, FWCT-2 Escrow Corporation, a wholly-owned subsidiary of Community Health Systems, Inc. (the “Escrow Sub”) issued $1,000,000,000 aggregate principal amount of 5.125% senior secured notes due 2021 (the “Secured Initial Notes”) pursuant to an indenture, dated as of January 27, 2014 (as supplemented from time to time, the “Secured Notes Indenture”), by and among the Escrow Sub, Regions Bank, an Alabama banking corporation, as trustee (in such capacity, together with its successors, the “Trustee”), and Credit Suisse AG, as collateral agent (the “Collateral Agent”). On January 27, 2014, the Escrow Sub merged with and into CHS/Community Health Systems, Inc. and CHS/Community Health Systems, Inc., the Guarantors, the Trustee and the Collateral Agent entered into a supplemental indenture to the Secured Notes Indenture pursuant to which CHS/Community Health Systems, Inc. assumed all of the obligations of Escrow Sub as issuer of the Secured Initial Notes and the Guarantors guaranteed the Secured Initial Notes on the terms set forth in the Secured Notes Indenture.

You can find the definitions of certain terms used in this section under “—Certain Definitions.” In this section, (i) “Issuer” refers only to CHS/Community Health Systems, Inc. and (ii) references to “Secured Notes” are to the Secured Exchange Notes, unless the context otherwise requires. Defined terms used in this section apply only to this “Description of the Secured Exchange Notes” and not to the “Description of the Unsecured Exchange Notes” found in another section of this prospectus or, unless otherwise indicated, to any other section of this prospectus.

We issued the Secured Initial Notes and will issue the Secured Exchange Notes pursuant to the Secured Notes Indenture. Any Secured Initial Note that remains outstanding after the completion of the exchange offers, together with the Secured Exchange Notes issued in connection with the exchange offers, will be treated as a single class of securities under the Secured Notes Indenture. The terms of the Secured Notes include those stated in the Secured Notes Indenture and, except as specified below, those made part of the Secured Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The Secured Notes are subject to all such terms pursuant to the provisions of the Secured Notes Indenture, and Holders of the Secured Notes are referred to the Secured Notes Indenture and the TIA for a statement thereof.

The following is a summary of the material provisions of the Secured Notes Indenture and the Notes Collateral Documents, and is qualified in its entirety by reference to the Secured Notes Indenture and the Notes Collateral Documents. Because this is a summary, it may not contain all the information that is important to you. You should read the Secured Notes Indenture and the Notes Collateral Documents in their entirety. Copies of the Secured Notes Indenture and the Notes Collateral Documents are available as described under “Where You Can Find Additional Information.” This “Description of the Secured Exchange Notes” relates to the Secured Exchange Notes, and does not describe the terms of the Unsecured Exchange Notes separately offered by this prospectus.

Brief Description of the Secured Notes and the Secured Note Guarantees

The Secured Notes will be:

•	general senior secured obligations of the Issuer;

•	secured on a first-priority lien basis by the Collateral owned by the Issuer, subject to a shared lien of equal priority with the existing First Lien Obligations (including the Credit Agreement Obligations and the Existing Secured Notes) and any future Additional First Lien Obligations and subject to other existing and future prior ranking liens permitted by the Secured Notes Indenture;

•	pari passu in right of payment with all existing and future Senior Indebtedness of the Issuer, but will be effectively senior to all of the Issuer’s unsecured Senior Indebtedness to the extent of the value of the Collateral owned by the Issuer (after giving effect to the sharing of such value with holders of equal or prior ranking liens on such Collateral);

•	effectively subordinated to any existing and future Indebtedness of the Issuer that is secured with property or assets that do not constitute Collateral to the extent of the value of such property and assets securing such Indebtedness (including the Credit Agreement Obligations to the extent they are secured by liens not also securing the Secured Notes);

•	senior in right of payment to any future Subordinated Indebtedness of the Issuer;

•	unconditionally guaranteed on a senior secured basis by each Guarantor; and

•	structurally subordinated to all claims of creditors, including trade creditors, and claims of preferred stockholders, if any, of each of the Non-Guarantors.

Each Secured Note Guarantee (as defined below) will be:

•	a general senior secured obligation of such Guarantor;

•	secured on a first-priority lien basis by the Collateral owned by such Guarantor, subject to a shared lien of equal priority with the existing First Lien Obligations (including the Credit Agreement Obligations and the Existing Secured Notes) and any future Additional First Lien Obligations and subject to other existing and future prior ranking liens permitted by the Secured Notes Indenture;

•	pari passu in right of payment with all existing and future Senior Indebtedness of such Guarantor, but will be effectively senior to all of such Guarantor’s unsecured Senior Indebtedness to the extent of the value of the Collateral owned by such Guarantor (after giving effect to the sharing of such value with holders of equal or prior ranking liens on such Collateral);

•	effectively subordinated to any existing and future Indebtedness of such Guarantor that is secured with property or assets that do not constitute Collateral to the extent of the value of the assets securing such Indebtedness (including the Credit Agreement Obligations to the extent they are secured by liens not also securing the Secured Notes); and

•	senior in right of payment to any future Subordinated Indebtedness of such Guarantor.

Principal, Maturity and Interest

The Secured Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The rights of Holders of beneficial interests in the Secured Notes to receive the payments on such Secured Notes are subject to applicable procedures of DTC. If the due date for any payment in respect of any Secured Notes is not a Business Day at the place at which such payment is due to be paid, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

The Issuer will issue the Secured Exchange Notes with a maximum aggregate principal amount of $1,000,000,000. The Secured Notes will mature on August 1, 2021. Interest on the Secured Notes will accrue at the rate of 5.125% per annum and will be payable, in cash, semi-annually in arrears on February 1 and August 1 of each year, commencing on August 1, 2014, to Holders of record on the immediately preceding January 15 and July 15, respectively. If the Issuer delivers Global Notes to the Trustee for cancellation on a date that is after the record date and on or before the corresponding interest payment date, then interest shall be paid in accordance with the applicable procedures of DTC. Interest on the Secured Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 27, 2014. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each interest period will end on (but not include) the relevant interest payment date.

Additional interest may accrue on the Secured Notes in certain circumstances pursuant to the Secured Notes Registration Rights Agreement.

Additional Secured Notes

The Issuer may issue additional Secured Notes (the “Additional Secured Notes”) from time to time under the Secured Notes Indenture, subject to compliance with the covenants contained in the Secured Notes Indenture. The Secured Notes Indenture provides for the issuance of additional secured notes having identical terms and conditions to the Secured Notes. Additional Secured Notes will be part of the same issue as the Secured Notes under the Secured Notes Indenture for all purposes, including waivers, amendments, redemptions and offers to purchase; provided that Additional Secured Notes will not be issued with the same CUSIP or ISIN, as applicable, as existing Secured Notes unless such Additional Secured Notes are fungible with the existing Secured Notes for U.S. federal income tax purposes and otherwise. Holders of Additional Secured Notes actually issued will share equally and ratably in the Collateral with the Holders. Unless the context otherwise requires, for all purposes of the Secured Notes Indenture and this “Description of the Secured Exchange Notes,” references to “Secured Notes” include any Additional Secured Notes actually issued.

Payments

Principal of, and premium, if any, interest and Additional Interest, if any, on the Secured Notes will be payable at the office or agency of the Issuer maintained for such purpose (the “Paying Agent”) or, at the option of the Paying Agent, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders of the Secured Notes at their respective addresses set forth in the register of Holders provided that all payments of principal, premium, if any, interest and Additional Interest, if any, with respect to Secured Notes represented by one or more global notes registered in the name of or held by the DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose.

Guarantees

The obligations of the Issuer under the Secured Notes and the Secured Notes Indenture will be, jointly and severally, unconditionally guaranteed on a senior secured basis (the “Secured Note Guarantees”) by Holdings and each Domestic Restricted Subsidiary that Guarantees the payment of any capital market debt securities or Indebtedness under the Credit Agreement of the Issuer or any Guarantor. Subsidiaries will be required to Guarantee the Secured Notes to the extent described in “—Certain Covenants—Limitation on Guarantees.”

For the six months ended June 30, 2014, our Non-Guarantor Subsidiaries accounted for (i) approximately $3.4 billion, or 37.8%, of our total net operating revenue, (ii) approximately $(143) million of our net cash (used in) provided by operating activities; (iii) approximately $18.7 billion, or 68.5%, of our total assets, and (iv) approximately $17.1 billion, or 75.3%, of our total liabilities.

Each Secured Note Guarantee will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of foreign or state law to comply with corporate benefit, financial assistance and other laws. By virtue of this limitation, a Guarantor’s obligation under its Secured Note Guarantee could be significantly less than amounts payable with respect to the Secured Notes, or a Guarantor may have effectively no obligation under its Secured Note Guarantee. See “Risk Factors—Risks Related to the Exchange Notes and our Indebtedness—Federal and state states allow courts, under specific circumstances, to void the Exchange Notes, guarantees or, in the case of the Secured Exchange Notes, security interests and courts could require noteholders to return payments received from us or the guarantors.”

The Secured Note Guarantee of a Subsidiary Guarantor will terminate upon:

(1)	a sale or other disposition (including by way of consolidation or merger) of the Capital Stock of such Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor to a Person other than to the Issuer or a Restricted Subsidiary and as otherwise permitted by the Secured Notes Indenture (including pursuant to an enforcement action in accordance with the terms of the Intercreditor Agreement),

(2)	the designation in accordance with the Secured Notes Indenture of the Guarantor as an Unrestricted Subsidiary or the occurrence of any event after which the Guarantor is no longer a Restricted Subsidiary,

(3)	defeasance or discharge of the Secured Notes, as provided in “—Defeasance” and “—Satisfaction and Discharge,”

(4)	to the extent that such Guarantor is not an Immaterial Subsidiary solely due to the operation of clause (i) of the definition of “Immaterial Subsidiary,” upon the release of all guarantees referred to in such clause, or

(5)	such Guarantor being released from all of its obligations under all of its Guarantees of (i) any and all Indebtedness of the Issuer or any Guarantor under the Credit Agreement or (ii) in the case of a Secured Note Guarantee made by a Guarantor (each, an “Other Guarantee”) as a result of its guarantee of other Indebtedness of the Issuer or a Guarantor pursuant to the covenant entitled “—Certain Covenants—Limitation on Guarantees,” any and all Indebtedness that would have required such Subsidiary Guarantor to provide a Secured Note Guarantee under such covenant, except in the case of clause (i) or (ii), a release as a result of the repayment or discharge of the Indebtedness specified in clause (i) or (ii) (it being understood that a release or discharge subject to a contingent reinstatement is still considered a release or discharge, and if any such Indebtedness of such Guarantor under the Credit Agreement or any Other Guarantee is so reinstated, such Secured Note Guarantee shall also be reinstated); or

(6)	the achievement of Investment Grade Status as described under “Certain Covenants—Suspension of Covenants and Release of Collateral and Guarantees on Achievement of Investment Grade Status; provided that such Secured Note Guarantee will be reinstated upon the Reversion Date.

The Secured Note Guarantee of Holdings or any other direct or indirect parent of the Issuer that provides a Guarantee will terminate upon defeasance or discharge of the Secured Notes, as provided in “—Defeasance” and “—Satisfaction and Discharge”.

Claims of creditors of Non-Guarantor Subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred and minority stockholders (if any) of those Subsidiaries and claims against joint ventures generally will have priority with respect to the assets and earnings of those Subsidiaries and joint ventures over the claims of creditors of the Issuer, including Holders of the Secured Notes. The Secured Notes and each Secured Note Guarantee therefore will be effectively subordinated to creditors (including trade creditors) and preferred and minority stockholders (if any) of Subsidiaries of the Issuer (other than the Guarantors) and joint ventures. Although the Secured Notes Indenture limits the incurrence of Indebtedness, Disqualified Stock and Preferred Stock of Restricted Subsidiaries, the limitation is subject to a number of significant exceptions. Moreover, the Secured Notes Indenture does not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Indebtedness, Disqualified Stock or Preferred Stock under the Secured Notes Indenture. See “—Certain Covenants—Limitation on Indebtedness.”

Collateral

Description of Collateral

The Secured Notes and the Secured Note Guarantees will, with certain exceptions, have the benefit of Liens on the Collateral, including after-acquired Collateral, which will consist of first-priority security interests in the Collateral shared with the other First Lien Obligations, including the Credit Agreement Obligations and the Obligations in respect of the Existing Secured Notes and related guarantees (subject to Permitted Liens and other Liens permitted by the Secured Notes Indenture, which may rank ahead of the first-priority security interests for the benefit of the Secured Notes). Subject to the terms described below under “—Release” and in this paragraph, the Collateral will consist of substantially the same assets that secure the Credit Agreement Obligations and the Obligations in respect of the Existing Secured Notes (other than the Excluded Stock Collateral, which will secure the Credit Agreement Obligations but will not constitute Collateral with respect to the Secured Notes or the Existing Secured Notes). The Collateral is expected to consist of substantially all of the property and assets of the Issuer and the Guarantors, subject to certain exceptions, including those described below. The implementation of certain of the Collateral that will secure the Secured Notes will be delayed, and Holders will not have the benefit of such Collateral during such delay. In the case of real property constituting Mortgaged Property immediately prior to the Merger, the Secured Notes Indenture requires the Issuer to deliver to the Collateral Agent within 270 days of the Issue Date (or such longer period as the Collateral Agent may agree in its sole discretion) (a) counterparts of amended or amended and restated mortgages securing the Obligations with respect to the Secured Notes and the Secured Note Guarantees, duly executed and delivered by the Collateral Agent and the Grantor that is the record owner of each applicable Mortgaged Property and otherwise suitable for recording and in form and substance sufficient to grant to the Collateral Agent for the benefit of the Secured Parties a valid mortgage lien on such real property, (b) title searches confirming that there are no Liens of record in violation of the applicable mortgage, (c) modification and date down endorsements to the existing title insurance policies, or new policies, to the extent such endorsements are not available and (d) local counsel opinions, and any other documents reasonably requested by the Collateral Agent in respect of the amended or amended and restated mortgages (including flood determinations and flood insurance required by Regulation H). In the case of real property held by HMA or Guarantors that are Subsidiaries of HMA (other than such real property expressly exempt from the mortgage requirements pursuant to the Credit Agreement, the “HMA Mortgaged Properties”), the Secured Notes Indenture requires the Issuer to deliver to the Collateral Agent within 270 days of the Issue Date (or such longer period as the Collateral Agent may agree in its sole discretion) (a) counterparts of a mortgage, deed of trust or other applicable instrument to secure the Obligations with respect to the Secured Notes and the Secured Notes Guarantees, duly executed and delivered by the Collateral Agent and the Grantor that is the record owner of each applicable HMA Mortgaged Property and otherwise suitable for recording and in form and substance sufficient to grant to the Collateral Agent for the benefit of the Secured Parties a valid mortgage lien on such real property, (b) title searches confirming that there are no Liens of record in violation of the applicable mortgage, (c) title policies and (d) local counsel opinions, and any other documents reasonably requested by the Collateral Agent in respect of the mortgages (including flood determinations and flood insurance as required by Regulation H). Following the issuance of the Secured Initial Notes, the Collateral Agent and the Issuer agreed to extend each of the 270 day time periods referenced above to December 31, 2014. Until, and subject to the occurrence of, the delivery and recordation of mortgages (or amendment or restatement thereof), the Holders will not have a validly perfected security interest in the real property pledged to secure the Credit Agreement Obligations and the Obligations in respect of the Secured Notes and the related guarantees. See “Collateral Documents” below.

The Collateral will not include, among other things, the following property and assets of the Issuer and the Guarantors (collectively, the “Excluded Assets”):

(1)

any General Intangible, Instrument, license, property right, permit or any other contract or agreement to which a Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest will constitute or result in (x) the abandonment, invalidation or unenforceability of any right, title or interest of the Grantor therein, (y) a violation of a valid and enforceable restriction in respect of such General Intangible, Instrument, license, property right, permit or any other contract or agreement or other such rights (1) in favor of a third party or (2) under any law, regulation, permit, order or decree of any Governmental Authority or (z) a breach or termination (or result in any party thereto having the right to terminate) pursuant to the terms of, or a default under, such General Intangible, Instrument, license, property right, permit or any other contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to the New York UCC or any other applicable law or principles of equity); provided, however, that such property or asset will become Collateral immediately at such time as the condition causing such abandonment, invalidation, unenforceability or breach or termination, as the case may be, is remedied and, to the extent severable, any portion of such General Intangible, Instrument, license, property right, permit or any other contract or agreement that does not result in any of the consequences specified in the immediately preceding clause (x), (y) or (z), including any proceeds of such General Intangible, Instrument, license, property rights, permit or any other contract or agreement, will become Collateral immediately;

(2)	more than 65% of the outstanding voting Capital Stock in any Foreign Subsidiary of the Issuer;

(3)	any Capital Stock in any Non-Significant Subsidiary;

(4)	any Capital Stock in certain Subsidiaries of the Issuer engaged in certain securitization transactions or certain non-wholly owned Subsidiaries of the Issuer to the extent the pledge of the Capital Stock in such Subsidiary is prohibited by any applicable Contractual Obligation or requirement of law;

(5)	any vehicle or other asset subject to certificate of title;

(6)	any asset that requires perfection through control agreements (including, to the extent required in the relevant jurisdiction for deposit accounts and investment property);

(7)	any minority Capital Stock;

(8)	any assets with respect to which the Collateral Agent shall reasonably determine that the cost of creating and/or perfecting a security interest therein is excessive in relation to the benefit to the Secured Parties or that the granting or perfection of a security interest therein would violate applicable law or regulation;

(9)	any assets (other than any General Intangible, Instrument, license, property right, permit or any other contract or agreement) owned by any Grantor that are subject to certain purchase money liens and liens existing at the time the relevant asset was acquired, in each case, permitted by Section 6.02(c) or 6.02(n) of the Credit Agreement, to the extent and for so long as such Lien exists and the terms of the indebtedness or other obligations secured thereby prevent the grant of a security interest in such assets to secure First Lien Obligations; and

(10)	Excluded Stock Collateral but only to the extent that the inclusion of such Excluded Stock Collateral in the Collateral would require the Issuer to file separate financial statements for any subsidiary with the SEC.

The security interests securing the Secured Notes and the Secured Note Guarantees will be subject to all Permitted Liens and other Liens permitted by the Secured Notes Indenture, certain of which, such as Liens arising as a matter of law, will have priority over the security interests securing the Secured Notes and the Secured Note Guarantees.

The Issuer and the Guarantors will be able to incur additional Indebtedness in the future that could equally and ratably share in the Collateral. The amount of such Indebtedness will be limited by the covenants described under “—Certain Covenants—Limitation on Indebtedness” and “—Certain Covenants—Limitation on Liens.” The amount of such Indebtedness could be significant.

After-Acquired Property

Subject to certain exceptions and limitations, including those described below, if the Issuer or any Guarantor acquires any property which is of a type constituting Collateral under the Collateral Agreement or any other Notes Collateral Document (excluding, for the avoidance of doubt, any Excluded Assets), it will be required to execute and deliver such security instruments, financing statements and such certificates and opinions of counsel and take all other actions as are required under the Secured Notes Indenture and the Notes Collateral Documents to vest in the Collateral Agent a perfected security interest (subject to Permitted Liens and other Liens permitted by the Secured Notes Indenture, which include certain purchase money security interests) in such after-acquired property and to have such after-acquired property included as part of the Collateral, and thereupon all provisions of the Notes Collateral Documents and the Secured Notes Indenture relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect. However, no such after-acquired property will secure the Secured Notes prior to the time, if any, that such property is pledged to secure the Credit Agreement Obligations and no Grantor will be required to mortgage real property acquired after the Issue Date at all if (a) such property has a fair market value of less than $10.0 million, (b) such property is secured by certain liens permitted under the Credit Agreement or (c) the Issuer intends to sell such property within six months. The Collateral Agent has no duty to monitor, and there can be no assurance that the Issuer will inform the Collateral Agent of, the future acquisition of property that is of a type constituting Collateral. Accordingly, there can be no assurance that the actions required to properly perfect a security interest in any such after-acquired property will be taken.

Collateral Documents

On the Issue Date, the Issuer designated the Obligations in respect of the Secured Initial Notes and the Secured Note Guarantees and substantially concurrently with the issuance of any Secured Exchange Notes the Issuer will designate the Obligations in respect of the Secured Exchange Notes and the Secured Note Guarantees as “Pari Passu Debt Obligations” under the Collateral Agreement. The Collateral Agent, the Issuer and the Guarantors entered into the Collateral Agreement and the other existing Credit Agreement Collateral Documents to provide for the security interests that secure the Credit Agreement Obligations and such Collateral Agreement will also provide for certain of the security interests that will secure the Secured Notes and the Secured Note Guarantees. The Issuer, the Guarantors and the Collateral Agent have and/or will enter into, amend, supplement or otherwise modify one or more other Notes Collateral Documents to further provide for certain of the security interests that will secure the Secured Notes and the Secured Note Guarantees, unless delayed as described below. These security interests, once established, will secure the payment and performance when due of all of the Obligations of the Issuer and the Guarantors in respect of the Secured Notes and the Secured Note Guarantees, as well as the Credit Agreement Obligations and Obligations in respect of the Existing Secured Notes (and the related guarantees) and in the future may secure other First Lien Obligations, in each case as provided in the Collateral Documents. The Secured Notes Indenture requires the Issuer to use commercially reasonable efforts to complete or cause to be completed on or prior to the Issue Date all filings and other similar actions required or desirable on its part in connection with the creation, perfection, protection and/or reaffirmation of such security interests; provided, however, that the Issuer has up to (i) 270 days following the Issue Date (or such longer period as the Collateral Agent may agree to in its sole discretion) to complete or cause to be completed those actions required to deliver and record amended or amended and restated mortgages with respect to each Mortgaged Property and (ii) 270 days following the Issue Date (or such longer period as the Collateral Agent may agree to in its sole discretion) to complete or cause to be completed those actions required to deliver and record mortgages with respect to each HMA Mortgaged Property, in each case to secure the Obligations in respect of the Secured Notes and the Secured Note Guarantees. Following the issuance of the Secured Initial Notes, the Collateral Agent and the Issuer agreed to extend each of the 270 day time periods referenced above to December 31, 2014. The creation and perfection of any security interests (including mortgages) after the Issue Date increases the risk that such security interests could be avoided in connection with any bankruptcy or insolvency proceedings involving the Issuer or any Guarantor. These security interests, individually or in the aggregate, will constitute a significant portion of the value of the Collateral.

By accepting a Secured Note, each Holder will be deemed to have irrevocably appointed the Collateral Agent to act as its agent under the Notes Collateral Documents and irrevocably authorized the Collateral Agent to (i) perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Notes Collateral Documents or other documents to which it is a party, together with any other incidental rights, powers and discretions and (ii) execute each document expressed to be executed by the Collateral Agent on its behalf. Since the Holders are not parties to the Notes Collateral Documents, such Holders may not, individually or collectively, take any direct action to enforce any rights in their favor under the Notes Collateral Documents. The Holders may only act by instruction to the Trustee, which shall instruct the Collateral Agent.

On the Issue Date, the Trustee executed a joinder to the First Lien Intercreditor Agreement dated as of August 17, 2012 (as the same may be amended or supplemented from time to time, the “Intercreditor Agreement”), among the Collateral Agent, the Credit Agreement Administrative Agent, as Representative of the Credit Agreement Secured Parties (the “Credit Agreement Authorized Representative”), the Trustee, as Representative of the Notes Secured Parties and Regions Bank, as trustee of the Existing Secured Notes (the “Existing Secured Notes Trustee”) and as Representative of the Existing Secured Notes Secured Parties, with respect to the Shared Collateral (as defined below), which may be further amended or supplemented from time to time without the consent of the Holders to add other parties holding other First Lien Obligations (or their respective representatives) permitted to be incurred and permitted to be secured by the Collateral under the Secured Notes Indenture, the indenture governing the Existing Secured Notes, the Credit Agreement and any other then existing First Lien Debt Documents (such other obligations, “Additional First Lien Obligations”). Generally, “Shared Collateral” means, at any time, Collateral in which the holders of two or more classes of First Lien Obligations (or their authorized representatives) hold a valid and perfected security interest.

So long as no event of default shall have occurred and be continuing, and subject to certain terms and conditions, the Grantors will be entitled to exercise any voting and other consensual rights pertaining to all Capital Stock pledged pursuant to the Notes Collateral Documents and to remain in possession and retain exclusive control over the Collateral (other than as set forth in the Notes Collateral Documents), to operate the Collateral, to alter the Collateral and to collect, invest and dispose of any income thereon. The Notes Collateral Documents, however, generally require the Issuer and the Guarantors to deliver to the Collateral Agent, and for the Collateral Agent to maintain in its possession, certificates evidencing pledges of Capital Stock and intercompany indebtedness to the extent such Capital Stock and Indebtedness are certificated. Subject to the intercreditor provisions described below, upon the occurrence and during the continuance of an event of default, to the extent permitted by law and subject to the provisions of the Notes Collateral Documents:

(i)	all of the rights of the Grantors to exercise voting or other consensual rights and powers with respect to all Capital Stock included in the Collateral shall cease, and all such rights will become vested in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights and powers; and

(ii)	the Collateral Agent may take possession of and sell the Collateral or any part thereof in accordance with the terms of applicable law and the Notes Collateral Documents.

Subject to applicable laws and the intercreditor arrangements described below and any Permitted Liens, upon the occurrence and during the continuance of an event of default, the Collateral Agreement provides that the Collateral Agent may foreclose upon and sell the applicable Collateral and distribute the net proceeds of any such sale to the Credit Agreement Secured Parties, the Existing Secured Notes Secured Parties, the Notes Secured Parties and the Pari Passu Secured Parties. Subject to the intercreditor arrangements described below, in the event of the enforcement of the security interests following an event of default, the Collateral Agent, in accordance with the provisions of the Secured Notes Indenture and the Collateral Agreement, will have absolute discretion in determining the time and method by which the security interests in the Collateral will be enforced and, if applicable, the time of application of all cash proceeds (after payment of the costs of enforcement and collateral administration) of the Collateral received by it under the Collateral Documents for the ratable benefit of the Credit Agreement Secured Parties, the Notes Secured Parties, the Existing Secured Notes Secured Parties and

the Pari Passu Secured Parties in accordance with the Collateral Agreement. Accordingly, any proceeds received upon a realization of the Collateral securing the Secured Notes and such other Obligations will be applied, subject to the intercreditor arrangements described below, as follows:

first, to the payment of all reasonable out-of-pocket costs and expenses incurred by the administrative agent under the Credit Agreement (the “Credit Agreement Administrative Agent”), the Existing Secured Notes Trustee, the Trustee, the Collateral Agent and any other representative in respect of any Pari Passu Debt Obligations in connection with the collection, sale, foreclosure or realization or otherwise in connection with the Collateral Agreement, any other Collateral Documents, the Secured Notes Indenture, the Credit Agreement, the indenture governing the Existing Secured Notes, any Pari Passu Agreement or any of the Obligations related thereto, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Credit Agreement Administrative Agent, the Trustee, the Existing Secured Notes Trustee, the Collateral Agent and any other representative in respect of any Pari Passu Debt Obligations on behalf of the Issuer or a Guarantor and any other reasonable out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy under the Collateral Agreement, the Secured Notes Indenture, any Pari Passu Agreement or other agreement related to the Credit Agreement or Existing Secured Notes;

second, to the payment in full of the unfunded advances/participations in respect of unreimbursed swingline loans and letters of credit under the Credit Agreement owed to the Credit Agreement Administrative Agent, the swingline lenders under the Credit Agreement and the issuing banks under the Credit Agreement;

third, to the payment in full of all other Credit Agreement Obligations, the Obligations in respect of the Existing Secured Notes (and the related guarantees), the Obligations in respect of the Secured Notes and the Secured Note Guarantees and any Pari Passu Debt Obligations (the amounts so applied to be distributed among the Credit Agreement Secured Parties, the Existing Secured Notes Secured Parties, the Notes Secured Parties and the Pari Passu Secured Parties pro rata in accordance with the amounts of the obligations owed to them on the date of such distribution); and

fourth, to the extent of the balance of such proceeds after application in accordance with the foregoing, to the Issuer or such Guarantor, as applicable, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Further Assurances

The Collateral Agreement and the Secured Notes Indenture provide that the Issuer and the Guarantors shall, at their sole expense, take all actions that may be required under applicable law, or that the Trustee or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Secured Notes Indenture and in order to grant, preserve, protect and perfect the validity and first-priority of the security interests created or intended to be created by the Notes Collateral Documents. As necessary, or upon reasonable request of the Collateral Agent, the Issuer and the Guarantors shall, at their sole expense, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust).

Substantially concurrently with the issuance of any Secured Exchange Notes, (i) the Issuer will designate the Secured Exchange Notes as “Pari Passu Debt Obligations” under the Collateral Agreement and (ii) the Issuer and the Guarantors will (x) execute and deliver to the Collateral Agent a reaffirmation agreement relating to the Collateral Agreement and the other Notes Collateral Documents and (y) subject to the immediately succeeding sentence, enter into, amend, supplement or otherwise modify such Notes Collateral Documents and take all other actions that may be required under the Notes Collateral Documents or that the Trustee or the Collateral Agent may reasonably request to the extent necessary to secure the Secured Exchange Notes with a first-priority lien on the Collateral that secures, or is intended to secure, the Secured Initial Notes. Notwithstanding anything to the contrary herein, to the extent that any Mortgaged Property exists on the date the Secured Exchange Notes are issued and the Issuer and the Guarantors have complied with the obligations in respect of such Mortgaged Property described above under “—Collateral Documents” prior to such date, the Issuer and the Guarantors will be required to enter into, amend, supplement or otherwise modify a mortgage in respect of such Mortgaged Property at the reasonable request of the Collateral Agent as promptly as practicable after the issuance of such Secured Exchange Notes to confirm that the Obligations in respect of the Secured Exchange Notes are secured by a first-priority lien on such Mortgaged Property.

Pari Passu Intercreditor Arrangements

On the Issue Date, the Trustee executed a joinder to the Intercreditor Agreement, with respect to the Collateral, which may be further amended or supplemented from time to time without the consent of the Holders to add other parties holding Additional First Lien Obligations (or their respective representatives).

Under the Intercreditor Agreement, the Holders will be represented by the Trustee, the Credit Agreement Secured Parties will be represented by the Credit Agreement Authorized Representative, the holders of the Existing Secured Notes will be represented by the Existing Secured Notes Trustee and the holders of each class of Additional First Lien Obligations will be represented by their respective designated agent (each, a “Representative”). The Intercreditor Agreement provides for the priorities and other relative rights among the Holders and the holders of other First Lien Obligations, including, among other things, that:

(1) notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens on the Shared Collateral securing any First Lien Obligations, the Liens securing all such First Lien Obligations shall be of equal priority; and

(2) any First Lien Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, in each case, to the extent permitted by the Secured Notes Indenture, the Credit Agreement, the indenture governing the Existing Secured Notes and any other First Lien Debt Documents, without affecting the relative priority with respect to other First Lien Obligations or the relative rights under the Intercreditor Agreement.

The Intercreditor Agreement also provides that only the “Applicable Authorized Representative” has the right to direct foreclosures and take other actions with respect to the Shared Collateral and that none of the other holders of First Lien Obligations or representatives in respect thereof will have any right to direct foreclosures or take such other actions. The Credit Agreement Administrative Agent will be the Applicable Authorized Representative until the earlier of (i) the date that all obligations in respect of the Credit Agreement are no longer secured by the Shared Collateral (the “Discharge of Credit Agreement Obligations”) and (ii) the Non-Controlling Authorized Representative Enforcement Date (such earlier date, the “Applicable Authorized Agent Date”). At all times following the Applicable Authorized Agent Date, the Applicable Authorized Representative will be the Representative of the series of First Lien Obligations (other than the Credit Agreement Obligations) that at such time constitutes the largest outstanding principal amount of any then-outstanding series of First Lien Obligations.

The “Non-Controlling Authorized Representative Enforcement Date” is the date that is 90 days (throughout which 90-day period the Representative that is to replace the Applicable Authorized Representative was the Representative of the First Lien Obligations that constitute the largest outstanding principal amount of any then-outstanding series of First Lien Obligations (other than the Credit Agreement Obligations) (the “Major Non-Controlling Authorized Representative”)) after the occurrence of both (a) an event of default under the terms of that class of First Lien Obligations and (b) the Collateral Agent’s and each other Representative’s receipt of written notice from that Representative certifying that (i) such Representative is the Major Non-Controlling Authorized Representative and that an event of default with respect to such First Lien Obligations has occurred and is continuing and (ii) such First Lien Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the agreement governing those First Lien Obligations; provided, however, that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Collateral Agent or the Applicable Authorized Representative has commenced and is pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Issuer or any Guarantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

The Applicable Authorized Representative under the Intercreditor Agreement will have the sole right to instruct the Collateral Agent to act or refrain from acting with respect to the Shared Collateral, and the Collateral Agent will not follow any instructions with respect to such Shared Collateral from any other Person. No Representative of any First Lien Obligations or other Secured Party (other than the Applicable Authorized Representative) will be entitled to instruct the Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interests in or realize upon, or take any other action available to it in respect of, the Shared Collateral. Subject to the foregoing, notwithstanding the equal priority of the Liens, the Collateral Agent, acting on the instructions of the Applicable Authorized Representative, may deal with the Shared Collateral as if such Collateral Agent had a senior Lien on such Shared Collateral. No Representative of any First Lien Obligations or Non-Controlling Secured Party (other than the Applicable Authorized Representative) may contest, protest or object to any foreclosure proceeding or action brought by the Applicable Authorized Representative, a Controlling Secured Party or the Collateral Agent (acting on the instructions of the Applicable Authorized Representative). The Collateral Agent and each other Representative will agree that it will not accept any Lien on any Collateral for the benefit of the Holders (other than funds deposited for the discharge or defeasance of any First Lien Obligation or cash collateral in connection with a letter of credit or in connection with the obligations of a defaulting lender) other than pursuant to the Collateral Documents. Each holder of First Lien Obligations, including the Holders of the Secured Notes by acceptance thereof, will be deemed to have agreed that it will not contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any other holder of such First Lien Obligations in all or any part of the Collateral, or any of the provisions of the Intercreditor Agreement.

If an event of default has occurred and is continuing under any documentation evidencing or governing any First Lien Obligations and the Collateral Agent is taking action to enforce rights in respect of any Collateral, any distribution is made with respect to any Shared Collateral in any bankruptcy case of the Issuer or any Grantor or any Secured Party receives any payment pursuant to any intercreditor agreement other than the Intercreditor Agreement with respect to any Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by the Collateral Agent or any other holder of such First Lien Obligations and proceeds of any such distribution, as applicable, will be applied among the First Lien Obligations to the payment in full of such First Lien Obligations on a ratable basis, after payment of all amounts owing to the Collateral Agent and the other Representatives, in their capacities as such.

None of the holders of First Lien Obligations may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other holder of First Lien Obligations seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral. In addition, none of the holders of First Lien Obligations may seek to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. None of the Collateral Agent, any Applicable Authorized Representative or any other Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Applicable Authorized Representative or other Secured Party with respect to any Shared Collateral in accordance with the provisions of the Intercreditor Agreement. If any holder of First Lien Obligations obtains possession of any Shared Collateral or realizes any proceeds or payment in respect thereof, in each case, as a result of the enforcement of remedies, at any time prior to the discharge of each of the First Lien Obligations, then it must hold such Shared Collateral, proceeds or payment in trust for the other holders of First Lien Obligations and promptly transfer such Shared Collateral, proceeds or payment to the Collateral Agent to be distributed in accordance with the Collateral Documents.

If, at any time the Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Liens in favor of each series of First Lien Obligations upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be allocated and applied pursuant to the Intercreditor Agreement. The Collateral Agent and each Representative will agree to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Authorized Representative to evidence and confirm any release of Shared Collateral provided for in the Intercreditor Agreement.

If the Issuer or any Grantor becomes subject to any bankruptcy case, the Intercreditor Agreement provides that if the Issuer or any Grantor, as debtor(s)-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, the Secured Parties agree that they will not object to any such financing or to the Liens on the Shared Collateral securing the same (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Applicable Authorized Representative opposes or objects to such DIP Financing or such DIP Financing Liens or such use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth in the Intercreditor Agreement), in each case so long as:

(A) each series of the Secured Parties retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case;

(B) each series of the Secured Parties are granted Liens on any additional collateral pledged to any Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the Secured Parties as set forth in the Intercreditor Agreement;

(C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to the Intercreditor Agreement; and

(D) if any Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to the Intercreditor Agreement;

provided that each series of the Secured Parties will have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Secured Parties of such series or its Representative that do not constitute Shared Collateral; and provided, however, that the Secured Parties receiving adequate protection shall not object to any other Secured Party receiving adequate protection comparable to any adequate protection granted to such Secured Parties in connection with a DIP Financing or use of cash collateral.

Notwithstanding the foregoing, the holders of each series of First Lien Obligations (and not the Secured Parties of any other series) will bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such series are unenforceable under applicable law or are subordinated to any other obligations (other than another series of First Lien Obligations), (y) any of the First Lien Obligations of such series do not have an enforceable security interest in any of the Collateral securing any other series of First

Lien Obligations and/or (z) any intervening security interest that may exist securing other obligations (other than another series of First Lien Obligations) on a basis ranking prior to the security interest of such series of First Lien Obligations but junior to the security interest of any other series of First Lien Obligations and (ii) the existence of any Collateral for any other series of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clause (i) or (ii) with respect to any series of First Lien Obligations, an “Impairment” of such series). In the event of any Impairment with respect to any series of First Lien Obligations, the results of such Impairment will be borne solely by the holders of such series of First Lien Obligations, and the rights of the holders of such series of First Lien Obligations (including the right to receive distributions in respect of such series of First Lien Obligations pursuant to the terms of the Intercreditor Agreement) set forth in the Intercreditor Agreement will be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the series of such First Lien Obligations subject to such Impairment. Accordingly, with respect to any Shared Collateral for which a third party (other than a Secured Party) has a lien or security interest that is junior in priority to the security interest of any series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other series of First Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the proceeds distributed in respect of the series of such First Lien Obligations subject to such impairment from the Shared Collateral. Additionally, in the event the First Lien Obligations of any series are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the Collateral Documents governing such First Lien Obligations will refer to such First Lien Obligations or such documents as so modified.

Certain Limitations on the Collateral

No appraisals of any of the Collateral have been prepared by or on behalf of the Issuer or any Guarantor in connection with the issuance of the Secured Notes. The value of the Collateral in the event of liquidation will depend on many factors. Consequently, liquidating the Collateral may not produce proceeds in an amount sufficient to pay any amounts due on the Secured Notes. See “Risk Factors—Risks Related to Collateral Arrangements on the Secured Exchange Notes—The collateral may not be valuable enough to satisfy all the obligations secured by such collateral and, in certain circumstances, can be released without the consent of the trustee or the holders of the Secured Exchange Notes.”

The fair market value of the Collateral is subject to fluctuations based on a number of factors, including, among others, prevailing interest rates, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral will be dependent on numerous factors, including the actual fair market value of the Collateral at such time, the timing and the manner of the sale and the availability of buyers. By its nature, some of the Collateral may be illiquid and may have no readily ascertainable market value or market. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay the Issuer’s and the Guarantors’ Obligations in respect of the Secured Notes and the Secured Note Guarantees. Any claim for the difference between the amount, if any, realized by Holders from the sale of Collateral securing the Secured Notes and the Obligations in respect of the Secured Notes and the Secured Note Guarantees will rank equally in right of payment with all of the Issuer’s and the Guarantors’ other unsecured senior debt and other unsubordinated obligations, including trade payables. To the extent that third parties establish Liens on the Collateral, such third parties could have rights and remedies with respect to the assets subject to such Liens that, if exercised, could adversely affect the value of the Collateral or the ability of the Collateral Agent or the Holders to realize or foreclose on the Collateral. The Issuer may also issue additional Secured Notes after the Issue Date as described above or otherwise incur Obligations which would be secured by the Collateral, the effect of which would be to increase the amount of Indebtedness secured equally and ratably by the Collateral. The ability of the Holders to realize on the Collateral may also be subject to certain bankruptcy law limitations in the event of a bankruptcy. See “—Certain Bankruptcy Limitations.”

Limitation on Collateral Consisting of Subsidiary Securities

The Secured Exchange Notes are subject to Rule 3-16 of Regulation S-X under the Securities Act. Accordingly, under the terms of the Secured Notes Indenture, the stock, other Capital Stock and other securities of a Subsidiary of Holdings otherwise constituting Collateral will constitute Collateral for the benefit of the Holders only to the extent that such stock, Capital Stock and other securities can secure the Secured Notes without Rule 3-16 of Regulation S-X under the Securities Act (or any other U.S. Federal law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other U.S. Federal government agency). In the event that Rule 3-16 of Regulation S-X under the Securities Act (or any such other U.S. Federal law, rule or regulation) requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary’s stock, Capital Stock or other securities secure the Secured Notes, then the stock, Capital Stock and other securities of such Subsidiary shall automatically be deemed not to be part of the Collateral for the benefit of the Holders (but only to the extent necessary to not be subject to such requirement) and such excluded portion of the stock, Capital Stock and other securities is referred to as the “Excluded Stock Collateral.”

However, if Rule 3-16 of Regulation S-X under the Securities Act is thereafter amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any law, rule or regulation is adopted, which would permit) such Subsidiary’s stock, Capital Stock and other securities to secure the Secured Notes in excess of the amount then pledged without filing with the SEC (or any other U.S. Federal governmental agency) of separate financial statements of such Subsidiary, then the stock, Capital Stock and other securities of such Subsidiary shall automatically be deemed to be a part of the Collateral for the benefit of the Holders (but only to the extent necessary to not be subject to any such financial statement requirement).

In accordance with the limitations described in the two immediately preceding paragraphs, the Collateral for the benefit of the Holders includes stock, other Capital Stock and other securities of certain existing and future Subsidiaries of Holdings only to the extent that the par value, book value as carried by us or market value, whichever is greatest, of such stock, other Capital Stock and other securities (on a Subsidiary-by-Subsidiary basis) is less than 20% of the aggregate principal amount of the Secured Notes outstanding. As a result, holders of the Secured Exchange Notes could lose a significant portion of their security interest in the stock, equity interests or other securities of those subsidiaries whose stock or other securities would otherwise be pledged following the time of registration. In addition, the list of our subsidiaries whose pledged stock or other securities is limited by the provision related to Rule 3-16 of Regulation S-X noted above may change as the applicable value of such pledged stock or other securities or the outstanding principal amount of the Secured Exchange Notes changes. We conduct substantially all of our business through our subsidiaries, some of which may have capital stock with a value in excess of 20% of the aggregate principal amount of the Secured Notes. The lenders under the Credit Faclity are not subject to such limitation and thus may have more valuable security interests and different interests as a result thereof. See “Risk Factors—Risks Related to Collateral Arrangements on the Secured Notes—The securities of our subsidiaries that would otherwise be pledged to secure the Secured Exchange Notes, subject to certain exceptions, will not be included in the collateral to the extent and for so long as that pledge would require the filing of separate financial statements with the SEC for that subsidiary. As a result, the Secured Exchange Notes may be secured by less collateral than the Credit Facility and certain of our other first lien obligations.”

Certain Bankruptcy Limitations

In addition to the limitations described above, the right of the Collateral Agent to obtain possession, exercise control over or dispose of the Collateral following an event of default is likely to be significantly impaired by applicable bankruptcy law if the Issuer or any Guarantor were to have become a debtor under the U.S. Bankruptcy Code prior to the Collateral Agent having obtained possession, exercised control over or disposed of the Collateral. Upon the commencement of a case for relief, under the U.S. Bankruptcy Code, a secured creditor is prohibited by the automatic stay from obtaining possession of its collateral from a debtor in a bankruptcy case, or from exercising control over or disposing of collateral taken from such debtor, without bankruptcy court approval. Moreover, the U.S. Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.”

The term “adequate protection” is not defined in the U.S. Bankruptcy Code, but it includes making periodic cash payments, providing an additional or replacement Lien or granting other relief, in each case to the extent that the collateral decreases in value during the pendency of the bankruptcy case as a result of, among other things, the imposition of the automatic stay, the use, sale or lease of such collateral or any grant of a “priming lien” in connection with DIP Financing. The type of adequate protection provided to a secured creditor will vary according to the circumstances. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or when the Collateral Agent could repossess or dispose of the Collateral, or whether or to what extent Holders would be compensated for any delay in payment or decrease in value of the Collateral through the requirement of “adequate protection.”

Furthermore, in the event a bankruptcy court determines the value of the Collateral (after giving effect to any prior or pari passu Liens) is not sufficient to repay all amounts due on the Secured Notes, the Holders would hold secured claims to the extent of the value of the Collateral and would hold unsecured claims with respect to any shortfall. Under the U.S. Bankruptcy Code, a secured creditor’s claim includes interest and any reasonable fees, costs or charges provided for under the agreement under which such claim arose only if and to the extent the claims are oversecured. In addition, if the Issuer or the Guarantors were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may void certain prepetition transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be preferences or fraudulent conveyances. See “Risk Factors—Risks Related to the Exchange Notes and Our Indebtedness—Federal and state statutes allow courts, under specific circumstances, to void the Exchange Notes, guarantees or, in the case of the Secured Exchange Notes, security interests and courts could require noteholders to return payments received from us or the guarantors.”

In the event the Issuer or any Guarantor becomes a debtor in a bankruptcy case, the Issuer or such Guarantor may enter into DIP Financing in such case. As a result of such DIP Financing, the Liens on the Collateral securing the Secured Notes and the Secured Note Guarantees may, without any further action or consent by the Trustee, the Collateral Agent or the Holders, be made junior and subordinated to Liens granted to secure such DIP Financing so long as the Issuer or the applicable Guarantor can show that (i) it could not obtain credit otherwise and (ii) there is adequate protection of the interest of the holder of the Lien on the assets on which such priming Lien is proposed to be granted. In addition, as described under “—Pari Passu Intercreditor Arrangements,” pursuant to the Intercreditor Agreement, Holders will not be permitted to object to certain DIP Financings and may be required to subordinate their Liens in connection with certain DIP Financings. See “Risk Factors—Risks Related to the Collateral Arrangements on the Secured Notes—Bankruptcy laws may limit the ability of holders of the Secured Exchange Notes to realize value from the collateral.”

Release

The Liens on the Collateral will be released with respect to the Secured Notes and the Secured Note Guarantees:

(i)	in whole, upon payment in full of the principal of, accrued and unpaid interest, if any, and premium, if any, on the Secured Notes;

(ii)	in whole, upon satisfaction and discharge of the Secured Notes Indenture as described under “—Satisfaction and Discharge”;

(iii)	in whole, upon a legal defeasance or covenant defeasance as described under “—Defeasance”;

(iv)	in part, as to any property or asset constituting Collateral (A) that is sold or otherwise disposed of or deemed disposed of in a transaction permitted by “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock,” (B) that is owned by a Subsidiary Guarantor to the extent such Subsidiary Guarantor has been released from its Secured Note Guarantee in accordance with the Secured Notes Indenture or (C) otherwise in accordance with, and as expressly provided for under, the Secured Notes Indenture and the Collateral Documents;

(v)	as described under “—Pari Passu Intercreditor Arrangements”;

(vi)	with respect to any particular item of Collateral, upon release by the Collateral Agent of the liens on such item of Collateral securing the Credit Agreement Obligations and the substantially concurrent release of the liens on such item of Collateral securing any other First Lien Obligations (other than the Secured Notes); provided, however, that there is then outstanding under the Credit Agreement aggregate debt and debt commitments in an amount that exceeds the aggregate principal amount of the then outstanding Secured Notes; provided, further, however that this clause (vi) shall not apply with respect to a release of all or substantially all of the Collateral;

(vii)	to the extent any particular item of Collateral becomes an Excluded Asset;

(viii)	as described under “Certain Covenants—Suspension of Covenants and Release of Collateral and Guarantees on Achievement of Investment Grade Status”; provided that the Liens on the Collateral in favor of the Secured Notes will be reinstated upon the occurrence of the Reversion Date; or

(ix)	as described under “—Amendments and Waivers.”

Upon any sale or disposition of Collateral in compliance with the Secured Notes Indenture and the Collateral Documents, the Liens in favor of the Collateral Agent on such Collateral and (subject to the provisions described under “—After-Acquired Property”) all proceeds thereof shall automatically terminate and be released and the Collateral Agent will execute and deliver such documents and instruments as the Issuer and the Guarantors may request to evidence such termination and release (without recourse or warranty) without the consent of the Holders.

To the extent required by law, the Issuer will furnish to the Collateral Agent and the Trustee, prior to each proposed release of Collateral pursuant to the Collateral Documents and the Secured Notes Indenture, an Officers’ Certificate and Opinion of Counsel and such other documentation as is required by the Secured Notes Indenture.

To the extent required by law, the Issuer will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Collateral Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an Officer except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee.

Notwithstanding anything to the contrary in the preceding paragraph, the Issuer will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to the released Collateral.

The Issuer will not be required to comply with TIA §314(d) with respect to any of the following:

(a)	cash payments (including for the scheduled repayment of Indebtedness) in the ordinary course of business or consistent with past practice;

(b)	sales or other dispositions of inventory in the ordinary course of business or consistent with past practice;

(c)	collections, sales or other dispositions of accounts receivable in the ordinary course of business or consistent with past practice; and

(d)	sales or other dispositions in the ordinary course of business or consistent with past practice of any property the use of which is no longer necessary or desirable in, and is not material to, the conduct of the business of the Issuer and its Subsidiaries;

provided, however, the Issuer’s right to rely on the above will be conditioned upon the Issuer’s delivering to the Trustee, within 30 calendar days following the end of each fiscal year, an Officers’ Certificate to the effect that all releases during such period in respect of which the Issuer did not comply with TIA §314(d) in reliance on the above were made in the ordinary course of business or consistent with past practice.

The Issuer will otherwise comply with the provisions of TIA §314.

Book-Entry, Delivery and Form

Except as set forth below, Secured Exchange Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Secured Exchange Notes initially will be represented by one or more global notes in registered form without interest coupons (collectively referred to herein as the “Global Notes.” The Global Notes will be deposited upon issuance with the Trustee as custodian of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Secured Notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Secured Notes in certificated form.

Depository Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have Secured Notes registered in their names, will not receive physical delivery of Secured Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Secured Notes Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and Additional Interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Secured Notes Indenture. Under the terms of the Secured Notes Indenture, the Issuer and the Trustee will treat the Persons in whose names the Secured Notes, including the Global Notes, are registered as the owners of the Secured Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Secured Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Secured Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuer. Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Secured Notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to existing transfer restrictions under the Securities Act, transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the Issuer that it will take any action permitted to be taken by a Holder of Secured Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Secured Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Secured Notes, DTC reserves the right to exchange the Global Notes for legended Secured Notes in certificated form, and to distribute such Secured Notes to its Participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants, it is under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. Neither the Issuer nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

(2) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default with respect to the Secured Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Secured Notes Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend, unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Secured Notes Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Secured Notes.

Same Day Settlement and Payment

The Issuer will make payments in respect of the Secured Notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Issuer will make all payments of principal, interest and premium and Additional Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Secured Notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in the Secured Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Ranking

Senior Indebtedness versus Secured Notes

The Secured Notes will be senior secured obligations of the Issuer and will rank equal in right of payment to all of the Issuer’s existing and future indebtedness that is not subordinated in right of payment to the Secured Notes, will be senior to all of the Issuer’s existing and future indebtedness that is subordinated in right of payment to the Secured Notes and will be effectively senior to all of the Issuer’s existing and future unsecured indebtedness to the extent of the value of the assets securing the Secured Notes (after giving effect to the sharing of such value with holders of equal or prior ranking liens on such Collateral). The Secured Note Guarantees will be senior secured obligations of each Guarantor and will rank equal in right of payment to all of the existing and future indebtedness of each Guarantor that is not subordinated in right of payment to the applicable Secured Note Guarantee, will be senior to all of the existing and future indebtedness of each Guarantor that is subordinated in right of payment to the applicable Secured Note Guarantee and will be effectively senior to all of the existing and future unsecured indebtedness of each Guarantor to the extent of the value of the assets securing the applicable Secured Note Guarantee (after giving effect to the sharing of such value with holders of equal or prior ranking liens on such Collateral). The Secured Notes and the Secured Note Guarantees will be secured by liens on certain assets that also secure the Credit Agreement Obligations and the Obligations in respect of the Existing Secured Notes. The Secured Notes and the Secured Note Guarantees will be effectively junior in right of payment to liabilities of any subsidiary of Holdings that will not be the Issuer or a Guarantor. See “—Collateral” for a description of the Collateral and the lien priority with respect thereto.

As of June 30, 2014, the total liabilities of our Non-Guarantor Subsidiaries accounted for approximately $17.1 billion, or 75.3%, of our total liabilities. As of June 30, 2014, we had approximately $9.8 billion aggregate principal amount of senior secured indebtedness outstanding, approximately $6.2 billion of senior unsecured indebtedness outstanding and an additional approximately $917 million that we would have been able to borrow under our revolving credit facility.

Liabilities of Subsidiaries versus Notes

A substantial portion of our operations is conducted through our Subsidiaries. Some of our Subsidiaries will not Guarantee the Secured Notes, and, as described above under “—Guarantees,” the Secured Note Guarantee of a Subsidiary Guarantor may be released under certain circumstances. In addition, our future Subsidiaries may not be required to Guarantee the Secured Notes. Claims of creditors of such Non-Guarantors, including trade creditors and creditors holding indebtedness or Guarantees issued by such Non-Guarantors, and claims of preferred stockholders of such Non-Guarantors, generally will have priority with respect to the assets and earnings of such Non-Guarantors over the claims of our creditors, including holders of the Secured Notes. Accordingly, the Secured Notes will be structurally subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such Non-Guarantors.

Although the Secured Notes Indenture limits the incurrence of Indebtedness and preferred stock by certain of our Subsidiaries, such limitation is subject to a number of significant qualifications and exceptions. Such Indebtedness may be secured Indebtedness that has a prior or pari passu claim on the Collateral or a claim on assets not constituting Collateral. Any such claim on the Collateral by holders of such Indebtedness may provide those holders rights with respect to the Collateral, including enforcement of the related Liens, that may diminish the value of the Collateral in favor of the Secured Notes. Moreover, the Secured Notes Indenture does not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness under the Secured Notes Indenture. See “—Certain Covenants—Limitation on Indebtedness.”

Optional Redemption

Except as set forth in the next three paragraphs, the Secured Notes are not redeemable at the option of the Issuer.

At any time and from time to time prior to February 1, 2017, the Issuer may redeem the Secured Notes in whole or in part, at its option, upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount of the Secured Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest (including any Additional Interest), if any, to the redemption date.

At any time and from time to time on or after February 1, 2017, the Issuer may redeem the Secured Notes in whole or in part, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest (including any Additional Interest), if any, on the Secured Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on of the years indicated below:

Year	Percentage
2017	103.844%
2018	102.563%
2019	101.281%
2020 and thereafter	100.000%

At any time and from time to time prior to February 1, 2017, the Issuer may redeem Secured Notes with the net cash proceeds received by the Issuer from any Equity Offering (other than Excluded Contributions) at a redemption price (expressed as a percentage of principal amount) equal to 105.125% plus accrued and unpaid interest (including any Additional Interest), if any, to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the original aggregate principal amount of the Secured Notes (including Additional Secured Notes); provided that:

(1)	in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering, and

(2)	not less than 50% of the original aggregate principal amount of the Secured Notes issued under the Secured Notes Indenture remains outstanding immediately thereafter (excluding Secured Notes held by the Issuer or any of its Restricted Subsidiaries).

Notice of redemption will be provided as set forth under “—Selection and Notice” below.

Any redemption and notice of redemption may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent (including, in the case of a redemption related to an Equity Offering, the consummation of such Equity Offering).

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Secured Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Secured Notes will be subject to redemption by the Issuer.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Secured Notes or portions thereof called for redemption on the applicable redemption date.

Sinking Fund

The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Secured Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Secured Notes as described under the captions “—Change of Control” and “—Certain Covenants—Limitations on Sales of Assets and Subsidiary Stock.” The Issuer may at any time and from time to time purchase Secured Notes in the open market or otherwise.

Selection and Notice

If less than all of the Secured Notes are to be redeemed at any time, the Trustee will select the Secured Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Secured Notes are listed, as certified to the Trustee by the Issuer, and in compliance with the applicable requirements of DTC, or if the Secured Notes are not so listed or such exchange prescribes no method of selection and the Secured Notes are not held through DTC or DTC prescribes no method of selection, on a pro rata basis, subject to adjustments so that no Secured Note in an unauthorized denomination is redeemed in part; provided, however, that no Secured Note of $2,000 in aggregate principal amount or less will be redeemed in part.

Notices of redemption will be delivered electronically or mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Secured Notes to be redeemed at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Secured Notes or a satisfaction and discharge of the Secured Notes Indenture.

If any Secured Note is to be redeemed in part only, the notice of redemption that relates to that Secured Note will state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Secured Note will be issued in the name of the Holder thereof upon cancellation of the original Secured Note. In the case of a global note, an appropriate notation will be made on such Secured Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), Secured Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless the Issuer defaults in the payment of the redemption price, interest ceases to accrue on Secured Notes or portions of them called for redemption.

Change of Control

The Secured Notes Indenture provides that if a Change of Control occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding Secured Notes as described under “—Optional Redemption” and subject to the sixth succeeding paragraph, the Issuer will make an offer to purchase all of the Secured Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (including any Additional Interest), if any, to but excluding the date of repurchase, subject to the right of Holders of the Secured Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will deliver notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Secured Notes at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC, describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Secured Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Secured Notes Indenture and described in such notice.

The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Secured Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Secured Notes Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Secured Notes Indenture by virtue thereof.

Except as described above with respect to a Change of Control, the Secured Notes Indenture does not contain provisions that permit the Holders of the Secured Notes to require that the Issuer repurchase or redeem the Secured Notes in the event of a takeover, recapitalization or similar transaction.

The Credit Agreement provides, and future credit agreements or other agreements to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Secured Notes Indenture) and may prohibit or limit the Issuer from purchasing any Secured Notes pursuant to this covenant. In the event the Issuer is prohibited from purchasing the Secured Notes, the Issuer could seek the consent of its lenders to the purchase of the Secured Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, they will remain prohibited from purchasing the Secured Notes. In such case, the Issuer’s failure to purchase tendered Secured Notes would constitute an Event of Default under the Secured Notes Indenture.

Our ability to pay cash to the Holders of Secured Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. The Change of Control purchase feature of the Secured Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future.

Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Secured Notes Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Indebtedness” and “—Certain Covenants—Limitation on Liens.” Such restrictions in the Secured Notes Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Secured Notes then outstanding. Except for the limitations contained in such covenants, however, the Secured Notes Indenture will not contain any covenants or provisions that may afford Holders of the Secured Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Secured Notes Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Secured Notes validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption of all outstanding Secured Notes has been given pursuant to the Secured Notes Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in the payment of the redemption price on the applicable Redemption Date or the redemption is not consummated for any reason on or before the 60th day after such Change of Control. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

If Holders of not less than 90% in aggregate principal amount of the outstanding Secured Notes validly tender and do not withdraw such Secured Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Secured Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Secured Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest (including Additional Interest), if any, to but excluding the date of redemption.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and its Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Secured Notes may require the Issuer to make an offer to repurchase the Secured Notes as described above.

The provisions under the Secured Notes Indenture relative to the Issuer’s obligation to make an offer to repurchase the Secured Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Secured Notes then outstanding.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Secured Notes Indenture.

Suspension of Covenants and Release of Collateral and Guarantees on Achievement of Investment Grade Status

Following the first day after the Issue Date that:

(a)	the Secured Notes have achieved Investment Grade Status; and

(b)	no Default or Event of Default has occurred and is continuing under the Secured Notes Indenture,

then, beginning on that day and continuing until the Reversion Date (as defined below), the Secured Note Guarantees shall be released, the Liens on the Collateral securing the Secured Notes shall be released and the Issuer and its Restricted Subsidiaries will not be subject to the provisions of the Secured Notes Indenture summarized under the following headings (collectively, the “Suspended Covenants”):

•	“—Limitation on Restricted Payments,”

•	“—Limitation on Indebtedness,”

•	“—Limitation on Restrictions on Distributions from Restricted Subsidiaries,”

•	“—Limitation on Affiliate Transactions,”

•	“—Limitation on Sales of Assets and Subsidiary Stock,”

•	“—Limitation on Guarantees,” and

•	the provisions of clause (3) of the first paragraph of “—Merger and Consolidation.”

If at any time the Secured Notes cease to have such Investment Grade Status or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants, the Secured Note Guarantees and the Liens on the Collateral will thereafter be reinstated and, with respect to the Suspended Covenants, as if such covenants had never been suspended (the “Reversion Date”) and be applicable pursuant to the terms of the Secured Notes Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Secured Notes Indenture), unless and until the Secured Notes subsequently attain Investment Grade Status and no Default or Event of Default is in existence (in which event the Suspended Covenants, the Secured Note Guarantees and the Liens on the Collateral shall no longer be in effect for such time that the Secured Notes maintain an Investment Grade Status and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Secured Notes Indenture, the Secured Notes Registration Rights Agreement, the Secured Notes or the Secured Note Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the “Suspension Period.”

On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to the first paragraph of “—Limitation on Indebtedness” or one of the clauses set forth in the second paragraph of “—Limitation on Indebtedness” (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to the Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the first and second paragraphs of “—Limitation on Indebtedness,” such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4)(c) of the second paragraph of “—Limitation on Indebtedness.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenants described under “—Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period; provided, however, that, no Subsidiaries may be designated as Unrestricted Subsidiaries during the Suspension Period, unless such designation would have complied with the covenant described under “—Limitation on Restricted Payments” as if such covenant would have been in effect during such period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments.”

There can be no assurance that the Secured Notes will ever achieve or maintain Investment Grade Status.

Limitation on Indebtedness

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Issuer and any of the Subsidiary Guarantors may Incur Indebtedness (including Acquired Indebtedness), if on the date of such Incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries is greater than 2.00 to 1.00.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

(1)	Indebtedness of the Issuer and the Subsidiary Guarantors Incurred pursuant to any Credit Facility (including letters of credit or bankers’ acceptances issued or created under any Credit Facility), and any Guarantees by the Issuer or any Subsidiary Guarantor in respect of such Indebtedness, in a maximum aggregate principal amount of all Indebtedness incurred under this clause (1) and clause (15) below at any time outstanding not exceeding (i) $9,375.0 million, plus (ii) in the case of any refinancing of any Indebtedness permitted under this clause or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses Incurred in connection with such refinancing;

(2)	Guarantees by the Issuer or any Subsidiary Guarantor of Indebtedness of the Issuer or any Restricted Subsidiary so long as the Incurrence of such Indebtedness is permitted under the terms of the Secured Notes Indenture;

(3)	Indebtedness of the Issuer owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Issuer or any Restricted Subsidiary; provided, however, that:

(a)	any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Issuer or a Restricted Subsidiary; and

(b)	any sale or other transfer of any such Indebtedness to a Person other than the Issuer or a Restricted Subsidiary,

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be;

(4)

Indebtedness represented by (a) the Secured Notes (other than any Additional Secured Notes), including any Guarantee thereof, (b) any Secured Exchange Notes issued in exchange for such Secured Notes, including any Guarantee thereof, (c) any Indebtedness (other than Indebtedness incurred pursuant to clauses (1), (3) and (4)(a)) outstanding on the Issue Date (including the Unsecured Notes issued on the Issue Date), including any Guarantee thereof (including any exchange notes and related exchange guarantees issued in respect of such Unsecured Notes), (d) Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause, clause (5) of this paragraph (subject to the extent the Indebtedness being Refinanced was incurred under subclause (c) to clause (5) (or is Refinancing Indebtedness in respect thereof), to the requirements of subclause (c) to clause (5)) or clause (10) of this paragraph or Incurred pursuant to the first paragraph of this covenant, and (e) Management Advances;

(5)	(x) Indebtedness of the Issuer or any Subsidiary Guarantor Incurred or issued to finance an acquisition or (y) Acquired Indebtedness; provided, however, that after giving pro forma effect to such acquisition, merger or consolidation, and the Incurrence of such Indebtedness (including pro forma application of the proceeds thereof, either:

(a)	the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant,

(b)	the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries would not be lower than such ratio immediately prior to such acquisition, merger or consolidation, or

(c)	such Indebtedness constitutes Acquired Indebtedness (other than Indebtedness Incurred in contemplation of the transaction or series of related transactions pursuant to which such Persons became a Restricted Subsidiary or was otherwise acquired by the Issuer or a Restricted Subsidiary); provided that the only obligors with respect to such Indebtedness and any Refinancing Indebtedness in respect thereof shall be those Persons who were obligors of such Indebtedness prior to such acquisition, merger or consolidation;

(6)	Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(7)	Indebtedness represented by Capitalized Lease Obligations or Purchase Money Obligations in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, does not exceed the greater of (a) $1,100.0 million and (b) 4.0% of Total Assets at the time of Incurrence, and any Refinancing Indebtedness in respect thereof;

(8)	Indebtedness in respect of (a) workers’ compensation claims, self-insurance obligations, performance, indemnity, surety, judgment, appeal, advance payment, customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Issuer or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business or consistent with past practice, (b) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or consistent with past practice; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence; (c) customer deposits and advance payments received in the ordinary course of business or consistent with past practice from customers for goods or services purchased in the ordinary course of business or consistent with past practice; and (d) any customary treasury, depositary, cash management, automatic clearinghouse arrangements, overdraft protections, cash pooling or netting or setting off arrangements or similar arrangements in the ordinary course of business or consistent with past practice;

(9)	Indebtedness arising from agreements providing for guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Capital Stock of a Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition);

(10)	[reserved];

(11)	Indebtedness of Non-Guarantors in an aggregate amount not to exceed the greater of (a) $1,350.0 million and (b) 5.0% of the Total Assets at any time outstanding;

(12)	Indebtedness consisting of promissory notes issued by the Issuer or any of its Subsidiaries to any current or former employee, director or consultant of the Issuer, any of its Subsidiaries or any Parent Entity (or permitted transferees, assigns, estates, or heirs of such employee, director or consultant), to finance the purchase or redemption of Capital Stock of the Issuer or any Parent Entity that is permitted by the covenant described below under “—Limitation on Restricted Payments”;

(13)	Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case Incurred in the ordinary course of business or consistent with past practice;

(14)	Indebtedness of the Issuer or any Subsidiary Guarantor in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed the greater of (a) $1,350.0 million and (b) 5.0% of Total Assets;

(15)	Indebtedness Incurred pursuant to a Qualified Receivables Transaction; provided, however, that, at the time of such Incurrence, the Issuer would have been entitled to Incur Indebtedness pursuant to clause (1) above in an amount equal to the Receivables Transaction Amount of such Qualified Receivables Transaction;

(16)	Physician Support Obligations Incurred by the Issuer or any Restricted Subsidiary; and

(17)	Non-Recourse Indebtedness of Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Non-Recourse Indebtedness of Restricted Subsidiaries Incurred pursuant to this clause (17) and then outstanding does not exceed the greater of (a) $1,100.0 million and (b) 4.0% of Total Assets.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1)	subject to clause (3) below, in the event that all or any portion of any item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Issuer, in its sole discretion, may classify, and may from time to time reclassify under clause (2) below, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the clauses of the second paragraph or the first paragraph of this covenant;

(2)	subject to clause (3) below, additionally, all or any portion of any item of Indebtedness may later be classified as having been Incurred pursuant to any type of Indebtedness described in the first and second paragraphs of this covenant so long as such Indebtedness is permitted to be Incurred pursuant to such provision at the time of reclassification;

(3)	all Indebtedness outstanding on the Issue Date under the Credit Agreement shall be deemed to have been incurred on the Issue Date under clause (1) of the second paragraph of the description of this covenant and may not be reclassified at any time pursuant to clause (1) or (2) of this paragraph;

(4)	in the case of any refinancing of any Indebtedness permitted under clause (7), (11), (14) or (17) of the second paragraph of this covenant or any portion thereof, such Indebtedness shall not include the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing;

(5)	Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(6)	if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to clause (1), (7), (11), (14) or (17) of the second paragraph of this covenant or the first paragraph of this covenant and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included to the extent of the amount treated as so Incurred;

(7)	the principal amount of any Disqualified Stock of the Issuer or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(8)	Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(9)	the amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness.

Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP, will not be deemed to be an Incurrence of Indebtedness for purposes of the covenant described under this “—Limitation on Indebtedness.”

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Issuer as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under the covenant described under this “—Limitation on Indebtedness,” the Issuer shall be in default of this covenant).

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer or a Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in the same currency as the Indebtedness being refinanced, shall be calculated based on the currency exchange rate in effect on the date such Indebtedness was originally incurred, in the case of term indebtedness, or first committed, in the case of revolving credit indebtedness. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

The Secured Notes Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Secured Notes or such Guarantor’s Secured Note Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

The Secured Notes Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)	declare or pay any dividend or make any distribution on or in respect of the Issuer’s or any Restricted Subsidiary’s Capital Stock (including any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) except:

(a)	dividends or distributions payable in Capital Stock of the Issuer (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Issuer; and

(b)	dividends or distributions payable to the Issuer or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Issuer or another Restricted Subsidiary on no more than a pro rata basis);

(2)	purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Issuer or any Parent Entity of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary of the Issuer;

(3)	purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than (a) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement and (b) any Indebtedness Incurred pursuant to clause (3) of the second paragraph of the covenant described under “—Limitation on Indebtedness”); or

(4)	make any Restricted Investment;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) are referred to herein as a “Restricted Payment”), if at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment:

(a)	a Default or an Event of Default shall have occurred and be continuing (or would result immediately thereafter therefrom);

(b)	the Issuer is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the “—Limitation on Indebtedness” covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

(c)	the aggregate amount of such Restricted Payment and all other Restricted Payments made since the RP Reference Date (and not returned or rescinded) (including Permitted Payments permitted below by clause (1) (without duplication) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph) would exceed the sum of (without duplication):

(i)	50% of Consolidated Net Income of the Issuer for the period (treated as one accounting period) from the first day of the first fiscal quarter during which the RP Reference Date occurred to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal consolidated financial statements of the Issuer are available (or, in the case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii)

100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Issuer from the issue or sale of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) subsequent to the RP Reference Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock) of the Issuer subsequent to the RP Reference Date (in each case other than (x) Net Cash Proceeds or property or assets or marketable securities received from an issuance or sale of such Capital Stock to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any Subsidiary of the Issuer for the benefit of its employees to the extent funded by the Issuer or any Restricted Subsidiary, (y) Net Cash Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on clause (6) of the next succeeding paragraph and (z) Excluded Contributions);

(iii)	100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Issuer or any Restricted Subsidiary from the issuance or sale (other than to the Issuer or a Restricted Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any Subsidiary for the benefit of their employees to the extent funded by the Issuer or any Restricted Subsidiary) by the Issuer or any Restricted Subsidiary subsequent to the RP Reference Date of any Indebtedness, Disqualified Stock or Designated Preferred Stock that has been converted into or exchanged for Capital Stock of the Issuer (other than Disqualified Stock or Designated Preferred Stock) plus, without duplication, the amount of any cash, and the fair market value of property or assets or marketable securities, received by the Issuer or any Restricted Subsidiary upon such conversion or exchange;

(iv)	100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of: (i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the RP Reference Date; or (ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than to the extent of the amount of the Investment that constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the RP Reference Date; and

(v)	in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the RP Reference Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in good faith of the Issuer at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger or consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged or consolidated or Indebtedness associated with the assets so transferred), other than to the extent of the amount of the Investment that constituted a Permitted Investment.

The foregoing provisions will not prohibit any of the following (collectively, “Permitted Payments”):

(1)	the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Secured Notes Indenture or the redemption, repurchase or retirement of Indebtedness if, at the date of any irrevocable redemption notice, such payment would have complied with the provisions of the Secured Notes Indenture;

(2)

any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock or Subordinated Indebtedness made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Issuer (other than Disqualified Stock or Designated Preferred Stock and other than Capital Stock sold to a Restricted Subsidiary) (“Refunding Capital Stock”) or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock or through an Excluded Contribution or by any Restricted Subsidiary) of the Issuer; provided, however, that to the extent so applied, the Net Cash Proceeds, or fair market value of property or assets or of marketable securities, from such sale of Capital Stock or such contribution will be excluded from clause (c) of the preceding paragraph;

(3)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Indebtedness that constitutes Refinancing Indebtedness permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness” above;

(4)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Issuer or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Preferred Stock (other than any exchange or sale to a Restricted Subsidiary and other than an issuance of Disqualified Stock of the Issuer or Preferred Stock of a Restricted Subsidiary to replace Preferred Stock (other than Disqualified Stock) of the Issuer) of the Issuer or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness” above;

(5)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary:

(a)	from Net Available Cash to the extent permitted under “—Limitation on Sales of Assets and Subsidiary Stock” below, but only if the Issuer shall have first complied with the terms described under “—Limitation on Sales of Assets and Subsidiary Stock” and purchased all Secured Notes tendered pursuant to any offer to repurchase all the Secured Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock;

(b)	to the extent required by the agreement governing such Subordinated Indebtedness, Disqualified Stock or Preferred Stock, following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Issuer shall have first complied with the terms described under “—Change of Control” and purchased all Secured Notes tendered pursuant to the offer to repurchase all the Secured Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; or

(c)	consisting of Acquired Indebtedness (other than Indebtedness Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which the relevant Person became a Restricted Subsidiary or was otherwise acquired by the Issuer or a Restricted Subsidiary or (B) otherwise in connection with or contemplation of such acquisition);

(6)	a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock (other than Disqualified Stock) of the Issuer or of any Parent Entity held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or of any Parent Entity (or permitted transferees, assigns, estates, trusts or heirs of such employee, director or consultant) either pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or upon the termination of such employee, director or consultant’s employment or directorship; provided, however, that the aggregate Restricted Payments made under this clause (6) do not exceed $90.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a)

the cash proceeds from the sale of Capital Stock (other than Disqualified Stock or Designated Preferred Stock or Excluded Contributions) of the Issuer and, to the extent contributed to the capital of the Issuer (other than through the issuance of Disqualified Stock or Designated Preferred Stock or an Excluded Contribution), Capital Stock of any Parent Entity, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any Parent Entity that occurred after the Issue Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph; plus

(b)	the cash proceeds of key man life insurance policies received by the Issuer and its Restricted Subsidiaries after the Issue Date; less

(c)	the amount of any Restricted Payments made in previous calendar years pursuant to clauses (a) and (b) of this clause;

and provided further that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management, directors, employees or consultants of the Issuer, or any Parent Entity or Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Issuer or any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Secured Notes Indenture;

(7)	the declaration and payment of dividends on Disqualified Stock or Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of the covenant described under “—Limitation on Indebtedness” above;

(8)	purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof;

(9)	dividends, loans, advances or distributions to any Parent Entity or other payments by the Issuer or any Restricted Subsidiary in amounts equal to (without duplication):

(a)	the amounts required for any Parent Entity to pay any Parent Entity Expenses or any Related Taxes; or

(b)	amounts constituting or to be used for purposes of making payments to the extent specified in clauses (2), (3), (5) and (11) of the second paragraph under “—Limitation on Affiliate Transactions”;

(10)	[reserved];

(11)	payments by the Issuer, or loans, advances, dividends or distributions to any Parent Entity to make payments, to holders of Capital Stock of the Issuer or any Parent Entity in lieu of the issuance of fractional shares of such Capital Stock, provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this covenant or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock (as determined in good faith by the Board of Directors of the Issuer);

(12)	Restricted Payments that are made with Excluded Contributions;

(13)	(i) the declaration and payment of dividends on Designated Preferred Stock of the Issuer issued after the Issue Date and (ii) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock; provided, however, that the amount of all dividends declared or paid pursuant to this clause shall not exceed the Net Cash Proceeds received by the Issuer or the aggregate amount contributed in cash to the equity (other than through the issuance of Disqualified Stock or an Excluded Contribution) of the Issuer, from the issuance or sale of such Designated Preferred Stock; provided further, in the case of clause (ii), that for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Preferred Stock, after giving effect to such payment on a pro forma basis the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of the covenant described under “—Limitation on Indebtedness”;

(14)	dividends or other distributions of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (unless the Unrestricted Subsidiary’s principal asset is cash or Cash Equivalents);

(15)	distributions or payments in connection with a Qualified Receivables Transaction;

(16)	any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates in connection with the Transactions (including dividends to any Parent Entity of the Issuer to permit payment by such Parent Entity of such amounts);

(17)	Restricted Payments (including loans or advances) in an aggregate amount outstanding at the time made not to exceed $800.0 million and 3.0% of Total Assets; provided, however, that, at the time of each such Restricted Payment, no Default or Event of Default shall have occurred and be continuing (or result therefrom);

(18)	any Restricted Payment made by the Issuer or any Restricted Subsidiary; provided that, immediately after giving pro forma effect thereto and the Incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Consolidated Total Leverage Ratio would be no greater than 3.50 to 1.00;

(19)	mandatory redemptions of Disqualified Stock issued as a Restricted Payment or as consideration for a Permitted Investment; provided that (A) the aggregate amount paid for such redemptions with respect to any such issuance is no greater than the corresponding amount that constituted a Restricted Payment or Permitted Investment upon issuance thereof and (B) at the time of and after giving effect to each such mandatory redemption, the Issuer is entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on Indebtedness”;

(20)	Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities received by the Issuer or a Restricted Subsidiary, not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

(21)	Restricted Payments made by or in connection with the sale, disposition, transfer, dividend, distribution, contribution, or other disposition of assets, other than cash or Cash Equivalents, in an amount which, when taken together with all Restricted Payments previously made pursuant to this clause (21), does not exceed the greater of $1,100.0 million and 4.0% of Total Assets; provided, however, that at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom).

For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Permitted Payments described in clauses (1) through (21) above, or is permitted pursuant to the first paragraph of this covenant, the Issuer will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify (based on circumstances existing at the time of such reclassification) such Restricted Payment (or portion thereof) in any manner that complies with this covenant.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Board of Directors of the Issuer acting in good faith.

As set forth in the first paragraph of this covenant, our capacity to make Restricted Payments depends in part on a calculation based on our Consolidated Net Income since, and other transactions occurring from,

July 1, 2007 or July 25, 2007, as applicable. As of June 30, 2014, we had a Restricted Payments basket of approximately $1.06 billion under subclause (c) of the first paragraph of this covenant.

Limitation on Liens

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or permit to exist any Lien (the “Initial Lien”) on any of its assets or properties, in each case whether owned on the Issue Date or thereafter acquired, securing any Indebtedness, other than:

(1)	in the case of any Initial Lien on any Collateral, such Initial Lien if such Initial Lien is a Permitted Lien; and

(2)	in the case of any Initial Lien on any asset or property not constituting or required to become Collateral, such Initial Lien if (a) the Secured Notes and the Secured Note Guarantees are equally and ratably secured with (or on a senior basis to, in the case such Initial Lien secures any Subordinated Indebtedness) the Obligations secured by such Initial Lien, or (b) such Initial Lien is a Permitted Lien.

Any Lien created for the benefit of the Holders pursuant to clause (2) of the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien, which release and discharge, in the case of any sale of such asset or property, shall not affect any Lien that the Collateral Agent, Trustee or any other authorized representative may have on the proceeds from such sale.

If the Issuer or any Guarantor creates any Lien upon any property or assets to secure any First Lien Obligations, it must substantially concurrently grant a First Lien upon such property or assets as security for the Secured Notes or the applicable Secured Note Guarantee such that the property or assets subject to such Lien becomes Collateral subject to the First Lien, except to the extent such property or assets constitutes (a) cash or cash equivalents required to secure only letter of credit obligations under any Credit Facility or (b) Excluded Stock Collateral and the granting of a First Lien as security for the Secured Notes or the applicable Secured Note Guarantee would require the Issuer to file separate financial statements for any Subsidiary with the SEC that the Issuer would not otherwise be required to file.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien will also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness will mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

Limitation on Sale and Leaseback Transactions

The Issuer will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property unless:

(1)	the Issuer or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described under “—Limitation on Indebtedness” and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Secured Notes pursuant to the covenant described under “—Limitation on Liens”;

(2)	the net proceeds received by the Issuer or any Restricted Subsidiary in connection with such Sale and Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors of Holdings) of such property; and

(3)	the Issuer applies the proceeds of such transaction in compliance with the covenant described under “—Limitation on Sale of Assets and Subsidiary Stock.”

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(A)	pay dividends or make any other distributions in cash or otherwise on its Capital Stock or pay any Indebtedness or other obligations owed to the Issuer or any Restricted Subsidiary;

(B)	make any loans or advances to the Issuer or any Restricted Subsidiary; or

(C)	sell, lease or transfer any of its property or assets to the Issuer or any Restricted Subsidiary;

provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any Restricted Subsidiary shall not be deemed to constitute such an encumbrance or restriction.

The provisions of the preceding paragraph will not prohibit:

(1)	any encumbrance or restriction pursuant to (a) any Credit Facility, or (b) any other agreement or instrument, in each case, in effect at or entered into on the Issue Date;

(2)	any encumbrance or restriction pursuant to the Secured Notes Indenture, the Secured Notes, the Notes Collateral Documents, the Intercreditor Agreement, the Secured Note Guarantees, the Secured Exchange Notes and any Guarantees thereof;

(3)	any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, consolidated or otherwise combined with or into the Issuer or any Restricted Subsidiary, or was designated as a Restricted Subsidiary or on which such agreement or instrument is assumed by the Issuer or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Issuer or was merged, consolidated or otherwise combined with or into the Issuer or any Restricted Subsidiary or entered into in contemplation of or in connection with such transaction) and outstanding on such date which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the properties or assets of the Person, so acquired; provided that, for the purposes of this clause, if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Issuer or any Restricted Subsidiary when such Person becomes the Successor Company;

(4)	any encumbrance or restriction:

(a)	that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assignment or transfer of any lease, license or other contract or agreement;

(b)

contained in mortgages, pledges, charges or other security agreements permitted under the Secured Notes Indenture and the Collateral Documents or securing Indebtedness of the Issuer or a Restricted Subsidiary permitted under the Secured Notes Indenture and the Collateral Documents

to the extent such encumbrances or restrictions restrict the transfer or encumbrance of the property or assets subject to such mortgages, pledges, charges or other security agreements; or

(c)	pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer or any Restricted Subsidiary;

(5)	any encumbrance or restriction pursuant to Purchase Money Obligations and Capitalized Lease Obligations permitted under the Secured Notes Indenture and the Collateral Documents, in each case, that impose encumbrances or restrictions on the property so acquired;

(6)	any encumbrance or restriction imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of the Issuer or any Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(7)	customary provisions in leases, licenses, shareholder agreements, joint venture agreements, organizational documents and other similar agreements and instruments;

(8)	encumbrances or restrictions arising or existing by reason of applicable law or any applicable law, rule, regulation or order, or required by any regulatory authority;

(9)	any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business or consistent with past practice;

(10)	any customary encumbrance or restriction pursuant to Hedging Obligations;

(11)	other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be Incurred or issued subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Indebtedness” that impose restrictions solely on the Foreign Subsidiaries party thereto or their Subsidiaries;

(12)	any encumbrance or restriction required by the terms of any agreement relating to a Qualified Receivables Transaction; provided, however, that such encumbrance or restriction applies only to such Qualified Receivables Transaction;

(13)	any encumbrance or restriction arising pursuant to an agreement or instrument (which, if it relates to any Indebtedness, shall only be permitted if such Indebtedness is permitted to be Incurred pursuant to the provisions of the covenant described under “—Limitation on Indebtedness”) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole (i) are not materially less favorable to the Holders than the encumbrances and restrictions contained in the Credit Agreement, together with the security documents associated therewith, as in effect on the Issue Date (as determined in good faith by the Issuer) or (ii) either (a) the Issuer determines at the time of entry into such agreement or instrument that such encumbrances or restrictions will not adversely affect, in any material respect, the Issuer’s ability to make principal or interest payments on the Secured Notes or (b) such encumbrance or restriction applies only during the continuance of a default relating to such agreement or instrument;

(14)	any encumbrance or restriction existing by reason of any lien permitted under “—Limitation on Liens”; or

(15)	any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise refinances, an agreement or instrument referred to in clauses (1) to (14) of this paragraph or this clause (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an agreement referred to in clauses (1) to (14) of this paragraph or this clause (15); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the Holders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Issuer).

Limitation on Sales of Assets and Subsidiary Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)	the Issuer or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors of Holdings, of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap);

(2)	in any such Asset Disposition, or series of related Asset Dispositions (except to the extent the Asset Disposition is a Permitted Asset Swap), at least 75% of the consideration from such Asset Disposition (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3)	the Issuer or any of its Restricted Subsidiaries, will apply 100% of the Net Available Cash from any Asset Disposition:

(a)	to the extent the Issuer or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), (i) to prepay, repay or purchase any Indebtedness of a Non-Guarantor or Indebtedness that is secured by a Lien (in each case, other than Indebtedness owed to the Issuer or any Restricted Subsidiary) or any First Lien Obligations, including Indebtedness under the Credit Agreement (or any Refinancing Indebtedness in respect thereof) within 450 days from the later of (A) the date of such Asset Disposition and (B) the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Issuer or Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or (ii) to prepay, repay or purchase Senior Indebtedness; provided further that, to the extent the Issuer redeems, repays or repurchases Senior Indebtedness pursuant to this clause (ii), the Issuer shall equally and ratably reduce Obligations under the Secured Notes as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Secured Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Secured Notes that would otherwise be prepaid; provided further, that, in addition to the foregoing, the Net Available Cash from an Asset Disposition of Collateral may not be applied to prepay, repay or purchase any Indebtedness other than First Lien Obligations; and/or

(b)

to the extent the Issuer or any Restricted Subsidiary elects, to invest in or commit to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Issuer or another Restricted Subsidiary) within 450 days from the later of (i) the date of such Asset Disposition and (ii) the receipt of such Net Available Cash; provided, however, that a binding agreement shall be treated as a permitted application of Net Available Cash from the date of such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Available Cash is applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied, then such Net Available Cash will constitute Excess Proceeds; and

(4)	if such Asset Disposition involves the disposition of Collateral, the Issuer or such Subsidiary has complied with the applicable provisions of the Secured Notes Indenture and the Collateral Documents;

provided, however, that pending the final application of any such Net Available Cash in accordance with clause (3)(a) or clause (3)(b) above, the Issuer and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise use such Net Available Cash in any manner not prohibited by the Secured Notes Indenture.

Any Net Available Cash from Asset Dispositions that is not applied or invested or committed to be applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds” under the Secured Notes Indenture. On the 451st day after an Asset Disposition or the receipt of such Net Available Cash, if the aggregate amount of Excess Proceeds under the Secured Notes Indenture exceeds $200.0 million, the Issuer will within 10 Business Days be required to make an offer (“Asset Disposition Offer”) to all Holders of Secured Notes issued under the Secured Notes Indenture and, to the extent the Issuer elects, to all holders of other outstanding First Lien Obligations (and only to the extent the Excess Proceeds are greater than the outstanding First Lien Obligations, Senior Indebtedness), to purchase the maximum principal amount of Secured Notes and any First Lien Obligations (and, if applicable such Senior Indebtedness) to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price equal to 100% of the principal amount of the Secured Notes, First Lien Obligations (and, if applicable Senior Indebtedness), in each case, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, in accordance with the procedures set forth in the Secured Notes Indenture or the agreements governing the First Lien Obligations (and, if applicable the Senior Indebtedness), as applicable, and, with respect to the Secured Notes, in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The Issuer will deliver notice of such Asset Disposition Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Secured Notes at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC, describing the transaction or transactions that constitute the Asset Disposition and offering to repurchase the Secured Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Secured Notes Indenture and described in such notice.

To the extent that the aggregate amount of Secured Notes, First Lien Obligations (and, if applicable Senior Indebtedness) so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose not prohibited by the Secured Notes Indenture. If the aggregate principal amount of the Secured Notes surrendered in any Asset Disposition Offer by Holders and other First Lien Obligations surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated among the Secured Notes and First Lien Obligations to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Secured Notes and First Lien Obligations; provided that no Secured Notes or other First Lien Obligations will be selected and purchased in an unauthorized denomination. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds will be reset at zero.

To the extent that any portion of Net Available Cash payable in respect of the Secured Notes is denominated in a currency other than U.S. dollars, the amount thereof payable in respect of the Secured Notes will not exceed the net amount of funds in U.S. dollars that is actually received by the Issuer upon converting such portion into U.S. dollars.

Notwithstanding any other provisions of this covenant, (i) to the extent that any of or all the Net Available Cash of any Asset Disposition by a Foreign Subsidiary (a “Foreign Disposition”) is prohibited or delayed by applicable local law, or would give rise to a violation of a third-party agreement of the Borrower or any Restricted Subsidiary, from being repatriated to the United States, the portion of such Net Available Cash so affected will not be required to be applied in compliance with this covenant, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law or third-party agreement will not permit repatriation to the United States (the Issuer hereby agreeing to use reasonable efforts (as determined in the Issuer’s reasonable business judgment) to otherwise cause the applicable Foreign Subsidiary to within one year following the date on which the respective payment would otherwise have been required, to promptly take all actions reasonably required by the applicable local law or third-party agreement to permit such repatriation), and if within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Available Cash is permitted under the applicable local law or third-party agreement, such repatriation will be promptly effected and such repatriated Net Available Cash will be promptly (and in any event not later than five (5) Business Days after such repatriation could be made) applied (net of additional Taxes payable or reserved against as a result thereof) in compliance with this covenant and (ii) to the extent that the Issuer has determined in good faith that repatriation of any of or all the Net Available Cash of any Foreign Disposition would have an adverse Tax cost consequence with respect to such Net Available Cash (which for the avoidance of doubt, includes, but is not limited to, any prepayment whereby doing so the Issuer, any Restricted Subsidiary or any of their respective affiliates would incur a tax liability, including a tax dividend, deemed dividend pursuant to Code Section 956 or a withholding tax), the Net Available Cash so affected may be retained by the applicable Foreign Subsidiary. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default.

For the purposes of clause (2) of the first paragraph of this covenant, the following will be deemed to be cash:

(1)	the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Issuer or a Restricted Subsidiary (other than Subordinated Indebtedness of the Issuer or a Guarantor) and the release of the Issuer or such Restricted Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Disposition;

(2)	securities, notes or other obligations received by the Issuer or any Restricted Subsidiary of the Issuer from the transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;

(3)	Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Issuer and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition;

(4)	consideration consisting of Indebtedness of the Issuer (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Issuer or any Restricted Subsidiary; and

(5)	any Designated Non-Cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this covenant that is at that time outstanding, not to exceed the greater of $800.0 million and 3.0% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Secured Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Secured Notes Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Secured Notes Indenture by virtue thereof.

The Credit Agreement may prohibit or limit, and future credit agreements or other agreements to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Secured Notes pursuant to this covenant. In the event the Issuer is prohibited from purchasing the Secured Notes, the Issuer could seek the consent of its lenders to the purchase of the Secured Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Secured Notes. In such case, the Issuer’s failure to purchase tendered Secured Notes would constitute an Event of Default under the Secured Notes Indenture.

Limitation on Affiliate Transactions

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer (an “Affiliate Transaction”) involving aggregate value in excess of $40.0 million unless:

(1)	the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate; and

(2)	in the event such Affiliate Transaction involves an aggregate value in excess of $80.0 million, the terms of such transaction have been approved by a majority of the members of the Disinterested Directors.

The provisions of the preceding paragraph will not apply to:

(1)	any Restricted Payment permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments,” or any Permitted Investment;

(2)	any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Issuer, any Restricted Subsidiary or any Parent Entity, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants’ plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors or consultants approved by the Board of Directors of Holdings, in each case in the ordinary course of business or consistent with past practice;

(3)	any Management Advances and any waiver or transaction with respect thereto;

(4)	any transaction between or among the Issuer and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries;

(5)	the payment of compensation, fees and reimbursement of expenses to, and customary indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, officers, consultants or employees of the Issuer or any Restricted Subsidiary (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees);

(6)	the entry into and performance of obligations of the Issuer or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Issue Date, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant or to the extent not more disadvantageous to the Holders in any material respect;

(7)	any transaction pursuant to a Qualified Receivables Transaction;

(8)	transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business or consistent with past practice, which are fair to the Issuer or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors of Holdings or the senior management of the Issuer or the relevant Restricted Subsidiary, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

(9)	[reserved];

(10)	issuances or sales of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Issuer or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights in connection therewith or any contribution to capital of the Issuer or any Restricted Subsidiary;

(11)	the Transactions and the payment of all fees and expenses related to the Transactions;

(12)	transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph;

(13)	[reserved];

(14)	any purchases by the Issuer’s Affiliates of Indebtedness or Disqualified Stock of the Issuer or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Issuer’s Affiliates; provided that such purchases by the Issuer’s Affiliates are on the same terms as such purchases by such Persons who are not the Issuer’s Affiliates;

(15)	payments by the Issuer (and any Parent Entity) and its Restricted Subsidiaries pursuant to any tax sharing agreements in respect of Related Taxes among the Issuer (and any such Parent Entity) and its Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; and

(16)	the contribution or other transfer by Holdings, the Issuer or any Subsidiary of property owned by it to any Spinout Subsidiary in a Spinout Transaction.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Secured

Notes Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Limitation on Indebtedness,” the Issuer will be in default of such covenant.

The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Limitation on Indebtedness,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the preceding conditions.

Impairment of Security Interest

Holdings and the Issuer will not, and will not permit any Restricted Subsidiary to, take or knowingly or negligently omit to take, any action which action or omission might reasonably or would (in the good faith determination of the Issuer) have the result of materially impairing the effectiveness of the security interests, taken as a whole, including the lien priority with respect thereto, with respect to the Collateral for the benefit of the Collateral Agent and the Holders, including materially impairing the lien priority of the Secured Notes with respect thereto (it being understood that any release described under “Collateral—Release” and the incurrence of Permitted Liens shall not be deemed to so materially impair the security interests with respect to the Collateral). The Secured Notes Indenture will provide that, at the direction of the Company and without the consent of the Holders, the Collateral Agent or its agent or designee shall from time to time enter into one or more amendments, extensions, renewals, restatements, supplements or other modifications or replacements to or of the Notes Collateral Documents to: (i) cure any ambiguity, omission, defect or inconsistency therein that does not materially adversely affect the interests of the Holders, (ii) provide for Permitted Liens or Liens otherwise permitted under “Certain Covenants—Liens”, (iii) add to the Collateral or (iv) make any other change thereto that does not adversely affect the Holders in any material respect.

Reports

Whether or not required by the SEC, so long as any Secured Notes are outstanding, if not filed electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor system), from and after the Issue Date, the Issuer will furnish to the Trustee, within 15 days after the time periods specified below:

(1)	within 90 days after the end of each fiscal year, all information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s discussion and analysis of financial condition and results of operations” and a report on the annual financial statements by the Issuer’s independent registered public accounting firm;

(2)	within 45 days after the end of each of the first three fiscal quarters of each fiscal year, all information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, file with the SEC; and

(3)	within the time periods specified for filing current reports on Form 8-K, all current reports required to be filed with the SEC on Form 8-K (whether or not the Issuer is then required to file such reports); provided that no such current report will be required to be furnished if the Issuer determines in its good faith judgment that such event is not material to Holders or the business, assets, operations, financial position or prospects of the Issuer and its Restricted Subsidiaries, taken as a whole;

in each case, in a manner that complies in all material respects with the requirements specified in such form. Notwithstanding the foregoing, the Issuer will not be so obligated to file such reports with the SEC if the SEC does not permit such filing, so long as the Issuer makes available such information to prospective purchasers of the Secured Notes, in addition to providing such information to the Trustee and the Holders of the Secured Notes, in each case, at the Issuer’s expense and by the applicable date the Issuer would be required to file such information pursuant to the immediately preceding sentence. At any time that any of the Issuer’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by this covenant shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer; provided, however, that such reasonably detailed presentation shall not be required if the Total Assets of all Unrestricted Subsidiaries are less than 5.0% of the Issuer’s Total Assets. To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default with respect thereto shall be deemed to have been cured at such time; provided that such cure shall not otherwise affect the rights of the Holders under “—Events of Default” if Holders of at least 30% in principal amount of the then total outstanding Secured Notes have declared the principal, interest and any other monetary obligations on all the then outstanding Secured Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Secured Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Substantially concurrently with the furnishing or making such information available to the Trustee pursuant to the immediately preceding paragraph, the Issuer shall also post copies of such information required by the immediately preceding paragraph on its website.

Notwithstanding any other provision of the Secured Notes Indenture, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations described under this covenant will, for the 270 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the principal amount of the Secured Notes at a rate equal to 0.50% per annum. This additional interest will be payable in the same manner and subject to the same terms as other interest payable under the Secured Notes Indenture. This additional interest will accrue on all outstanding Secured Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations described above under this covenant first occurs to, but excluding, the 270th day thereafter (or such earlier date on which the Event of Default relating to such reporting obligations is cured or waived). If the Event of Default resulting from such failure to comply with the reporting obligations is continuing on such 270th day, such additional interest will cease to accrue and the Secured Notes will be subject to the other remedies provided under the heading “—Events of Default.”

The Issuer will also hold quarterly conference calls for the Holders of the Secured Notes to discuss financial information for the previous quarter (it being understood that such quarterly conference call may be the same conference call as with Holdings’ equity investors and analysts). The conference call will be following the last day of each fiscal quarter of the Issuer and not later than 10 Business Days from the time that the Issuer distributes the financial information as set forth in the third preceding paragraph. No fewer than two days prior to the conference call, the Issuer or Holdings will issue a press release announcing the time and date of such conference call and providing instructions for Holders, securities analysts and prospective investors to obtain access to such call.

Notwithstanding anything to the contrary set forth above, at any time that a Parent Entity holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer or any other Parent Entity (and performs the related incidental activities associated with such ownership) and complies with the requirements of

Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the Secured Notes pursuant to this covenant may, at the option of the Issuer, be filed by and be those of such Parent Entity rather than of the Issuer; provided, however, that the issuance by a Parent Entity of any Indebtedness or Capital Stock shall not be deemed to prevent the Issuer from exercising its option described in this paragraph to file and furnish reports, information and other documents of a Parent Entity to satisfy the requirements of this covenant.

Limitation on Guarantees

The Issuer will not permit any of its Wholly Owned Domestic Subsidiaries that are Restricted Subsidiaries (and non-Wholly Owned Domestic Subsidiaries if such non-Wholly Owned Domestic Subsidiaries guarantee other capital markets debt securities of the Issuer or any Restricted Subsidiary or guarantee all or a portion of the Credit Agreement), other than a Guarantor or a Receivables Subsidiary, to Guarantee the payment of any capital markets debt securities or Indebtedness under the Credit Agreement, in each case of the Issuer or any Guarantor unless:

(1)	such Restricted Subsidiary within 30 days (i) executes and delivers a supplemental indenture to the Secured Notes Indenture and, if applicable, joinder or supplement to the Secured Notes Registration Rights Agreement providing for a senior Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Secured Notes or such Guarantor’s Secured Note Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Secured Notes or such Guarantor’s Secured Note Guarantee and (ii) executes and delivers a supplement or joinder to the Notes Collateral Documents or new Notes Collateral Documents and takes all actions required thereunder to perfect the Liens created thereunder;

(2)	such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until payment in full of Obligations under the Secured Notes Indenture; and

(3)	such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel stating that:

(a)	such Guarantee has been duly executed and authorized; and

(b)	such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principals of equity;

provided that this covenant shall not be applicable in the event that the Guarantee of the Issuer’s obligations under the Secured Notes or the Secured Notes Indenture by such Subsidiary would not be permitted under applicable law.

The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary shall only be required to comply with the requirements in clause (1) described above.

If any Guarantor becomes an Immaterial Subsidiary, the Issuer shall have the right, by execution and delivery of a supplemental indenture to the Trustee, to cause such Immaterial Subsidiary to cease to be a Guarantor, subject to the requirement described in the first paragraph above that such Subsidiary shall be required to become a Guarantor if it ceases to be an Immaterial Subsidiary (except that if such Subsidiary has been properly designated as an Unrestricted Subsidiary it shall not be so required to become a Guarantor or execute a supplemental indenture); provided, however, that such Immaterial Subsidiary shall not be permitted to Guarantee the Credit Agreement or other Indebtedness of the Issuer or any other Guarantor, unless it again becomes a Guarantor.

Merger and Consolidation

The Issuer

The Issuer will not consolidate with or merge with or into or convey, transfer or lease all or substantially all its assets, in one or more related transactions, to any Person, unless:

(1)	the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Issuer) will expressly assume, by supplemental indenture, executed and delivered to the Trustee and the Collateral Agent, in form satisfactory to the Trustee and the Collateral Agent, all the obligations of Issuer under the Secured Notes and the Secured Notes Indenture and the Notes Collateral Documents (and the applicable Person shall cause such amendments, supplements and other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to such Person, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdiction) and if such Successor Company is not a corporation, a co-obligor of the Secured Notes is a corporation organized or existing under such laws;

(2)	immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the applicable Successor Company or any Subsidiary of the applicable Successor Company as a result of such transaction as having been Incurred by the applicable Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)	immediately after giving effect to such transaction, either (a) the applicable Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the covenant described under “—Limitation on Indebtedness” or (b) the Fixed Charge Coverage Ratio would not be lower than it was immediately prior to giving effect to such transaction; and

(4)	the Issuer shall have delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Secured Notes Indenture and an Opinion of Counsel stating that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the applicable Successor Company (in each case, in form satisfactory to the Trustee and the Collateral Agent); provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to satisfaction of clauses (2) and (3) above.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Secured Notes, the Secured Notes Indenture and the Notes Collateral Documents, but in the case of a lease of all or substantially all its assets, the predecessor company will not be released from its obligations under the Secured Notes, the Secured Notes Indenture or the Notes Collateral Documents.

Notwithstanding the preceding clauses (2), (3) and (4) (which do not apply to transactions referred to in this sentence), any Restricted Subsidiary of the Issuer may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Issuer. Notwithstanding the preceding clauses (2) and (3) (which do not apply to the transactions referred to in this sentence), the Issuer may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Issuer, reincorporating the Issuer in another jurisdiction, or changing the legal form of the Issuer.

There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Guarantors

No Guarantor may:

(1)	consolidate with or merge with or into any Person, or

(2)	sell, convey, transfer or dispose of, all or substantially all its assets, in one transaction or a series of related transactions, to any Person, or

(3)	permit any Person to merge with or into the Guarantor,

unless:

(A)	the other Person is the Issuer or any Restricted Subsidiary that is Guarantor (and the applicable Person shall cause such amendments, supplements and other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to such Person, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdiction); or

(B)	(1) either (x) a Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Guarantor under its Guarantee of the Secured Notes, the Secured Notes Indenture and the Notes Collateral Documents (and the applicable Person shall cause such amendments, supplements and other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to such Person, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdiction); and

(2)	immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C)	the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor (in each case other than to the Issuer or a Restricted Subsidiary) otherwise permitted by the Secured Notes Indenture.

There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Events of Default

Each of the following is an Event of Default under the Secured Notes Indenture:

(1)	default in any payment of interest or Additional Interest, if any, on any Secured Note when due and payable, continued for 30 days;

(2)	default in the payment of the principal amount of or premium, if any, on any Secured Note issued under the Secured Notes Indenture when due at its Stated Maturity, optional redemption, mandatory redemption, upon required repurchase, upon declaration or otherwise;

(3)	the failure by the Issuer or Holdings to comply with its obligations under “—Certain Covenants—Merger and Consolidation” above;

(4)	failure to comply for 60 days after written notice by the Trustee on behalf of the Holders or by the Holders of 30% in principal amount of the outstanding Secured Notes with any other agreement or obligation contained in the Secured Notes, the Secured Notes Indenture or the Notes Collateral Documents;

(5)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuer any of its Restricted Subsidiaries) other than Indebtedness owed to the Issuer or a Restricted Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default:

(a)	is caused by a failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness (“payment default”); or

(b)	results in the acceleration of such Indebtedness prior to its stated final maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $150.0 million or more;

(6)	certain events of bankruptcy, insolvency or court protection in the United States or other applicable jurisdictions of Holdings, the Issuer or a Significant Subsidiary or group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the “bankruptcy provisions”);

(7)	failure by the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $150.0 million (other than any judgments covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by an indemnity or insurance as aforesaid, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed (the “judgment default provision”);

(8)	any Guarantee of the Secured Notes ceases to be in full force and effect, other than in accordance with the terms of the Secured Notes Indenture, or a Guarantor denies or disaffirms its obligations under its Guarantee of the Secured Notes, other than in accordance with the terms thereof or upon release of such Secured Note Guarantee in accordance with the Secured Notes Indenture or, without limiting clause (6) above, in connection with the bankruptcy of a Subsidiary Guarantor, so long as the aggregate assets of such Subsidiary Guarantor and any other Subsidiary Guarantor whose Secured Note Guarantee ceased to be in full force and effect as a result of a bankruptcy are less than $150.0 million (the “guarantee provision”);

(9)	(a) any Lien created by the Notes Collateral Documents relating to the Secured Notes and/or the Secured Note Guarantees shall not constitute a valid and perfected Lien on any portion of the Collateral intended to be covered thereby with an aggregate fair market value, with respect to all such Liens taken together, greater than $150.0 million (to the extent perfection is required by the Secured Notes Indenture or the Notes Collateral Documents), except as otherwise permitted by the terms of the Secured Notes Indenture or the relevant Notes Collateral Documents and other than the satisfaction in full of all obligations of the Issuer and the Guarantors under the Secured Notes Indenture or the release or amendment of any such Lien in accordance with the terms of the Secured Notes Indenture and the Notes Collateral Documents, (b) except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of the Secured Notes Indenture and the Notes Collateral Documents, any of the Notes Collateral Documents (including the notice designating the Secured Notes as “Pari Passu Debt Obligations” under the Collateral Agreement) shall for whatever reason be terminated or cease to be in full force and effect, or (c) the enforceability of any Notes Collateral Document shall be contested by the Issuer or any Guarantor, except in each case to the extent that any such invalidity or loss of perfection or termination results from the failure of the Collateral Agent to make filings, renewals and continuations (or other equivalent filings) or take other appropriate action or the failure of the Collateral Agent to maintain possession of certificates, instruments or other documents actually delivered to it representing securities pledged or other possessory collateral pledged under the applicable Notes Collateral Documents; or

(10)	so long as any other First Lien Obligations are outstanding, the Intercreditor Agreement shall cease to be effective or cease to be legally valid and binding, or otherwise not be effective to create the rights and obligations purported to be created thereunder, unless the same (a) results directly from the action or inaction of the Collateral Agent or (b) is not materially adverse to the Holders (together with the defaults described in clauses (9) and (10) the “security default provisions”).

However, a default under clause (4) of this paragraph will not constitute an Event of Default until the Trustee or the Holders of 30% in principal amount of the outstanding Secured Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified in clause (4) of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (6) above with respect to Holdings or the Issuer) occurs and is continuing, the Trustee by written notice to the Issuer (or the Holders of at least 30% in principal amount of the outstanding Secured Notes by written notice to the Issuer and the Trustee), may declare the principal of, and accrued and unpaid interest, including Additional Interest, if any, on all the Secured Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest, including Additional Interest, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Secured Notes because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of the Secured Notes shall be automatically annulled if (1) the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, in each case, within 30 days after the declaration of acceleration with respect thereto, (2) the annulment of the acceleration of the Secured Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (3) all existing Events of Default, except nonpayment of principal or interest, including Additional Interest, if any, on the Secured Notes that became due solely because of the acceleration of the Secured Notes, have been cured or waived.

If an Event of Default described in clause (6) above with respect to Holdings or the Issuer occurs and is continuing, the principal of, and accrued and unpaid interest, including Additional Interest, if any, on all the Secured Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

The Holders of a majority in principal amount of the outstanding Secured Notes under the Secured Notes Indenture may waive all past or existing Defaults or Events of Default (except with respect to nonpayment of principal, premium or interest, or Additional Interest, if any) and rescind any such acceleration with respect to such Secured Notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

The Secured Notes Indenture will provide that (i) if a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in the covenant described under “—Certain Covenants—Reports” or otherwise to deliver any notice or certificate pursuant to any other provision of this Secured Notes Indenture will be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the Secured Notes Indenture.

If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Secured Notes Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Secured Notes Indenture or the Secured Notes unless:

(1)	such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)	Holders of at least 30% in principal amount of the outstanding Secured Notes have requested in writing the Trustee to pursue the remedy;

(3)	such Holders have offered in writing the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

(5)	the Holders of a majority in principal amount of the outstanding Secured Notes have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Secured Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Secured Notes Indenture will provide that, in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Secured Notes Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Secured Notes Indenture, the Trustee will be entitled to indemnification satisfactory to it against all losses and expenses that may be caused by taking or not taking such action.

The Secured Notes Indenture will provide that if a Default occurs and is continuing and the Trustee is informed of such occurrence by the Issuer, the Trustee must give notice of the Default to the Holders within 60 days after being notified by the Issuer. Except in the case of a Default in the payment of principal of, or premium, if any, or interest on any Secured Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders. The Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events of which it is aware which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

The Secured Notes will provide for the Trustee to take action on behalf of the Holders in certain circumstances, but only if the Trustee is indemnified to its satisfaction. It may not be possible for the Trustee to take certain actions in relation to the Secured Notes and, accordingly, in such circumstances the Trustee will be unable to take action, notwithstanding the provision of an indemnity to it, and it will be for Holders to take action directly.

Amendments and Waivers

Subject to certain exceptions, the Note Documents may be amended, supplemented or otherwise modified with the consent of the Holders of a majority in principal amount of the Secured Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Secured Notes) and, subject to certain exceptions, any default or compliance with any provisions thereof may be waived with the consent of the Holders of a majority in principal amount of the Secured Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Secured Notes). However, an amendment or waiver may not, with respect to any such Secured Notes held by a non-consenting Holder:

(1)	reduce the principal amount of such Secured Notes whose Holders must consent to an amendment;

(2)	reduce the stated rate of or extend the stated time for payment of interest on any such Secured Note (other than provisions relating to Change of Control and Asset Dispositions);

(3)	reduce the principal of or change the Stated Maturity of any such Secured Note;

(4)	reduce the premium payable upon the redemption of any such Secured Note or change the time at which any such Secured Note may be redeemed, in each case as described above under “—Optional Redemption”;

(5)	make any such Secured Note payable in currency other than that stated in such Secured Note;

(6)	impair the right of any Holder to receive payment of principal of and interest on such Holder’s Secured Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Secured Notes;

(7)	waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the Secured Notes by the Holders of at least a majority in aggregate principal amount of the Secured Notes and a waiver of the payment default that resulted from such acceleration);

(8)	make any change in the provisions in the Intercreditor Agreement or the Secured Notes Indenture dealing with the application of proceeds of Collateral that would adversely affect the Holders of the Secured Notes in any material respect;

(9)	make any change in the ranking or priority of any Secured Note that would adversely affect the Holders;

(10)	make any change in the amendment or waiver provisions which require the Holders’ consent described in this sentence.

Without the consent of the Holders of at least two-thirds in aggregate principal amount of the Secured Notes then outstanding, and subject to the requirements of the TIA, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the Secured Notes Indenture and the Notes Collateral Documents with respect to the Secured Notes.

Notwithstanding the foregoing, without the consent of any Holder, the Issuer, the Trustee and the other parties thereto, as applicable, may amend or supplement any Note Documents and the Issuer may direct the Trustee, and the Trustee will, enter into an amendment to any Note Document, to:

(1)	cure any ambiguity, omission, mistake, defect, error or inconsistency, conform any provision to this “Description of the Secured Notes,” or reduce the minimum denomination of the Secured Notes;

(2)	provide for the assumption by a successor Person of the obligations of the Issuer under any Note Document;

(3)	provide for uncertificated Secured Notes in addition to or in place of certificated Secured Notes;

(4)	add to the covenants or provide for a Secured Note Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Issuer or any Restricted Subsidiary;

(5)	make any change that does not adversely affect the rights of any Holder in any material respect;

(6)	comply with any requirement of the SEC in connection with the qualification of the Secured Notes Indenture under the TIA, if such qualification is required;

(7)	make such provisions as necessary (as determined in good faith by the Issuer) for the issuance of Secured Exchange Notes and Additional Secured Notes otherwise permitted to be issued under the Secured Notes Indenture;

(8)	provide for any Restricted Subsidiary to provide a Secured Note Guarantee in accordance with the covenant described under “—Certain Covenants—Limitation on Indebtedness,” to add Guarantees with respect to the Secured Notes, to add security to or for the benefit of the Secured Notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or Lien with respect to or securing the Secured Notes when such release, termination, discharge or retaking is provided for under the Secured Notes Indenture, the Notes Collateral Documents or the Intercreditor Agreement, as applicable;

(9)	evidence and provide for the acceptance and appointment under the Secured Notes Indenture or Notes Collateral Document of a successor Trustee or Collateral Agent pursuant to the applicable requirements thereof or to provide for the accession by the Trustee or Collateral Agent, as applicable, to any Note Document;

(10)	make any amendment to the provisions of the Secured Notes Indenture relating to the transfer and legending of Secured Notes as permitted by the Secured Notes Indenture, including to facilitate the issuance and administration of Secured Notes and the Secured Exchange Notes; provided, however, that (i) compliance with the Secured Notes Indenture as so amended would not result in Secured Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not adversely affect the rights of Holders to transfer Secured Notes in any material respect;

(11)	mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Secured Notes, as additional security for the payment and performance of all or any portion of the such Liens, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Secured Notes Indenture, any of the Intercreditor Agreement, the Notes Collateral Documents or otherwise;

(12)	provide for the release of Collateral from the Lien pursuant to the Secured Notes Indenture, the Notes Collateral Documents and the Intercreditor Agreement when permitted or required by the Notes Collateral Documents, the Secured Notes Indenture or the Intercreditor Agreement; or

(13)	to the extent necessary to provide for the granting of a security interest for the benefit of any Person; provided that the granting of such security interest is not prohibited under the Secured Notes Indenture.

Each Holder, by its acceptance of the Secured Notes, will be deemed to have consented and agreed to the terms of each Collateral Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of the Secured Notes Indenture; and authorizes and empowers the Trustee and (through the Intercreditor Agreement) the Applicable Authorized Representative to bind the Holders of Secured Notes and other holders of Pari Passu Debt Obligations as set forth in the applicable Collateral Documents to which they are a party and to perform its obligations and exercise its rights and powers thereunder. Notwithstanding the foregoing, no such consent or deemed consent shall be deemed or construed to represent an amendment or waiver, in whole or in part, of any provision of the Secured Notes Indenture or the Secured Notes. This paragraph will not, however, limit the right of the Issuer to amend, waive or otherwise modify the Collateral Documents in accordance with their terms.

The consent of the Holders is not necessary under the Secured Notes Indenture to approve the particular form of any proposed amendment of any Note Document. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Secured Notes Indenture by any Holder of Secured Notes given in connection with a tender of such Holder’s Secured Notes will not be rendered invalid by such tender.

Neither the Issuer nor any Affiliate of the Issuer may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Secured Notes Indenture, the Secured Notes or any Notes Collateral Document unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Defeasance

The Issuer at any time may terminate all obligations of the Issuer under the Secured Notes and the Secured Notes Indenture (“legal defeasance”) and cure all then existing Defaults and Events of Default, except for certain obligations, including those respecting the defeasance trust, the rights, powers, trusts, duties, immunities and indemnities of the Trustee and the obligations of the Issuer in connection therewith and obligations concerning issuing temporary Secured Notes, registrations of Secured Notes, mutilated, destroyed, lost or stolen Secured Notes and the maintenance of an office or agency for payment and money for security payments held in trust.

The Issuer at any time may terminate the obligations of the Issuer and the Restricted Subsidiaries under the covenants described under “—Certain Covenants” (other than clauses (1) and (2) of “—Merger and Consolidation”) and “—Change of Control” and the default provisions relating to such covenants described under “—Events of Default” above, the operation of the cross-default upon a payment default, the cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision, the guarantee provision and the security default provision described under “—Events of Default” above (“covenant defeasance”).

The Issuer at its option at any time may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Secured Notes may not be accelerated because of an Event of Default with respect to the Secured Notes. If the Issuer exercises its covenant defeasance option with respect to the Secured Notes, payment of the Secured Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6) (with respect only to Significant Subsidiaries) or (7) under “—Events of Default” above or because of the failure of the Issuer to comply with clause (3) of the first paragraph under “—Certain Covenants—Merger and Consolidation” above.

In order to exercise either defeasance option, the Issuer must irrevocably deposit in trust (the “defeasance trust”) with the Trustee cash in dollars or U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Secured Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of:

(1)	an Opinion of Counsel in the United States stating that Holders of the Secured Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and in the case of legal defeasance only, such Opinion of Counsel in the United States must be based on a ruling of the U.S. Internal Revenue Service or change in applicable U.S. federal income tax law since the issuance of the Secured Notes);

(2)	an Opinion of Counsel stating that, as of the date of such opinion and subject to customary assumptions and exclusions, following the deposit, the trust funds will not be subject to the effect of Section 546 or 547 of Title 11 of the United States Code, as amended;

(3)	an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Issuer; and

(4)	an Officer’s Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Secured Notes Indenture will be discharged and cease to be of further effect (except as to surviving rights of transfer or exchange of the Secured Notes, as expressly provided for in the Secured Notes Indenture) as to all outstanding Secured Notes when (1) either (a) all the Secured Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Secured Notes and certain Secured Notes for which provision for payment was previously made and thereafter the funds have been released to the Holders) have been delivered to the Trustee for cancellation; or (b) all Secured Notes not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of an unconditional notice of redemption by the Trustee in the name, and at the expense, of the Issuer; (2) the Issuer has deposited or caused to be deposited with the Trustee, money in dollars or U.S. Government Obligations, or a combination thereof, as applicable, in an amount sufficient to pay and discharge the entire indebtedness on the Secured Notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Secured Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; (3) the Issuer has paid or caused to be paid all other sums payable under the Secured Notes Indenture; and (4) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under the “—Satisfaction and Discharge” section of the Secured Notes Indenture relating to the satisfaction and discharge of the Secured Notes Indenture have been complied with; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator or shareholder of the Issuer or any of its Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Secured Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the Trustee

Regions Bank, an Alabama banking corporation, is to be appointed as Trustee under the Secured Notes Indenture. The Secured Notes Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are set forth specifically in such Secured Notes Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Secured Notes Indenture and use the same degree of care that a prudent Person would use in conducting its own affairs. The permissive rights of the Trustee to take or refrain from taking any action enumerated in the Secured Notes Indenture will not be construed as an obligation or duty.

The Secured Notes Indenture imposes certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Issuer and its Affiliates and Subsidiaries.

The Secured Notes Indenture sets out the terms under which the Trustee may retire or be removed, and replaced. Such terms will include, among others, (1) that the Trustee may be removed at any time by the Holders of a majority in principal amount of then outstanding Secured Notes, or may resign at any time by giving written notice to the Issuer and (2) that if the Trustee at any time (a) has or acquires a conflict of interest that is not eliminated, (b) fails to meet certain minimum limits regarding the aggregate of its capital and surplus or (c) becomes incapable of acting as Trustee or becomes insolvent or bankrupt, then the Issuer may remove the Trustee, or any Holder who has been a bona fide Holder for not less than 6 months may petition any court for removal of the Trustee and appointment of a successor Trustee.

Any removal or resignation of the Trustee shall not become effective until the acceptance of appointment by the successor Trustee.

The Secured Notes Indenture contains provisions for the indemnification of the Trustee for any loss, liability, taxes, fees and expenses incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Secured Notes Indenture.

Concerning the Collateral Agent

Credit Suisse AG will be the Collateral Agent as of the Issue Date. Each of the Notes Secured Parties hereby irrevocably appoints Credit Suisse AG (and its successors) to act on its behalf as the Collateral Agent under each of the Notes Collateral Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms thereof. The Collateral Agent will have no duties or obligations except those expressly set forth in the Notes Collateral Documents of which it is party. The Collateral Agent will not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct. The Collateral Agent will be entitled to rely upon, and will not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. The Collateral Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Issuer), independent accountants and other experts selected by it, and will not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Without limiting the generality of the foregoing, the Collateral Agent:

(i)	shall not be subject to any fiduciary or other implied duties, regardless of whether an event of default has occurred and is continuing;

(ii)	shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Notes Collateral Documents that the Collateral Agent is required to exercise; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Collateral Document or applicable law;

(iii)	shall not, except as expressly set forth in the Notes Collateral Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Issuer or any of its affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(iv)	shall not be liable for any action taken or not taken by it (a) with the consent or at the request of the Applicable Authorized Representative or (b) in the absence of its own gross negligence or willful misconduct or (c) in reliance on a certificate of an authorized officer of Holdings or the Issuer stating that such action is permitted by the terms of the Intercreditor Agreement. The Collateral Agent shall be deemed not to have knowledge of any event of default under any series of First Lien Obligations unless and until written notice describing such event of default is given to the Collateral Agent by the Representative of such First Lien Obligations or Holdings or the Issuer; and

(v)	shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with the Intercreditor Agreement or any other Collateral Document, (b) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth therein or the occurrence of any event of default, (d) the validity, enforceability, effectiveness or genuineness of the Intercreditor Agreement, any other Collateral Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (e) the value or the sufficiency of any Collateral for any series of First Lien Obligations, or (f) the satisfaction of any condition set forth in any First Lien Debt Document or Collateral Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

BY ACCEPTING A NOTE EACH HOLDER WILL BE DEEMED TO HAVE IRREVOCABLY AGREED TO THE FOREGOING PROVISIONS OF THE TWO PRIOR PARAGRAPHS AND SHALL BE BOUND BY THOSE AGREEMENTS TO THE FULLEST EXTENT PERMITTED BY LAW. Holders may not, individually or collectively, take any direct action to enforce any rights in their favor under the Notes Collateral Documents. The Holders may only act by instruction to the Trustee, which shall instruct the Collateral Agent.

Notices

All notices to Holders of Secured Notes will be validly given if electronically delivered or mailed to them at their respective addresses in the register of the Holders of the Notes, if any, maintained by the registrar. For so long as any Secured Notes are represented by global notes, all notices to Holders of the Secured Notes will be delivered to DTC in accordance with the applicable procedures of DTC, delivery of which shall be deemed to satisfy the requirements of this paragraph, which will give such notices to the Holders of book-entry Interests.

Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to him if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Governing Law

The Secured Notes Indenture and the Secured Notes, including any Secured Note Guarantees, and the rights and duties of the parties thereunder shall be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

“Accounts” has the meaning given to such term in the New York UCC.

“Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with such Person becoming a Restricted Subsidiary of the Issuer or such acquisition or (3) of a Person at the time such Person merges with or into or consolidates, amalgamates or otherwise combines with the Issuer or any Restricted Subsidiary. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, consolidation or other combination.

“Acquisition” means the transactions contemplated by the Merger Agreement.

“Additional Assets” means:

(1)	any property or assets (other than Capital Stock) used or to be used by the Issuer, a Restricted Subsidiary or otherwise useful in a Similar Business (it being understood that capital expenditures on property or assets already used in a Similar Business or to replace any property or assets that are the subject of such Asset Disposition shall be deemed an investment in Additional Assets);

(2)	the Capital Stock of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or a Restricted Subsidiary of the Issuer; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Issuer.

“Additional First Lien Obligation Secured Parties” means (a) the holders of any Additional First Lien Obligations (including any Pari Passu Debt Obligations), (b) any Representative with respect thereto and (c) the successors and assigns of each of the foregoing.

“Additional First Lien Obligation Collateral Documents” means, in respect of any series of Additional First Lien Obligations, each agreement, instrument or other document entered into in favor of the Representative in respect of such Indebtedness or any of the other secured parties in respect thereof for purposes of securing the Obligations under such Indebtedness, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Additional Interest” means all additional interest then owing pursuant to the Secured Notes Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Alternative Currency” means each of Euro, British Pounds Sterling, Australian Dollars, Brazilian Real, Canadian Dollars, Chinese Yuan, Danish Kroner, Egyptian Pound, Hong Kong Dollars, Indian Rupee, Indonesian Rupiah, Japanese Yen, Korean Won, Mexican Pesos, New Zealand Dollars, Russian Ruble, Singapore Dollars, Swedish Kroner, Swiss Francs and each other currency (other than United States Dollars) that is a lawful currency (other than United States Dollars) that is readily available and freely transferable and convertible into United States Dollars.

“Applicable Premium” means the greater of (A) 1.0% of the principal amount of such Secured Note and (B) on any redemption date, the excess (to the extent positive) of:

(a)	the present value at such redemption date of (i) the redemption price of such Secured Note at February 1, 2017 (such redemption price (expressed in percentage of principal amount) being set forth in the table under “—Optional Redemption” (excluding accrued but unpaid interest to the date of redemption)), plus (ii) all required interest payments due on such Secured Note to and including such date set forth in clause (i) (excluding accrued but unpaid interest to the date of redemption), computed on the redemption date using a discount rate equal to the Applicable Treasury Rate at such redemption date plus 50 basis points; over

(b)	the outstanding principal amount of such Secured Note;

in each case, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate.

“Applicable Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from the redemption date to February 1, 2017; provided, however, that if the period from the redemption date to February 1, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Asset Disposition” means:

(a)	the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Issuer or any of its Restricted Subsidiaries (in each case other than Capital Stock of the Issuer) (each referred to in this definition as a “disposition”); or

(b)	the issuance or sale of Capital Stock of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Certain Covenants—Limitation on Indebtedness” or directors’ qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions;

in each case, other than:

(1)	a disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(2)	a disposition of cash, Cash Equivalents or Investment Grade Securities;

(3)	a disposition of inventory or other assets in the ordinary course of business or consistent with past practice (including allowing any registrations or any applications for registrations of any intellectual property rights to lapse or go abandoned in the ordinary course of business or consistent with past practice);

(4)	a disposition of obsolete, worn out, uneconomic, damaged or surplus property, equipment or other assets or property, equipment or other assets that are no longer economically practical, commercially desirable to maintain, used or useful in the conduct of the business of the Issuer and its Restricted Subsidiaries, whether now or hereafter owned or leased or acquired in connection with an acquisition;

(5)	transactions permitted under “—Certain Covenants—Merger and Consolidation—The Issuer” or a transaction that constitutes a Change of Control;

(6)	an issuance of Capital Stock by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors of Holdings;

(7)	any dispositions of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by the Issuer) of less than $100.0 million;

(8)	any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments” and the making of any Permitted Payment or Permitted Investment or, solely for purposes of clause (3) of the first paragraph under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock,” asset sales, the proceeds of which are used to make such Restricted Payments or Permitted Investments;

(9)	dispositions consisting of Permitted Liens;

(10)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or consistent with past practice or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)	conveyances, sales, transfers, licenses or sublicenses or other dispositions of intellectual property, software or other general intangibles and licenses, sub-licenses, leases or subleases of other property, in each case, in the ordinary course of business or consistent with past practice or pursuant to a research or development agreement in which the counterparty to such agreement receives a license to use the intellectual property or software that result from such agreement;

(12)	foreclosure, condemnation or any similar action with respect to any property or other assets;

(13)	the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable or notes receivable arising in the ordinary course of business or consistent with past practice, or the conversion or exchange of accounts receivable for notes receivable;

(14)	any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(15)	any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(16)	(i) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased, (ii) dispositions of property to the extent that the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased) and (iii) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(17)	any sale, disposition or creation of a Lien pursuant to a Qualified Receivables Transaction, or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business or consistent with past practice;

(18)	any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Leaseback Transactions and asset securitizations, permitted by the Secured Notes Indenture;

(19)	dispositions of Investments in joint ventures or similar entities to the extent required by, or made pursuant to customary buy/sell arrangements between, the parties to such joint venture set forth in joint venture arrangements and similar binding arrangements;

(20)	the unwinding of any Hedging Obligations pursuant to its terms;

(21)	the surrender or waiver of any contractual rights and the settlement release, surrender or waiver of any contractual or other claims in each case in the ordinary course of business or consistent with past practice;

(22)	any swap of assets in exchange for services or other assets in the ordinary course of business or consistent with past practice of comparable or greater value or usefulness to the business of the Issuer as determined in good faith by the Issuer;

(23)	a Hospital Swap and Permitted Hospital Dispositions;

(24)	long-term leases of Hospitals to another Person; provided that the aggregate book value of the properties subject to such leases at any one time outstanding does not exceed 10.0% of the Total Assets at the time any such lease is entered into; and

(25)	the contribution or other transfer of property (including Capital Stock) to any Spinout Subsidiary in a Spinout Transaction.

“Associate” means (i) any Person engaged in a Similar Business of which the Issuer or its Restricted Subsidiaries are the legal and beneficial owners of between 20% and 50% of all outstanding Voting Stock and (ii) any joint venture entered into by the Issuer or any Restricted Subsidiary of the Issuer.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Secured Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”

“Board of Directors” means (1) with respect to the Issuer or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States or the jurisdiction of the place of payment are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants, options or depositary receipts for, or other equivalents of or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty. For purposes of the covenant described under “—Certain Covenants—Limitation on Liens,” a Capitalized Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Cash Equivalents” means:

(1)	(a) United States Dollars, Euro, or any national currency of any member state of the European Union or Canada; or (b) any other foreign currency held by the Issuer and the Restricted Subsidiaries in the ordinary course of business or consistent with past practice;

(2)	securities issued or directly and fully Guaranteed or insured by the United States or Canadian governments, a member state of the European Union or, in each case, or any agency or instrumentality of the foregoing (provided that the full faith and credit obligation of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(3)	certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any lender or by any bank or trust company (a) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (b) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100.0 million;

(4)	repurchase obligations for underlying securities of the types described in clauses (2), (3) and (7) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)	commercial paper rated at least (i) “A-1” or higher by S&P or “P-1” or higher by Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Issuer) maturing within two years after the date of creation thereof or (ii) “A-2” or higher by S&P or “P-2” or higher by Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Issuer) maturing within one year after the date of creation thereof, or, in each case, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt;

(6)	marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either S&P or Moody’s, respectively (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Issuer) and in each case maturing within 24 months after the date of creation or acquisition thereof;

(7)	readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision, taxing authority or public instrumentality thereof, in each case, having one of the two highest ratings categories by S&P or Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Issuer) with maturities of not more than two years from the date of acquisition;

(8)	readily marketable direct obligations issued by any foreign government or any political subdivision, taxing authority or public instrumentality thereof, in each case, having one of the two highest ratings categories obtainable by S&P or Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Issuer) with maturities of not more than two years from the date of acquisition;

(9)	Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the three highest ratings categories by S&P or Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Issuer);

(10)	with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptance of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;

(11)	Indebtedness or Preferred Stock issued by Persons with a rating of (i) “A” or higher from S&P or “A-2” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Issuer) with maturities of 24 months or less from the date of acquisition, or (ii) “A-” or higher from S&P or “A-3” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Issuer) with maturities of 12 months or less from the date of acquisition;

(12)	bills of exchange issued in the United States, Canada, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(13)	Cash Equivalents or instruments similar to those referred to in clauses (1) through (12) above denominated in Dollars or any Alternative Currency;

(14)	interests in any investment company, money market, enhanced high yield fund or other investment fund which invests 90% or more of its assets in instruments of the types specified in clauses (1) through (13) above; and

(15)	for purposes of clause (2) of the definition of “Asset Disposition,” any marketable securities portfolio owned by the Issuer and its Subsidiaries on the Issue Date.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above, provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts.

“Cash Management Services” means any one or more of the following types of services or facilities: (a) automated clearing house transfers and transactions, (b) cash management services, including controlled disbursement services, treasury, depository, overdraft, credit or debit card, stored value card, electronic funds transfer services, (c) foreign exchange facilities, deposit and other accounts and merchant services and (d) services and facilities substantially similar to the foregoing.

“Change of Control” means:

(1)	the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date) becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer or Holdings (other than a transaction following which holders of securities that represented 100% of the Voting Stock of Holdings or the Issuer, as applicable, immediately prior to such transaction (or other securities into which such securities are converted as part of such transaction) own, directly or indirectly, at a least a majority of the voting power of the Voting Stock of the surviving Person in such transaction immediately after such transaction); or

(2)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole to a Person, other than a Restricted Subsidiary.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” means all assets and properties subject to Liens created pursuant to any Notes Collateral Document to secure the Obligations in respect of the Secured Notes (including the Secured Note Guarantees), the Notes Collateral Documents and the Secured Notes Indenture.

“Collateral Agent” means Credit Suisse AG in its capacity as “Collateral Agent” under the Secured Notes Indenture and under the Collateral Documents or any successor or assign thereto in such capacity.

“Collateral Agreement” means the Amended and Restated Guarantee and Collateral Agreement, dated as of July 25, 2007, as amended and restated as of November 5, 2010, by and among Holdings, the Issuer, certain of its Subsidiaries identified therein as guarantors and Credit Suisse AG, as the Collateral Agent, together with the documents related thereto (including the supplements thereto and certificates delivered thereunder designating indebtedness and other obligations as “Pari Passu Debt Obligations” thereunder), as amended, restated, supplemented or otherwise modified from time to time.

“Collateral Documents” means, collectively, the Notes Collateral Documents, the Credit Agreement Collateral Documents and the Additional First Lien Obligation Collateral Documents and the Existing Secured Notes Collateral Documents.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including amortization or write-off of (i) intangibles and non-cash organization costs, (ii) deferred financing fees or debt issuance costs and (iii) the amortization of original issue discount resulting from the issuance of Indebtedness at less than par, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP (but excluding amortization of prepaid cash expenses that were paid in a prior period); and any non-cash write-down of assets or asset value carried on the balance sheet (other than in respect of current assets).

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)	increased (without duplication) by:

(a)

provision for taxes based on income or profits or capital, including, without limitation, federal, state, provincial, local, foreign, unitary, excise, property, franchise and similar taxes and foreign withholding and similar taxes (including any penalties and interest) of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations, to the extent the same were deducted (and not added back) in computing such Consolidated Net Income; plus

(b)	Fixed Charges of such Person for such period (including (x) net losses on any Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (u) through (z) in clause (1) thereof), to the extent the same were deducted (and not added back) in computing such Consolidated Net Income; plus

(c)	Consolidated Depreciation and Amortization Expense of such Person for such period, to the extent the same were deducted (and not added back) in computing such Consolidated Net Income; plus

(d)	(x) Transaction Expenses and (y) any fees, costs, expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any actual, proposed or contemplated issuance or registration (actual or proposed) of any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence or registration (actual or proposed) of Indebtedness (including a refinancing thereof) (in each case, whether or not consummated or successful), including (i) such fees, expenses or charges related to the offering of the Secured Notes, the Credit Agreement, any other Credit Facilities and any fees related to a Qualified Receivables Transaction, and (ii) any amendment, waiver, consent or other modification of the Secured Notes, the Credit Agreement, any other Credit Facilities and any fees related to a Qualified Receivables Transaction, in each case, whether or not consummated or successful, to the extent the same were deducted (and not added back) in computing such Consolidated Net Income; plus

(e)	the amount of any restructuring charge, reserve, integration cost, or other business optimization expense or cost (including charges directly related to implementation of cost-savings initiatives) to the extent the same were deducted (and not added back) in computing such Consolidated Net Income, including, without limitation, any one time costs Incurred in connection with acquisitions or divestitures after the Issue Date, those related to severance, retention, signing bonuses, relocation, recruiting and other employee related costs, future lease commitments and costs related to the opening and closure and/or consolidation of facilities and to exiting lines of business; plus

(f)	any other non-cash charges, write-downs, expenses, losses or items reducing such Consolidated Net Income including any impairment charges or the impact of purchase accounting; provided that if any non-cash charge or other item referred to in this clause (f) represents and accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent paid; plus

(g)	[reserved];

(h)

the amount of “run-rate” cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the Issuer in good faith to result from actions taken or to be taken prior to or during such period in connection with the Transactions or any other acquisition or disposition by such Person or any of its Restricted Subsidiaries (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions and net of the incremental expense incurred or to be incurred during such period in order to achieve such cost savings or other benefits referred to above; provided that (x) such cost savings are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions and (y) such actions have been taken or are to be taken within twelve (12) months after the consummation of the acquisition or disposition which is expected to result in such cost savings or other benefits referred to above; provided that the aggregate amount added back pursuant to this clause (h) shall not for any four fiscal quarter period exceed an amount equal to 10% of Consolidated EBITDA for such four fiscal quarter period (and such determination shall be made after giving effect to any adjustment pursuant to this clause (h)); plus

(i)	any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or Net Cash Proceeds of an issuance of Capital Stock (other than Disqualified Stock) of the Issuer solely to the extent that such Net Cash Proceeds are excluded from the calculation set forth in clause (c) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments”, to the extent the same were deducted (and not added back) in computing such Consolidated Net Income; plus

(j)	cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in Consolidated EBITDA in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(k)	any net loss included in the consolidated financial statements due to the application of Financial Accounting Standards No. 160 “Non-controlling Interests in Consolidated Financial Statements (“FAS 160”) (Accounting Standard Codification Topic 810) to the deconsolidation of a Subsidiary, to the extent the same were deducted (and not added back) in computing such Consolidated Net Income; plus

(l)	realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Issuer and its Restricted Subsidiaries, to the extent the same were deducted (and not added back) in computing such Consolidated Net Income; plus

(m)	upfront fees or charges arising from any Qualified Receivables Transaction for such period, and any other amounts for such period comparable to or in the nature of interest under any Qualified Receivables Transaction, and losses on dispositions or sale of assets in connection with any Qualified Receivables Transaction for such period, to the extent the same were deducted (and not added back) in computing such Consolidated Net Income;

(2)	decreased (without duplication) by an amount which in the determination of such Consolidated Net Income has been included for: (a) non-cash items increasing such Consolidated Net Income (other than the accrual of revenue in the ordinary course of business), excluding (i) any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and (ii) any non-cash gains in respect of which cash was actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus (b) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Issuer and its Restricted Subsidiaries; plus (c) any net income included in the consolidated financial statements due to the application of FAS 160 (Accounting Standards Codification Topic 810) to the deconsolidation of a Subsidiary; and

(3)	increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)

consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances or any similar facilities or similar financing and hedging agreements, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of any Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations or any deferred payment obligations, (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness and (f) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) such Person or any of its Restricted Subsidiaries, and excluding (t) penalties and interest relating to taxes, (u) accretion or accrual of discounted liabilities other than Indebtedness, (v) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (w) any fees related to a Qualified Receivables Transaction, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) imputed interest with respect to Indebtedness of any parent of such Person appearing upon the balance sheet of such Person solely by reason of purchase accounting under GAAP; plus

(2)	consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)	interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis on the basis of GAAP; provided, however, that there will not be included in such Consolidated Net Income (without duplication):

(1)	any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that any equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution or return on investment (subject, in the case of a dividend or other distribution or return on investment to the Issuer or a Restricted Subsidiary, to the limitations contained in clause (2) below);

(2)	solely for the purpose of determining the amount available for Restricted Payments under clause (c)(i) of the first paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” any net income (loss) of any Restricted Subsidiary (other than the Guarantors) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to the Credit Agreement, the Secured Notes, or the Secured Notes Indenture, and (c) restrictions specified in clause (13)(i) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Restrictions on Distributions from Restricted Subsidiaries”), except that the Issuer’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(3)	any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Issuer or any Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction), which is not sold or otherwise disposed of in the ordinary course of business or consistent with past practice (as determined in good faith by the Issuer);

(4)	any extraordinary, exceptional, unusual or nonrecurring gain, loss, income, charge or expense (including relating to (i) the Transaction Expenses, (ii) payments made in respect of litigation that was pending against HMA or any of its Subsidiaries prior to the Issue Date and (iii) costs and expenses incurred in connection with Permitted Hospital Dispositions;

(5)	the cumulative effect of a change in accounting principles;

(6)	any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other retiree provisions or on the revaluation of any benefit plan obligation and (ii) income (loss) attributable to deferred compensation plans or trusts shall be excluded;

(7)	all deferred financing costs written off or amortized and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(8)	any unrealized gains or losses in respect of any Hedging Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any Hedging Obligations;

(9)	any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(10)	any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary owing to the Issuer or any Restricted Subsidiary;

(11)	any purchase accounting effects, including, without limitation, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Issuer and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(12)	any non-cash impairment charge, write-down or write-off, including without limitation, impairment charges, write-downs or write-offs relating to goodwill, intangible assets, long-lived assets, investments in debt and equity securities, in accordance with GAAP or as a result of a change in law or regulation;

(13)	any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or any Hedging Obligations or other derivative instruments;

(14)	accruals and reserves that are established within twelve (12) months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP;

(15)	any net unrealized gains and losses resulting from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements;

(16)	any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such item;

(17)	non-cash charges and gains resulting from the application of Financial Accounting Standards No. 141R (Accounting Standards Codification Topic 805) (including with respect to earn-outs Incurred by the Issuer or any of its Restricted Subsidiaries);

(18)	the amount of any expense to the extent a corresponding amount is received in cash by the Issuer and the Restricted Subsidiaries from a Person other than the Issuer or any Restricted Subsidiaries, provided such payment has not been included in determining Consolidated Net Income (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods);

(19)	any net gain (or loss) from discontinued operations and any net gain (or loss) on disposal of discontinued operations; and

(20)	any charges and gains in respect of those certain contingent value rights issued as part of the merger consideration in the Acquisition.

In addition, to the extent not already excluded in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall exclude (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions, or so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be indemnified or reimbursed (and such amount is in fact reimbursed within 365 days of the date of such charge or payment (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days)), in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, (ii) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption, (iii) any expenses and charges to the extent paid for, or so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by (and such amount is in fact reimbursed within 365 days of the date of such payment (with a deduction for any amount so added back to the extent not so reimbursed within 365 days)), any third party other than such Person or any of its Restricted Subsidiaries and (iv) solely for the purpose of determining the amount available for Restricted Payments under clause (c)(i) of the first paragraph of the covenant described under “—Certain Covenants—Limitations on Restricted Payments,” any repurchase, redemption, sale or other disposition of Restricted Investments or any sale of stock of or distribution, dividend or asset transfer from an Unrestricted Subsidiary, in each case to the extent any of the foregoing increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(iv) or (c)(v), as the case may be, of the first paragraph thereof.

“Consolidated Total Indebtedness” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness for borrowed money (other than letters of credit and bankers’ acceptances, except to the extent of unreimbursed amounts thereunder, Indebtedness with respect to Cash Management Services, Hedging Obligations entered into in the ordinary course of business or consistent with past practice and not for speculative purposes and intercompany indebtedness, but in any case including the Receivables Transaction Amount in respect of any Qualified Receivables Transaction) of the Issuer and its Restricted Subsidiaries outstanding on such date minus (b) the aggregate amount, not to exceed $250.0 million, of unrestricted cash and Cash Equivalents included in the consolidated balance sheet of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal period for which internal financial statements of the Issuer are available (with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio” (and with the proceeds of any Secured Indebtedness being incurred at the time of determination being excluded from unrestricted cash and Cash Equivalents to the extent such proceeds would otherwise be included as such) and as determined in good faith by the Issuer).

“Consolidated Total Leverage Ratio” means, with respect to any Person as of any date of determination, the ratio of (x) Consolidated Total Indebtedness as of such date to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Issuer are available, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Secured Leverage Ratio” means, with respect to any Person as of any date of determination, the ratio of (x) Consolidated Total Indebtedness secured by a Lien as of such date to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Issuer are available, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio.”

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)	to advance or supply funds:

(a)	for the purchase or payment of any such primary obligation; or

(b)	to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)	to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Obligation” means, as to any person, any provision of any security issued by such person or of any agreement, instrument or undertaking to which such person is a party or by which it or any of the property owned by it is bound.

“Controlling Secured Parties” means, at any time, the Secured Parties with respect to the series of First Lien Obligations the Representative of which is, at such time, the Applicable Authorized Representative.

“Credit Agreement” means the Credit Agreement, originally dated as of July 25, 2007, by and among, Holdings, the Issuer, the guarantors from time to time party thereto and Credit Suisse, as administrative agent and collateral agent, and each lender from time to time party thereto, together with the related documents thereto (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more additional agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder) in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under (or otherwise incurred in compliance with) such Credit Agreement (whether documented in the agreement for such Credit Agreement or in a separate written instrument) or one or more successors to the Credit Agreement or one or more new credit agreements.

“Credit Agreement Collateral Documents” means the Collateral Agreement, the Intercreditor Agreement, the intellectual property security agreements, the mortgages and each other agreement, instrument or other document entered into in favor of the Collateral Agent or any of the other Credit Agreement Secured Parties for purposes of securing the Credit Agreement Obligations (including the guarantees under the Collateral Agreement), as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Credit Agreement Obligations” means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the loans under the Credit Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Issuer under the Credit Agreement in respect of any letter of credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Issuer to any of the Credit Agreement Secured Parties under the Credit Agreement and each of the other loan documents in respect thereof, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Issuer under or pursuant to the Credit Agreement and each of the other loan documents in respect thereof, (c) the due and punctual payment and performance of all the obligations of Holdings and each other Subsidiary of Holdings under or pursuant to the Collateral Agreement and each of the other loan documents in respect of the Credit Agreement and (d) the due and punctual payment and performance of all obligations of Holdings and each Subsidiary of Holdings under each hedging agreement or cash management arrangement that (i) was in effect on July 25, 2007 with a counterparty that is, or is an Affiliate of, the Credit Agreement Administrative Agent or a lender thereunder as of July 25, 2007 or (ii) is entered into after July 25, 2007 with any counterparty that is, or is an Affiliate of, the Credit Agreement Administrative Agent or a lender at the time such hedging agreement or cash management arrangement is entered into; provided, however, that the aggregate amount of obligations under cash management arrangements that shall constitute “Credit Agreement Obligations” shall not exceed $200.0 million at any time.

“Credit Agreement Secured Parties” means (a) the holders of Credit Agreement Obligations, (b) the Representatives with respect thereto and (c) the successors and assigns of each of the foregoing.

“Credit Facility” means, with respect to the Issuer or any of its Subsidiaries, one or more debt facilities, indentures or other arrangements (including the Credit Agreement or commercial paper facilities and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original Credit Agreement or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes, any letters of credit and reimbursement obligations related thereto, any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” will include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

“Credit Facility Documents” means the collective reference to any Credit Facility, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

“Designated Preferred Stock” means, with respect to the Issuer, Preferred Stock (other than Disqualified Stock) (a) that is issued for cash (other than to the Issuer or a Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any such Subsidiary for the benefit of their employees to the extent funded by the Issuer or such Subsidiary) and (b) that is designated as “Designated Preferred Stock” pursuant to an Officer’s Certificate of the Issuer at or prior to the issuance thereof, the Net Cash Proceeds of which are excluded from the calculation set forth in clause (c)(ii) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors of Holdings having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of Holdings shall be deemed not to have such a financial interest by reason of such member’s holding Capital Stock of Holdings or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or

(2)	is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (a) the Stated Maturity of the Secured Notes or (b) the date on which there are no Secured Notes outstanding; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant Person with the covenant described under “—Certain Covenants—Limitation on Restricted Payments”; provided, further, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute

Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“DTC” means The Depository Trust Company or any successor securities clearing agency.

“Eligible Escrow Investments” means any of the following securities:

(1)	U.S. Government Obligations;

(2)	investments in time or demand deposit accounts, certificates of deposit and money market deposits, or other similar banking arrangements in each case maturing no later than the last day of the then current month (the “Investment End Date”), entitled to U.S. Federal deposit insurance for the full amount thereof or issued by a bank or trust company that is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500.0 million;

(3)	investments in commercial paper maturing no later than the Investment End Date and having, at the date of acquisition, a credit rating no lower than A-1 from S&P, P-1 from Moody’s, or F-1 from Fitch;

(4)	repurchase obligations maturing no later than the Investment End Date entered into with a nationally recognized broker-dealer, with respect to which the purchased securities are obligations issued or guaranteed by the United States government or any agency thereof, which repurchase obligations shall be entered into pursuant to written agreements; and

(5)	money market mutual funds that invest in items (1) through (4) above and are registered with the SEC under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 and that at the time of such investment are rated Aaa by Moody’s and/or AAAm by S&P, including such funds for which the Trustee or an affiliate provides investment advice or other services.

“Equity Offering” means (x) a sale of Capital Stock of the Issuer (other than Disqualified Stock or Designated Preferred Stock) other than offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions, or (y) the sale of Capital Stock or other securities of Holdings, the proceeds of which are contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock or through an Excluded Contribution) of the Issuer or any of its Restricted Subsidiaries.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Excluded Contribution” means Net Cash Proceeds or property or assets received by the Issuer as capital contributions to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock) of the Issuer after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any Subsidiary of the Issuer for the benefit of their employees to the extent funded by the Issuer or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Issuer, in each case, to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Issuer.

“Existing Secured Notes” means the $1,600,000,000 aggregate principal amount of 5.125% senior secured notes due 2018 issued by Finco on August 17, 2012.

“Existing Secured Notes Collateral Documents” means the Collateral Agreement, the Intercreditor Agreement, the intellectual property security agreements, the mortgages and each other agreement, instrument or other document entered into in favor of the Collateral Agent or any other Existing Secured Notes Secured Party for purposes of securing the Obligations in respect of the Existing Secured Notes (including the guarantees thereof), the Existing Secured Notes Collateral Documents and the indenture governing the Existing Secured Notes, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Existing Secured Notes Secured Parties” means (a) the holders of the Obligations in respect of the Existing Secured Notes, (b) the Representatives with respect thereto and (c) the successors and assigns of each of the foregoing.

“fair market value” may be conclusively established by means of an Officer’s Certificate or resolutions of the Board of Directors of the Issuer setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

“Finco” means CHS/Community Health Systems, Inc., a Delaware corporation, or any successor thereto.

“First Lien” means the liens on the Collateral in favor of the Secured Parties under the Collateral Documents.

“First Lien Debt Documents” means, with respect to any class of First Lien Obligations, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such First Lien Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“First Lien Obligations” means the Obligations in respect of the Secured Notes (including the Secured Note Guarantees), the Notes Collateral Documents and the Secured Notes Indenture, the Credit Agreement Obligations, the Obligations in respect of the Existing Secured Notes (including the guarantees in respect thereof) and any Additional First Lien Obligations secured by the Collateral on a pari passu basis (but without regard to control of remedies) with the Secured Notes; provided, however, that (i) such indebtedness is permitted to be incurred, secured and guaranteed on such basis by each First Lien Debt Document and (ii) in the case of any First Lien Obligations incurred after the Issue Date, the Representative for the holders of such indebtedness will have become party to the Intercreditor Agreement.

“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Fixed Charge Coverage Ratio” means, with respect to any Person on any determination date, the ratio of Consolidated EBITDA of such Person for the most recent four consecutive fiscal quarters ending immediately prior to such determination date for which internal consolidated financial statements are available to the Fixed Charges of such Person for such four consecutive fiscal quarters.

In the event that the Issuer or any Restricted Subsidiary Incurs, assumes, Guarantees, redeems, defeases, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, Guarantee, redemption, defeasance, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the pro forma calculation shall not give effect to any Indebtedness Incurred on such determination date pursuant to the provisions described in the second paragraph under “—Certain Covenants—Limitation on Indebtedness.”

For purposes of making the computation referred to above, any Investments, acquisitions, dispositions, mergers, consolidations and disposed operations that have been made by the Issuer or any of its Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed or discontinued operations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or chief accounting officer of the Issuer (including with respect to cost savings; provided that (x) such cost savings are reasonably identifiable, reasonably attributable to the action specified and reasonably anticipated to result from such actions and (y) such actions have been taken or initiated and the benefits resulting therefrom are anticipated by the Issuer to be realized within twelve (12) months). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed with a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1)	Consolidated Interest Expense of such Person for such period;

(2)	all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Subsidiary of such Person during such period; and

(3)	all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, (i) any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary of such Subsidiary and (ii) any Subsidiary of such Person that otherwise would be a Domestic Subsidiary substantially all of whose assets consist of Capital Stock and/or indebtedness of one or more Foreign Subsidiaries and any other assets incidental thereto.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of any calculation or determination required hereunder. Except as otherwise set forth in the Secured Notes Indenture, all ratios and calculations based on GAAP contained in the Secured Notes Indenture shall be computed in accordance with GAAP as in effect on the Issue Date. At any time after the Issue Date, the Issuer may elect to establish that GAAP shall mean the GAAP as in effect on or prior to the date of such election; provided, however, that any such election, once made, shall be irrevocable. At any time after the Issue Date, the Issuer may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Secured Notes Indenture), including as to the ability of the Issuer to make an election pursuant to the previous sentence; provided that any such election, once made, shall be irrevocable; provided, however, that any calculation or determination in the Secured Notes Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further, that the Issuer may only make such election if it also elects to report any subsequent financial reports required to be made by the Issuer or Holdings, including pursuant to Section 13 or Section 15(d) of the Exchange Act and the covenants described under “—Certain Covenants—Reports,” in IFRS. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.

“General Intangibles” means all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, hedging agreements and other agreements), intellectual property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an account debtor of any of the Accounts.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank, stock exchange or other entity or authority exercising executive, legislative, judicial, taxing, regulatory, self-regulatory or administrative powers or functions of or pertaining to government.

“Grantor” means any entity that pledges Collateral.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)	entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include (x) endorsements for collection or deposit in the ordinary course of business or consistent with past practice and (y) standard contractual indemnities or product warranties provided in the ordinary course of business; provided, further, that the amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means Holdings and any Restricted Subsidiary that Guarantees the Secured Notes, until such Secured Note Guarantee is released in accordance with the terms of the Secured Notes Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contracts, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“HMA” means Health Management Associates, Inc., a Delaware corporation, and its successors.

“Holder” means each Person in whose name the Secured Notes are registered on the Registrar’s books, which shall initially be the respective nominee of DTC.

“Holdings” means Community Health Systems, Inc., a Delaware corporation, or any successor thereto.

“Hospital” means a hospital, outpatient clinic, outpatient surgical center, long-term care facility, medical office building or other facility or business that is used or useful in or related to the provision of healthcare services.

“Hospital Swap” means an exchange of assets and, to the extent necessary to equalize the value of the assets being exchanged, cash by the Issuer or a Restricted Subsidiary for one or more Hospitals and/or one or more Similar Businesses, or for 100% of the Capital Stock of any Person owning or operating one or more Hospitals and/or one or more Similar Businesses; provided that cash does not exceed 30% of the sum of the amount of the cash and the fair market value of the Capital Stock or assets received or given by the Issuer or a Restricted Subsidiary in such transaction. Notwithstanding the foregoing, the Issuer and its Restricted Subsidiaries may consummate two Hospital Swaps in any 12-month period without regard to the requirements of the proviso in the previous sentence.

“IFRS” means International Financial Reporting standards as adopted in the European Union.

“Immaterial Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Issuer that (i) has not guaranteed any other Indebtedness of the Issuer or any Subsidiary Guarantor and (ii) has Total Assets together with all other Immaterial Subsidiaries (other than Foreign Subsidiaries and Unrestricted Subsidiaries) (as determined in accordance with GAAP) and Consolidated EBITDA together with all other Immaterial Subsidiaries of less than 5.0% of the Issuer’s Total Assets and Consolidated EBITDA (measured, in the case of Total Assets, at the end of the most recent fiscal period for which internal financial statements are available and, in the case of Consolidated EBITDA, for the most recently ended four consecutive fiscal quarters ended for which internal consolidated financial statements are available, in each case measured on a pro forma basis giving effect to any acquisitions or dispositions of companies, divisions or lines of business since such balance sheet date or the start of such four quarter period, as applicable).

“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication) to the extent, except with respect to clauses (6), (7) and (9) below, such obligation should appear as a liability or otherwise on the balance sheet of such Person in accordance with GAAP:

(1)	the principal of indebtedness of such Person for borrowed money;

(2)	the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(4)	the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;

(5)	Capitalized Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(6)	the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)	the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by the Issuer) and (b) the amount of such Indebtedness of such other Persons;

(8)	Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person;

(9)	the Receivables Transaction Amount in respect of any Qualified Receivables Transaction; and

(10)	to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement).

The term “Indebtedness” shall not include any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Issue Date, any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practice, obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the Issue Date or in the ordinary course of business or consistent with past practice.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)	Contingent Obligations Incurred in the ordinary course of business or consistent with past practice, and the contingent value rights issued in connection with the Acquisition;

(ii)	Cash Management Services;

(iii)	in connection with the purchase by the Issuer or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;

(iv)	for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes; or

(v)	Capital Stock (other than Disqualified Stock or Preferred Stock of a Restricted Subsidiary).

“Independent Financial Advisor” means an investment banking or accounting firm of international standing or any third party appraiser of international standing; provided, however, that such firm or appraiser is not an Affiliate of the Issuer.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc., UBS Securities LLC, Wells Fargo Securities, LLC, BBVA Securities Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Mitsubishi UFJ Securities (USA), Inc. and Scotia Capital (USA) Inc. (each an “Initial Purchaser”).

“Instrument” has the meaning given to such term in the New York UCC.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business or consistent with past practice, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared on the basis of GAAP; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business or consistent with past practice will not be deemed to be an Investment. If the Issuer or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Issuer or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time.

For purposes of “—Certain Covenants—Limitation on Restricted Payments” and “—Designation of Restricted and Unrestricted Subsidiaries”:

(1)	“Investment” will include the portion (proportionate to the Issuer’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Issuer at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Issuer in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)	any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

“Investment Grade Securities” means:

(1)	securities issued or directly and fully Guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)	securities issued or directly and fully guaranteed or insured by a member of the European Union, or any agency or instrumentality thereof (other than Cash Equivalents);

(3)	debt securities or debt instruments with a rating of “A-” or higher from S&P or “A3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries; and

(4)	investments in any fund that invests exclusively in investments of the type described in clauses (1), (2) and (3) above which fund may also hold cash and Cash Equivalents pending investment or distribution.

“Investment Grade Status” shall occur when the Secured Notes receive two of the following:

(1)	a rating of “BBB-” or higher from S&P;

(2)	a rating of “Baa3” or higher from Moody’s; or

(3)	a rating of “BBB-” or higher from Fitch;

or the equivalent of such rating by either such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.

“Issue Date” means January 27, 2014.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers, employees or consultants of any Parent Entity, the Issuer or any Restricted Subsidiary:

(1)	(a) in respect of travel, entertainment or moving related expenses Incurred in the ordinary course of business or consistent with past practice, (b) for purposes of funding any such person’s purchase of Capital Stock (or similar obligations) of the Issuer, its Subsidiaries or any Parent Entity with (in the case of this sub-clause (b)) the approval of the Board of Directors of Holdings or (c) in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office; and

(2)	not exceeding $50.0 million in the aggregate outstanding at any time.

“Merger” means the merger of FWCT-2 Acquisition Corporation with and into HMA, as provided for under the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of July 29, 2013, by and among HMA, the Parent Entity and FWCT-2 Acquisition Corporation.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Mortgaged Properties” means, at any time, those certain parcels of real property owned by Holdings or any of its Subsidiaries that at such time is subject to a mortgage Lien to secure Credit Agreement Obligations.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.

“New York UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)	all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Taxes paid, reasonably estimated to be actually payable or accrued as a liability under GAAP (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution of such proceeds to the Issuer and after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which by applicable law must be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to minority interest holders (other than any Parent Entity, the Issuer or any of its respective Subsidiaries) in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)	the deduction of appropriate amounts required to be provided by the seller as a reserve, on the basis of GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of Taxes paid or reasonably estimated to be actually payable as a result of such issuance or sale (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution of such proceeds to the Issuer and after taking into account any available tax credit or deductions and any tax sharing agreements).

“Non-Guarantor” means any Restricted Subsidiary that is not a Secured Note Guarantor.

“Non-Recourse Indebtedness” of a Person means Indebtedness:

(1) as to which neither the Issuer nor any Subsidiary Guarantor:

(a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness);

(b) is directly or indirectly liable as a guarantor or otherwise; or

(c) constitutes the lender; and

(2) no default with respect to which would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any Subsidiary Guarantor to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Non-Controlling Secured Parties” means, at any time, the Secured Parties that are not the Controlling Secured Parties at such time.

“Non-Significant Subsidiary” means at any time, any Subsidiary of the Issuer (a) which at such time has total assets book value (including the total assets book value of any subsidiaries of such Subsidiary), or for which the Issuer or any of the Subsidiaries shall have paid (including the assumption of Indebtedness) in connection with the acquisition of Capital Stock or the total assets of such Subsidiary, less than $10.0 million or (b) which does not and will not itself or through its subsidiaries own a hospital or an interest in a hospital or manage or operate a hospital as a “Non-Significant Subsidiary”; provided that the total assets of all Non-Significant Subsidiaries at any time does not exceed 5.0% of the total assets of Holdings, the Issuer and its Restricted Subsidiaries on a consolidated basis.

“Note Documents” means the Secured Notes (including Secured Additional Notes), the Secured Note Guarantees, the Notes Collateral Documents, the Intercreditor Agreement and the Secured Notes Indenture.

“Notes Collateral Documents” means the Collateral Agreement, the Intercreditor Agreement, the intellectual property security agreements, the mortgages and each other agreement, instrument or other document entered into in favor of the Collateral Agent or any other Notes Secured Party for purposes of securing the Obligations in respect of the Secured Notes (including the Secured Note Guarantees), the Notes Collateral Documents and the Secured Notes Indenture, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Notes Secured Parties” means (a) the holders of Obligations in respect of the Secured Notes (including the Secured Note Guarantees), the Notes Collateral Documents and the Secured Notes Indenture, (b) the Representatives with respect thereto and (c) the successors and assigns of each of the foregoing.

“Obligations” means any principal, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer or any Guarantor whether or not a claim for Post-Petition Interest is allowed in such proceedings), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Managing Director, or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of the Secured Notes Indenture by the Board of Directors of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Issuer, any of its Subsidiaries or the Trustee.

“Parent Entity” means Community Health Systems, Inc., a Delaware corporation, and its successors or any other direct or indirect parent of the Issuer.

“Parent Entity Expenses” means:

(1)	costs (including all professional fees and expenses) Incurred by any Parent Entity in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, the Secured Notes Indenture or any other agreement or instrument relating to Indebtedness of the Issuer or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder;

(2)	customary indemnification obligations of any Parent Entity owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person to the extent relating to the Issuer and its Subsidiaries;

(3)	obligations of any Parent Entity in respect of director and officer insurance (including premiums therefor) to the extent relating to the Issuer and its Subsidiaries;

(4)	general corporate overhead expenses, including professional fees and expenses and other operational expenses of any Parent Entity related to the ownership or operation of the business of the Issuer or any of its Restricted Subsidiaries; and

(5)	expenses Incurred by any Parent Entity in connection with any public offering or other sale of Capital Stock or Indebtedness:

(x)	where the net proceeds of such offering or sale are intended to be received by or contributed to the Issuer or a Restricted Subsidiary,

(y)	in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed, or

(z)	otherwise on an interim basis prior to completion of such offering so long as any Parent Entity shall cause the amount of such expenses to be repaid to the Issuer or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Pari Passu Agreement” means any indenture, credit agreement or other agreement, document or instrument, if any, pursuant to which any Grantor has or will incur, assume or otherwise become liable for, Pari Passu Debt Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time; provided that, in each case, the indebtedness and other obligations thereunder have been designated as Pari Passu Debt Obligations pursuant to and in accordance with the Collateral Agreement.

“Pari Passu Debt Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under any Pari Passu Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), in each case, that have been designated as Pari Passu Debt Obligations pursuant to and in accordance with the Collateral Agreement and that the Representative in respect thereof has become party to the Intercreditor Agreement.

“Pari Passu Secured Parties” means (a) the holders of any Pari Passu Debt Obligations, (b) any Representative with respect thereto and (c) the successors and assigns of each of the foregoing.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Secured Note on behalf of the Issuer.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash, Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

“Permitted Hospital Dispositions” means any disposition of Hospitals required for receipt of antitrust approval in connection with the Acquisition.

“Permitted Investment” means (in each case, by the Issuer or any of its Restricted Subsidiaries):

(1)	Investments in (a) a Restricted Subsidiary (including the Capital Stock of a Restricted Subsidiary) or the Issuer or (b) a Person (including the Capital Stock of any such Person) that will, upon the making of such Investment, become a Restricted Subsidiary;

(2)	Investments in another Person if such Person is engaged in any Similar Business and as a result of such Investment such other Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary;

(3)	Investments in cash, Cash Equivalents or Investment Grade Securities;

(4)	Investments in receivables owing to the Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business or consistent with past practice; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)	Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business or consistent with past practice;

(6)	Management Advances;

(7)	Investments received in settlement of debts created in the ordinary course of business or consistent with past practice and owing to the Issuer or any Restricted Subsidiary or in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)	Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including an Asset Disposition;

(9)	Investments existing or pursuant to agreements or arrangements in effect on the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may not be increased except (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under the Secured Notes Indenture;

(10)	Hedging Obligations, which transactions or obligations are Incurred in compliance with “—Certain Covenants—Limitation on Indebtedness”;

(11)	pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or consistent with past practice or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under the covenant described under “—Certain Covenants—Limitation on Liens”;

(12)	any Investment to the extent made using Capital Stock of the Issuer (other than Disqualified Stock) or Capital Stock of any Parent Entity as consideration;

(13)	any transaction to the extent constituting an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Affiliate Transactions” (except those described in clauses (1), (3), (6), (7), (8), (9), (12) and (16) of that paragraph);

(14)	Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business or consistent with past practice and in accordance with the Secured Notes Indenture;

(15)	(i) Guarantees of Indebtedness not prohibited by the covenant described under “—Certain Covenants—Limitation on Indebtedness” and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business or consistent with past practice, and (ii) performance guarantees with respect to obligations that are permitted by the Secured Notes Indenture;

(16)	Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by the Secured Notes Indenture;

(17)	Investments of a Restricted Subsidiary acquired on or after the Issue Date or of an entity merged into the Issuer or merged into or consolidated with a Restricted Subsidiary on or after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(18)	Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(19)	contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Issuer;

(20)	Investments in joint ventures and similar entities having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed the greater of $1,350.0 million and 5.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(21)	additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (21) that are at that time outstanding, not to exceed the greater of $1,100.0 million and 5.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of the covenant described in the section entitled “—Certain Covenants—Limitation on Restricted Payments” of any amounts applied pursuant to clause (c) of the first paragraph of such covenant); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) or (2) above and shall not be included as having been made pursuant to this clause (21);

(22)	(i) any Investment in a Receivable Subsidiary or other Person, pursuant to the terms and conditions of a Qualified Receivables Transaction and (ii) any right to receive distributions or payments of fees related to a Qualified Receivables Transaction and any right to purchase assets of a Receivables Subsidiary in connection with a Qualified Receivables Transaction;

(23)	Investments in connection with the Transactions;

(24)	(a) any Investment in any captive insurance subsidiary in existence on the Issue Date or (b) in the event the Issuer or a Restricted Subsidiary will establish a Subsidiary for the purpose of insuring the healthcare business or facilities owned or operated by the Issuer, any Subsidiary or any physician employed by or on the medical staff of any such business or facility (the “Insurance Subsidiary”), Investments in an amount that do not exceed 150% of the minimum amount of capital required under the laws of the jurisdiction in which the Insurance Subsidiary is formed (other than any excess capital that would result in any unfavorable tax or reimbursement impact if distributed), and any Investment by such Insurance Subsidiary that is a legal investment for an insurance company under the laws of the jurisdiction in which the Insurance Subsidiary is formed and made in the ordinary course of business or consistent with past practice and rated in one of the four highest rating categories;

(25)	Physician Support Obligations made by the Issuer or any Restricted Subsidiary;

(26)	Investments made in connection with Hospital Swaps;

(27)	any Investment pursuant to any customary buy/sell arrangements in favor of investors or joint venture parties in connection with syndications of healthcare facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers; and

(28)	any Investment in any Subsidiary or joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with past practice.

“Permitted Liens” means, with respect to any Person:

(1)	Liens on assets or property of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of any Restricted Subsidiary that is not a Guarantor;

(2)	pledges, deposits or Liens under workmen’s compensation laws, payroll taxes, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure surety, indemnity, judgment, appeal or performance bonds, guarantees of government contracts (or other similar bonds, instruments or obligations), or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business or consistent with past practice;

(3)	Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, construction contractors’ or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

(4)	Liens for Taxes which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)	encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Issuer and its Restricted Subsidiaries or to the ownership of their properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Issuer and its Restricted Subsidiaries;

(6)

Liens (a) on assets or property of the Issuer or any Restricted Subsidiary securing Hedging Obligations or Cash Management Services permitted under the Secured Notes Indenture; (b) that are contractual rights of set-off or, in the case of clause (i) or (ii) below, other bankers’ Liens (i) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business or consistent with past practice and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or consistent with past practice of the Issuer or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice; (c) on cash accounts securing Indebtedness incurred under clause (8)(c) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Indebtedness” with financial institutions; (d) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or consistent with past practice and not for speculative purposes; and/or (e) (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business or consistent with past practice in connection with the maintenance of such accounts and

(iii) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not to secure any Indebtedness;

(7)	leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business or consistent with past practice;

(8)	Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default so long as (a) any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated, (b) the period within which such proceedings may be initiated has not expired or (c) no more than 60 days have passed after (i) such judgment, decree, order or award has become final or (ii) such period within which such proceedings may be initiated has expired;

(9)	Liens (i) on assets or property of the Issuer or any Restricted Subsidiary for the purpose of securing Capitalized Lease Obligations, Purchase Money Obligations or the payment of all or a part of the purchase price of, or securing other Indebtedness Incurred to finance or refinance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business or consistent with past practice; provided that (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under clause (7) of the second paragraph of the covenant entitled “—Certain Covenants—Limitation on Indebtedness” and (b) any such Liens may not extend to any assets or property of the Issuer or any Restricted Subsidiary other than assets or property acquired, improved, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such assets and property and (ii) on any interest or title of a lessor under any Capitalized Lease Obligations or operating lease with respect to the assets or property subject to such lease;

(10)	Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business or consistent with past practice;

(11)	Liens existing on the Issue Date, excluding Liens securing the Credit Agreement or the Existing Secured Notes;

(12)	Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (or at the time the Issuer or a Restricted Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Issuer or any Restricted Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(13)	Liens on assets or property of the Issuer or any Restricted Subsidiary securing Indebtedness or other obligations of the Issuer or such Restricted Subsidiary owing to the Issuer or a Subsidiary Guarantor, or Liens in favor of the Issuer or any Subsidiary Guarantor;

(14)	Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under clauses (9), (11), (12), (13), (14), (30) and (32) of this paragraph; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced;

(15)	(a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Issuer or any Restricted Subsidiary of the Issuer has easement rights or on any leased property and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;

(16)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(17)	Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(18)	Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business or consistent with past practice;

(19)	Liens securing Indebtedness Incurred under Credit Facilities, including any letter of credit facility relating thereto, in each case that was permitted by the terms of the Secured Notes Indenture to be Incurred pursuant to clause (1) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness”; provided that in the case of Liens securing any Indebtedness constituting First Lien Obligations, the holders of such Indebtedness, or their duly appointed agent, are or will become party to the Intercreditor Agreement;

(20)	Liens to secure Indebtedness of any Non-Guarantor permitted by clause (11) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Indebtedness” covering only the assets of such Non-Guarantor;

(21)	Liens on Capital Stock of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(22)	any security granted over the marketable securities portfolio described in clause (9) of the definition of “—Cash Equivalents” in connection with the disposal thereof to a third party;

(23)	Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(24)	Liens on equipment of the Issuer or any Restricted Subsidiary and located on the premises of any client or supplier in the ordinary course of business or consistent with past practice;

(25)	Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by the Secured Notes Indenture;

(26)	Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business or consistent with past practice securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers;

(27)	Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted under the Secured Notes Indenture;

(28)	Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Permitted Investments to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell any property in an asset sale permitted under the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock,” in each case, solely to the extent such Investment or asset sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(29)	Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed the greater of (a) $1,100.0 million and (b) 4.0% Total Assets at any one time outstanding;

(30)	Liens Incurred to secure Obligations in respect of any Indebtedness permitted to be Incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Indebtedness”; provided that at the time of Incurrence and after giving pro forma effect thereto, the Consolidated Total Secured Leverage Ratio would be no greater than 4.25 to 1.00;

(31)	Liens on assets of a Receivables Subsidiary and other customary Liens established pursuant to a Qualified Receivables Transaction;

(32)	Liens securing any Obligations in respect of the Secured Notes issued on the Issue Date (and the Secured Exchange Notes in respect of such Secured Notes), and the Secured Notes Indenture and the Notes Collateral Documents to the extent related thereto, including, for the avoidance of doubt, obligations in respect of the Secured Note Guarantees in respect thereof; or

(33)	Liens on the Collateral in favor of any Collateral Agent for the benefit of the Holders relating to such Collateral Agent’s administrative expenses with respect to the Collateral.

For purposes of this definition, the term Indebtedness shall be deemed to include interest on such Indebtedness including interest which increases the principal amount of such Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Physician Support Obligation” means (1) a loan to or on behalf of, or a Guarantee of Indebtedness of or income of, a physician or healthcare professional providing service to patients in the service area of a Hospital operated by the Issuer, any of its Restricted Subsidiaries or any affiliated joint venture otherwise permitted by the Secured Notes Indenture made or given by the Issuer or any Subsidiary of the Issuer (A) in the ordinary course of business or consistent with past practice and (B) pursuant to a written agreement having a period not to exceed five years or (2) Guarantees by the Issuer or any Restricted Subsidiary of leases and loans to acquire property (real or personal) for or on behalf of a physician or healthcare professional providing service to patients in the service area of a Hospital operated by the Issuer, any of its Restricted Subsidiaries or any affiliated joint venture otherwise permitted by the Secured Notes Indenture.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable as a claim in any such bankruptcy or insolvency proceeding.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Issuer or any Restricted Subsidiary pursuant to which the Issuer or any Restricted Subsidiary may sell, convey or otherwise transfer pursuant to customary terms to a Receivables Subsidiary or any other person or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with sales, factoring or securitization transactions involving accounts receivable.

“Receivables Subsidiary” means any special purpose Wholly Owned Domestic Subsidiary of the Issuer (i) that acquires accounts receivable generated by the Issuer or any of its Subsidiaries, (ii) that engages in no operations or activities other than those related to a Qualified Receivables Transaction and (iii) except pursuant to Standard Securitization Undertakings, (x) no portion of the obligations (contingent or otherwise) of which is recourse to or obligates the Issuer or any of its Restricted Subsidiaries in any way, and (y) with which neither the Issuer nor any of its Restricted Subsidiaries has any contract, agreement, arrangement or understanding other than on terms no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer.

“Receivables Transaction Amount” means, with respect to any Qualified Receivables Transaction, (a) in the case of any securitization, the amount of obligations outstanding under the legal documents entered into as part of such Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase and (b) in the case of any other sale or factoring of accounts receivable, the cash purchase price paid by the buyer in connection with its purchase of such accounts receivable (including any bills of exchange) less the amount of collections received in respect of such accounts receivable and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest, in each case as determined in good faith and in a consistent and commercially reasonable manner by the Issuer.

“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in the Secured Notes Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the Issue Date or Incurred in compliance with the Secured Notes Indenture (including Indebtedness of the Issuer that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Subsidiary Guarantor that refinances Indebtedness of the Issuer or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)	(a) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (b) such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced; and (c) to the extent such Refinancing Indebtedness refinances Subordinated Indebtedness, Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Subordinated Indebtedness, Disqualified Stock or Preferred Stock;

(2)	Refinancing Indebtedness shall not include:

(i)	Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor; or

(ii)	Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and

(3)	such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced.

“Related Taxes” means:

(1)	any Taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar Taxes (other than (x) Taxes measured by income and (y) withholding imposed on payments made by any Parent Entity), required to be paid (provided such Taxes are in fact paid) by any Parent Entity by virtue of its:

(a)	being organized or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than, directly or indirectly, the Issuer or any of the Issuer’s Subsidiaries);

(b)	being a holding company parent, directly or indirectly, of the Issuer or any of the Issuer’s Subsidiaries;

(c)	receiving dividends from or other distributions in respect of the Capital Stock of, directly or indirectly, the Issuer or any of the Issuer’s Subsidiaries; or

(d)	having made any payment in respect to any of the items for which the Issuer is permitted to make payments to any Parent Entity pursuant to “—Certain Covenants—Limitation on Restricted Payments”; or

(2)	if and for so long as the Issuer is a member of a group filing a consolidated or combined tax return with any Parent Entity, any Taxes measured by income for which such Parent Entity is liable up to an amount not to exceed with respect to such Taxes the amount of any such Taxes that the Issuer and its Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis if the Issuer and its Subsidiaries had paid Tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Issuer and its Subsidiaries.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“RP Reference Date” means July 25, 2007.

“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Secured Exchange Notes” means any secured notes issued in exchange for Secured Notes pursuant to the Secured Notes Registration Rights Agreement or similar agreement.

“Secured Indebtedness” means any Indebtedness secured by a Lien other than Indebtedness with respect to Cash Management Services.

“Secured Notes Registration Rights Agreement” means (i) the Registration Rights Agreement related to the Secured Notes dated as of the Issue Date, among the Escrow Sub and the representatives of the Initial Purchasers, as amended or supplemented (including by the joinder of Finco and the Guarantors on the Issue Date), and (ii) any other registration rights agreement entered into in connection with the issuance of Additional Secured Notes in a private offering by the Issuer after the Issue Date.

“Secured Parties” means (a) the Notes Secured Parties, (b) the Credit Agreement Secured Parties, (c) the Existing Secured Notes Secured Parties and (d) any Additional First Lien Obligation Secured Parties (including any Pari Passu Secured Parties).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Senior Indebtedness” means Indebtedness of the Issuer which ranks equally in right of payment to the Secured Notes or of any Guarantor if such Indebtedness ranks equally in right of payment to the Secured Note Guarantee of such Guarantor.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means (a) any businesses, services or activities engaged in by the Issuer or any of its Subsidiaries or any Associates on the Issue Date, including any businesses affiliated or associated with a Hospital or any business related or ancillary to the provision of healthcare services or information or the investment in, or the management, leasing or operation of, any of the foregoing, and (b) any businesses, services and activities engaged in by the Issuer or any of its Subsidiaries or any Associates that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.

“Spinout Subsidiary” means an Unrestricted Subsidiary that is formed for the purpose of acquiring property of Holdings, the Issuer or any Subsidiary in connection with a Spinout Transaction.

“Spinout Transaction” means the contribution or other transfer by Holdings, the Issuer or any Restricted Subsidiary of property (including Capital Stock) owned by it to any Spinout Subsidiary and the subsequent distribution of the Capital Stock of such Spinout Subsidiary to the equity holders of Holdings; provided that such contribution or other transfer of property to a Spinout Subsidiary is made under and permitted by clause (21) of the covenant described under “Certain Covenants—Limitation on Restricted Payments”.

“Standard Securitization Undertakings” means all representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Subsidiary which are customary in securitization transactions involving accounts receivable.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to any person, any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the Secured Notes pursuant to a written agreement.

“Subsidiary” means, with respect to any Person:

(1)

any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of

Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(2)	any partnership, joint venture, limited liability company or similar entity of which:

(a)	more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(b)	such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means any Guarantor that is a Subsidiary of Finco.

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Total Assets” means, as of any date, the total consolidated assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries, determined on a pro forma basis in a manner consistent with the pro forma basis contained in the definition of Fixed Charge Coverage Ratio.

“Transaction Expenses” means any fees or expenses incurred or paid by FWCT-2 Acquisition Corporation, Holdings, the Issuer or any Restricted Subsidiary in connection with the Transactions.

“Transactions” means the transactions contemplated by the Merger Agreement, the issuance of the notes contemplated by this offering memorandum and borrowings under the Credit Agreement as in effect on the Issue Date.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer in the manner provided below); and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary only if:

(1)	such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Issuer or any other Subsidiary of the Issuer which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(2)	such designation and the Investment of the Issuer in such Subsidiary complies with “—Certain Covenants—Limitation on Restricted Payments.”

“Unsecured Notes” means the $3,000,000,000 aggregate principal amount of 6.875% senior notes due 2022 offered by this offering memorandum and issued on the Issue Date.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)	the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

(2)	the sum of all such payments.

“Wholly Owned Domestic Subsidiary” means a Domestic Subsidiary of the Issuer, all of the Capital Stock of which (other than directors’ qualifying shares or shares required by any applicable law or regulation to be held by a Person other than the Issuer or another Domestic Subsidiary) is owned by the Issuer or another Domestic Subsidiary.

DESCRIPTION OF THE UNSECURED EXCHANGE NOTES

On January 27, 2014, FWCT-2 Escrow Corporation, a wholly-owned subsidiary of Community Health Systems, Inc. (the “Escrow Sub”), issued $3,000,000,000 aggregate principal amount of 6.875% senior notes due 2022 (the “Unsecured Initial Notes”) pursuant to an indenture, dated as of January 27, 2014 (as supplemented from time to time, the “Unsecured Notes Indenture”), by and among the Escrow Sub and Regions Bank, an Alabama banking corporation, as trustee (in such capacity, together with its successors, the “Trustee”). On January 27, 2014, the Escrow Sub merged with and into CHS/Community Health Systems, Inc. and CHS/Community Health Systems, Inc., the Guarantors and the Trustee entered into a supplemental indenture to the Unsecured Notes Indenture pursuant to which CHS/Community Health Systems, Inc. assumed all of the obligations of Escrow Sub as issuer of the Unsecured Initial Notes and the Guarantors guaranteed the Unsecured Initial Notes on the terms set forth in the Unsecured Notes Indenture.

You can find the definitions of certain terms used in this section under “—Certain Definitions.” In this section, (i) “Issuer” refers only to CHS/Community Health Systems, Inc. and (ii) references to “Unsecured Notes” are to the Unsecured Exchange Notes, unless the context otherwise requires. Defined terms used in this section apply only to this “Description of the Unsecured Exchange Notes” and not to the “Description of the Secured Exchange Notes” found in another section of this prospectus or, unless otherwise indicated, to any other section of this prospectus.

We issued the Unsecured Initial Notes and will issue the Unsecured Exchange Notes pursuant to the Unsecured Exchange Notes Indenture. Any Unsecured Initial Note that remains outstanding after the completion of the exchange offers, together with the Unsecured Exchange Notes issued in connection with the exchange offers, will be treated as a single class of securities under the Unsecured Notes Indenture. The terms of the Unsecured Notes include those stated in the Unsecured Notes Indenture and, except as specified below, those made part of the Unsecured Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The Unsecured Notes are subject to all such terms pursuant to the provisions of the Unsecured Notes Indenture, and Holders of the Unsecured Notes are referred to the Unsecured Notes Indenture and the TIA for a statement thereof.

The following is a summary of the material provisions of the Unsecured Notes Indenture, and is qualified in its entirety by reference to the Unsecured Notes Indenture. Because this is a summary, it may not contain all the information that is important to you. You should read the Unsecured Notes Indenture in its entirety. Copies of the Unsecured Notes Indenture are available as described under “Where You Can Find Additional Information.” This “Description of the Unsecured Exchange Notes” relates to the Unsecured Exchange Notes, and does not describe the terms of the Secured Exchange Notes separately offered by this prospectus.

Brief Description of the Unsecured Notes and the Unsecured Note Guarantees

The Unsecured Notes will be:

•	general senior unsecured obligations of the Issuer;

•	pari passu in right of payment with all existing and future Senior Indebtedness of the Issuer;

•	effectively subordinated to any existing and future Indebtedness of the Issuer that is secured with property or assets to the extent of the value of such property and assets securing such Indebtedness (including the Credit Agreement, the Existing Secured Notes and the Secured Notes);

•	senior in right of payment to any future Subordinated Indebtedness of the Issuer;

•	unconditionally guaranteed on a senior unsecured basis by each Guarantor; and

•	structurally subordinated to all claims of creditors, including trade creditors, and claims of preferred stockholders, if any, of each of the Non-Guarantors.

Each Unsecured Note Guarantee (as defined below) will be:

•	a general senior obligation of such Guarantor;

•	pari passu in right of payment with all existing and future Senior Indebtedness of such Guarantor;

•	effectively subordinated to any existing and future Indebtedness of such Guarantor that is secured with property or assets to the extent of the value of the assets securing such Indebtedness; and

•	senior in right of payment to any future Subordinated Indebtedness of such Guarantor.

Principal, Maturity and Interest

The Unsecured Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The rights of Holders of beneficial interests in the Unsecured Notes to receive the payments on such Unsecured Notes are subject to applicable procedures of DTC. If the due date for any payment in respect of any Unsecured Notes is not a Business Day at the place at which such payment is due to be paid, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

The Issuer will issue the Unsecured Exchange Notes with a maximum aggregate principal amount of $3,000,000,000. The Unsecured Notes will mature on February 1, 2022. Interest on the Unsecured Notes will accrue at the rate of 6.875% per annum and will be payable, in cash, semi-annually in arrears on February 1 and August 1 of each year, commencing on August 1, 2014, to Holders of record on the immediately preceding January 15 and July 15, respectively. If the Issuer delivers global notes to the Trustee for cancellation on a date that is after the record date and on or before the corresponding interest payment date, then interest shall be paid in accordance with the applicable procedures of DTC. Interest on the Unsecured Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 27, 2014. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each interest period will end on (but not include) the relevant interest payment date.

Additional interest may accrue on the Unsecured Notes in certain circumstances pursuant to the Unsecured Notes Registration Rights Agreement.

Additional Unsecured Notes

The Issuer may issue additional Unsecured Notes (the “Additional Unsecured Notes”) from time to time under the Unsecured Notes Indenture, subject to compliance with the covenants contained in the Unsecured Notes Indenture. The Unsecured Notes Indenture provides for the issuance of additional unsecured notes having identical terms and conditions to the Unsecured Notes. Additional Unsecured Notes will be part of the same issue as the Unsecured Notes under the Unsecured Notes Indenture for all purposes, including waivers, amendments, redemptions and offers to purchase; provided that Additional Unsecured Notes will not be issued with the same CUSIP or ISIN, as applicable, as existing Unsecured Notes unless such Additional Unsecured Notes are fungible with the existing Unsecured Notes for U.S. federal income tax purposes and otherwise. Unless the context otherwise requires, for all purposes of the Unsecured Notes Indenture and this “Description of the Unsecured Exchange Notes,” references to “Unsecured Notes” include any Additional Unsecured Notes actually issued.

Payments

Principal of, premium, if any, interest and Additional Interest, if any, on the Unsecured Notes will be payable at the office or agency of the Issuer maintained for such purpose (the “Paying Agent”) or, at the option of the Paying Agent, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders of the Unsecured Notes at their respective addresses set forth in the register of Holders provided that all payments of principal, premium, if any, interest and Additional Interest, if any, with respect to Unsecured Notes represented by one or more global notes registered in the name of or held by the DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose.

Guarantees

The obligations of the Issuer under the Unsecured Notes and the Unsecured Notes Indenture will be, jointly and severally, unconditionally guaranteed on a senior unsecured basis (the “Unsecured Note Guarantees”) by Holdings and each Domestic Restricted Subsidiary that Guarantees the payment of any capital market debt securities or Indebtedness under the Credit Agreement of the Issuer or any Guarantor. Subsidiaries will be required to Guarantee the Unsecured Notes to the extent described in “—Certain Covenants—Limitation on Guarantees.”

For the six months ended June 30, 2014, our Non-Guarantor Subsidiaries accounted for (i) approximately $3.4 billion, or 37.8%, of our total net operating revenue, approximately $(143) million of our net cash (used in) provided by operating activities; (ii) approximately $18.7 billion, or 68.5%, of our total assets, and (iii) approximately $17.1 billion, or 75.3%, of our total liabilities.

Each Unsecured Note Guarantee will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of foreign or state law to comply with corporate benefit, financial assistance and other laws. By virtue of this limitation, a Guarantor’s obligation under its Unsecured Note Guarantee could be significantly less than amounts payable with respect to the Unsecured Notes, or a Guarantor may have effectively no obligation under its Unsecured Note Guarantee. See “Risk Factors—Risks Related to the Exchange Notes and our Indebtedness—Federal and state states allow courts, under specific circumstances, to void the Exchange Notes, guarantees or, in the case of the Secured Exchange Notes, security interests and courts could require noteholders to return payments received from us or the guarantors.”

The Unsecured Note Guarantee of a Subsidiary Guarantor will terminate upon:

(1)	a sale or other disposition (including by way of consolidation or merger) of the Capital Stock of such Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor to a Person other than to the Issuer or a Restricted Subsidiary and as otherwise permitted by the Unsecured Notes Indenture,

(2)	the designation in accordance with the Unsecured Notes Indenture of the Guarantor as an Unrestricted Subsidiary or the occurrence of any event after which the Guarantor is no longer a Restricted Subsidiary,

(3)	defeasance or discharge of the Unsecured Notes, as provided in “—Defeasance” and “—Satisfaction and Discharge,”

(4)	to the extent that such Guarantor is not an Immaterial Subsidiary solely due to the operation of clause (i) of the definition of “Immaterial Subsidiary,” upon the release of all guarantees referred to in such clause, or

(5)

such Guarantor being released from all of its obligations under all of its Guarantees of (i) any and all Indebtedness of the Issuer or any Guarantor under the Credit Agreement or (ii) in the case of a Unsecured Note Guarantee made by a Guarantor (each, an “Other Guarantee”) as a result of its guarantee of other Indebtedness of the Issuer or a Guarantor pursuant to the covenant entitled “—Certain Covenants—Limitation on Guarantees,” any and all Indebtedness that would have required such Subsidiary Guarantor to provide a Unsecured Note Guarantee under such covenant, except in the case of clause (i) or (ii), a release as a result of the repayment or discharge of the Indebtedness specified in clause (i) or (ii) (it being understood that a release or discharge subject to a contingent reinstatement is still considered a release or discharge, and if any such Indebtedness of such Guarantor under the Credit Agreement or any Other Guarantee is so reinstated, such Unsecured Note Guarantee shall also be reinstated); or

(6)	the achievement of Investment Grade Status as described under “Certain Covenants—Suspension of Covenants and Release of Guarantees on Achievement of Investment Grade Status; provided that such Unsecured Note Guarantee will be reinstated upon the Reversion Date.

The Unsecured Note Guarantee of Holdings or any other direct or indirect parent of the Issuer that provides a Guarantee will terminate upon defeasance or discharge of the Unsecured Notes, as provided in “—Defeasance” and “—Satisfaction and Discharge”.

Claims of creditors of Non-Guarantor Subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred and minority stockholders (if any) of those Subsidiaries and claims against joint ventures generally will have priority with respect to the assets and earnings of those Subsidiaries and joint ventures over the claims of creditors of the Issuer, including Holders of the Unsecured Notes. The Unsecured Notes and each Unsecured Note Guarantee therefore will be effectively subordinated to creditors (including trade creditors) and preferred and minority stockholders (if any) of Subsidiaries of the Issuer (other than the Guarantors) and joint ventures. Although the Unsecured Notes Indenture limits the incurrence of Indebtedness, Disqualified Stock and Preferred Stock of Restricted Subsidiaries, the limitation is subject to a number of significant exceptions. Moreover, the Unsecured Notes Indenture does not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Indebtedness, Disqualified Stock or Preferred Stock under the Unsecured Notes Indenture.

See “—Certain Covenants—Limitation on Indebtedness.”

Book-Entry, Delivery and Form

Except as set forth below, Unsecured Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Unsecured Exchange Notes initially will be represented by one or more global notes in registered form without interest coupons (collectively referred to herein as the “Global Notes.” The Global Notes will be deposited upon issuance with the Trustee as custodian of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Unsecured Notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Unsecured Notes in certificated form.

Depository Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a

“clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have Unsecured Notes registered in their names, will not receive physical delivery of Unsecured Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Unsecured Notes Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and Additional Interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Unsecured Notes Indenture. Under the terms of the Unsecured Notes Indenture, the Issuer and the Trustee will treat the Persons in whose names the Unsecured Notes, including the Global Notes, are registered as the owners of the Unsecured Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Unsecured Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Unsecured Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuer. Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Unsecured Notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to existing transfer restrictions under the Securities Act, transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the Issuer that it will take any action permitted to be taken by a Holder of Unsecured Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Unsecured Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Unsecured Notes, DTC reserves the right to exchange the Global Notes for legended Unsecured Notes in certificated form, and to distribute such Unsecured Notes to its Participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants, it is under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. Neither the Issuer nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

(2) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default with respect to the Unsecured Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Unsecured Notes Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend, unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Unsecured Notes Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Unsecured Notes.

Same Day Settlement and Payment

The Issuer will make payments in respect of the Unsecured Notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Issuer will make all payments of principal, interest and premium and Additional Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Unsecured Notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in the Unsecured Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Ranking

Senior Indebtedness versus Unsecured Notes

The indebtedness evidenced by the Unsecured Notes and the Unsecured Note Guarantees will be unsecured and will rank pari passu in right of payment to the Senior Indebtedness of the Issuer and the Guarantors and senior to all of the existing and future indebtedness of each Guarantor that is subordinated in right of payment to the applicable Unsecured Notes and the Unsecured Note Guarantees. The Unsecured Notes will be guaranteed by the Guarantors.

As of June 30, 2014, the total liabilities of our Non-Guarantor Subsidiaries accounted for approximately $17.1 billion, or 75.3%, of our total liabilities. As of June 30, 2014, we had approximately $9.8 billion aggregate principal amount of senior secured indebtedness outstanding, approximately $6.2 billion of senior unsecured indebtedness outstanding and an additional approximately $917 million that we would have been able to borrow under our revolving credit facility.

The Unsecured Notes will be unsecured obligations of the Issuer. Secured Indebtedness and other secured obligations of the Issuer (including obligations with respect to the Credit Agreement, the Existing Secure Notes and the Secured Notes) will be effectively senior to the Unsecured Notes to the extent of the value of the assets securing such Indebtedness or other obligations.

Liabilities of Subsidiaries versus Notes

A substantial portion of our operations is conducted through our Subsidiaries. Some of our Subsidiaries will not Guarantee the Unsecured Notes, and, as described above under “—Guarantees,” the Unsecured Note Guarantee of a Subsidiary Guarantor may be released under certain circumstances. In addition, our future Subsidiaries may not be required to Guarantee the Unsecured Notes. Claims of creditors of such Non-Guarantors, including trade creditors and creditors holding indebtedness or Guarantees issued by such Non-Guarantors, and claims of preferred stockholders of such Non-Guarantors, generally will have priority with respect to the assets and earnings of such Non-Guarantors over the claims of our creditors, including holders of the Unsecured Notes. Accordingly, the Unsecured Notes will be structurally subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such Non-Guarantors.

Although the Unsecured Notes Indenture limits the incurrence of Indebtedness and preferred stock by certain of our Subsidiaries, such limitation is subject to a number of significant qualifications and exceptions. Moreover, the Unsecured Notes Indenture does not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness under the Unsecured Notes Indenture. See “—Certain Covenants—Limitation on Indebtedness.”

Optional Redemption

Except as set forth in the next three paragraphs, the Unsecured Notes are not redeemable at the option of the Issuer.

At any time and from time to time prior to February 1, 2018, the Issuer may redeem the Unsecured Notes in whole or in part, at its option, upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount of the Unsecured Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest (including any Additional Interest), if any, to the redemption date.

At any time and from time to time on or after February 1, 2018, the Issuer may redeem the Unsecured Notes in whole or in part, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest (including any Additional Interest), if any, on the Unsecured Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

Year	Percentage
2018	103.438%
2019	101.719%
2020 and thereafter	100.000%

At any time and from time to time prior to February 1, 2017, the Issuer may redeem Unsecured Notes with the net cash proceeds received by the Issuer from any Equity Offering (other than Excluded Contributions) at a redemption price (expressed as a percentage of principal amount) equal to 106.875% plus accrued and unpaid interest (including any Additional Interest), if any, to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the original aggregate principal amount of the Unsecured Notes (including Additional Unsecured Notes); provided that:

(1)	in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering, and

(2)	not less than 50% of the original aggregate principal amount of the Unsecured Notes issued under the Unsecured Notes Indenture remains outstanding immediately thereafter (excluding Unsecured Notes held by the Issuer or any of its Restricted Subsidiaries).

Notice of redemption will be provided as set forth under “—Selection and Notice” below.

Any redemption and notice of redemption may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent (including, in the case of a redemption related to an Equity Offering, the consummation of such Equity Offering).

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Unsecured Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Unsecured Notes will be subject to redemption by the Issuer.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Unsecured Notes or portions thereof called for redemption on the applicable redemption date.

Sinking Fund

The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Unsecured Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Unsecured Notes as described under the captions “—Change of Control” and “—Certain Covenants—Limitations on Sales of Assets and Subsidiary Stock.” The Issuer may at any time and from time to time purchase Unsecured Notes in the open market or otherwise.

Selection and Notice

If less than all of the Unsecured Notes are to be redeemed at any time, the Trustee will select the Unsecured Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Unsecured Notes are listed, as certified to the Trustee by the Issuer, and in compliance with the applicable requirements of DTC, or if the Unsecured Notes are not so listed or such exchange prescribes no method of selection and the Unsecured Notes are not held through DTC or DTC prescribes no method of selection, on a pro rata basis, subject to adjustments so that no Unsecured Note in an unauthorized denomination is redeemed in part; provided, however, that no Unsecured Note of $2,000 in aggregate principal amount or less will be redeemed in part.

Notices of redemption will be delivered electronically or mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Unsecured Notes to be redeemed at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Unsecured Notes or a satisfaction and discharge of the Unsecured Notes Indenture.

If any Unsecured Note is to be redeemed in part only, the notice of redemption that relates to that Unsecured Note will state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Unsecured Note will be issued in the name of the Holder thereof upon cancellation of the original Unsecured Note. In the case of a global note, an appropriate notation will be made on such Unsecured Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), Unsecured Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless the Issuer defaults in the payment of the redemption price, interest ceases to accrue on Unsecured Notes or portions of them called for redemption.

Change of Control

The Unsecured Notes Indenture provides that if a Change of Control occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding Unsecured Notes as described under “—Optional Redemption” and subject to the sixth succeeding paragraph, the Issuer will make an offer to purchase all of the Unsecured Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (including any Additional Interest), if any, to but excluding the date of repurchase, subject to the right of Holders of the Unsecured Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will deliver notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Unsecured Notes at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC, describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Unsecured Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Unsecured Notes Indenture and described in such notice.

The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Unsecured Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Unsecured Notes Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Unsecured Notes Indenture by virtue thereof.

Except as described above with respect to a Change of Control, the Unsecured Notes Indenture does not contain provisions that permit the Holders of the Unsecured Notes to require that the Issuer repurchase or redeem the Unsecured Notes in the event of a takeover, recapitalization or similar transaction.

The Credit Agreement provides, and future credit agreements or other agreements to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Unsecured Notes Indenture) and may prohibit or limit the Issuer from purchasing any Unsecured Notes pursuant to this covenant. In the event the Issuer is prohibited from purchasing the Unsecured Notes, the Issuer could seek the consent of its lenders to the purchase of the Unsecured Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, they will remain prohibited from purchasing the Unsecured Notes. In such case, the Issuer’s failure to purchase tendered Unsecured Notes would constitute an Event of Default under the Unsecured Notes Indenture.

Our ability to pay cash to the Holders of Unsecured Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. The Change of Control purchase feature of the Unsecured Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future.

Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Unsecured Notes Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Indebtedness” and “—Certain Covenants—Limitation on Liens.” Such restrictions in the Unsecured Notes Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Unsecured Notes then outstanding. Except for the limitations contained in such covenants, however, the Unsecured Notes Indenture will not contain any covenants or provisions that may afford Holders of the Unsecured Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Unsecured Notes Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Unsecured Notes validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption of all outstanding Unsecured Notes has been given pursuant to the Unsecured Notes Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in the payment of the redemption price on the applicable Redemption Date or the redemption is not consummated for any reason on or before the 60th day after such Change of Control. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

If Holders of not less than 90% in aggregate principal amount of the outstanding Unsecured Notes validly tender and do not withdraw such Unsecured Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Unsecured Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Unsecured Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest (including Additional Interest), if any, to but excluding the date of redemption.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and its Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Unsecured Notes may require the Issuer to make an offer to repurchase the Unsecured Notes as described above.

The provisions under the Unsecured Notes Indenture relative to the Issuer’s obligation to make an offer to repurchase the Unsecured Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Unsecured Notes then outstanding.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Unsecured Notes Indenture.

Suspension of Covenants and Release of Guarantees on Achievement of Investment Grade Status

Following the first day after the Issue Date that:

(a)	the Unsecured Notes have achieved Investment Grade Status; and

(b)	no Default or Event of Default has occurred and is continuing under the Unsecured Notes Indenture,

then, beginning on that day and continuing until the Reversion Date (as defined below), the Unsecured Note Guarantees shall be released, and the Issuer and its Restricted Subsidiaries will not be subject to the provisions of the Unsecured Notes Indenture summarized under the following headings (collectively, the “Suspended Covenants”):

•	“—Limitation on Restricted Payments,”

•	“—Limitation on Indebtedness,”

•	“—Limitation on Restrictions on Distributions from Restricted Subsidiaries,”

•	“—Limitation on Affiliate Transactions,”

•	“—Limitation on Sales of Assets and Subsidiary Stock,”

•	“—Limitation on Guarantees,” and

•	the provisions of clause (3) of the first paragraph of “—Merger and Consolidation.”

If at any time the Unsecured Notes cease to have such Investment Grade Status or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants, the Unsecured Note Guarantees will thereafter be reinstated and, with respect to the Suspended Covenants, as if such covenants had never been suspended (the “Reversion Date”) and be applicable pursuant to the terms of the Unsecured Notes Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Unsecured Notes Indenture), unless and until the Unsecured Notes subsequently attain Investment Grade Status and no Default or Event of Default is in existence (in which event the Suspended Covenants and the Unsecured Note Guarantees shall no longer be in effect for such time that the Unsecured Notes maintain an Investment Grade Status and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Unsecured Notes Indenture, the Unsecured Notes Registration Rights Agreement, the Unsecured Notes or the Unsecured Note Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the “Suspension Period.”

On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to the first paragraph of “—Limitation on Indebtedness” or one of the clauses set forth in the second paragraph of “—Limitation on Indebtedness” (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to the Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the first and second paragraphs of “—Limitation on Indebtedness,” such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4)(c) of the second paragraph of “—Limitation on Indebtedness.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenants described under “—Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period; provided, however, that, no Subsidiaries may be designated as Unrestricted Subsidiaries during the Suspension Period, unless such designation would have complied with the covenant described under “—Limitation on Restricted Payments” as if such covenant would have been in effect during such period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments.”

There can be no assurance that the Unsecured Notes will ever achieve or maintain Investment Grade Status.

Limitation on Indebtedness

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Issuer and any of the Subsidiary Guarantors may Incur Indebtedness (including Acquired Indebtedness), if on the date of such Incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries is greater than 2.00 to 1.00.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

(1)	Indebtedness of the Issuer and the Subsidiary Guarantors Incurred pursuant to any Credit Facility (including letters of credit or bankers’ acceptances issued or created under any Credit Facility), and any Guarantees by the Issuer or any Subsidiary Guarantor in respect of such Indebtedness, in a maximum aggregate principal amount of all Indebtedness incurred under this clause (1) and clause (15) below at any time outstanding not exceeding (i) $9,375.0 million, plus (ii) in the case of any refinancing of any Indebtedness permitted under this clause or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses Incurred in connection with such refinancing;

(2)	Guarantees by the Issuer or any Subsidiary Guarantor of Indebtedness of the Issuer or any Restricted Subsidiary so long as the Incurrence of such Indebtedness is permitted under the terms of the Unsecured Notes Indenture;

(3)	Indebtedness of the Issuer owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Issuer or any Restricted Subsidiary; provided, however, that:

(a)	any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Issuer or a Restricted Subsidiary; and

(b)	any sale or other transfer of any such Indebtedness to a Person other than the Issuer or a Restricted Subsidiary,

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be;

(4)	Indebtedness represented by (a) the Unsecured Notes (other than any Additional Unsecured Notes), including any Guarantee thereof, (b) any Unsecured Exchange Notes issued in exchange for such Unsecured Notes, including any Guarantee thereof, (c) any Indebtedness (other than Indebtedness incurred pursuant to clauses (1), (3) and (4)(a)) outstanding on the Issue Date (including the Secured Notes issued on the Issue Date), including any Guarantee thereof (including any exchange notes and related exchange guarantees issued in respect of such Secured Notes), (d) Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause, clause (5) of this paragraph (subject to the extent the Indebtedness being Refinanced was incurred under subclause (c) to clause (5) (or is Refinancing Indebtedness in respect thereof), to the requirements of subclause (c) to clause (5)) or clause (10) of this paragraph or Incurred pursuant to the first paragraph of this covenant, and (e) Management Advances;

(5)	(x) Indebtedness of the Issuer or any Subsidiary Guarantor Incurred or issued to finance an acquisition or (y) Acquired Indebtedness; provided, however, that after giving pro forma effect to such acquisition, merger or consolidation, and the Incurrence of such Indebtedness (including pro forma application of the proceeds thereof, either:

(a)	the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant,

(b)	the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries would not be lower than such ratio immediately prior to such acquisition, merger or consolidation, or

(c)	such Indebtedness constitutes Acquired Indebtedness (other than Indebtedness Incurred in contemplation of the transaction or series of related transactions pursuant to which such Persons became a Restricted Subsidiary or was otherwise acquired by the Issuer or a Restricted Subsidiary); provided that the only obligors with respect to such Indebtedness and any Refinancing Indebtedness in respect thereof shall be those Persons who were obligors of such Indebtedness prior to such acquisition, merger or consolidation;

(6)	Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(7)	Indebtedness represented by Capitalized Lease Obligations or Purchase Money Obligations in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, does not exceed the greater of (a) $1,100.0 million and (b) 4.0% of Total Assets at the time of Incurrence, and any Refinancing Indebtedness in respect thereof;

(8)	Indebtedness in respect of (a) workers’ compensation claims, self-insurance obligations, performance, indemnity, surety, judgment, appeal, advance payment, customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Issuer or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business or consistent with past practice, (b) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or consistent with past practice; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence; (c) customer deposits and advance payments received in the ordinary course of business or consistent with past practice from customers for goods or services purchased in the ordinary course of business or consistent with past practice; and (d) any customary treasury, depositary, cash management, automatic clearinghouse arrangements, overdraft protections, cash pooling or netting or setting off arrangements or similar arrangements in the ordinary course of business or consistent with past practice;

(9)	Indebtedness arising from agreements providing for guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Capital Stock of a Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition);

(10)	[reserved];

(11)	Indebtedness of Non-Guarantors in an aggregate amount not to exceed the greater of (a) $1,350.0 million and (b) 5.0% of the Total Assets at any time outstanding;

(12)	Indebtedness consisting of promissory notes issued by the Issuer or any of its Subsidiaries to any current or former employee, director or consultant of the Issuer, any of its Subsidiaries or any Parent Entity (or permitted transferees, assigns, estates, or heirs of such employee, director or consultant), to finance the purchase or redemption of Capital Stock of the Issuer or any Parent Entity that is permitted by the covenant described below under “—Limitation on Restricted Payments”;

(13)	Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case Incurred in the ordinary course of business or consistent with past practice;

(14)	Indebtedness of the Issuer or any Subsidiary Guarantor in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed the greater of (a) $1,350.0 million and (b) 5.0% of Total Assets;

(15)	Indebtedness Incurred pursuant to a Qualified Receivables Transaction; provided, however, that, at the time of such Incurrence, the Issuer would have been entitled to Incur Indebtedness pursuant to clause (1) above in an amount equal to the Receivables Transaction Amount of such Qualified Receivables Transaction;

(16)	Physician Support Obligations Incurred by the Issuer or any Restricted Subsidiary; and

(17)	Non-Recourse Indebtedness of Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Non-Recourse Indebtedness of Restricted Subsidiaries Incurred pursuant to this clause (17) and then outstanding does not exceed the greater of (a) $1,100.0 million and (b) 4.0% of Total Assets.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1)	subject to clause (3) below, in the event that all or any portion of any item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Issuer, in its sole discretion, may classify, and may from time to time reclassify under clause (2) below, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the clauses of the second paragraph or the first paragraph of this covenant;

(2)	subject to clause (3) below, additionally, all or any portion of any item of Indebtedness may later be classified as having been Incurred pursuant to any type of Indebtedness described in the first and second paragraphs of this covenant so long as such Indebtedness is permitted to be Incurred pursuant to such provision at the time of reclassification;

(3)	all Indebtedness outstanding on the Issue Date under the Credit Agreement shall be deemed to have been incurred on the Issue Date under clause (1) of the second paragraph of the description of this covenant and may not be reclassified at any time pursuant to clause (1) or (2) of this paragraph;

(4)	in the case of any refinancing of any Indebtedness permitted under clause (7), (11), (14) or (17) of the second paragraph of this covenant or any portion thereof, such Indebtedness shall not include the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing;

(5)	Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(6)	if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to clause (1), (7), (11), (14) or (17) of the second paragraph of this covenant or the first paragraph of this covenant and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included to the extent of the amount treated as so Incurred;

(7)	the principal amount of any Disqualified Stock of the Issuer or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(8)	Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(9)	the amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness.

Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP, will not be deemed to be an Incurrence of Indebtedness for purposes of the covenant described under this “—Limitation on Indebtedness.”

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Issuer as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under the covenant described under this “—Limitation on Indebtedness,” the Issuer shall be in default of this covenant).

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer or a Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in the same currency as the Indebtedness being refinanced, shall be calculated based on the currency exchange rate in effect on the date such Indebtedness was originally incurred, in the case of term indebtedness, or first committed, in the case of revolving credit indebtedness. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

The Unsecured Notes Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Unsecured Notes or such Guarantor’s Unsecured Note Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

The Unsecured Notes Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)	declare or pay any dividend or make any distribution on or in respect of the Issuer’s or any Restricted Subsidiary’s Capital Stock (including any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) except:

(a)	dividends or distributions payable in Capital Stock of the Issuer (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Issuer; and

(b)	dividends or distributions payable to the Issuer or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Issuer or another Restricted Subsidiary on no more than a pro rata basis);

(2)	purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Issuer or any Parent Entity of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary of the Issuer;

(3)	purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than (a) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement and (b) any Indebtedness Incurred pursuant to clause (3) of the second paragraph of the covenant described under “—Limitation on Indebtedness”); or

(4)	make any Restricted Investment;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) are referred to herein as a “Restricted Payment”), if at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment:

(a)	a Default or an Event of Default shall have occurred and be continuing (or would result immediately thereafter therefrom);

(b)	the Issuer is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the “—Limitation on Indebtedness” covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

(c)	the aggregate amount of such Restricted Payment and all other Restricted Payments made since the RP Reference Date (and not returned or rescinded) (including Permitted Payments permitted below by clause (1) (without duplication) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph) would exceed the sum of (without duplication):

(i)	50% of Consolidated Net Income of the Issuer for the period (treated as one accounting period) from the first day of the first fiscal quarter during which the RP Reference Date occurred to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal consolidated financial statements of the Issuer are available (or, in the case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii)

100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Issuer from the issue or sale of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) subsequent to the RP Reference Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock) of the Issuer subsequent to the RP Reference Date (in each case other than (x) Net Cash Proceeds or property or assets or marketable securities received from an issuance or sale of such Capital Stock to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any Subsidiary of the Issuer for the benefit of its employees to the extent funded by the Issuer or any Restricted Subsidiary, (y) Net Cash Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on clause (6) of the next succeeding paragraph and (z) Excluded Contributions);

(iii)	100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Issuer or any Restricted Subsidiary from the issuance or sale (other than to the Issuer or a Restricted Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any Subsidiary for the benefit of their employees to the extent funded by the Issuer or any Restricted Subsidiary) by the Issuer or any Restricted Subsidiary subsequent to the RP Reference Date of any Indebtedness, Disqualified Stock or Designated Preferred Stock that has been converted into or exchanged for Capital Stock of the Issuer (other than Disqualified Stock or Designated Preferred Stock) plus, without duplication, the amount of any cash, and the fair market value of property or assets or marketable securities, received by the Issuer or any Restricted Subsidiary upon such conversion or exchange;

(iv)	100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of: (i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the RP Reference Date; or (ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than to the extent of the amount of the Investment that constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the RP Reference Date; and

(v)	in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the RP Reference Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in good faith of the Issuer at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger or consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged or consolidated or Indebtedness associated with the assets so transferred), other than to the extent of the amount of the Investment that constituted a Permitted Investment.

The foregoing provisions will not prohibit any of the following (collectively, “Permitted Payments”):

(1)	the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Unsecured Notes Indenture or the redemption, repurchase or retirement of Indebtedness if, at the date of any irrevocable redemption notice, such payment would have complied with the provisions of the Unsecured Notes Indenture;

(2)

any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock or Subordinated Indebtedness made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Issuer (other than Disqualified Stock or Designated Preferred Stock and other than Capital Stock sold to a Restricted Subsidiary) (“Refunding Capital Stock”) or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock or through an Excluded Contribution or by any Restricted Subsidiary) of the Issuer; provided, however, that to the extent so applied, the Net Cash Proceeds, or fair market value of property or assets or of marketable securities, from such sale of Capital Stock or such contribution will be excluded from clause (c) of the preceding paragraph;

(3)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Indebtedness that constitutes Refinancing Indebtedness permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness” above;

(4)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Issuer or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Preferred Stock (other than any exchange or sale to a Restricted Subsidiary and other than an issuance of Disqualified Stock of the Issuer or Preferred Stock of a Restricted Subsidiary to replace Preferred Stock (other than Disqualified Stock) of the Issuer) of the Issuer or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness” above;

(5)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary:

(a)	from Net Available Cash to the extent permitted under “—Limitation on Sales of Assets and Subsidiary Stock” below, but only if the Issuer shall have first complied with the terms described under “—Limitation on Sales of Assets and Subsidiary Stock” and purchased all Unsecured Notes tendered pursuant to any offer to repurchase all the Unsecured Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock;

(b)	to the extent required by the agreement governing such Subordinated Indebtedness, Disqualified Stock or Preferred Stock, following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Issuer shall have first complied with the terms described under “—Change of Control” and purchased all Unsecured Notes tendered pursuant to the offer to repurchase all the Unsecured Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; or

(c)	consisting of Acquired Indebtedness (other than Indebtedness Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which the relevant Person became a Restricted Subsidiary or was otherwise acquired by the Issuer or a Restricted Subsidiary or (B) otherwise in connection with or contemplation of such acquisition);

(6)	a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock (other than Disqualified Stock) of the Issuer or of any Parent Entity held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or of any Parent Entity (or permitted transferees, assigns, estates, trusts or heirs of such employee, director or consultant) either pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or upon the termination of such employee, director or consultant’s employment or directorship; provided, however, that the aggregate Restricted Payments made under this clause (6) do not exceed $90.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a)	the cash proceeds from the sale of Capital Stock (other than Disqualified Stock or Designated Preferred Stock or Excluded Contributions) of the Issuer and, to the extent contributed to the capital of the Issuer (other than through the issuance of Disqualified Stock or Designated Preferred Stock or an Excluded Contribution), Capital Stock of any Parent Entity, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any Parent Entity that occurred after the Issue Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph; plus

(b)	the cash proceeds of key man life insurance policies received by the Issuer and its Restricted Subsidiaries after the Issue Date; less

(c)	the amount of any Restricted Payments made in previous calendar years pursuant to clauses (a) and (b) of this clause;

and provided further that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management, directors, employees or consultants of the Issuer, or any Parent Entity or Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Issuer or any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Unsecured Notes Indenture;

(7)	the declaration and payment of dividends on Disqualified Stock or Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of the covenant described under “—Limitation on Indebtedness” above;

(8)	purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof;

(9)	dividends, loans, advances or distributions to any Parent Entity or other payments by the Issuer or any Restricted Subsidiary in amounts equal to (without duplication):

(a)	the amounts required for any Parent Entity to pay any Parent Entity Expenses or any Related Taxes; or

(b)	amounts constituting or to be used for purposes of making payments to the extent specified in clauses (2), (3), (5) and (11) of the second paragraph under “—Limitation on Affiliate Transactions”;

(10)	[reserved];

(11)	payments by the Issuer, or loans, advances, dividends or distributions to any Parent Entity to make payments, to holders of Capital Stock of the Issuer or any Parent Entity in lieu of the issuance of fractional shares of such Capital Stock, provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this covenant or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock (as determined in good faith by the Board of Directors of the Issuer);

(12)	Restricted Payments that are made with Excluded Contributions;

(13)

(i) the declaration and payment of dividends on Designated Preferred Stock of the Issuer issued after the Issue Date and (ii) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock; provided, however, that the amount of all dividends declared or paid pursuant to this clause shall not exceed the Net Cash Proceeds received by the Issuer or the aggregate amount contributed in cash to the equity (other than through the issuance of Disqualified Stock or an Excluded Contribution) of the Issuer, from the issuance or sale of such Designated Preferred Stock; provided further, in the case of clause (ii), that for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Preferred Stock, after giving effect to such payment on a pro forma basis the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of the covenant described under “—Limitation on Indebtedness”;

(14)	dividends or other distributions of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (unless the Unrestricted Subsidiary’s principal asset is cash or Cash Equivalents);

(15)	distributions or payments in connection with a Qualified Receivables Transaction;

(16)	any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates in connection with the Transactions (including dividends to any Parent Entity of the Issuer to permit payment by such Parent Entity of such amounts);

(17)	Restricted Payments (including loans or advances) in an aggregate amount outstanding at the time made not to exceed $800.0 million and 3.0% of Total Assets; provided, however, that, at the time of each such Restricted Payment, no Default or Event of Default shall have occurred and be continuing (or result therefrom);

(18)	any Restricted Payment made by the Issuer or any Restricted Subsidiary; provided that, immediately after giving pro forma effect thereto and the Incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Consolidated Total Leverage Ratio would be no greater than 3.50 to 1.00;

(19)	mandatory redemptions of Disqualified Stock issued as a Restricted Payment or as consideration for a Permitted Investment; provided that (A) the aggregate amount paid for such redemptions with respect to any such issuance is no greater than the corresponding amount that constituted a Restricted Payment or Permitted Investment upon issuance thereof and (B) at the time of and after giving effect to each such mandatory redemption, the Issuer is entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on Indebtedness”;

(20)	Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities received by the Issuer or a Restricted Subsidiary, not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

(21)	Restricted Payments made by or in connection with the sale, disposition, transfer, dividend, distribution, contribution, or other disposition of assets, other than cash or Cash Equivalents, in an amount which, when taken together with all Restricted Payments previously made pursuant to this clause (21), does not exceed the greater of $1,100.0 million and 4.0% of Total Assets; provided, however, that at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom).

For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Permitted Payments described in clauses (1) through (21) above, or is permitted pursuant to the first paragraph of this covenant, the Issuer will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify (based on circumstances existing at the time of such reclassification) such Restricted Payment (or portion thereof) in any manner that complies with this covenant.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Board of Directors of the Issuer acting in good faith.

As set forth in the first paragraph of this covenant, our capacity to make Restricted Payments depends in part on a calculation based on our Consolidated Net Income since, and other transactions occurring from, July 1, 2007 or July 25, 2007, as applicable. As of June 30, 2014, we had a Restricted Payments basket of approximately $1.06 billion under subclause (c) of the first paragraph of this covenant.

Limitation on Liens

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or permit to exist any Lien (except Permitted Liens) (each, an “Initial Lien”) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Restricted Subsidiary, unless:

(1)	in the case of Liens securing Subordinated Indebtedness, the Unsecured Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2)	in all other cases, the Unsecured Notes and the related Guarantees are equally and ratably secured with the Obligations secured by such Initial Lien.

Any Lien created for the benefit of the Holders pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien will also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness will mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

Limitation on Sale and Leaseback Transactions

The Issuer will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property unless:

(1)	the Issuer or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described under “—Limitation on Indebtedness” and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Unsecured Notes pursuant to the covenant described under “—Limitation on Liens”;

(2)	the net proceeds received by the Issuer or any Restricted Subsidiary in connection with such Sale and Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors of Holdings) of such property; and

(3)	the Issuer applies the proceeds of such transaction in compliance with the covenant described under “—Limitation on Sale of Assets and Subsidiary Stock.”

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(A)	pay dividends or make any other distributions in cash or otherwise on its Capital Stock or pay any Indebtedness or other obligations owed to the Issuer or any Restricted Subsidiary;

(B)	make any loans or advances to the Issuer or any Restricted Subsidiary; or

(C)	sell, lease or transfer any of its property or assets to the Issuer or any Restricted Subsidiary;

provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any Restricted Subsidiary shall not be deemed to constitute such an encumbrance or restriction.

The provisions of the preceding paragraph will not prohibit:

(1)	any encumbrance or restriction pursuant to (a) any Credit Facility, or (b) any other agreement or instrument, in each case, in effect at or entered into on the Issue Date;

(2)	any encumbrance or restriction pursuant to the Unsecured Notes Indenture, the Unsecured Notes, Unsecured Note Guarantees, the Unsecured Exchange Notes and any Guarantees thereof;

(3)	any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, consolidated or otherwise combined with or into the Issuer or any Restricted Subsidiary, or was designated as a Restricted Subsidiary or on which such agreement or instrument is assumed by the Issuer or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Issuer or was merged, consolidated or otherwise combined with or into the Issuer or any Restricted Subsidiary or entered into in contemplation of or in connection with such transaction) and outstanding on such date which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the properties or assets of the Person, so acquired; provided that, for the purposes of this clause, if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Issuer or any Restricted Subsidiary when such Person becomes the Successor Company;

(4)	any encumbrance or restriction:

(a)	that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assignment or transfer of any lease, license or other contract or agreement;

(b)	contained in mortgages, pledges, charges or other security agreements permitted under the Unsecured Notes Indenture or securing Indebtedness of the Issuer or a Restricted Subsidiary permitted under the Unsecured Notes Indenture to the extent such encumbrances or restrictions restrict the transfer or encumbrance of the property or assets subject to such mortgages, pledges, charges or other security agreements; or

(c)	pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer or any Restricted Subsidiary;

(5)	any encumbrance or restriction pursuant to Purchase Money Obligations and Capitalized Lease Obligations permitted under the Unsecured Notes Indenture that impose encumbrances or restrictions on the property so acquired;

(6)	any encumbrance or restriction imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of the Issuer or any Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(7)	customary provisions in leases, licenses, shareholder agreements, joint venture agreements, organizational documents and other similar agreements and instruments;

(8)	encumbrances or restrictions arising or existing by reason of applicable law or any applicable law, rule, regulation or order, or required by any regulatory authority;

(9)	any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business or consistent with past practice;

(10)	any customary encumbrance or restriction pursuant to Hedging Obligations;

(11)	other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be Incurred or issued subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Indebtedness” that impose restrictions solely on the Foreign Subsidiaries party thereto or their Subsidiaries;

(12)	any encumbrance or restriction required by the terms of any agreement relating to a Qualified Receivables Transaction; provided, however, that such encumbrance or restriction applies only to such Qualified Receivables Transaction;

(13)	any encumbrance or restriction arising pursuant to an agreement or instrument (which, if it relates to any Indebtedness, shall only be permitted if such Indebtedness is permitted to be Incurred pursuant to the provisions of the covenant described under “—Limitation on Indebtedness”) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole (i) are not materially less favorable to the Holders than the encumbrances and restrictions contained in the Credit Agreement, together with the security documents associated therewith, as in effect on the Issue Date (as determined in good faith by the Issuer) or (ii) either (a) the Issuer determines at the time of entry into such agreement or instrument that such encumbrances or restrictions will not adversely affect, in any material respect, the Issuer’s ability to make principal or interest payments on the Unsecured Notes or (b) such encumbrance or restriction applies only during the continuance of a default relating to such agreement or instrument;

(14)	any encumbrance or restriction existing by reason of any lien permitted under “—Limitation on Liens”; or

(15)	any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise refinances, an agreement or instrument referred to in clauses (1) to (14) of this paragraph or this clause (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an agreement referred to in clauses (1) to (14) of this paragraph or this clause (15); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the Holders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Issuer).

Limitation on Sales of Assets and Subsidiary Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)	the Issuer or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors of Holdings, of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap);

(2)	in any such Asset Disposition, or series of related Asset Dispositions (except to the extent the Asset Disposition is a Permitted Asset Swap), at least 75% of the consideration from such Asset Disposition (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3)	the Issuer or any of its Restricted Subsidiaries, will apply 100% of the Net Available Cash from any Asset Disposition:

(a)	to the extent the Issuer or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), (i) to prepay, repay or purchase any Indebtedness of a Non-Guarantor or Indebtedness that is secured by a Lien (in each case, other than Indebtedness owed to the Issuer or any Restricted Subsidiary) or Indebtedness under the Credit Agreement (or any Refinancing Indebtedness in respect thereof) within 450 days from the later of (A) the date of such Asset Disposition and (B) the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Issuer or Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or (ii) to prepay, repay or purchase Senior Indebtedness; provided further that, to the extent the Issuer redeems, repays or repurchases Senior Indebtedness pursuant to this clause (ii), the Issuer shall equally and ratably reduce Obligations under the Unsecured Notes as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Unsecured Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Unsecured Notes that would otherwise be prepaid; and/or

(b)	to the extent the Issuer or any Restricted Subsidiary elects, to invest in or commit to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Issuer or another Restricted Subsidiary) within 450 days from the later of (i) the date of such Asset Disposition and (ii) the receipt of such Net Available Cash; provided, however, that a binding agreement shall be treated as a permitted application of Net Available Cash from the date of such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Available Cash is applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied, then such Net Available Cash will constitute Excess Proceeds;

provided, however, that pending the final application of any such Net Available Cash in accordance with clause (3)(a) or clause (3)(b) above, the Issuer and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise use such Net Available Cash in any manner not prohibited by the Unsecured Notes Indenture.

Any Net Available Cash from Asset Dispositions that is not applied or invested or committed to be applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds” under the Unsecured Notes Indenture. On the 451st day after an Asset Disposition or the receipt of such Net Available Cash, if the aggregate amount of Excess Proceeds under the Unsecured Notes Indenture exceeds $200.0 million, the Issuer will within 10 Business Days be required to make an offer (“Asset Disposition Offer”) to all Holders of Unsecured Notes issued under the Unsecured Notes Indenture and, to the extent the Issuer elects, to all holders of other outstanding Senior Indebtedness, to purchase the maximum principal amount of Unsecured Notes and any such Senior Indebtedness to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price equal to 100% of the principal amount of the Unsecured Notes, and Senior Indebtedness, in each case, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, in accordance with the procedures set forth in the Unsecured Notes Indenture or the agreements governing the Senior Indebtedness, as applicable, and, with respect to the Unsecured Notes, in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The Issuer will deliver notice of such Asset Disposition Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Unsecured Notes at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC, describing the transaction or transactions that constitute the Asset Disposition and offering to repurchase the Unsecured Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Unsecured Notes Indenture and described in such notice.

To the extent that the aggregate amount of Unsecured Notes and Senior Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose not prohibited by the Unsecured Notes Indenture. If the aggregate principal amount of the Unsecured Notes surrendered in any Asset Disposition Offer by Holders and other Senior Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated among the Unsecured Notes and Senior Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Unsecured Notes and Senior Indebtedness; provided that no Unsecured Notes or other Senior Indebtedness will be selected and purchased in an unauthorized denomination. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds will be reset at zero.

To the extent that any portion of Net Available Cash payable in respect of the Unsecured Notes is denominated in a currency other than U.S. dollars, the amount thereof payable in respect of the Unsecured Notes will not exceed the net amount of funds in U.S. dollars that is actually received by the Issuer upon converting such portion into U.S. dollars.

Notwithstanding any other provisions of this covenant, (i) to the extent that any of or all the Net Available Cash of any Asset Disposition by a Foreign Subsidiary (a “Foreign Disposition”) is prohibited or delayed by applicable local law, or would give rise to a violation of a third-party agreement of the Borrower or any Restricted Subsidiary, from being repatriated to the United States, the portion of such Net Available Cash so affected will not be required to be applied in compliance with this covenant, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law or third-party agreement will not permit repatriation to the United States (the Issuer hereby agreeing to use reasonable efforts (as determined in the Issuer’s reasonable business judgment) to otherwise cause the applicable Foreign Subsidiary to within one year following the date on which the respective payment would otherwise have been required, to promptly take all actions reasonably required by the applicable local law or third-party agreement to permit such repatriation), and if within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Available Cash is permitted under the applicable local law or third-party agreement, such repatriation will be promptly effected and such repatriated Net Available Cash will be promptly (and in any event not later than five (5) Business Days after such repatriation could be made) applied (net of additional Taxes payable or reserved against as a result thereof) in compliance with this covenant and (ii) to the extent that the Issuer has determined in good faith that repatriation of any of or all the Net Available Cash of any Foreign Disposition would have an adverse Tax cost consequence with respect to such Net Available Cash (which for the avoidance of doubt, includes, but is not limited to, any prepayment whereby doing so the Issuer, any Restricted Subsidiary or any of their respective affiliates would incur a tax liability, including a tax dividend, deemed dividend pursuant to Code Section 956 or a withholding tax), the Net Available Cash so affected may be retained by the applicable Foreign Subsidiary. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default.

For the purposes of clause (2) of the first paragraph of this covenant, the following will be deemed to be cash:

(1)	the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Issuer or a Restricted Subsidiary (other than Subordinated Indebtedness of the Issuer or a Guarantor) and the release of the Issuer or such Restricted Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Disposition;

(2)	securities, notes or other obligations received by the Issuer or any Restricted Subsidiary of the Issuer from the transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;

(3)	Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Issuer and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition;

(4)	consideration consisting of Indebtedness of the Issuer (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Issuer or any Restricted Subsidiary; and

(5)	any Designated Non-Cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this covenant that is at that time outstanding, not to exceed the greater of $800.0 million and 3.0% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Unsecured Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Unsecured Notes Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Unsecured Notes Indenture by virtue thereof.

The Credit Agreement may prohibit or limit, and future credit agreements or other agreements to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Unsecured Notes pursuant to this covenant. In the event the Issuer is prohibited from purchasing the Unsecured Notes, the Issuer could seek the consent of its lenders to the purchase of the Unsecured Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Unsecured Notes. In such case, the Issuer’s failure to purchase tendered Unsecured Notes would constitute an Event of Default under the Unsecured Notes Indenture.

Limitation on Affiliate Transactions

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer (an “Affiliate Transaction”) involving aggregate value in excess of $40.0 million unless:

(1)	the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate; and

(2)	in the event such Affiliate Transaction involves an aggregate value in excess of $80.0 million, the terms of such transaction have been approved by a majority of the members of the Disinterested Directors.

The provisions of the preceding paragraph will not apply to:

(1)	any Restricted Payment permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments,” or any Permitted Investment;

(2)	any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Issuer, any Restricted Subsidiary or any Parent Entity, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants’ plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors or consultants approved by the Board of Directors of Holdings, in each case in the ordinary course of business or consistent with past practice;

(3)	any Management Advances and any waiver or transaction with respect thereto;

(4)	any transaction between or among the Issuer and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries;

(5)	the payment of compensation, fees and reimbursement of expenses to, and customary indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, officers, consultants or employees of the Issuer or any Restricted Subsidiary (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees);

(6)	the entry into and performance of obligations of the Issuer or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Issue Date, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant or to the extent not more disadvantageous to the Holders in any material respect;

(7)	any transaction pursuant to a Qualified Receivables Transaction;

(8)	transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business or consistent with past practice, which are fair to the Issuer or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors of Holdings or the senior management of the Issuer or the relevant Restricted Subsidiary, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

(9)	[reserved];

(10)	issuances or sales of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Issuer or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights in connection therewith or any contribution to capital of the Issuer or any Restricted Subsidiary;

(11)	the Transactions and the payment of all fees and expenses related to the Transactions;

(12)	transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph;

(13)	[reserved];

(14)	any purchases by the Issuer’s Affiliates of Indebtedness or Disqualified Stock of the Issuer or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Issuer’s Affiliates; provided that such purchases by the Issuer’s Affiliates are on the same terms as such purchases by such Persons who are not the Issuer’s Affiliates;

(15)	payments by the Issuer (and any Parent Entity) and its Restricted Subsidiaries pursuant to any tax sharing agreements in respect of Related Taxes among the Issuer (and any such Parent Entity) and its Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; and

(16)	the contribution or other transfer by Holdings, the Issuer or any Subsidiary of property owned by it to any Spinout Subsidiary in a Spinout Transaction.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Unsecured Notes Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Limitation on Indebtedness,” the Issuer will be in default of such covenant.

The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Limitation on Indebtedness,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the preceding conditions.

Reports

Whether or not required by the SEC, so long as any Unsecured Notes are outstanding, if not filed electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (or

any successor system), from and after the Issue Date, the Issuer will furnish to the Trustee, within 15 days after the time periods specified below:

(1)	within 90 days after the end of each fiscal year, all information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s discussion and analysis of financial condition and results of operations” and a report on the annual financial statements by the Issuer’s independent registered public accounting firm;

(2)	within 45 days after the end of each of the first three fiscal quarters of each fiscal year, all information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, file with the SEC; and

(3)	within the time periods specified for filing current reports on Form 8-K, all current reports required to be filed with the SEC on Form 8-K (whether or not the Issuer is then required to file such reports); provided that no such current report will be required to be furnished if the Issuer determines in its good faith judgment that such event is not material to Holders or the business, assets, operations, financial position or prospects of the Issuer and its Restricted Subsidiaries, taken as a whole;

in each case, in a manner that complies in all material respects with the requirements specified in such form. Notwithstanding the foregoing, the Issuer will not be so obligated to file such reports with the SEC if the SEC does not permit such filing, so long as the Issuer makes available such information to prospective purchasers of the Unsecured Notes, in addition to providing such information to the Trustee and the Holders of the Unsecured Notes, in each case, at the Issuer’s expense and by the applicable date the Issuer would be required to file such information pursuant to the immediately preceding sentence. At any time that any of the Issuer’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by this covenant shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer; provided, however, that such reasonably detailed presentation shall not be required if the Total Assets of all Unrestricted Subsidiaries are less than 5.0% of the Issuer’s Total Assets. To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default with respect thereto shall be deemed to have been cured at such time; provided that such cure shall not otherwise affect the rights of the Holders under “—Events of Default” if Holders of at least 30% in principal amount of the then total outstanding Unsecured Notes have declared the principal, interest and any other monetary obligations on all the then outstanding Unsecured Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Unsecured Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Substantially concurrently with the furnishing or making such information available to the Trustee pursuant to the immediately preceding paragraph, the Issuer shall also post copies of such information required by the immediately preceding paragraph on its website.

Notwithstanding any other provision of the Unsecured Notes Indenture, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations described under this covenant will, for the 270 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the principal amount of the Unsecured Notes at a rate equal to 0.50% per annum. This additional interest will be payable in the same manner and subject to the same terms as other interest payable under the Unsecured Notes Indenture. This additional interest will accrue on all outstanding Unsecured Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations described above under this covenant first occurs to, but excluding, the 270th day thereafter (or such earlier date on which the Event of Default relating to such reporting obligations is cured or waived). If the Event of Default resulting from such failure to comply with the reporting obligations is continuing on such 270th day, such additional interest will cease to accrue and the Unsecured Notes will be subject to the other remedies provided under the heading “—Events of Default.”

The Issuer will also hold quarterly conference calls for the Holders of the Unsecured Notes to discuss financial information for the previous quarter (it being understood that such quarterly conference call may be the same conference call as with Holdings’ equity investors and analysts). The conference call will be following the last day of each fiscal quarter of the Issuer and not later than 10 Business Days from the time that the Issuer distributes the financial information as set forth in the third preceding paragraph. No fewer than two days prior to the conference call, the Issuer or Holdings will issue a press release announcing the time and date of such conference call and providing instructions for Holders, securities analysts and prospective investors to obtain access to such call.

Notwithstanding anything to the contrary set forth above, at any time that a Parent Entity holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer or any other Parent Entity (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the Unsecured Notes pursuant to this covenant may, at the option of the Issuer, be filed by and be those of such Parent Entity rather than of the Issuer; provided, however, that the issuance by a Parent Entity of any Indebtedness or Capital Stock shall not be deemed to prevent the Issuer from exercising its option described in this paragraph to file and furnish reports, information and other documents of a Parent Entity to satisfy the requirements of this covenant.

Limitation on Guarantees

The Issuer will not permit any of its Wholly Owned Domestic Subsidiaries that are Restricted Subsidiaries (and non-Wholly Owned Domestic Subsidiaries if such non-Wholly Owned Domestic Subsidiaries guarantee other capital markets debt securities of the Issuer or any Restricted Subsidiary or guarantee all or a portion of the Credit Agreement), other than a Guarantor or a Receivables Subsidiary, to Guarantee the payment of any capital markets debt securities or Indebtedness under the Credit Agreement, in each case of the Issuer or any Guarantor unless:

(1)	such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Unsecured Notes Indenture and, if applicable, joinder or supplement to the Unsecured Notes Registration Rights Agreement providing for a senior Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Unsecured Notes or such Guarantor’s Unsecured Note Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Unsecured Notes or such Guarantor’s Unsecured Note Guarantee; and

(2)	such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until payment in full of Obligations under the Unsecured Notes Indenture; and

(3)	such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel stating that:

(a)	such Guarantee has been duly executed and authorized; and

(b)	such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principals of equity;

provided that this covenant shall not be applicable in the event that the Guarantee of the Issuer’s obligations under the Unsecured Notes or the Unsecured Notes Indenture by such Subsidiary would not be permitted under applicable law.

The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary shall only be required to comply with the requirements in clause (1) described above.

If any Guarantor becomes an Immaterial Subsidiary, the Issuer shall have the right, by execution and delivery of a supplemental indenture to the Trustee, to cause such Immaterial Subsidiary to cease to be a Guarantor, subject to the requirement described in the first paragraph above that such Subsidiary shall be required to become a Guarantor if it ceases to be an Immaterial Subsidiary (except that if such Subsidiary has been properly designated as an Unrestricted Subsidiary it shall not be so required to become a Guarantor or execute a supplemental indenture); provided, however, that such Immaterial Subsidiary shall not be permitted to Guarantee the Credit Agreement or other Indebtedness of the Issuer or any other Guarantor, unless it again becomes a Guarantor.

Merger and Consolidation

The Issuer

The Issuer will not consolidate with or merge with or into or convey, transfer or lease all or substantially all its assets, in one or more related transactions, to any Person, unless:

(1)	the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Issuer) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Issuer under the Unsecured Notes and the Unsecured Notes Indenture and if such Successor Company is not a corporation, a co-obligor of the Unsecured Notes is a corporation organized or existing under such laws;

(2)	immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the applicable Successor Company or any Subsidiary of the applicable Successor Company as a result of such transaction as having been Incurred by the applicable Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)	immediately after giving effect to such transaction, either (a) the applicable Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the covenant described under “—Limitation on Indebtedness” or (b) the Fixed Charge Coverage Ratio would not be lower than it was immediately prior to giving effect to such transaction; and

(4)	the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Unsecured Notes Indenture and an Opinion of Counsel stating that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the applicable Successor Company (in each case, in form satisfactory to the Trustee); provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to satisfaction of clauses (2) and (3) above.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Unsecured Notes and the Unsecured Notes Indenture, but in the case of a lease of all or substantially all its assets, the predecessor company will not be released from its obligations under the Unsecured Notes or the Unsecured Notes Indenture.

Notwithstanding the preceding clauses (2), (3) and (4) (which do not apply to transactions referred to in this sentence), any Restricted Subsidiary of the Issuer may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Issuer. Notwithstanding the preceding clauses (2) and (3) (which do not apply to the transactions referred to in this sentence), the Issuer may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Issuer, reincorporating the Issuer in another jurisdiction, or changing the legal form of the Issuer.

There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Guarantors

No Guarantor may:

(1)	consolidate with or merge with or into any Person, or

(2)	sell, convey, transfer or dispose of, all or substantially all its assets, in one transaction or a series of related transactions, to any Person, or

(3)	permit any Person to merge with or into the Guarantor,

unless:

(a)	the other person is the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(b)	(1) either (x) a Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Guarantor under its Guarantee of the Unsecured Notes and the Unsecured Notes Indenture; and

(2)	immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C)	the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor (in each case other than to the Issuer or a Restricted Subsidiary) otherwise permitted by the Unsecured Notes Indenture.

There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Events of Default

Each of the following is an Event of Default under the Unsecured Notes Indenture:

(1)	default in any payment of interest or Additional Interest, if any, on any Unsecured Note when due and payable, continued for 30 days;

(2)	default in the payment of the principal amount of or premium, if any, on any Unsecured Note issued under the Unsecured Notes Indenture when due at its Stated Maturity, optional redemption, mandatory redemption, upon required repurchase, upon declaration or otherwise;

(3)	the failure by the Issuer or Holdings to comply with its obligations under “—Certain Covenants—Merger and Consolidation” above;

(4)	failure to comply for 60 days after written notice by the Trustee on behalf of the Holders or by the Holders of 30% in principal amount of the outstanding Unsecured Notes with any other agreement or obligation contained in the Unsecured Notes or the Unsecured Notes Indenture;

(5)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuer any of its Restricted Subsidiaries) other than Indebtedness owed to the Issuer or a Restricted Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default:

(a)	is caused by a failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness (“payment default”); or

(b)	results in the acceleration of such Indebtedness prior to its stated final maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $150.0 million or more;

(6)	certain events of bankruptcy, insolvency or court protection in the United States or other applicable jurisdictions of Holdings, the Issuer or a Significant Subsidiary or group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the “bankruptcy provisions”);

(7)	failure by the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $150.0 million (other than any judgments covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by an indemnity or insurance as aforesaid, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed (the “judgment default provision”); or

(8)	any Guarantee of the Unsecured Notes ceases to be in full force and effect, other than in accordance with the terms of the Unsecured Notes Indenture, or a Guarantor denies or disaffirms its obligations under its Guarantee of the Unsecured Notes, other than in accordance with the terms thereof or upon release of such Unsecured Note Guarantee in accordance with the Unsecured Notes Indenture or, without limiting clause (6) above, in connection with the bankruptcy of a Subsidiary Guarantor, so long as the aggregate assets of such Subsidiary Guarantor and any other Subsidiary Guarantor whose Unsecured Note Guarantee ceased to be in full force and effect as a result of a bankruptcy are less than $150.0 million (the “guarantee provision”).

However, a default under clause (4) of this paragraph will not constitute an Event of Default until the Trustee or the Holders of 30% in principal amount of the outstanding Unsecured Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified in clause (4) of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (6) above with respect to Holdings or the Issuer) occurs and is continuing, the Trustee by written notice to the Issuer (or the Holders of at least 30% in principal amount of the outstanding Unsecured Notes by written notice to the Issuer and the Trustee), may declare the principal of, and accrued and unpaid interest, including Additional Interest, if any, on all the

Unsecured Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest, including Additional Interest, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Unsecured Notes because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of the Unsecured Notes shall be automatically annulled if (1) the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, in each case, within 30 days after the declaration of acceleration with respect thereto, (2) the annulment of the acceleration of the Unsecured Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (3) all existing Events of Default, except nonpayment of principal or interest, including Additional Interest, if any, on the Unsecured Notes that became due solely because of the acceleration of the Unsecured Notes, have been cured or waived.

If an Event of Default described in clause (6) above with respect to Holdings or the Issuer occurs and is continuing, the principal of, and accrued and unpaid interest, including Additional Interest, if any, on all the Unsecured Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

The Holders of a majority in principal amount of the outstanding Unsecured Notes under the Unsecured Notes Indenture may waive all past or existing Defaults or Events of Default (except with respect to nonpayment of principal, premium or interest, or Additional Interest, if any) and rescind any such acceleration with respect to such Unsecured Notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

The Unsecured Notes Indenture will provide that (i) if a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in the covenant described under “—Certain Covenants—Reports” or otherwise to deliver any notice or certificate pursuant to any other provision of this Unsecured Notes Indenture will be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the Unsecured Notes Indenture.

If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Unsecured Notes Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Unsecured Notes Indenture or the Unsecured Notes unless:

(1)	such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)	Holders of at least 30% in principal amount of the outstanding Unsecured Notes have requested in writing the Trustee to pursue the remedy;

(3)	such Holders have offered in writing the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

(5)	the Holders of a majority in principal amount of the outstanding Unsecured Notes have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Unsecured Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Unsecured Notes Indenture will provide that, in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Unsecured Notes Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Unsecured Notes Indenture, the Trustee will be entitled to indemnification satisfactory to it against all losses and expenses that may be caused by taking or not taking such action.

The Unsecured Notes Indenture will provide that if a Default occurs and is continuing and the Trustee is informed of such occurrence by the Issuer, the Trustee must give notice of the Default to the Holders within 60 days after being notified by the Issuer. Except in the case of a Default in the payment of principal of, or premium, if any, or interest on any Unsecured Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders. The Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events of which it is aware which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

The Unsecured Notes will provide for the Trustee to take action on behalf of the Holders in certain circumstances, but only if the Trustee is indemnified to its satisfaction. It may not be possible for the Trustee to take certain actions in relation to the Unsecured Notes and, accordingly, in such circumstances the Trustee will be unable to take action, notwithstanding the provision of an indemnity to it, and it will be for Holders to take action directly.

Amendments and Waivers

Subject to certain exceptions, the Note Documents may be amended, supplemented or otherwise modified with the consent of the Holders of a majority in principal amount of the Unsecured Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Unsecured Notes) and, subject to certain exceptions, any default or compliance with any provisions thereof may be waived with the consent of the Holders of a majority in principal amount of the Unsecured Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Unsecured Notes). However, an amendment or waiver may not, with respect to any such Unsecured Notes held by a non-consenting Holder:

(1)	reduce the principal amount of such Unsecured Notes whose Holders must consent to an amendment;

(2)	reduce the stated rate of or extend the stated time for payment of interest on any such Unsecured Note (other than provisions relating to Change of Control and Asset Dispositions);

(3)	reduce the principal of or change the Stated Maturity of any such Unsecured Note;

(4)	reduce the premium payable upon the redemption of any such Unsecured Note or change the time at which any such Unsecured Note may be redeemed, in each case as described above under “—Optional Redemption”;

(5)	make any such Unsecured Note payable in currency other than that stated in such Unsecured Note;

(6)	impair the right of any Holder to receive payment of principal of and interest on such Holder’s Unsecured Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Unsecured Notes;

(7)	waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the Unsecured Notes by the Holders of at least a majority in aggregate principal amount of the Unsecured Notes and a waiver of the payment default that resulted from such acceleration);

(8)	make any change in the ranking of any Unsecured Note that would adversely affect the Holders; or

(9)	make any change in the amendment or waiver provisions which require the Holders’ consent described in this sentence.

Notwithstanding the foregoing, without the consent of any Holder, the Issuer, the Trustee and the other parties thereto, as applicable, may amend or supplement any Note Documents and the Issuer may direct the Trustee, and the Trustee will, enter into an amendment to any Note Document, to:

(1)	cure any ambiguity, omission, mistake, defect, error or inconsistency, conform any provision to this “Description of the Unsecured Notes,” or reduce the minimum denomination of the Unsecured Notes;

(2)	provide for the assumption by a successor Person of the obligations of the Issuer under any Note Document;

(3)	provide for uncertificated Unsecured Notes in addition to or in place of certificated Unsecured Notes;

(4)	add to the covenants or provide for a Unsecured Note Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Issuer or any Restricted Subsidiary;

(5)	make any change that does not adversely affect the rights of any Holder in any material respect;

(6)	comply with any requirement of the SEC in connection with the qualification of the Unsecured Notes Indenture under the TIA, if such qualification is required;

(7)	make such provisions as necessary (as determined in good faith by the Issuer) for the issuance of Unsecured Exchange Notes and Additional Unsecured Notes otherwise permitted to be issued under the Unsecured Notes Indenture;

(8)	provide for any Restricted Subsidiary to provide an Unsecured Note Guarantee in accordance with the covenant described under “—Certain Covenants—Limitation on Indebtedness,” to add Guarantees with respect to the Unsecured Notes, to add security to or for the benefit of the Unsecured Notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or Lien with respect to or securing the Unsecured Notes when such release, termination, discharge or retaking is provided for under the Unsecured Notes Indenture;

(9)	evidence and provide for the acceptance and appointment under the Unsecured Notes Indenture of a successor Trustee pursuant to the applicable requirements thereof or to provide for the accession by the Trustee to any Note Document; or

(10)	make any amendment to the provisions of the Unsecured Notes Indenture relating to the transfer and legending of Unsecured Notes as permitted by the Unsecured Notes Indenture, including to facilitate the issuance and administration of Unsecured Notes and the Unsecured Exchange Notes; provided, however, that (i) compliance with the Unsecured Notes Indenture as so amended would not result in Unsecured Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not adversely affect the rights of Holders to transfer Unsecured Notes in any material respect.

The consent of the Holders is not necessary under the Unsecured Notes Indenture to approve the particular form of any proposed amendment of any Note Document. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Unsecured Notes Indenture by any Holder of Unsecured Notes given in connection with a tender of such Holder’s Unsecured Notes will not be rendered invalid by such tender.

Neither the Issuer nor any Affiliate of the Issuer may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Unsecured Notes Indenture or the Unsecured Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Defeasance

The Issuer at any time may terminate all obligations of the Issuer under the Unsecured Notes and the Unsecured Notes Indenture (“legal defeasance”) and cure all then existing Defaults and Events of Default, except for certain obligations, including those respecting the defeasance trust, the rights, powers, trusts, duties, immunities and indemnities of the Trustee and the obligations of the Issuer in connection therewith and obligations concerning issuing temporary Unsecured Notes, registrations of Unsecured Notes, mutilated, destroyed, lost or stolen Unsecured Notes and the maintenance of an office or agency for payment and money for security payments held in trust.

The Issuer at any time may terminate the obligations of the Issuer and the Restricted Subsidiaries under the covenants described under “—Certain Covenants” (other than clauses (1) and (2) of “—Merger and Consolidation”) and “—Change of Control” and the default provisions relating to such covenants described under “—Events of Default” above, the operation of the cross-default upon a payment default, the cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the guarantee provision described under “—Events of Default” above (“covenant defeasance”).

The Issuer at its option at any time may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Unsecured Notes may not be accelerated because of an Event of Default with respect to the Unsecured Notes. If the Issuer exercises its covenant defeasance option with respect to the Unsecured Notes, payment of the Unsecured Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6) (with respect only to Significant Subsidiaries) or (7) under “—Events of Default” above or because of the failure of the Issuer to comply with clause (3) of the first paragraph under “—Certain Covenants—Merger and Consolidation” above.

In order to exercise either defeasance option, the Issuer must irrevocably deposit in trust (the “defeasance trust”) with the Trustee cash in dollars or U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Unsecured Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of:

(1)	an Opinion of Counsel in the United States stating that Holders of the Unsecured Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and in the case of legal defeasance only, such Opinion of Counsel in the United States must be based on a ruling of the U.S. Internal Revenue Service or change in applicable U.S. federal income tax law since the issuance of the Unsecured Notes);

(2)	an Opinion of Counsel stating that, as of the date of such opinion and subject to customary assumptions and exclusions, following the deposit, the trust funds will not be subject to the effect of Section 546 or 547 of Title 11 of the United States Code, as amended;

(3)	an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Issuer; and

(4)	an Officer’s Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Unsecured Notes Indenture will be discharged and cease to be of further effect (except as to surviving rights of transfer or exchange of the Unsecured Notes, as expressly provided for in the Unsecured Notes Indenture) as to all outstanding Unsecured Notes when (1) either (a) all the Unsecured Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Unsecured Notes and certain Unsecured Notes for which provision for payment was previously made and thereafter the funds have been released to the Holders) have been delivered to the Trustee for cancellation; or (b) all Unsecured Notes not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of an unconditional notice of redemption by the Trustee in the name, and at the expense, of the Issuer; (2) the Issuer has deposited or caused to be deposited with the Trustee, money in dollars or U.S. Government Obligations, or a combination thereof, as applicable, in an amount sufficient to pay and discharge the entire indebtedness on the Unsecured Notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Unsecured Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; (3) the Issuer has paid or caused to be paid all other sums payable under the Unsecured Notes Indenture; and (4) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under the “—Satisfaction and Discharge” section of the Unsecured Notes Indenture relating to the satisfaction and discharge of the Unsecured Notes Indenture have been complied with; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator or shareholder of the Issuer or any of its Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Unsecured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Unsecured Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the Trustee

Regions Bank, an Alabama banking corporation, is to be appointed as Trustee under the Unsecured Notes Indenture. The Unsecured Notes Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are set forth specifically in such Unsecured Notes Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Unsecured Notes Indenture and use the same degree of care that a prudent Person would use in conducting its own affairs. The permissive rights of the Trustee to take or refrain from taking any action enumerated in the Unsecured Notes Indenture will not be construed as an obligation or duty.

The Unsecured Notes Indenture imposes certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Issuer and its Affiliates and Subsidiaries.

The Unsecured Notes Indenture sets out the terms under which the Trustee may retire or be removed, and replaced. Such terms will include, among others, (1) that the Trustee may be removed at any time by the Holders of a majority in principal amount of then outstanding Unsecured Notes, or may resign at any time by giving written notice to the Issuer and (2) that if the Trustee at any time (a) has or acquires a conflict of interest that is not eliminated, (b) fails to meet certain minimum limits regarding the aggregate of its capital and surplus or

(c) becomes incapable of acting as Trustee or becomes insolvent or bankrupt, then the Issuer may remove the Trustee, or any Holder who has been a bona fide Holder for not less than 6 months may petition any court for removal of the Trustee and appointment of a successor Trustee.

Any removal or resignation of the Trustee shall not become effective until the acceptance of appointment by the successor Trustee.

The Unsecured Notes Indenture contains provisions for the indemnification of the Trustee for any loss, liability, taxes, fees and expenses incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Unsecured Notes Indenture.

Notices

All notices to Holders of Unsecured Notes will be validly given if electronically delivered or mailed to them at their respective addresses in the register of the Holders of the Notes, if any, maintained by the registrar. For so long as any Unsecured Notes are represented by global notes, all notices to Holders of the Unsecured Notes will be delivered to DTC in accordance with the applicable procedures of DTC, delivery of which shall be deemed to satisfy the requirements of this paragraph, which will give such notices to the Holders of book-entry Interests.

Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to him if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Governing Law

The Unsecured Notes Indenture and the Unsecured Notes, including any Unsecured Note Guarantees, and the rights and duties of the parties thereunder shall be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

“Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with such Person becoming a Restricted Subsidiary of the Issuer or such acquisition or (3) of a Person at the time such Person merges with or into or consolidates, amalgamates or otherwise combines with the Issuer or any Restricted Subsidiary. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, consolidation or other combination.

“Acquisition” means the transactions contemplated by the Merger Agreement.

“Additional Assets” means:

(1)	any property or assets (other than Capital Stock) used or to be used by the Issuer, a Restricted Subsidiary or otherwise useful in a Similar Business (it being understood that capital expenditures on property or assets already used in a Similar Business or to replace any property or assets that are the subject of such Asset Disposition shall be deemed an investment in Additional Assets);

(2)	the Capital Stock of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or a Restricted Subsidiary of the Issuer; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Issuer.

“Additional Interest” means all additional interest then owing pursuant to the Unsecured Notes Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Alternative Currency” means each of Euro, British Pounds Sterling, Australian Dollars, Brazilian Real, Canadian Dollars, Chinese Yuan, Danish Kroner, Egyptian Pound, Hong Kong Dollars, Indian Rupee, Indonesian Rupiah, Japanese Yen, Korean Won, Mexican Pesos, New Zealand Dollars, Russian Ruble, Singapore Dollars, Swedish Kroner, Swiss Francs and each other currency (other than United States Dollars) that is a lawful currency (other than United States Dollars) that is readily available and freely transferable and convertible into United States Dollars.

“Applicable Premium” means the greater of (A) 1.0% of the principal amount of such Unsecured Note and (B) on any redemption date, the excess (to the extent positive) of:

(a)	the present value at such redemption date of (i) the redemption price of such Unsecured Note at February 1, 2018 (such redemption price (expressed in percentage of principal amount) being set forth in the table under “—Optional Redemption” (excluding accrued but unpaid interest to the date of redemption)), plus (ii) all required interest payments due on such Unsecured Note to and including such date set forth in clause (i) (excluding accrued but unpaid interest to the date of redemption), computed on the redemption date using a discount rate equal to the Applicable Treasury Rate at such redemption date plus 50 basis points; over

(b)	the outstanding principal amount of such Unsecured Note;

in each case, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate.

“Applicable Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from the redemption date to February 1, 2018; provided, however, that if the period from the redemption date to February 1, 2018 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Asset Disposition” means:

(a)	the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Issuer or any of its Restricted Subsidiaries (in each case other than Capital Stock of the Issuer) (each referred to in this definition as a “disposition”); or

(b)	the issuance or sale of Capital Stock of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Certain Covenants—Limitation on Indebtedness” or directors’ qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions;

in each case, other than:

(1)	a disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(2)	a disposition of cash, Cash Equivalents or Investment Grade Securities;

(3)	a disposition of inventory or other assets in the ordinary course of business or consistent with past practice (including allowing any registrations or any applications for registrations of any intellectual property rights to lapse or go abandoned in the ordinary course of business or consistent with past practice);

(4)	a disposition of obsolete, worn out, uneconomic, damaged or surplus property, equipment or other assets or property, equipment or other assets that are no longer economically practical, commercially desirable to maintain, used or useful in the conduct of the business of the Issuer and its Restricted Subsidiaries, whether now or hereafter owned or leased or acquired in connection with an acquisition;

(5)	transactions permitted under “—Certain Covenants—Merger and Consolidation—The Issuer” or a transaction that constitutes a Change of Control;

(6)	an issuance of Capital Stock by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors of Holdings;

(7)	any dispositions of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by the Issuer) of less than $100.0 million;

(8)	any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments” and the making of any Permitted Payment or Permitted Investment or, solely for purposes of clause (3) of the first paragraph under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock,” asset sales, the proceeds of which are used to make such Restricted Payments or Permitted Investments;

(9)	dispositions consisting of Permitted Liens;

(10)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or consistent with past practice or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)	conveyances, sales, transfers, licenses or sublicenses or other dispositions of intellectual property, software or other general intangibles and licenses, sub-licenses, leases or subleases of other property, in each case, in the ordinary course of business or consistent with past practice or pursuant to a research or development agreement in which the counterparty to such agreement receives a license to use the intellectual property or software that result from such agreement;

(12)	foreclosure, condemnation or any similar action with respect to any property or other assets;

(13)	the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable or notes receivable arising in the ordinary course of business or consistent with past practice, or the conversion or exchange of accounts receivable for notes receivable;

(14)	any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(15)	any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(16)	(i) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased, (ii) dispositions of property to the extent that the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased) and (iii) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(17)	any sale, disposition or creation of a Lien pursuant to a Qualified Receivables Transaction, or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business or consistent with past practice;

(18)	any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Leaseback Transactions and asset securitizations, permitted by the Unsecured Notes Indenture;

(19)	dispositions of Investments in joint ventures or similar entities to the extent required by, or made pursuant to customary buy/sell arrangements between, the parties to such joint venture set forth in joint venture arrangements and similar binding arrangements;

(20)	the unwinding of any Hedging Obligations pursuant to its terms;

(21)	the surrender or waiver of any contractual rights and the settlement release, surrender or waiver of any contractual or other claims in each case in the ordinary course of business or consistent with past practice;

(22)	any swap of assets in exchange for services or other assets in the ordinary course of business or consistent with past practice of comparable or greater value or usefulness to the business of the Issuer as determined in good faith by the Issuer;

(23)	a Hospital Swap and Permitted Hospital Dispositions;

(24)	long-term leases of Hospitals to another Person; provided that the aggregate book value of the properties subject to such leases at any one time outstanding does not exceed 10.0% of the Total Assets at the time any such lease is entered into; and

(25)	the contribution or other transfer of property (including Capital Stock) to any Spinout Subsidiary in a Spinout Transaction.

“Associate “ means (i) any Person engaged in a Similar Business of which the Issuer or its Restricted Subsidiaries are the legal and beneficial owners of between 20% and 50% of all outstanding Voting Stock and (ii) any joint venture entered into by the Issuer or any Restricted Subsidiary of the Issuer.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Unsecured Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”

“Board of Directors” means (1) with respect to the Issuer or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States or the jurisdiction of the place of payment are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants, options or depositary receipts for, or other equivalents of or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty. For purposes of the covenant described under “—Certain Covenants—Limitation on Liens,” a Capitalized Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Cash Equivalents” means:

(1)	(a) United States Dollars, Euro, or any national currency of any member state of the European Union or Canada; or (b) any other foreign currency held by the Issuer and the Restricted Subsidiaries in the ordinary course of business or consistent with past practice;

(2)	securities issued or directly and fully Guaranteed or insured by the United States or Canadian governments, a member state of the European Union or, in each case, or any agency or instrumentality of the foregoing (provided that the full faith and credit obligation of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(3)	certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any lender or by any bank or trust company (a) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (b) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100.0 million;

(4)	repurchase obligations for underlying securities of the types described in clauses (2), (3) and (7) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)

commercial paper rated at least (i) “A-1” or higher by S&P or “P-1” or higher by Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Issuer) maturing within two years after the date of creation thereof or (ii) “A-2” or higher by S&P or “P-2” or higher by Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized

Statistical Rating Organization selected by the Issuer) maturing within one year after the date of creation thereof, or, in each case, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt;

(6)	marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either S&P or Moody’s, respectively (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Issuer) and in each case maturing within 24 months after the date of creation or acquisition thereof;

(7)	readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision, taxing authority or public instrumentality thereof, in each case, having one of the two highest ratings categories by S&P or Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Issuer) with maturities of not more than two years from the date of acquisition;

(8)	readily marketable direct obligations issued by any foreign government or any political subdivision, taxing authority or public instrumentality thereof, in each case, having one of the two highest ratings categories obtainable by S&P or Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Issuer) with maturities of not more than two years from the date of acquisition;

(9)	Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the three highest ratings categories by S&P or Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Issuer);

(10)	with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptance of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;

(11)	Indebtedness or Preferred Stock issued by Persons with a rating of (i) “A” or higher from S&P or “A-2” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Issuer) with maturities of 24 months or less from the date of acquisition, or (ii) “A-” or higher from S&P or “A-3” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Issuer) with maturities of 12 months or less from the date of acquisition;

(12)	bills of exchange issued in the United States, Canada, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(13)	Cash Equivalents or instruments similar to those referred to in clauses (1) through (12) above denominated in Dollars or any Alternative Currency;

(14)	interests in any investment company, money market, enhanced high yield fund or other investment fund which invests 90% or more of its assets in instruments of the types specified in clauses (1) through (13) above; and

(15)	for purposes of clause (2) of the definition of “Asset Disposition,” any marketable securities portfolio owned by the Issuer and its Subsidiaries on the Issue Date.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above, provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts.

“Cash Management Services” means any one or more of the following types of services or facilities: (a) automated clearing house transfers and transactions, (b) cash management services, including controlled disbursement services, treasury, depository, overdraft, credit or debit card, stored value card, electronic funds transfer services, (c) foreign exchange facilities, deposit and other accounts and merchant services and (d) services and facilities substantially similar to the foregoing.

“Change of Control” means:

(1)	the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date) becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer or Holdings (other than a transaction following which holders of securities that represented 100% of the Voting Stock of Holdings or the Issuer, as applicable, immediately prior to such transaction (or other securities into which such securities are converted as part of such transaction) own, directly or indirectly, at a least a majority of the voting power of the Voting Stock of the surviving Person in such transaction immediately after such transaction); or

(2)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole to a Person, other than a Restricted Subsidiary.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including amortization or write-off of (i) intangibles and non-cash organization costs, (ii) deferred financing fees or debt issuance costs and (iii) the amortization of original issue discount resulting from the issuance of Indebtedness at less than par, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP (but excluding amortization of prepaid cash expenses that were paid in a prior period); and any non-cash write-down of assets or asset value carried on the balance sheet (other than in respect of current assets).

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)	increased (without duplication) by:

(a)	provision for taxes based on income or profits or capital, including, without limitation, federal, state, provincial, local, foreign, unitary, excise, property, franchise and similar taxes and foreign withholding and similar taxes (including any penalties and interest) of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations, to the extent the same were deducted (and not added back) in computing such Consolidated Net Income; plus

(b)	Fixed Charges of such Person for such period (including (x) net losses on any Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (u) through (z) in clause (1) thereof), to the extent the same were deducted (and not added back) in computing such Consolidated Net Income; plus

(c)	Consolidated Depreciation and Amortization Expense of such Person for such period, to the extent the same were deducted (and not added back) in computing such Consolidated Net Income; plus

(d)	(x) Transaction Expenses and (y) any fees, costs, expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any actual, proposed or contemplated issuance or registration (actual or proposed) of any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence or registration (actual or proposed) of Indebtedness (including a refinancing thereof) (in each case, whether or not consummated or successful), including (i) such fees, expenses or charges related to the offering of the Unsecured Notes, the Credit Agreement, any other Credit Facilities and any fees related to a Qualified Receivables Transaction, and (ii) any amendment, waiver, consent or other modification of the Unsecured Notes, the Credit Agreement, any other Credit Facilities and any fees related to a Qualified Receivables Transaction, in each case, whether or not consummated or successful, to the extent the same were deducted (and not added back) in computing such Consolidated Net Income; plus

(e)	the amount of any restructuring charge, reserve, integration cost, or other business optimization expense or cost (including charges directly related to implementation of cost-savings initiatives) to the extent the same were deducted (and not added back) in computing such Consolidated Net Income, including, without limitation, any one time costs Incurred in connection with acquisitions or divestitures after the Issue Date, those related to severance, retention, signing bonuses, relocation, recruiting and other employee related costs, future lease commitments and costs related to the opening and closure and/or consolidation of facilities and to exiting lines of business; plus

(f)	any other non-cash charges, write-downs, expenses, losses or items reducing such Consolidated Net Income including any impairment charges or the impact of purchase accounting; provided that if any non-cash charge or other item referred to in this clause (f) represents and accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent paid; plus

(g)	[reserved];

(h)	the amount of “run-rate” cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the Issuer in good faith to result from actions taken or to be taken prior to or during such period in connection with the Transactions or any other acquisition or disposition by such Person or any of its Restricted Subsidiaries (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions and net of the incremental expense incurred or to be incurred during such period in order to achieve such cost savings or other benefits referred to above; provided that (x) such cost savings are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions and (y) such actions have been taken or are to be taken within twelve (12) months after the consummation of the acquisition or disposition which is expected to result in such cost savings or other benefits referred to above; provided that the aggregate amount added back pursuant to this clause (h) shall not for any four fiscal quarter period exceed an amount equal to 10% of Consolidated EBITDA for such four fiscal quarter period (and such determination shall be made after giving effect to any adjustment pursuant to this clause (h)); plus

(i)	any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or Net Cash Proceeds of an issuance of Capital Stock (other than Disqualified Stock) of the Issuer solely to the extent that such Net Cash Proceeds are excluded from the calculation set forth in clause (c) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments”, to the extent the same were deducted (and not added back) in computing such Consolidated Net Income; plus

(j)	cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in Consolidated EBITDA in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(k)	any net loss included in the consolidated financial statements due to the application of Financial Accounting Standards No. 160 “Non-controlling Interests in Consolidated Financial Statements (“FAS 160”) (Accounting Standard Codification Topic 810) to the deconsolidation of a Subsidiary, to the extent the same were deducted (and not added back) in computing such Consolidated Net Income; plus

(l)	realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Issuer and its Restricted Subsidiaries, to the extent the same were deducted (and not added back) in computing such Consolidated Net Income; plus

(m)	upfront fees or charges arising from any Qualified Receivables Transaction for such period, and any other amounts for such period comparable to or in the nature of interest under any Qualified Receivables Transaction, and losses on dispositions or sale of assets in connection with any Qualified Receivables Transaction for such period, to the extent the same were deducted (and not added back) in computing such Consolidated Net Income;

(2)	decreased (without duplication) by an amount which in the determination of such Consolidated Net Income has been included for: (a) non-cash items increasing such Consolidated Net Income (other than the accrual of revenue in the ordinary course of business), excluding (i) any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and (ii) any non-cash gains in respect of which cash was actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus (b) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Issuer and its Restricted Subsidiaries; plus (c) any net income included in the consolidated financial statements due to the application of FAS 160 (Accounting Standards Codification Topic 810) to the deconsolidation of a Subsidiary; and

(3)	increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)

consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances or any similar facilities or similar financing and hedging agreements, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of any Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations or any deferred payment obligations, (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness and (f) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) such Person or any of its Restricted Subsidiaries, and excluding (t) penalties and interest relating to taxes, (u) accretion or accrual of discounted liabilities other than Indebtedness, (v) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (w) any fees related to a Qualified Receivables Transaction, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) imputed interest with respect to Indebtedness of any parent of such Person appearing upon the balance sheet of such Person solely by reason of purchase accounting under GAAP; plus

(2)	consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)	interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis on the basis of GAAP; provided, however, that there will not be included in such Consolidated Net Income (without duplication):

(1)	any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that any equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution or return on investment (subject, in the case of a dividend or other distribution or return on investment to the Issuer or a Restricted Subsidiary, to the limitations contained in clause (2) below);

(2)	solely for the purpose of determining the amount available for Restricted Payments under clause (c)(i) of the first paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” any net income (loss) of any Restricted Subsidiary (other than the Guarantors) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to the Credit Agreement, the Unsecured Notes, or the Unsecured Notes Indenture, and (c) restrictions specified in clause (13)(i) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Restrictions on Distributions from Restricted Subsidiaries”), except that the Issuer’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(3)	any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Issuer or any Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction), which is not sold or otherwise disposed of in the ordinary course of business or consistent with past practice (as determined in good faith by the Issuer);

(4)	any extraordinary, exceptional, unusual or nonrecurring gain, loss, income, charge or expense (including relating to (i) the Transaction Expenses, (ii) payments made in respect of litigation that was pending against HMA or any of its Subsidiaries prior to the Issue Date and (iii) costs and expenses incurred in connection with Permitted Hospital Dispositions;

(5)	the cumulative effect of a change in accounting principles;

(6)	any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other retiree provisions or on the revaluation of any benefit plan obligation and (ii) income (loss) attributable to deferred compensation plans or trusts shall be excluded;

(7)	all deferred financing costs written off or amortized and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(8)	any unrealized gains or losses in respect of any Hedging Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any Hedging Obligations;

(9)	any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(10)	any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary owing to the Issuer or any Restricted Subsidiary;

(11)	any purchase accounting effects, including, without limitation, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Issuer and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(12)	any non-cash impairment charge, write-down or write-off, including without limitation, impairment charges, write-downs or write-offs relating to goodwill, intangible assets, long-lived assets, investments in debt and equity securities, in accordance with GAAP or as a result of a change in law or regulation;

(13)	any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or any Hedging Obligations or other derivative instruments;

(14)	accruals and reserves that are established within twelve (12) months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP;

(15)	any net unrealized gains and losses resulting from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements;

(16)	any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such item;

(17)	non-cash charges and gains resulting from the application of Financial Accounting Standards No. 141R (Accounting Standards Codification Topic 805) (including with respect to earn-outs Incurred by the Issuer or any of its Restricted Subsidiaries);

(18)	the amount of any expense to the extent a corresponding amount is received in cash by the Issuer and the Restricted Subsidiaries from a Person other than the Issuer or any Restricted Subsidiaries, provided such payment has not been included in determining Consolidated Net Income (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods);

(19)	any net gain (or loss) from discontinued operations and any net gain (or loss) on disposal of discontinued operations; and

(20)	any charges and gains in respect of those certain contingent value rights issued as part of the merger consideration in the Acquisition.

In addition, to the extent not already excluded in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall exclude (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions, or so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be indemnified or reimbursed (and such amount is in fact reimbursed within 365 days of the date of such charge or payment (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days)), in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, (ii) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption, (iii) any expenses and charges to the extent paid for, or so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by (and such amount is in fact reimbursed within 365 days of the date of such payment (with a deduction for any amount so added back to the extent not so reimbursed within 365 days)), any third party other than such Person or any of its Restricted Subsidiaries and (iv) solely for the purpose of determining the amount available for Restricted Payments under clause (c)(i) of the first paragraph of the covenant described under “—Certain Covenants—Limitations on Restricted Payments,” any repurchase, redemption, sale or other disposition of Restricted Investments or any sale of stock of or distribution, dividend or asset transfer from an Unrestricted Subsidiary, in each case to the extent any of the foregoing increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(iv) or (c)(v), as the case may be, of the first paragraph thereof.

“Consolidated Total Indebtedness” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness for borrowed money (other than letters of credit and bankers’ acceptances, except to the extent of unreimbursed amounts thereunder, Indebtedness with respect to Cash Management Services, Hedging Obligations entered into in the ordinary course of business or consistent with past practice and not for speculative purposes and intercompany indebtedness, but including the Receivable Transaction Amount in respect of any Qualified Receivables Transaction) of the Issuer and its Restricted Subsidiaries outstanding on such date minus (b) the aggregate amount, not to exceed $250.0 million, of unrestricted cash and Cash Equivalents included in the consolidated balance sheet of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal period for which internal financial statements of the Issuer are available (with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio” (and with the proceeds of any Secured Indebtedness being incurred at the time of determination being excluded from unrestricted cash and Cash Equivalents to the extent such proceeds would otherwise be included as such) and as determined in good faith by the Issuer).

“Consolidated Total Leverage Ratio” means, with respect to any Person as of any date of determination, the ratio of (x) Consolidated Total Indebtedness as of such date to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Issuer are available, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Secured Leverage Ratio” means, with respect to any Person as of any date of determination, the ratio of (x) Consolidated Total Indebtedness secured by a Lien as of such date to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Issuer are available, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio.”

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)	to advance or supply funds:

(a)	for the purchase or payment of any such primary obligation; or

(b)	to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)	to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Agreement” means the Credit Agreement, originally dated as of July 25, 2007, by and among, Holdings, the Issuer, the guarantors from time to time party thereto and Credit Suisse, as administrative agent and collateral agent, and each lender from time to time party thereto, together with the related documents thereto (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more additional agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder) in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under (or otherwise incurred in compliance with) such Credit Agreement (whether documented in the agreement for such Credit Agreement or in a separate written instrument) or one or more successors to the Credit Agreement or one or more new credit agreements.

“Credit Facility” means, with respect to the Issuer or any of its Subsidiaries, one or more debt facilities, indentures or other arrangements (including the Credit Agreement or commercial paper facilities and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original Credit Agreement or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes, any letters of credit and reimbursement obligations related thereto, any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” will include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

“Designated Preferred Stock” means, with respect to the Issuer, Preferred Stock (other than Disqualified Stock) (a) that is issued for cash (other than to the Issuer or a Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any such Subsidiary for the benefit of their employees to the extent funded by the Issuer or such Subsidiary) and (b) that is designated as “Designated Preferred Stock” pursuant to an Officer’s Certificate of the Issuer at or prior to the issuance thereof, the Net Cash Proceeds of which are excluded from the calculation set forth in clause (c)(ii) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors of Holdings having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of Holdings shall be deemed not to have such a financial interest by reason of such member’s holding Capital Stock of Holdings or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or

(2)	is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (a) the Stated Maturity of the Unsecured Notes or (b) the date on which there are no Unsecured Notes outstanding; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant Person with the covenant described under “—Certain Covenants—Limitation on Restricted Payments”; provided, further, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“DTC” means The Depository Trust Company or any successor securities clearing agency.

“Eligible Escrow Investments” means any of the following securities:

(1)	U.S. Government Obligations;

(2)	investments in time or demand deposit accounts, certificates of deposit and money market deposits, or other similar banking arrangements in each case maturing no later than the last day of the then current month (the “Investment End Date”), entitled to U.S. Federal deposit insurance for the full amount thereof or issued by a bank or trust company that is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500.0 million;

(3)	investments in commercial paper maturing no later than the Investment End Date and having, at the date of acquisition, a credit rating no lower than A-1 from S&P, P-1 from Moody’s, or F-1 from Fitch;

(4)	repurchase obligations maturing no later than the Investment End Date entered into with a nationally recognized broker-dealer, with respect to which the purchased securities are obligations issued or guaranteed by the United States government or any agency thereof, which repurchase obligations shall be entered into pursuant to written agreements; and

(5)	money market mutual funds that invest in items (1) through (4) above and are registered with the SEC under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 and that at the time of such investment are rated Aaa by Moody’s and/or AAAm by S&P, including such funds for which the Trustee or an affiliate provides investment advice or other services.

“Equity Offering” means (x) a sale of Capital Stock of the Issuer (other than Disqualified Stock or Designated Preferred Stock) other than offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions, or (y) the sale of Capital Stock or other securities of Holdings, the proceeds of which are contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock or through an Excluded Contribution) of the Issuer or any of its Restricted Subsidiaries.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Excluded Contribution” means Net Cash Proceeds or property or assets received by the Issuer as capital contributions to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock) of the Issuer after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any Subsidiary of the Issuer for the benefit of their employees to the extent funded by the Issuer or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Issuer, in each case, to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Issuer.

“Existing Secured Notes” means the $1,600,000,000 aggregate principal amount of 5.125% senior secured notes due 2018 issued by Finco on August 17, 2012.

“fair market value” may be conclusively established by means of an Officer’s Certificate or resolutions of the Board of Directors of the Issuer setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

“Finco” means CHS/Community Health Systems, Inc., a Delaware corporation, or any successor thereto.

“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Fixed Charge Coverage Ratio” means, with respect to any Person on any determination date, the ratio of Consolidated EBITDA of such Person for the most recent four consecutive fiscal quarters ending immediately prior to such determination date for which internal consolidated financial statements are available to the Fixed Charges of such Person for such four consecutive fiscal quarters.

In the event that the Issuer or any Restricted Subsidiary Incurs, assumes, Guarantees, redeems, defeases, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, Guarantee, redemption, defeasance, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the pro forma calculation shall not give effect to any Indebtedness Incurred on such determination date pursuant to the provisions described in the second paragraph under “—Certain Covenants—Limitation on Indebtedness.”

For purposes of making the computation referred to above, any Investments, acquisitions, dispositions, mergers, consolidations and disposed operations that have been made by the Issuer or any of its Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed or discontinued operations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or chief accounting officer of the Issuer (including with respect to cost savings; provided that (x) such cost savings are reasonably identifiable, reasonably attributable to the action specified and reasonably anticipated to result from such actions and (y) such actions have been taken or initiated and the benefits resulting therefrom are anticipated by the Issuer to be realized within twelve (12) months). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed with a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1)	Consolidated Interest Expense of such Person for such period;

(2)	all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Subsidiary of such Person during such period; and

(3)	all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, (i) any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary of such Subsidiary and (ii) any Subsidiary of such Person that otherwise would be a Domestic Subsidiary substantially all of whose assets consist of Capital Stock and/or indebtedness of one or more Foreign Subsidiaries and any other assets incidental thereto.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of any calculation or determination required hereunder. Except as otherwise set forth in the Unsecured Notes Indenture, all ratios and calculations based on GAAP contained in the Unsecured Notes Indenture shall be computed in accordance with GAAP as in effect on the Issue Date. At any time after the Issue Date, the Issuer may elect to establish that GAAP shall mean the GAAP as in effect on or prior to the date of such election; provided, however, that any such election, once made, shall be irrevocable. At any time after the Issue Date, the Issuer may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Unsecured Notes Indenture), including as to the ability of the Issuer to make an election pursuant to the previous sentence; provided that any such election, once made, shall be irrevocable; provided, however, that any calculation or determination in the Unsecured Notes Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further, that the Issuer may only make such election if it also elects to report any subsequent financial reports required to be made by the Issuer or Holdings, including pursuant to Section 13 or Section 15(d) of the Exchange Act and the covenants described under “—Certain Covenants—Reports,” in IFRS. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)	entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include (x) endorsements for collection or deposit in the ordinary course of business or consistent with past practice and (y) standard contractual indemnities or product warranties provided in the ordinary course of business; provided, further, that the amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means Holdings and any Restricted Subsidiary that Guarantees the Unsecured Notes, until such Unsecured Note Guarantee is released in accordance with the terms of the Unsecured Notes Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contracts, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“HMA” means Health Management Associates, Inc., a Delaware corporation, and its successors.

“Holder” means each Person in whose name the Unsecured Notes are registered on the Registrar’s books, which shall initially be the respective nominee of DTC.

“Holdings” means Community Health Systems, Inc., a Delaware corporation, or any successor thereto.

“Hospital” means a hospital, outpatient clinic, outpatient surgical center, long-term care facility, medical office building or other facility or business that is used or useful in or related to the provision of healthcare services.

“Hospital Swap” means an exchange of assets and, to the extent necessary to equalize the value of the assets being exchanged, cash by the Issuer or a Restricted Subsidiary for one or more Hospitals and/or one or more Similar Businesses, or for 100% of the Capital Stock of any Person owning or operating one or more Hospitals and/or one or more Similar Businesses; provided that cash does not exceed 30% of the sum of the amount of the cash and the fair market value of the Capital Stock or assets received or given by the Issuer or a Restricted Subsidiary in such transaction. Notwithstanding the foregoing, the Issuer and its Restricted Subsidiaries may consummate two Hospital Swaps in any 12-month period without regard to the requirements of the proviso in the previous sentence.

“IFRS” means International Financial Reporting standards as adopted in the European Union.

“Immaterial Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Issuer that (i) has not guaranteed any other Indebtedness of the Issuer or any Subsidiary Guarantor and (ii) has Total Assets together with all other Immaterial Subsidiaries (other than Foreign Subsidiaries and Unrestricted Subsidiaries) (as determined in accordance with GAAP) and Consolidated EBITDA together with all other Immaterial Subsidiaries of less than 5.0% of the Issuer’s Total Assets and Consolidated EBITDA (measured, in the case of Total Assets, at the end of the most recent fiscal period for which internal financial statements are available and, in the case of Consolidated EBITDA, for the most recently ended four consecutive fiscal quarters ended for which internal consolidated financial statements are available, in each case measured on a pro forma basis giving effect to any acquisitions or dispositions of companies, divisions or lines of business since such balance sheet date or the start of such four quarter period, as applicable).

“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication) to the extent, except with respect to clauses (6), (7) and (9) below, such obligation should appear as a liability or otherwise on the balance sheet of such Person in accordance with GAAP:

(1)	the principal of indebtedness of such Person for borrowed money;

(2)	the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(4)	the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;

(5)	Capitalized Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(6)	the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)	the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by the Issuer) and (b) the amount of such Indebtedness of such other Persons;

(8)	Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person;

(9)	the Receivables Transaction Amount in respect of any Qualified Receivables Transaction; and

(10)	to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement).

The term “Indebtedness” shall not include any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Issue Date, any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practice, obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the Issue Date or in the ordinary course of business or consistent with past practice.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)	Contingent Obligations Incurred in the ordinary course of business or consistent with past practice, and the contingent value rights issued in connection with the Acquisition;

(ii)	Cash Management Services;

(iii)	in connection with the purchase by the Issuer or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;

(iv)	for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes; or

(v)	Capital Stock (other than Disqualified Stock or Preferred Stock of a Restricted Subsidiary).

“Independent Financial Advisor” means an investment banking or accounting firm of international standing or any third party appraiser of international standing; provided, however, that such firm or appraiser is not an Affiliate of the Issuer.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc., UBS Securities LLC, Wells Fargo Securities, LLC, BBVA Securities Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Mitsubishi UFJ Securities (USA), Inc. and Scotia Capital (USA) Inc. (each an “Initial Purchaser”).

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business or consistent with past practice, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared on the basis of GAAP; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business or consistent with past practice will not be deemed to be an Investment. If the Issuer or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Issuer or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time.

For purposes of “—Certain Covenants—Limitation on Restricted Payments” and “—Designation of Restricted and Unrestricted Subsidiaries”:

(1)

“Investment” will include the portion (proportionate to the Issuer’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Issuer at the time that such Restricted Subsidiary is designated an

Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Issuer in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)	any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

“Investment Grade Securities” means:

(1)	securities issued or directly and fully Guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)	securities issued or directly and fully guaranteed or insured by a member of the European Union, or any agency or instrumentality thereof (other than Cash Equivalents);

(3)	debt securities or debt instruments with a rating of “A-” or higher from S&P or “A3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries; and

(4)	investments in any fund that invests exclusively in investments of the type described in clauses (1), (2) and (3) above which fund may also hold cash and Cash Equivalents pending investment or distribution.

“Investment Grade Status” shall occur when the Unsecured Notes receive two of the following:

(1)	a rating of “BBB-” or higher from S&P;

(2)	a rating of “Baa3” or higher from Moody’s; or

(3)	a rating of “BBB-” or higher from Fitch;

or the equivalent of such rating by either such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.

“Issue Date” means January 27, 2014.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers, employees or consultants of any Parent Entity, the Issuer or any Restricted Subsidiary:

(1)	(a) in respect of travel, entertainment or moving related expenses Incurred in the ordinary course of business or consistent with past practice, (b) for purposes of funding any such person’s purchase of Capital Stock (or similar obligations) of the Issuer, its Subsidiaries or any Parent Entity with (in the case of this sub-clause (b)) the approval of the Board of Directors of Holdings or (c) in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office; and

(2)	not exceeding $50.0 million in the aggregate outstanding at any time.

“Merger” means the merger of FWCT-2 Acquisition Corporation with and into HMA, as provided for under the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of July 29, 2013, by and among HMA, the Parent Entity and FWCT-2 Acquisition Corporation.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)	all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Taxes paid, reasonably estimated to be actually payable or accrued as a liability under GAAP (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution of such proceeds to the Issuer and after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which by applicable law must be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to minority interest holders (other than any Parent Entity, the Issuer or any of its respective Subsidiaries) in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)	the deduction of appropriate amounts required to be provided by the seller as a reserve, on the basis of GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of Taxes paid or reasonably estimated to be actually payable as a result of such issuance or sale (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution of such proceeds to the Issuer and after taking into account any available tax credit or deductions and any tax sharing agreements).

“Non-Guarantor” means any Restricted Subsidiary that is not a Unsecured Note Guarantor.

“Non-Recourse Indebtedness” of a Person means Indebtedness:

(1) as to which neither the Issuer nor any Subsidiary Guarantor:

(a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness);

(b) is directly or indirectly liable as a guarantor or otherwise; or

(c) constitutes the lender; and

(2) no default with respect to which would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any Subsidiary Guarantor to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Note Documents” means the Unsecured Notes (including Additional Unsecured Notes), the Unsecured Note Guarantees and the Unsecured Notes Indenture.

“Obligations” means any principal, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer or any Guarantor whether or not a claim for Post-Petition Interest is allowed in such proceedings), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Managing Director, or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of the Unsecured Notes Indenture by the Board of Directors of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Issuer, any of its Subsidiaries or the Trustee.

“Parent Entity” means Community Health Systems, Inc., a Delaware corporation, and its successors or any other direct or indirect parent of the Issuer.

“Parent Entity Expenses” means:

(1)	costs (including all professional fees and expenses) Incurred by any Parent Entity in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, the Unsecured Notes Indenture or any other agreement or instrument relating to Indebtedness of the Issuer or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder;

(2)	customary indemnification obligations of any Parent Entity owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person to the extent relating to the Issuer and its Subsidiaries;

(3)	obligations of any Parent Entity in respect of director and officer insurance (including premiums therefor) to the extent relating to the Issuer and its Subsidiaries;

(4)	general corporate overhead expenses, including professional fees and expenses and other operational expenses of any Parent Entity related to the ownership or operation of the business of the Issuer or any of its Restricted Subsidiaries; and

(5)	expenses Incurred by any Parent Entity in connection with any public offering or other sale of Capital Stock or Indebtedness:

(x)	where the net proceeds of such offering or sale are intended to be received by or contributed to the Issuer or a Restricted Subsidiary,

(y)	in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed, or

(z)	otherwise on an interim basis prior to completion of such offering so long as any Parent Entity shall cause the amount of such expenses to be repaid to the Issuer or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Pari Passu Indebtedness” means Indebtedness of the Issuer which ranks equally in right of payment to the Unsecured notes or of any Guarantor if such Indebtedness ranks equally in right of payment to the Unsecured Note Guarantees.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Unsecured Note on behalf of the Issuer.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash, Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

“Permitted Hospital Dispositions” means any disposition of Hospitals required for receipt of antitrust approval in connection with the Acquisition.

“Permitted Investment” means (in each case, by the Issuer or any of its Restricted Subsidiaries):

(1)	Investments in (a) a Restricted Subsidiary (including the Capital Stock of a Restricted Subsidiary) or the Issuer or (b) a Person (including the Capital Stock of any such Person) that will, upon the making of such Investment, become a Restricted Subsidiary;

(2)	Investments in another Person if such Person is engaged in any Similar Business and as a result of such Investment such other Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary;

(3)	Investments in cash, Cash Equivalents or Investment Grade Securities;

(4)	Investments in receivables owing to the Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business or consistent with past practice; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)	Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business or consistent with past practice;

(6)	Management Advances;

(7)	Investments received in settlement of debts created in the ordinary course of business or consistent with past practice and owing to the Issuer or any Restricted Subsidiary or in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)	Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including an Asset Disposition;

(9)	Investments existing or pursuant to agreements or arrangements in effect on the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may not be increased except (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under the Unsecured Notes Indenture;

(10)	Hedging Obligations, which transactions or obligations are Incurred in compliance with “—Certain Covenants—Limitation on Indebtedness”;

(11)	pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or consistent with past practice or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under the covenant described under “—Certain Covenants—Limitation on Liens”;

(12)	any Investment to the extent made using Capital Stock of the Issuer (other than Disqualified Stock) or Capital Stock of any Parent Entity as consideration;

(13)	any transaction to the extent constituting an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Affiliate Transactions” (except those described in clauses (1), (3), (6), (7), (8), (9), (12) and (16) of that paragraph);

(14)	Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business or consistent with past practice and in accordance with the Unsecured Notes Indenture;

(15)	(i) Guarantees of Indebtedness not prohibited by the covenant described under “—Certain Covenants—Limitation on Indebtedness” and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business or consistent with past practice, and (ii) performance guarantees with respect to obligations that are permitted by the Unsecured Notes Indenture;

(16)	Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by the Unsecured Notes Indenture;

(17)	Investments of a Restricted Subsidiary acquired on or after the Issue Date or of an entity merged into the Issuer or merged into or consolidated with a Restricted Subsidiary on or after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(18)	Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(19)	contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Issuer;

(20)	Investments in joint ventures and similar entities having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed the greater of $1,350.0 million and 5.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(21)

additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (21) that are at that time outstanding, not to exceed the greater of $1,100.0 million and 5.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of the covenant described in the section entitled “—Certain Covenants—Limitation on

Restricted Payments” of any amounts applied pursuant to clause (c) of the first paragraph of such covenant); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) or (2) above and shall not be included as having been made pursuant to this clause (21);

(22)	(i) any Investment in a Receivable Subsidiary or other Person, pursuant to the terms and conditions of a Qualified Receivables Transaction and (ii) any right to receive distributions or payments of fees related to a Qualified Receivables Transaction and any right to purchase assets of a Receivables Subsidiary in connection with a Qualified Receivables Transaction;

(23)	Investments in connection with the Transactions;

(24)	(a) any Investment in any captive insurance subsidiary in existence on the Issue Date or (b) in the event the Issuer or a Restricted Subsidiary will establish a Subsidiary for the purpose of insuring the healthcare business or facilities owned or operated by the Issuer, any Subsidiary or any physician employed by or on the medical staff of any such business or facility (the “Insurance Subsidiary”), Investments in an amount that do not exceed 150% of the minimum amount of capital required under the laws of the jurisdiction in which the Insurance Subsidiary is formed (other than any excess capital that would result in any unfavorable tax or reimbursement impact if distributed), and any Investment by such Insurance Subsidiary that is a legal investment for an insurance company under the laws of the jurisdiction in which the Insurance Subsidiary is formed and made in the ordinary course of business or consistent with past practice and rated in one of the four highest rating categories;

(25)	Physician Support Obligations made by the Issuer or any Restricted Subsidiary;

(26)	Investments made in connection with Hospital Swaps;

(27)	any Investment pursuant to any customary buy/sell arrangements in favor of investors or joint venture parties in connection with syndications of healthcare facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers; and

(28)	any Investment in any Subsidiary or joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with past practice.

“Permitted Liens” means, with respect to any Person:

(1)	Liens on assets or property of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of any Restricted Subsidiary that is not a Guarantor;

(2)	pledges, deposits or Liens under workmen’s compensation laws, payroll taxes, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure surety, indemnity, judgment, appeal or performance bonds, guarantees of government contracts (or other similar bonds, instruments or obligations), or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business or consistent with past practice;

(3)	Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, construction contractors’ or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

(4)	Liens for Taxes which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)	encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Issuer and its Restricted Subsidiaries or to the ownership of their properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Issuer and its Restricted Subsidiaries;

(6)	Liens (a) on assets or property of the Issuer or any Restricted Subsidiary securing Hedging Obligations or Cash Management Services permitted under the Unsecured Notes Indenture; (b) that are contractual rights of set-off or, in the case of clause (i) or (ii) below, other bankers’ Liens (i) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business or consistent with past practice and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or consistent with past practice of the Issuer or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice; (c) on cash accounts securing Indebtedness incurred under clause (8)(c) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Indebtedness” with financial institutions; (d) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or consistent with past practice and not for speculative purposes; and/or (e) (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business or consistent with past practice in connection with the maintenance of such accounts and (iii) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not to secure any Indebtedness;

(7)	leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business or consistent with past practice;

(8)	Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default so long as (a) any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated, (b) the period within which such proceedings may be initiated has not expired or (c) no more than 60 days have passed after (i) such judgment, decree, order or award has become final or (ii) such period within which such proceedings may be initiated has expired;

(9)	Liens (i) on assets or property of the Issuer or any Restricted Subsidiary for the purpose of securing Capitalized Lease Obligations, Purchase Money Obligations or the payment of all or a part of the purchase price of, or securing other Indebtedness Incurred to finance or refinance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business or consistent with past practice; provided that (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under clause (7) of the second paragraph of the covenant entitled “—Certain Covenants—Limitation on Indebtedness” and (b) any such Liens may not extend to any assets or property of the Issuer or any Restricted Subsidiary other than assets or property acquired, improved, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such assets and property and (ii) on any interest or title of a lessor under any Capitalized Lease Obligations or operating lease with respect to the assets or property subject to such lease;

(10)	Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business or consistent with past practice;

(11)	Liens existing on the Issue Date, excluding Liens securing the Credit Agreement or the Existing Secured Notes;

(12)	Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (or at the time the Issuer or a Restricted Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Issuer or any Restricted Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(13)	Liens on assets or property of the Issuer or any Restricted Subsidiary securing Indebtedness or other obligations of the Issuer or such Restricted Subsidiary owing to the Issuer or a Subsidiary Guarantor, or Liens in favor of the Issuer or any Subsidiary Guarantor;

(14)	Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under clauses (9), (11), (12), (13), (14) and (30) of this paragraph; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced;

(15)	(a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Issuer or any Restricted Subsidiary of the Issuer has easement rights or on any leased property and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;

(16)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(17)	Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(18)	Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business or consistent with past practice;

(19)	Liens securing Indebtedness Incurred under Credit Facilities, including any letter of credit facility relating thereto, in each case that was permitted by the terms of the Unsecured Notes Indenture to be Incurred pursuant to clause (1) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness”;

(20)	Liens to secure Indebtedness of any Non-Guarantor permitted by clause (11) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Indebtedness” covering only the assets of such Non-Guarantor;

(21)	Liens on Capital Stock of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(22)	any security granted over the marketable securities portfolio described in clause (9) of the definition of “—Cash Equivalents” in connection with the disposal thereof to a third party;

(23)	Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(24)	Liens on equipment of the Issuer or any Restricted Subsidiary and located on the premises of any client or supplier in the ordinary course of business or consistent with past practice;

(25)	Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by the Unsecured Notes Indenture;

(26)	Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business or consistent with past practice securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers;

(27)	Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted under the Unsecured Notes Indenture;

(28)	Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Permitted Investments to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell any property in an asset sale permitted under the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock,” in each case, solely to the extent such Investment or asset sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(29)	Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed the greater of (a) $1,100.0 million and (b) 4.0% Total Assets at any one time outstanding;

(30)	Liens Incurred to secure Obligations in respect of any Indebtedness permitted to be Incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Indebtedness”; provided that at the time of Incurrence and after giving pro forma effect thereto, the Consolidated Total Secured Leverage Ratio would be no greater than 4.25 to 1.00;

(31)	Liens on assets of a Receivables Subsidiary and other customary Liens established pursuant to a Qualified Receivables Transaction; or

(32)	Liens securing any Obligations in respect of the Unsecured Notes issued on the Issue Date prior to the Escrow Release (as defined in the Unsecured Notes Indenture), including, for the avoidance of doubt, obligations in respect of the Unsecured Note Guarantee.

For purposes of this definition, the term Indebtedness shall be deemed to include interest on such Indebtedness including interest which increases the principal amount of such Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Physician Support Obligation” means (1) a loan to or on behalf of, or a Guarantee of Indebtedness of or income of, a physician or healthcare professional providing service to patients in the service area of a Hospital operated by the Issuer, any of its Restricted Subsidiaries or any affiliated joint venture otherwise permitted by the Unsecured Notes Indenture made or given by the Issuer or any Subsidiary of the Issuer (A) in the ordinary course of business or consistent with past practice and (B) pursuant to a written agreement having a period not to exceed five years or (2) Guarantees by the Issuer or any Restricted Subsidiary of leases and loans to acquire property (real or personal) for or on behalf of a physician or healthcare professional providing service to patients in the service area of a Hospital operated by the Issuer, any of its Restricted Subsidiaries or any affiliated joint venture otherwise permitted by the Unsecured Notes Indenture.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable as a claim in any such bankruptcy or insolvency proceeding.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Issuer or any Restricted Subsidiary pursuant to which the Issuer or any Restricted Subsidiary may sell, convey or otherwise transfer pursuant to customary terms to a Receivables Subsidiary or any other Person or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with sales, factoring or securitization transactions involving accounts receivable.

“Receivables Subsidiary” means any special purpose Wholly Owned Domestic Subsidiary of the Issuer (i) that acquires accounts receivable generated by the Issuer or any of its Subsidiaries, (ii) that engages in no operations or activities other than those related to a Qualified Receivables Transaction and (iii) except pursuant to Standard Securitization Undertakings, (x) no portion of the obligations (contingent or otherwise) of which is recourse to or obligates the Issuer or any of its Restricted Subsidiaries in any way, and (y) with which neither the Issuer nor any of its Restricted Subsidiaries has any contract, agreement, arrangement or understanding other than on terms no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer.

“Receivables Transaction Amount” means, with respect to any Qualified Receivables Transaction, (a) in the case of any securitization, the amount of obligations outstanding under the legal documents entered into as part of such Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase and (b) in the case of any other sale or factoring of accounts receivable, the cash purchase price paid by the buyer in connection with its purchase of such accounts receivable (including any bills of exchange) less the amount of collections received in respect of such accounts receivable and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest, in each case as determined in good faith and in a consistent and commercially reasonable manner by the Issuer.

“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in the Unsecured Notes Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the Issue Date or Incurred in compliance with the Unsecured Notes Indenture (including Indebtedness of the

Issuer that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Subsidiary Guarantor that refinances Indebtedness of the Issuer or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)	(a) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (b) such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced; and (c) to the extent such Refinancing Indebtedness refinances Subordinated Indebtedness, Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Subordinated Indebtedness, Disqualified Stock or Preferred Stock;

(2)	Refinancing Indebtedness shall not include:

(i)	Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor; or

(ii)	Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and

(3)	such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced.

“Related Taxes” means:

(1)	any Taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar Taxes (other than (x) Taxes measured by income and (y) withholding imposed on payments made by any Parent Entity), required to be paid (provided such Taxes are in fact paid) by any Parent Entity by virtue of its:

(a)	being organized or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than, directly or indirectly, the Issuer or any of the Issuer’s Subsidiaries);

(b)	being a holding company parent, directly or indirectly, of the Issuer or any of the Issuer’s Subsidiaries;

(c)	receiving dividends from or other distributions in respect of the Capital Stock of, directly or indirectly, the Issuer or any of the Issuer’s Subsidiaries; or

(d)	having made any payment in respect to any of the items for which the Issuer is permitted to make payments to any Parent Entity pursuant to “—Certain Covenants—Limitation on Restricted Payments”; or

(2)	if and for so long as the Issuer is a member of a group filing a consolidated or combined tax return with any Parent Entity, any Taxes measured by income for which such Parent Entity is liable up to an amount not to exceed with respect to such Taxes the amount of any such Taxes that the Issuer and its Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis if the Issuer and its Subsidiaries had paid Tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Issuer and its Subsidiaries.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“RP Reference Date” means July 25, 2007.

“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Secured Indebtedness” means any Indebtedness secured by a Lien other than Indebtedness with respect to Cash Management Services.

“Secured Notes” means the $1,000,000,000 aggregate principal amount of 5.125% senior notes due 2021 issued on the Issue Date.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Senior Indebtedness” means Indebtedness of the Issuer which ranks equally in right of payment to the Unsecured Notes or of any Guarantor if such Indebtedness ranks equally in right of payment to the Unsecured Note Guarantee of such Guarantor.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means (a) any businesses, services or activities engaged in by the Issuer or any of its Subsidiaries or any Associates on the Issue Date, including any businesses affiliated or associated with a Hospital or any business related or ancillary to the provision of healthcare services or information or the investment in, or the management, leasing or operation of, any of the foregoing, and (b) any businesses, services and activities engaged in by the Issuer or any of its Subsidiaries or any Associates that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.

“Spinout Subsidiary” means an Unrestricted Subsidiary that is formed for the purpose of acquiring property of Holdings, the Issuer or any Subsidiary in connection with a Spinout Transaction.

“Spinout Transaction” means the contribution or other transfer by Holdings, the Issuer or any Restricted Subsidiary of property (including Capital Stock) owned by it to any Spinout Subsidiary and the subsequent distribution of the Capital Stock of such Spinout Subsidiary to the equity holders of Holdings; provided that such contribution or other transfer of property to a Spinout Subsidiary is made under and permitted by clause (21) of the covenant described under “Certain Covenants—Limitation on Restricted Payments”.

“Standard Securitization Undertakings” means all representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Subsidiary which are customary in securitization transactions involving accounts receivable.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to any person, any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the Unsecured Notes pursuant to a written agreement.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(2)	any partnership, joint venture, limited liability company or similar entity of which:

(a)	more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(b)	such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means any Guarantor that is a Subsidiary of Finco.

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Total Assets” means, as of any date, the total consolidated assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries, determined on a pro forma basis in a manner consistent with the pro forma basis contained in the definition of Fixed Charge Coverage Ratio.

“Transaction Expenses” means any fees or expenses incurred or paid by FWCT-2 Acquisition Corporation, Holdings, the Issuer or any Restricted Subsidiary in connection with the Transactions.

“Transactions” means the transactions contemplated by the Merger Agreement, the issuance of the notes contemplated by this offering memorandum and borrowings under the Credit Agreement as in effect on the Issue Date.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer in the manner provided below); and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary only if:

(1)	such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Issuer or any other Subsidiary of the Issuer which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(2)	such designation and the Investment of the Issuer in such Subsidiary complies with “—Certain Covenants—Limitation on Restricted Payments.”

“Unsecured Exchange Notes” means any Unsecured notes issued in exchange for Unsecured Notes pursuant to the Unsecured Notes Registration Rights Agreement or similar agreement.

“Unsecured Notes Registration Rights Agreement” means (i) the Registration Rights Agreement related to the Unsecured Notes, dated as of the Issue Date, among the Escrow Sub and the representatives of the Initial Purchasers, as amended or supplemented (including by the joinder of Finco and the Guarantors on the Issue Date), and (ii) any other registration rights agreement entered into in connection with the issuance of Additional Unsecured Notes in a private offering by the Issuer after the Issue Date.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)	the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

(2)	the sum of all such payments.

“Wholly Owned Domestic Subsidiary” means a Domestic Subsidiary of the Issuer, all of the Capital Stock of which (other than directors’ qualifying shares or shares required by any applicable law or regulation to be held by a Person other than the Issuer or another Domestic Subsidiary) is owned by the Issuer or another Domestic Subsidiary.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the exchange of Initial Notes for Exchange Notes in the exchange offers. This summary is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder and administrative interpretations and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, with possible retroactive effect. No opinion of counsel has been obtained, and the Company does not intend to seek a ruling from the United States Internal Revenue Service (the “IRS”), as to any of the tax consequences discussed below. There can be no assurance that the IRS will not challenge one or more of the tax consequences described below.

This summary does not purport to address all tax consequences that may be important to a particular holder in light of that holder’s particular circumstances, and does not apply to persons subject to special treatment under United States federal income tax law (including, without limitation, a bank, governmental authority or agency, financial institution, insurance company, pass-through entity, tax-exempt organization, broker or dealer in securities or small business investment company, an employee of or other service provider to the Company or any of its subsidiaries, a person holding Initial Notes that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale or conversion transaction, a person that owns more than 10% of the common stock of the Company (actually or constructively), a person that is in bankruptcy or a regulated investment company or real estate investment trust). This summary assumes that each holder of an Initial Note holds such security as a “capital asset” within the meaning of Section 1221 of the Code. Additionally, this summary does not discuss any tax consequences that may arise under any laws other than United States federal income tax law, including under federal estate and gift tax laws or state, local or non-United States tax law.

The United States federal income tax consequences to a partner in an entity or arrangement treated as a partnership for United States federal income tax purposes that holds an Initial Note generally will depend on the status of the partner and the activities of the partner and the partnership. A partnership, or a partner in a partnership, holding Initial Notes should consult its own tax advisor.

THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELEVANT TO A PARTICULAR HOLDER. ACCORDINGLY, THE FOLLOWING SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE TO THE TRANSACTIONS DESCRIBED IN THIS REGISTRATION STATEMENT.

Consequences of Tendering Initial Notes

The exchange of your Initial Notes for Exchange Notes in the exchange offers should not constitute an exchange for United States federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or extent from the Initial Notes exchanged therefor. Accordingly, the exchange offers should have no United States federal income tax consequences to you if you exchange your Initial Notes for Exchange Notes and the Exchange Notes you receive should be treated as a continuation of your investment in the Initial Notes. Consequently, there should be no change in your tax basis and your holding period should carry over to the Exchange Notes. In addition, the United States federal income tax consequences of holding and disposing of your Exchange Notes should be the same as those applicable to your Initial Notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until             , 201    (90 days after the date of this prospectus), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Company has agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Exchange Notes and the guarantees thereof will be passed upon for us by Hodgson Russ LLP, New York, New York. Certain matters of Alabama, Mississippi and North Carolina law will be passed upon for us by Bradley Arant Boult Cummings LLP. Certain matters of Arkansas law will be passed upon for us by Kutak Rock LLP. Certain matters of Arizona law will be passed upon for us by Snell & Wilmer L.L.P. Certain legal matters relating to Delaware and Tennessee law will be passed upon for us by Bass, Berry & Sims PLC. Certain matters of Florida law will be passed upon for us by Buchanan Ingersoll & Rooney PC | Fowler White Boggs. Certain matters of Georgia law will be passed upon for us by King & Spalding LLP. Certain matters of Illinois law will be passed upon for us by McGuireWoods LLP. Certain matters of Indiana, Kentucky and Ohio law will be passed upon for us by Bingham Greenebaum Doll LLP. Certain matters of Missouri law will be passed upon for us by Husch Blackwell LLP. Certain matters of New Jersey, Pennsylvania and Utah law will be passed upon for us by Ballard Spahr LLP. Certain matters of New Mexico law will be passed upon for us by Montgomery & Andrews, P.A. Certain matters of Nevada law will be passed upon for us by Lionel Sawyer & Collins. Certain matters of Oklahoma law will be passed upon for us by McAfee & Taft A Professional Corporation. Certain matters of South Carolina law will be passed upon for us by Parker Poe Adams & Bernstein LLP. Certain matters of Texas law will be passed upon for us by Liechty & McGinnis, LLP. Certain matters of Virginia law will be passed upon for us by Hancock, Daniel, Johnson & Nagle, P.C. Certain matters of Washington law will be passed upon for us by Witherspoon, Kelley, Davenport & Toole, P.S. Certain matters of West Virginia law will be passed upon for us by Steptoe & Johnson LLP. Certain matters of Wyoming law will be passed upon for us by Crowley Fleck PLLP.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, of Community Health Systems, Inc. and its subsidiaries as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 appearing in Community Health Systems, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2014 and the effectiveness of Community Health Systems, Inc.’s internal control over financial reporting as of December 31, 2013, appearing in Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule are incorporated herein by reference upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Health Management Associates, Inc. as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, appearing in Community Health Systems, Inc.’s Current Report on Form 8-K dated April 10, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

This prospectus incorporates by reference information from documents filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. This prospectus incorporates by reference the documents and reports listed below that have been filed by Community Health Systems, Inc. with the SEC (other than documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules, including Current Reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Annual Report”), filed with the SEC on February 26, 2014;

•	The portion of our Definitive Proxy Statement filed with the SEC on April 4, 2014 that is incorporated into Part III of the Annual Report;

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 7, 2014 and for the quarter ended June 30, 2014, filed with the SEC on August 1, 2014; and

•	Current Reports on Form 8-K, filed on January 7, 2014, January 10, 2014, January 23, 2014, January 28, 2014 (as amended by the Current Report on Form 8-K filed on April 10, 2014), January 30, 2014, March 3, 2014, April 1, 2014, May 22, 2014, August 18, 2014 and September 17, 2014.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the filing of the initial registration statement to which this prospectus relates and prior to the termination of the exchange offers. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. We make available free of charge, through the investor relations section of our website, www.chs.net/investor, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K as well as amendments to those reports, as soon as reasonably practical after they are filed with the SEC. You may also request free copies of these filings by telephoning us at (615) 465-7000 or writing us at the following address: Community Health Systems, Inc., 4000 Meridian Boulevard, Franklin, TN 37067, Attention: Investor Relations.

You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was reproduced herein.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

You will find additional information about us in our SEC filings. Our SEC filings may also be inspected and copied at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers who file electronically with the SEC.

CHS/Community Health Systems, Inc.

Offers to Exchange

5.125% Senior Secured Notes due 2021

and

6.875% Senior Notes due 2022

PROSPECTUS

                    , 2014

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You may not rely on unauthorized information or representations.

This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

Until                      (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in the exchange offers may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Alabama

Anniston HMA LLC, Centre Hospital Corporation, Foley Hospital Corporation, Fort Payne Hospital Corporation, Greenville Hospital Corporation and QHG of Enterprise, Inc. are all incorporated or organized under the laws of the State of Alabama.

Section 10A-5-1.04 of the Alabama Limited Liability Company Law permits, unless the certificate of formation provides otherwise, a limited liability company to (i) indemnify a member or manager or employee or former member, manager or employee of the limited liability company against expenses actually and reasonably incurred in connection with the defense of an action, suit or proceeding, in which such person is made a party by reason of being or having been a member, manager or employee, except in relation to matters as to which such person is determined to be liable for negligence or misconduct in the performance of duty; and (ii) to make any other indemnification that is authorized by its governing documents or by resolution by the members.

Section 10A-2-8.51 of the Alabama Business Corporation Law allows corporations to indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee or agent against liability incurred in the proceeding if: (i) the individual conducted himself or herself in good faith; (ii) the individual reasonably believed, in the case of conduct in official capacity with the corporation, that the conduct was in its best interests and in all other cases, that the conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify an individual if the individual was adjudged liable to the corporation or liable on the basis that personal benefit was improperly received by him or her.

Section 10A-2-8.52 of the Alabama Business Corporation Law requires corporations to indemnify a director or officer who was successful in the defense of any proceeding, where he or she was a party because he or she is or was a director or officer of the corporation, against reasonable expenses incurred in connection therewith.

The Operating Agreement of Anniston HMA, LLC provides for the indemnification of any officer or director of the company against liability incurred in connection with any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer acted in good faith with the care an officer of an Alabama corporation would exercise under similar circumstances, in a manner reasonably believed by them to be in the best interests of the Company, and, with respect to any criminal proceeding had no reasonable cause to believe his or her conduct was unlawful.

The Articles of Incorporation of each of Centre Hospital Corporation, Foley Hospital Corporation, Fort Payne Hospital Corporation and Greenville Hospital corporation provide for the indemnification of directors and officers, as well as agents and employees if authorized by the Board of Directors, to the fullest extent permitted by the Alabama Business Corporation Act.

The bylaws of each of Centre Hospital Corporation, Foley Hospital Corporation, Fort Payne Hospital Corporation and Greenville Hospital Corporation provide for the indemnification of directors and officers and agents to the fullest extent permitted by the Alabama Business Corporation Act.

The bylaws of QHG of Enterprise, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the laws of the state in which indemnification is sought.

Arizona

Bullhead City Hospital Corporation and Payson Hospital Corporation are incorporated under the laws of the State of Arizona.

Section 10-851 of the Arizona Business Corporations Act (“ABCA”) permits a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if all of the following conditions exist: (a) the individual’s conduct was in good faith; (b) the individual reasonably believed in the case of conduct in an official capacity with the corporation, that the conduct was in its best interests and in all other cases, that the conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful. Section 10-851 also permits a corporation to indemnify an individual made a party to a proceeding because the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to section 10-202, subsection B, paragraph 2 of the Arizona Revised Statutes. The termination of a proceeding by judgment, order, settlement or conviction or on a plea of no contest or its equivalent is not of itself determinative that the director did not meet the standard of conduct described in this section. Under Arizona Revised Statutes, a corporation may not indemnify a director under this section either: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (b) in connection with any other proceeding charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Under Section 10-856 of the ABCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation: (1) to the same extent as a director and (2) if the individual is an officer but not a director, or if the officer is also a director, but the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer, to the further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or a contract, except for (a) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding and (b) liability arising out of conduct that constitutes (i) receipt of a financial benefit to which the officer is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, or (iii) an intentional violation of criminal law.

Under the ABCA, in order for a corporation to indemnify a director or officer, except in a case where such indemnification is mandatory or upon a court order as described below, a majority of the corporation’s disinterested directors, special legal counsel, or the shareholders must find that the individual met the applicable standard of conduct. Indemnification under the ABCA is permissive, except in the event of a successful defense, in which case a director or officer must be indemnified against reasonable expenses incurred in connection with the proceeding unless such indemnification is limited by the articles of incorporation. In addition, the ABCA requires Arizona corporations to indemnify any “outside director” (a director who is not an officer, employee or holder of more than five percent of any class of the corporation’s stock or the stock of any affiliate of the corporation) against liability unless (i) the corporation’s articles of incorporation limit such indemnification, (ii) the director is adjudged liable in a proceeding for which indemnification is not allowed as described in the first paragraph above, or (iii) a court determines, before payment to the outside director, that the director failed to meet the applicable standard of conduct as described in the first paragraph above. With certain limitations, a court may also order that an individual be indemnified if the court finds that the individual is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the individual has met the applicable standard of conduct or was adjudged liable as described in the first paragraph above.

The bylaws of each of Bullhead City Hospital Corporation and Payson Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Arizona Revised Statutes.

Arkansas

Forrest City Arkansas Hospital Company, LLC, Forrest City Hospital Corporation, Fort Smith HMA, LLC, MCSA, L.L.C., Phillips Hospital Corporation, QHG of Springdale, Inc., Triad-El Dorado, Inc. and Van Buren H.M.A., LLC are all incorporated or organized under the laws of the State of Arkansas.

Section 4-32-404 of Arkansas’ Small Business Entity Tax Pass Through Act provides that a limited liability company’s operating agreement may: (a) eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in Section 4-32-402 and (b) provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

Section 4-27-850 of the Arkansas 1987 Business Corporation Act allows a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Operating Agreement of Forrest City Arkansas Hospital Company, LLC provides, to the fullest extent authorized by Arkansas’ Small Business Entity Tax Pass Through Act, the company shall indemnify, save harmless, and pay all judgments and claims against a member of the company relating to any liability or damage incurred by reason of: (i) ownership of an interest in the Company, and (ii) any act performed or omitted to be performed by such member in connection with the business of the Company, in any case including attorneys’ fees incurred by the member in connection with the defense of any action based on any of the foregoing.

The Amended and Restated Limited Liability Company Agreements of Fort Smith HMA, LLC and Van Buren H.M.A., LLC and the Third Amended and Restated Operating Agreement of MCSA, L.L.C. provide for the indemnification of any officer or director of the company from and against any and all reasonable expenses (including reasonable attorneys’ fees), judgments, taxes, penalties, fines, (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement incurred by such person in connection with defending any threatened, pending, or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal) to which such person is, or is threatened to be made, a party because such person is or was a director or officer of the company, or is or was serving at the request of the company as a director, officer, partner, member, employee or agent of another domestic or foreign corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, provided the director or officer has acted in good faith with the care an officer of an Arkansas corporation of like position would exercise under similar circumstances, and in a manner reasonably believed by them to be in the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful.

The bylaws of Forrest City Hospital Corporation and Phillips Hospital Corporation provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she was a director, officer or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such suit or proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Arkansas Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnifications shall continue with respect to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the person’s heirs, executors and administrators; provided, however, that, except as otherwise provided with respect to suits or proceedings to enforce rights to indemnification, the corporation shall indemnify any such person only if such suit or proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such suit or proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Arkansas Business Corporation Act requires, an advancement of expenses incurred by a person shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such person is not entitled to be indemnified for such expenses under this section or otherwise.

The bylaws of QHG of Springdale, Inc. state that the corporation shall indemnify each present and future director and officer and any person who may serve at its request as a director or officer of another corporation to the extent required and to the extent permitted by the laws of the state in which indemnification is sought.

The bylaws of Triad–El Dorado, Inc. generally provide that the corporation shall indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties.

Delaware

CHS/Community Health Systems, Inc., Community Health Systems, Inc., Abilene Hospital, LLC, Abilene Merger, LLC, Affinity Health Systems, LLC, Affinity Hospital, LLC, Berwick Hospital Company, LLC, Birmingham Holdings, LLC, Birmingham Holdings II, LLC, Bluefield Holdings, LLC, Bluefield Hospital Company, LLC, Blue Island Hospital Company, LLC, Blue Island Illinois Holdings, LLC, Bluffton Health System, LLC, Brownwood Hospital, L.P., Brownwood Medical Center, LLC, Bullhead City Hospital Investment Corporation, Carlsbad Medical Center, LLC, Carolinas JV Holdings General, LLC, Carolinas JV Holdings, L.P., Central Florida HMA Holdings, LLC, Central States HMA Holdings, LLC, CHHS Holdings, LLC, CHS Kentucky Holdings, LLC, CHS Pennsylvania Holdings, LLC, CHS Virginia Holdings, LLC, CHS Washington Holdings, LLC, Clarksville Holdings, LLC, Clarksville Holdings II, LLC, Cleveland Tennessee Hospital Company, LLC, College Station Hospital, L.P., College Station Medical Center, LLC, College Station Merger, LLC, Community GP Corp., Community Health Investment Company, LLC, Community LP Corp., CP Hospital GP, LLC, CPLP, LLC, Crestwood Hospital, LLC, Crestwood Hospital, LP, LLC, CSMC, LLC, CSRA Holdings, LLC, Deaconess Holdings, LLC, Deaconess Hospital Holdings, LLC, Desert Hospital Holdings, LLC, Detar Hospital, LLC, DHFW Holdings, LLC, DHSC, LLC, Dukes Health System, LLC, Fallbrook Hospital Corporation, Florida HMA Holdings, LLC, Gadsden Regional Medical Center, LLC, GRMC Holdings, LLC, Hallmark Healthcare Company, LLC, Health Management Associates, Inc., Health Management Associates, LP, Health Management General Partner I, LLC, Health Management General Partner, LLC, HMA Hospitals Holdings, LP, HMA Services GP, LLC, Hobbs Medco, LLC, Hospital of Barstow, Inc., Kirksville Hospital Company, LLC, Lancaster Hospital Corporation, Las Cruces Medical Center, LLC, Lea Regional Hospital, LLC, Lone Star HMA, L.P., Longview Clinic Operations Company, LLC, Longview Medical Center, L.P., Longview

Merger, LLC, LRH, LLC, Lutheran Health Network of Indiana, LLC, Massillon Community Health System LLC, Massillon Health System LLC, Massillon Holdings, LLC, McKenzie Tennessee Hospital Company, LLC, Medical Center of Brownwood, LLC, Merger Legacy Holdings, LLC, Mesquite HMA General, LLC, Mississippi HMA Holdings I, LLC, Mississippi HMA Holdings II, LLC, MMC of Nevada, LLC, Moberly Hospital Company, LLC, MWMC Holdings, LLC, Nanticoke Hospital Company, LLC, National Healthcare of Leesville, Inc., National Healthcare of Mt. Vernon, Inc., National Healthcare of Newport, Inc., Navarro Hospital, L.P., Navarro Regional, LLC, Northampton Hospital Company, LLC, Northwest Arkansas Hospitals, LLC, Northwest Hospital Company, LLC, NOV Holdings, LLC, NRH, LLC, Oro Valley Hospital, LLC, Palmer-Wasilla Health System, LLC, Peckville Hospital Company, LLC, Pennsylvania Hospital Company, LLC, Phoenixville Hospital Company, LLC, Pottstown Hospital Company, LLC, QHG Georgia Holdings II, LLC, QHG of Bluffton Company, LLC, QHG of Fort Wayne Company, LLC, QHG of Warsaw Company, LLC, Quorum Health Resources, LLC, Regional Hospital of Longview, LLC, Ruston Hospital Corporation, Ruston Louisiana Hospital Company, LLC, SACMC, LLC, San Angelo Community Medical Center, LLC, San Angelo Medical, LLC, Scranton Holdings, LLC, Scranton Hospital Company, LLC, Scranton Quincy Holdings, LLC, Scranton Quincy Hospital Company, LLC, Sharon Pennsylvania Holdings, LLC, Sharon Pennsylvania Hospital Company, LLC, Siloam Springs Arkansas Hospital Company, LLC, Siloam Springs Holdings, LLC, Southeast HMA Holdings, LLC, Southern Texas Medical Center, LLC, Southwest Florida HMA Holdings, LLC, Spokane Valley Washington Hospital Company, LLC, Spokane Washington Hospital Company, LLC, Tennessee HMA Holdings, LP, Tennyson Holdings, LLC, Tomball Texas Holdings, LLC, Tomball Texas Hospital Company, LLC, Triad Healthcare Corporation, Triad Holdings III, LLC, Triad Holdings IV, LLC, Triad Holdings V, LLC, Triad Nevada Holdings, LLC, Triad of Alabama, LLC, Triad of Oregon, LLC, Triad-ARMC, LLC, Triad-Navarro Regional Hospital Subsidiary, LLC, Tunkhannock Hospital Company, LLC, VHC Medical, LLC, Vicksburg Healthcare, LLC, Victoria Hospital, LLC, Victoria of Texas, L.P., Warren Ohio Hospital Company, LLC, Warren Ohio Rehab Hospital Company, LLC, Watsonville Hospital Corporation, Webb Hospital Corporation, Webb Hospital Holdings, LLC, Wesley Health System, LLC, West Grove Hospital Company, LLC, WHMC, LLC, Wilkes-Barre Behavioral Hospital Company, LLC, Wilkes-Barre Holdings, LLC, Wilkes-Barre Hospital Company, LLC, Women & Children’s Hospital, LLC, Woodland Heights Medical Center, LLC, Woodward Health System, LLC, York Pennsylvania Holdings, LLC, York Pennsylvania Hospital Company, LLC and Youngstown Ohio Hospital Company, LLC are all incorporated or organized under the laws of the State of Delaware.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Limited Partnership Agreements of each of Brownwood Hospital, L.P., College Station Hospital, L.P., Lone Star HMA, L.P., Longview Medical Center, L.P., Navarro Hospital, L.P., and Victoria of Texas, L.P. provide, to the fullest extent authorized by the Delaware Revised Uniform Limited Partnership Act, for the indemnification of the General Partner of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, General Partner of the companies. The Limited Partnership Agreement of Lone Star HMA, L.P. provides for the indemnification of the General Partner and the Limited Partner to the fullest extent authorized by the Delaware Revised Uniform Limited Partnership Act. The Limited Partnership Agreement of Longview Medical Center, L.P. provides for the indemnification of the General Partner from any liability or damage incurred or suffered by the General Partner in connection with any act or omission in connection with the partnership’s business, except for any act or omission constituting willful misconduct or gross negligence. The Limited Partnership Agreements of Carolinas JV Holdings, L.P., Health Management Associates, LP, HMA Hospitals Holdings, LP and Tennessee HMA Holdings, LP are silent as to indemnification.

The Limited Liability Company Agreements of each of Abilene Hospital, LLC, Abilene Merger, LLC, Affinity Hospital, LLC, Birmingham Holdings, LLC, Bluffton Health System, LLC, Brownwood Medical Center, LLC, Carlsbad Medical Center, LLC, Clarksville Holdings, LLC, College Station Medical Center, LLC, College Station Merger, LLC, CP Hospital GP, LLC, CPLP, LLC, Crestwood Hospital, LLC, Crestwood Hospital, LP, LLC, CSMC, LLC, CSRA Holdings, LLC, Deaconess Holdings, LLC, Deaconess Hospital Holdings, LLC, Desert Hospital Holdings, LLC, Detar Hospital, LLC, DHSC, LLC, Dukes Health System, LLC, Gadsden Regional Medical Center, LLC, GRMC Holdings, LLC, Hobbs Medco, LLC, Las Cruces Medical Center, LLC, Lea Regional Hospital, LLC, Longview Merger, LLC, LRH, LLC, Lutheran Health Network of Indiana, LLC, Massillon Health System LLC, Medical Center of Brownwood, LLC, MMC of Nevada, LLC, Navarro Regional, LLC, Northwest Hospital Company LLC, NOV Holdings, LLC, NRH, LLC, Oro Valley Hospital, LLC, Palmer-Wasilla Health System, LLC, Regional Hospital of Longview, LLC, Ruston Louisiana Hospital Company, LLC, SACMC, LLC, San Angelo Community Medical Center, LLC, San Angelo Medical, LLC, Southern Texas Medical Center, LLC, Triad Holdings III, LLC, Triad Holdings IV, LLC, Triad Holdings V, LLC, Triad of Alabama, LLC, Triad of Oregon, LLC, Triad-ARMC, LLC, Triad-Navarro Regional Hospital Subsidiary, LLC, VHC Medical, LLC, Vicksburg Healthcare, LLC, Victoria Hospital, LLC, Wesley Health System, LLC, WHMC, LLC, Women & Children’s Hospital, LLC, Woodland Heights Medical Center, LLC, Woodward Health System, LLC, provide, to the fullest extent authorized by the Delaware Limited Liability Company Act, for the indemnification of any member, manager, director, officer or employee of the companies, as applicable, from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer, director or employee of the companies, as applicable.

The Limited Liability Company Agreements of each of Affinity Health Systems, LLC, Berwick Hospital Company, LLC, Birmingham Holdings II, LLC, Bluefield Holdings, LLC, Bluefield Hospital Company, LLC, Blue Island Hospital Company, LLC, Blue Island Illinois Holdings, LLC, Carolinas JV Holdings General, LLC, Central Florida HMA Holdings, LLC, Central States HMA Holdings, LLC, CHHS Holdings, LLC, CHS Kentucky Holdings, LLC, CHS Pennsylvania Holdings, LLC, CHS Virginia Holdings, LLC, CHS Washington Holdings, LLC, Clarksville Holdings II, LLC, Cleveland Tennessee Hospital Company, LLC, Community Health Investment Company, LLC, DHFW Holdings, LLC, Florida HMA Holdings, LLC Hallmark Healthcare Company, LLC, Health Management General Partner I, LLC, Health Management General Partner, LLC, HMA Services GP, LLC, Kirksville Hospital Company, LLC, Longview Clinic Operations Company, LLC, Massillon Community Health System LLC, Massillon Holdings, LLC, McKenzie Tennessee Hospital Company, LLC, Merger Legacy Holdings, LLC, Mesquite HMA General, LLC, Mississippi HMA Holdings I, LLC, Mississippi

HMA Holdings II, LLC, Moberly Hospital Company, LLC, MWMC Holdings, LLC, Nanticoke Hospital Company, LLC, Northampton Hospital Company, LLC, Northwest Arkansas Hospitals, LLC, Peckville Hospital Company, LLC, Pennsylvania Hospital Company, LLC, Phoenixville Hospital Company, LLC, Pottstown Hospital Company, LLC, QHG Georgia Holdings II, LLC, QHG of Bluffton Company, LLC, QHG of Fort Wayne Company, LLC, QHG of Warsaw Company, LLC, Quorum Health Resources, LLC, Scranton Holdings, LLC, Scranton Hospital Company, LLC, Scranton Quincy Holdings, LLC, Scranton Quincy Hospital Company, LLC, Sharon Pennsylvania Holdings, LLC, Sharon Pennsylvania Hospital Company, LLC, Siloam Springs Arkansas Hospital Company, LLC, Siloam Springs Holdings, LLC, Southeast HMA Holdings, LLC, Southwest Florida HMA Holdings, LLC, Spokane Valley Washington Hospital Company, LLC, Spokane Washington Hospital Company, LLC, Tennyson Holdings, LLC, Tomball Texas Holdings, LLC, Tomball Texas Hospital Company, LLC, Triad Nevada Holdings, LLC, Tunkhannock Hospital Company, LLC, Warren Ohio Hospital Company, LLC, Warren Ohio Rehab Hospital Company, LLC, Webb Hospital Holdings, LLC, West Grove Hospital Company, LLC, Wilkes-Barre Behavioral Hospital Company, LLC, Wilkes-Barre Holdings, LLC, Wilkes-Barre Hospital Company, LLC, York Pennsylvania Holdings, LLC, York Pennsylvania Hospital Company, LLC, and Youngstown Ohio Hospital Company, LLC provide for the indemnification of any officer or director of the companies from and against any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer has acted in good faith, in a manner reasonably believed by them to be in the best interests of the Company, and has no reasonable cause to believe their conduct was unlawful.

The Bylaws and/or Certificate of Incorporation of Community Health Systems, Inc., Bullhead City Hospital Investment Corporation, Community GP Corp., Community LP Corp., Fallbrook Hospital Corporation, Health Management Associates, Inc., Hospital of Barstow, Inc., Lancaster Hospital Corporation, National Healthcare of Leesville, Inc., National Healthcare of Mt. Vernon, Inc., National Healthcare of Newport, Inc., Ruston Hospital Corporation, Triad Healthcare Corporation, Watsonville Hospital Corporation, and Webb Hospital Corporation provide for the indemnification of all current and former directors and officers to the fullest extent permitted by the DGCL.

Florida

Bartow HMA, LLC, Brevard HMA Holdings, LLC, Brevard HMA Hospitals, LLC, Citrus HMA, LLC, HMA Santa Rosa Medical Center, LLC, Hospital Management Associates, LLC, Hospital Management Services of Florida, LP, Key West HMA, LLC, Lehigh HMA, LLC, Melbourne HMA, LLC, Naples, HMA, LLC, Port Charlotte HMA, LLC, Punta Gorda HMA, LLC, Rockledge HMA, LLC, Sebastian Hospital, LLC, Sebring Hospital Management Associates, LLC and Venice HMA, LLC are incorporated or organized under the laws of the State of Florida.

Section 620.1406 of the Florida Revised Uniform Limited Partnership Act of 2005 (“FRULPA”) states that a limited partnership shall reimburse a general partner for payments made and indemnity a general partner for liabilities incurred by the general partner in the ordinary course of activities of the partnership or for the preservation of its activities or property if such payments were made or such liabilities were incurred in good faith and either in the furtherance of the limited partnership’s purposes or the ordinary scope of its activities.

Section 608.4229 of the Florida Limited Liability Company Act permits a limited liability company to indemnify its members, managers, managing members, officers, employees, and agents subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement. A limited liability company may, and has the power to, but is not required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding the foregoing, indemnification or advancement of expenses should not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee or agent were material to the cause of action so adjudicated and constitute any of the following: (i) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (ii) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (iii) in the case of a manager or managing member, a circumstance under which the liability provisions of Section 608.426 are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

Notwithstanding the foregoing, all Florida limited liability companies will become subject to the Florida Revised Limited Liability Act, Chapter 605, Florida Statutes, as of January 1, 2015. Section 605.0408 of the Florida Revised Limited Liability Act permits a limited liability company to indemnify and hold harmless a person with respect to a claim or demand against the person and a debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager if the claim, demand, debt, obligation, or other liability does not arise from the person’s breach of Sections 605.0405 (limitations on distributions), 605.0407 (management of limited liability company), 605.04071 (delegation of rights and powers to manage), 605.04072 (selection and terms of managers in a manager-managed limited liability company), 605.04073 (voting rights of members and managers), 605.04074 (agency rights of members and managers), or 605.04091 (standards of conduct for members and managers). Pursuant to Section 605.0105(3) of the Florida Revised Limited Liability Company Act, a limited liability company’s operating agreement may not provide for indemnification for a member or manager under Section 605.0408 for any of the following: (i) conduct involving bad faith, willful or intentional misconduct, or a knowing violation of law; (ii) a transaction from which the member or manager derived an improper personal benefit; (iii) a circumstance under which the liability provisions of s. 605.0406 are applicable; (iv) a breach of duties or obligations under Section 605.04091, taking into account a variation of such duties and obligations provided for in the operating agreement to the extent allowed by Section 605.0105(4).

The Limited Partnership Agreement of Hospital Management Services of Florida, LP is silent with respect to indemnification.

The Operating Agreements of each of Bartow HMA, LLC, Brevard HMA Holdings, LLC, Brevard HMA Hospitals, LLC, Citrus HMA, LLC, HMA Santa Rosa Medical Center, LLC, Hospital Management Associates, LLC, Key West HMA, LLC, Lehigh HMA, LLC, Melbourne HMA, LLC, Naples, HMA, LLC, Port Charlotte HMA, LLC, Punta Gorda HMA, LLC, Rockledge HMA, LLC, Sebastian Hospital, LLC, Sebring Hospital Management Associates, LLC and Venice HMA, LLC provide for the indemnification of any officer or manager of the companies from and against any and all claims and demands arising by reason of the fact that such person is or was a manager or officer of the company, or is or was serving at the request of the company, provided (i) the manager or officer has acted in good faith, with the care a manager or officer of a Florida limited liability company of like position would exercise under similar circumstances, in a manner reasonably believed by such manager or officer to be in the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe such manager’s or officer’s conduct was unlawful, and (ii) such indemnification does not violate the provisions of Section 605.0105, Florida Statutes.

Georgia

Monroe HMA, LLC, QHG Georgia Holdings, Inc., QHG Georgia, LP and Winder HMA, LLC are incorporated or organized under the laws of the State of Georgia.

Section 14-9-108 of the Georgia Revised Uniform Limited Partnership Act provides for the indemnification of partners by the partnership from and against any and all claims and demands whatsoever, except for (1) intentional misconduct or a knowing violation of law; or (2) any transaction for which the Indemnitee received a personal benefit in violation or breach of any provision of the partnership agreement.

Section 14-11-306 of the Georgia Limited Liability Company Act provides that a limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company, subject to such standards and restrictions, if any, as set forth in the articles of organization or a written operating agreement. However, no limited liability company has the power to indemnify any member or manager for the liability of a member or manager for intentional misconduct or a knowing violation of law or for any transaction for which the person received a personal benefit in violation or breach of any provision of a written operating agreement, nor may any such liability be eliminated or limited by articles of organization or a written operating agreement.

Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code provides for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the Georgia Business Corporation Code, a corporation may purchase insurance on behalf of an officer or director of the corporation incurred in his or her capacity as an officer or director regardless of whether the person could be indemnified under the Georgia Business Corporation Code.

The Agreement of Limited Partnership of QHG Georgia, LP provides for the indemnification of the general partner to the fullest extent permitted by the Georgia Revised Uniform Limited Partnership Act.

The Operating Agreements of Monroe HMA, LLC and Winder HMA, LLC provide for the indemnification of any officer or director of the company from and against any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer has acted in good faith, in a manner reasonably believed by them to be in the best interests of the company, and has no reasonable cause to believe their conduct was unlawful.

The bylaws of QHG Georgia Holdings, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Georgia Business Corporation Code.

Illinois

Anna Hospital Corporation, Galesburg Hospital Corporation, Granite City Hospital Corporation, Granite City Illinois Hospital Company, LLC, Marion Hospital Corporation, Red Bud Hospital Corporation, Red Bud Illinois Hospital Company, LLC, Waukegan Hospital Corporation and Waukegan Illinois Hospital Company, LLC are incorporated or organized under the laws of the State of Illinois.

Section 15-7 of the Illinois Limited Liability Company Act states that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

Section 8.75 of the Illinois Business Corporation Act of 1983 provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. An Illinois corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Limited Liability Company Agreement of each of Granite City Illinois Hospital Company, LLC, Red Bud Illinois Hospital Company, LLC and Waukegan Illinois Hospital Company, LLC, provide, to the fullest extent authorized by the Illinois Limited Liability Company Act, for the indemnification of any member of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member of the company.

The bylaws of each of Anna Hospital Corporation, Galesburg Hospital Corporation, Granite City Hospital Corporation, Marion Hospital Corporation, Red Bud Hospital Corporation and Waukegan Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Illinois Business Corporation Act of 1983.

Indiana

Frankfort Health Partner, Inc. and QHG of Clinton County, Inc. are incorporated under the laws of the State of Indiana.

Under Section 23-1-37-8 of the Indiana Business Corporation Law, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (1) the individual’s conduct was in good faith; and (2) the individual reasonably believed: (A) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and (B) in all other cases, that the individual’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the individual either: (A) had reasonable cause to believe the individual’s conduct was lawful; or (B) had no reasonable cause to believe the individual’s conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).

The bylaws of Frankfort Health Partner, Inc. and QHG of Clinton County, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Indiana Business Corporation Law.

Kentucky

Hospital of Fulton, Inc., Hospital of Louisa, Inc. and Jackson Hospital Corporation (KY) are incorporated under the laws of the Commonwealth of Kentucky.

Section 271B.8-510 of the Kentucky Business Corporation Act permits a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1) (a) he conducted himself in good faith; (b) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (1)(b)2 of this section.

The bylaws of each of Hospital of Fulton, Inc., Hospital of Louisa, Inc. and Jackson Hospital Corporation (KY) provide for the indemnification of directors and officers to the fullest extent permitted by the Kentucky Business Corporation Act.

Missouri

Kennett HMA, LLC and Poplar Bluff Regional Medical Center, LLC are organized under the laws of the State of Missouri,

Section 347.057 of the Missouri Limited Liability Company Act provides that a person who is a member, manager, or both, of a limited liability company is not liable, solely by reason of being a member or manager, or both, under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the limited liability company, whether arising in contract, tort or otherwise or for the acts or omissions of any other member, manager, agent or employee of the limited liability company. The Missouri Limited Liability Company Act provides in Section 347.088.1, that except as otherwise provided in the operating agreement an authorized person shall discharge his or her duty under the Missouri Limited Liability Company Act and the operating agreement in good faith, with the care a corporate officer of like position would exercise under similar circumstances, in the manner a reasonable person would believe to be in the best interest of the limited liability company, and shall not be liable for any such action so taken or any failure to take such action, if he or she performs such duties in compliance with such subsection.

The Missouri Limited Liability Company Act provides in Section 347.088.2 that to the extent that, at law or equity, a member or manager or other person has duties, including fiduciary duties, and liabilities relating to those duties to the limited liability company or to another member, manager, or other person that is party to or otherwise bound by an operating agreement: (1) any such member, manager, or other person acting under the operating agreement shall not be liable to the limited liability company or to any such other member, manager, or other person for the member’s, manager’s, or other person’s good faith reliance on the provisions of the operating agreement; and (2) the member’s, manager’s or other person’s duties and liabilities may be expanded or restricted by provision in the operating agreement.

The Limited Liability Company Agreements of Kennett HMA, LLC and Poplar Bluff Regional Medical Center, LLC each provide for the indemnification of any officer or director of the company from and against any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer has acted in good faith with the care an officer of a Missouri corporation of like position would exercise under similar circumstances, in a manner reasonably believed by them to be in the best interests of the company, and has no reasonable cause to believe their conduct was unlawful.

Mississippi

Amory HMA, LLC, Biloxi H.M.A., LLC, Brandon HMA, LLC, Clarksdale HMA, LLC, Jackson HMA, LLC, Madison HMA, LLC, QHG of Forrest County, Inc., QHG of Hattiesburg, Inc., River Oaks Hospital, LLC, River Region Medical Corporation and ROH, LLC are incorporated or organized under the laws of the State of Mississippi.

Section 79-29-123 of the Revised Mississippi Limited Liability Company Act provides that the certificate of formation or operating agreement may provide for the limitation or elimination of any and all liabilities of any manager, member, officer or other person who is a party to or is otherwise bound by the operating agreement for any action taken, or failure to take any action, as a manager, member, officer or other person, including, for breach of contract and for breach of duties, including all or any fiduciary duties, of a member, manager, officer or other person to a limited liability company or to its members or to another member or manager or officer or to another person; provided, that the certificate of formation or operating agreement may not limit or eliminate liability for (i) the amount of a financial benefit by a member or manager to which the member or manager is not entitled, (ii) an intentional infliction of harm on the limited liability company or the members, (iii) an intentional violation of criminal law, (iv) a wrongful distribution, including distributions made in the course of winding up the company, or (v) any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. A limited liability company may indemnify any member, manager, officer or other person from and against all claims and demands whatsoever, except a limited liability company shall not indemnify any member, manager, officer or other person in connection with a proceeding where such person was (i) found to have engaged in acts or omissions that constitute fraudulent conduct and was adjudged liable for claims based on such conduct, or (ii) was found to have engaged in any actions described in the preceding sentence and was adjudged liable for claims based on such actions. A liability company shall indemnify a member, manager, officer or other person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a member, manager, officer or agent of the limited liability company against reasonable expenses incurred by the member, manager, officer or agent in connection with the proceeding.

Sections 79-4-8.51 of the Mississippi Business Corporation Act provides that a corporation may indemnify any officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director or officer if the person’s conduct was in good faith; the person reasonably believed (A) in the case of conduct in the person’s official capacity, that the conduct was in the best interests of the corporation; and (B) in all other cases that the person’s conduct was at least not opposed to the best interests of the corporation; and in the case of any criminal action, that the person had no reasonable cause to believe the person’s conduct was unlawful.

The Operating Agreements of each of Amory HMA, LLC, Biloxi H.M.A., LLC, Brandon HMA, LLC, Clarksdale HMA, LLC, Jackson HMA, LLC, Madison HMA, LLC, River Oaks Hospital, LLC and ROH, LLC provide for the indemnification of any officer or director of the company from and against liabilities incurred in connection with any actions, suits or proceedings arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer has acted in good faith with the care of a prudent person in a like position and in a manner reasonably believed by them to be in the best interests of the company.

The bylaws of both QHG of Forrest County, Inc. and QHG of Hattiesburg, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the law of the state in which indemnification is sought.

The bylaws of River Region Medical Corporation provide for the indemnification of directors and officers to the fullest extent permitted by applicable law.

Nevada

NC-DSH, LLC is organized under the laws of the State of Nevada.

Under Sections 86.411 through 86.441 of Nevada’s Limited Liability Company Act, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the limited liability company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. To the extent that a manager, member, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the company shall indemnify him against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Nevada law against both (i) expenses, including attorneys’ fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of the registrant, where the suit is settled, an Indemnitee may be indemnified under Nevada law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant except that if the Indemnitee is adjudged to be liable for a breach of fiduciary duty or misconduct, fraud, or a knowing violation of law in the performance of his or her duty to the registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

Also under Nevada law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the registrant. The registrant may also advance expenses incurred by other employees and agents of the registrant upon such terms and conditions, if any, that the board of directors of the registrant deems appropriate.

The Operating Agreement of NC-DSH, LLC provides for the indemnification of directors and officers to the fullest extent permitted by the Nevada Limited Liability Company Act.

New Jersey

Salem Hospital Corporation is incorporated under the laws of the State of New Jersey.

Section 14A: 3-5 of the New Jersey Business Corporation Act provides that any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if: (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. Any corporation organized for any purpose under any general or special law of this New Jersey shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

The Articles of Incorporation and the Bylaws of Salem Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the New Jersey Business Corporation Act.

New Mexico

Deming Hospital Corporation, Roswell Hospital Corporation and San Miguel Hospital Corporation are incorporated under the laws of the State of New Mexico.

Section 53-11-4.1 of the New Mexico Business Corporation Act permits a corporation to indemnify any person made a part to any proceeding by reason of the fact that the person is or was a director, officer, or employer if the person acted in good faith and reasonably believed the person’s conduct was, in the case of conduct in the person’s official capacity, in the best interests of the corporation or, otherwise, at least not opposed to its best interests; and in the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses, actually incurred by the person in connection with the proceeding; except that if the proceeding was by or in the right of the corporation, indemnification may be made only against such reasonable expenses and shall not be made in respect of any proceeding in which the person shall have been adjudged to be liable to the corporation. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the requisite standard of conduct set forth in this subsection.

The articles of incorporation and bylaws of each of Deming Hospital Corporation, Roswell Hospital Corporation and San Miguel Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the New Mexico Business Corporation Act.

North Carolina

Hamlet H.M.A., LLC, Statesville HMA, LLC and Williamston Hospital Corporation are organized or incorporated under the laws of the State of North Carolina.

Section 57D-3-31 of the North Carolina Limited Liability Company Act (the “NCLLCA”) provides that a limited liability corporation must indemnify a person who is wholly successful on the merits or otherwise in the defense of any proceeding to which the person was a party because the person is or was a member, a manager, or other company official if the person also is or was an interest owner at the time to which the claim relates, acting within the person’s scope of authority as a manager, member, or other company official against expenses incurred by the person in connection with the proceeding. A North Carolina limited liability company is required to reimburse a person who is or was a member for any payment made and indemnify the person for any obligation, including any judgment, settlement, penalty, fine, or other cost, incurred or borne in the authorized conduct of the business or preservation of the business or property, whether acting in the capacity of a manager, member, or other company official if, in making the payment or incurring the obligation, the person complied with the duties and standards of conduct (i) under G.S.57D-3-21 (relating to duties and standards of conduct), as modified or eliminated by the operating agreement or (ii) otherwise imposed by applicable law.

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act permit indemnification of directors and officers in a variety of circumstances. In addition, a corporation may purchase insurance under the law of North Carolina on behalf of directors, officers, employees or agents.

The Operating Agreements of Hamlet H.M.A., LLC and Statesville HMA, LLC each provide for the indemnification of any officer or director of the company from and against any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer in good faith with the care an ordinary prudent person in a like position would exercise under similar circumstances and in a manner reasonably believed by them to be in the best interests of the Company.

The Articles of Incorporation of Williamston Hospital Corporation provide for the indemnification of directors and officers, as well as agents and employees if authorized by the Board of Directors, to the fullest extent permitted by the North Carolina Business Corporation Act.

The bylaws of Williamston Hospital Corporation provide for the indemnification of directors and officers and agents to the fullest extent permitted by the North Carolina Business Corporation Act.

Ohio

QHG of Massillon, Inc. is incorporated under the laws of the State of Ohio.

Under Section 1701.13(E) of the Ohio General Corporation Law, generally, a corporation may indemnify any current or former director, officer, employee or agent for reasonable expenses incurred in connection with the defense or settlement of any threatened, pending or completed litigation related to the person’s position with the corporation or related to the person’s service (as a director, trustee, officer, employee, member, manager, or agent) to another corporation at the request of the indemnifying corporation, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. If the litigation involved a criminal action or proceeding, the person must also have had no reasonable cause to believe his or her conduct was unlawful. Ohio law requires indemnification for reasonable expenses incurred if the person was successful in the defense of the litigation.

The bylaws of QHG of Massillon, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Ohio General Corporation Law.

Oklahoma

Kay County Hospital Corporation and Kay County Oklahoma Hospital Company, LLC are incorporated or organized under the laws of the State of Oklahoma.

Section 2003 of the Oklahoma Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands whatsoever, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement. Section 2017(B) of the Oklahoma Limited Liability Company Act provides, however, that a company may not limit or eliminate a manager’s liability for (a) any breach of the manager’s duty of loyalty to the limited liability company or its members; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (c) any transaction from which the manager derived an improper personal benefit.

Section 1031 of the Oklahoma General Corporation Act authorizes the indemnification of directors and officers under certain circumstances. The Oklahoma General Corporation Act provides for indemnification of each of the company’s officers and directors against (a) expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by reason of such person being or having been a director, officer, employee or agent of the company, or of any other corporation, partnership, joint venture, trust or other enterprise at the request of the company, other than an action by or in the right of company. To be entitled to indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the company, and with respect to any criminal action, the person seeking indemnification had no reasonable cause to believe that the conduct was unlawful and (b) expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of the company brought by reason of the person seeking indemnification being or having been a director, officer, employee or agent of the company, or any other corporation, partnership, joint venture, trust or other enterprise at the request of the company, provided the actions were in good faith and were reasonably believed to be in or not opposed to the best interest of the company, except that no indemnification shall be made in respect of any claim, issue or matter as to which the individual shall have been adjudged liable to the company, unless and only to the extent that the court in which such action was decided has determined that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

The bylaws of Kay County Hospital Corporation provides for the indemnification of directors and officers and to the fullest extent permitted by the Oklahoma General Corporation Law.

The Operating Agreement of Kay County Oklahoma Hospital Company, LLC provides for the indemnification of the member relating to any liability incurred by reason of interest ownership and any act performed or omitted to be performed by members in connection with the business of Kay County Oklahoma Hospital Company, LLC.

Pennsylvania

Carlisle HMA, LLC, Clinton Hospital Corporation and Coatesville Hospital Corporation are organized or incorporated under the laws of the Commonwealth of Pennsylvania.

Under Section 8945 of the Pennsylvania Limited Liability Company Law of 1994, a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, provided, however, that a limited liability company may not indemnify a manager, member or other person for an act that is determined by a court to constitute willful misconduct or recklessness. Further, subsection (d) provides that a limited liability may pay expenses incurred by a member, manager or other person in advance of disposition of any claim if such person makes an undertaking to repay the company if it is determined that such person is not entitled to indemnification. Finally, under subsection (f), a limited liability company must indemnify its members and managers for payments made, and personal liabilities reasonably incurred, in the ordinary and proper conduct of its business or for the preservation of its business or property.

Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law (“PABCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court of common pleas or such other court shall deem proper. A Pennsylvania corporation is required to indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the director or officer is or was a director or officer of the corporation.

Section 1746 of the PABCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any bylaw provision or agreement, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

The Third Amended and Restated Limited Liability Company Agreement of Carlisle HMA, LLC provides for the indemnification of any officer or director of the companies from and against any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer has acted in good faith, in a manner reasonably believed by them to be in the best interests of the company, and has no reasonable cause to believe their conduct was unlawful.

The Articles of Incorporation and the Byalws of each of Clinton Hospital Corporation and Coatesville Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Pennsylvania Business Corporation Law of 1988.

South Carolina

Chester HMA, LLC, QHG of South Carolina, Inc. and QHG of Spartanburg, Inc. are organized or incorporated under the laws of the State of South Carolina.

Under Section 33-44-403 of the South Carolina Limited Liability Company Act, a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

Under Sections 33-8-510 and 33-8-520 of the South Carolina Business Corporation Act, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed: (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; and (ii) in all other cases, that his conduct was at least not opposed to its best interest; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director under this section in connection with a proceeding by or in right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

The Amended and Restated Limited Liability Company Agreement of Chester HMA, LLC provides for the indemnification of any officer or director of the companies from and against any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer has acted in good faith, in a manner reasonably believed by them to be in the best interests of the company, and has no reasonable cause to believe their conduct was unlawful.

The bylaws of QHG of South Carolina, Inc. and QHG of Spartanburg, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the 1976 Code of Laws of South Carolina as amended.

Tennessee

Brownsville Hospital Corporation, Campbell County HMA, LLC, Cleveland Hospital Corporation, Cocke County HMA, LLC, Dyersburg Hospital Corporation, HMA Fentress County General Hospital, LLC, Hospital of Morristown, Inc., Jackson Hospital Corporation (TN), Jefferson County HMA, LLC, Knoxville HMA Holdings, LLC, Lakeway Hospital Corporation, Lexington Hospital Corporation, Martin Hospital Corporation, McNairy Hospital Corporation, Metro Knoxville HMA, LLC, and Shelbyville Hospital Corporation are incorporated under the laws of the State of Tennessee.

Section 48-249-115 of the Tennessee Revised Limited Liability Company Act permits a limited liability company, or LLC, to indemnify an individual made a party to a proceeding because such individual is or was a responsible person against liability incurred in the proceeding if the individual acted in good faith and reasonably believed that such individual’s conduct was in the best interest of the LLC or at least not opposed to its best interests, and in the case of any criminal proceeding, had no reasonable cause to believe such conduct was unlawful. Unless ordered by a court, a limited liability company may not indemnify a responsible person in connection with a proceeding by or in the right of the LLC in which the responsible person was adjudged liable to the LLC, or in connection with any other proceeding charging improper personal benefit to such responsible person, whether or not involving action in such person’s official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by such person. Unless limited by its articles, an LLC shall indemnify a responsible person or manager who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a responsible person or manager of the LLC against reasonable expenses incurred by the person in connection with the proceeding.

Section 48-18-507 of the Tennessee Business Corporation Act (“TBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (a) the individual conducted himself or herself in good faith; (b) the individual reasonably believed (i) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interest; and (ii) in all other cases, that the individual’s conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful.Section 48-18-507 of the Tennessee Business Corporation Act provides that, unless the corporation’s charter provides otherwise: (1) an officer of the corporation who is not a director is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification, in each case to the same extent as a director; (2) the corporation may indemnify and advance expenses under this part to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

The Operating Agreements of each of Campbell County HMA, LLC, Cocke County HMA, LLC, HMA Fentress County General Hospital, LLC, Jefferson County HMA, LLC, Knoxville HMA Holdings, LLC and Metro Knoxville HMA, LLC provide for the indemnification of any officer or director of the company from and against any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer has acted in good faith, in a manner reasonably believed by them to be in the best interests of the company, and has no reasonable cause to believe their conduct was unlawful.

The bylaws and charters of each of each of Brownsville Hospital Corporation, Cleveland Hospital Corporation, Dyersburg Hospital Corporation, Hospital of Morristown, Inc., Jackson Hospital Corporation (TN), Lakeway Hospital Corporation, Lexington Hospital Corporation, Martin Hospital Corporation, McNairy Hospital Corporation and Shelbyville Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Tennessee Business Corporation Act.

Texas

Big Bend Hospital Corporation, Big Spring Hospital Corporation, Granbury Hospital Corporation, Jourdanton Hospital Corporation, Weatherford Hospital Corporation and Weatherford Texas Hospital Company, LLC are incorporated or organized under the laws of the State of Texas.

Chapter 101 of the Texas Business Organizations Code (“TBOC”) relates specifically to limited liability companies.

Section 101.402 of the TBOC permits a limited liability company to indemnify members, managers, officers or assignees of membership interests in the company and to purchase or procure or establish and maintain liability insurance or another arrangement for such members, managers, officers and assignees of membership interests in the company, subject to such standards, and restrictions, if any, as are set forth in its articles of organization or in its company agreement.

Section 101.401 of the TBOC provides that the company agreement of a limited liability company may expand or restrict any duties, including fiduciary duties, and related liabilities that a member, manager, officer, or other person has to the company or to a member or manager of the company.

Chapter 8 of the TBOC applies to each form of entity in Texas except for general partnerships or limited liability companies.

Section 8.051 of the TBOC states that (a) An enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. (b) A court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

Section 8.052 of the TBOC states that (a) On application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. (b) This section applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 or has been found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity. (c) The indemnification ordered by the court under this section is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity.

Section 8.101 of the TBOC states that (a) An enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 if it is determined in accordance with Section 8.103 that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid. (b) Action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person’s duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise. (c) Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise. (d) A person does not fail to meet the standard under Subsection (a)(1) solely because of the termination of a proceeding by: (1) judgment; (2) order; (3) settlement; (4) conviction; or (5) a plea of nolo contendere or its equivalent.

Section 8.102 of the TBOC states that (a) Subject to Subsection (b), an enterprise may indemnify a governing person, former governing person, or delegate against: (1) a judgment; and (2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding. (b) Indemnification under this subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit: (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and (3) may not be made in relation to a proceeding in which the person has been found liable for: (A) willful or intentional misconduct in the performance of the person’s duty to the enterprise; (B) breach of the person’s duty of loyalty owed to the enterprise; or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. (c) A governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

The Limited Liability Company Agreement of Weatherford Texas Hospital Company, LLC provides for the indemnification of any member.

The bylaws of Big Bend Hospital Corporation, Big Spring Hospital Corporation, Granbury Hospital Corporation, Jourdanton Hospital Corporation and Weatherford Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the TBOC.

Utah

Tooele Hospital Corporation is incorporated under the laws of the State of Utah.

Section 16-10a-902 of the Utah Revised Business Corporation Act (the “Revised Act”) provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a “Party”) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a “Proceeding”), because he or she is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an “Indemnifiable Director”), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys’ fees), incurred in the Proceeding if his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, had no reasonable cause to believe such conduct was unlawful; provided, however, that pursuant to Subsection 902(4): (i) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding and (ii) the corporation may not indemnify an Indemnifiable Director in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnifiable Director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which Proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

Section 16-10a-903 of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the Proceeding, to which he or she was a Party because he or she is or was an Indemnifiable Director of the corporation, against reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding or claim with respect to which he or she has been successful.

The Articles of Incorporation and the Bylaws of Tooele Hospital Corporation, provides, to the fullest extent authorized by the Utah Revised Business Corporation Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Virginia

Emporia Hospital Corporation, Franklin Hospital Corporation, and Virginia Hospital Company, LLC are each incorporated or organized under the laws of the Commonwealth of Virginia.

Virginia Code Section 13.1-1009 of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia, as amended, permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation with a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code of Virginia and furnishes the corporation with a written undertaking to repay any funds advanced if it is ultimately determined that he or she did not meet the relevant standard of conduct. In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which a director or officer is adjudged to be liable to the corporation, except (i) pursuant to a lawful court order, or (ii) for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made, unless lawfully ordered by a court, if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed, unless the articles of incorporation or any such bylaw or resolution expressly provides otherwise, also to obligate the corporation to advance funds to pay for or reimburse expenses to the fullest extent permitted by law in accordance with the first sentence of this paragraph, except that the applicable standard shall be conduct that does not constitute willful misconduct or a knowing violation of criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

The Limited Liability Company Agreement of Virginia Hospital Company, LLC provides, to the fullest extent authorized by the Virginia Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The bylaws of each of Emporia Hospital Corporation and Franklin Hospital Corporation provide for the indemnification of directors and officers to the fullest extent authorized by the Code of Virginia.

Washington

Yakima HMA, LLC is organized under the laws of the State of Washington.

Section 25.15.040 of the Washington Limited Liability Company Act provides that a limited liability company agreement may contain provisions not inconsistent with the law that indemnify any member or manager from and against any judgments, settlements, penalties, fines or expenses incurred in a proceeding to which an individual is a party because he or she is, or was, a member or manager. However, no provision may indemnify a member or a manager from or on account of acts or omissions of the member or manager finally adjudged to be intentional misconduct or a knowing violation of law by the member or manager, or any transaction with respect to which it was finally adjudged that such member or manager received a benefit in money, property, or services to which such member or manager was not legally entitled.

The Third Amended and Restated Limited Liability Company Act of Yakima HMA, LLC provides for the indemnification of any officer or director of the company from and against any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer has acted in good faith, in a manner reasonably believed by them to be in the best interests of the company, and has no reasonable cause to believe their conduct was unlawful.

West Virginia

Oak Hill Hospital Corporation is incorporated under the laws of the State of West Virginia.

Section 31D-8-851 permits a corporation to indemnify an individual who is a party to a proceeding because he or she is a director or officer against liability incurred in the proceeding if he or she conducted himself or herself in good faith and reasonably believed that his or her conduct was in the best interests of the corporation or at least not opposed to the best interests of the corporation; and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

The bylaws of Oak Hill Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the West Virginia Business Corporation Act.

Wyoming

Evanston Hospital Corporation is incorporated under the laws of the State of Wyoming.

Section 17-16-851 of the Wyoming Business Corporation Act permits a corporation to indemnify an individual who is a party to a proceeding because he is a director or officer against liability incurred in the proceeding if he conducted himself in good faith and reasonably believed that his conduct was in or at least not opposed to the corporation’s best interests; and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation; provided, however, unless otherwise ordered by a court, a corporation may not indemnify a director or officer in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled.

The bylaws of Evanston Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Wyoming Business Corporation Act.

Director and Officer Insurance and Indemnification Agreements

The bylaws of Holdings authorize Holdings to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Holdings or is or was serving at the request of Holdings as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not Holdings would have the power to indemnify such person against such liability under the provisions of its Bylaws. Holdings has obtained insurance policies insuring its directors and officers against certain liabilities.

Holdings has entered into Indemnification Agreements (the “Indemnification Agreements”) with its directors and executive officers. One of the purposes of the Indemnification Agreements is to attempt to specify the extent to which persons entitled to indemnification thereunder (the “Indemnitees”) may receive indemnification. Pursuant to the Indemnification Agreements, an Indemnitee is entitled to indemnification for claims arising out of or in connection with the service of Indemnitee as a director or officer of Holdings. In the case of an action or proceeding other than an action by or in the right of Holdings or CHS/Community Health Systems, Inc., the Indemnification Agreements provide that Indemnitee is entitled to indemnification for claims relating to (i) the fact that Indemnitee is or was an officer or director of the Company, or (ii) anything done or not done by Indemnitee in any such capacity. In the case of an action by or in the right of Holdings or CHS/Community Health Systems, Inc., the Indemnification Agreements provide that Indemnitee is entitled to indemnification for claims relating to (i) the fact that Indemnitee is or was an officer or director of the Company or (ii) anything done or not done in such capacity. The Indemnification Agreements are in addition to and are not intended to limit any rights of indemnification which are available under Holdings’ charter or bylaws, or otherwise. In addition to the rights to indemnification specified therein, the Indemnification Agreements are intended to increase the certainty of receipt by the Indemnitee of the benefits to which he or she is entitled by providing specific procedures relating to indemnification.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 29, 2013, by and among Health Management Associates, Inc., Community Health Systems, Inc. and FWCT-2 Acquisition Corporation (incorporated by reference to Exhibit 2.1 to Community Health Systems, Inc.’s Current Report on Form 8-K filed July 30, 2013 (No. 001-15925))

3.1#	Restated Certificate of Incorporation of CHS/Community Health Systems, Inc., as amended on May 10, 1994, and further amended on May 5, 1995 and February 24, 2000

3.2#	Bylaws of CHS/Community Health Systems, Inc.

3.3	Form of Restated Certificate of Incorporation of Community Health Systems, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to Community Health Systems, Inc.’s Registration Statement on Form S-1/A filed June 8, 2000 (No. 333-31790))

3.4	Certificate of Amendment to the Restated Certificate of Incorporation of Community Health Systems, Inc., dated May 18, 2010 (incorporated by reference to Exhibit 3.2 to Community Health Systems, Inc.’s Current Report on Form 8-K filed May 20, 2010 (No. 001-15925))

3.5	Amended and Restated Bylaws of Community Health Systems, Inc. (as of February 26, 2014) (incorporated by reference to Exhibit 3.1 to Community Health Systems, Inc.’s Current Report on Form 8-K filed February 28, 2014 (No. 001-15925))

3.6#	Certificate of Formation of Abilene Hospital, LLC

3.7#	Limited Liability Company Agreement of Abilene Hospital, LLC

3.8#	Certificate of Formation of Abilene Merger, LLC

3.9#	Limited Liability Company Agreement of Abilene Merger, LLC

3.10***	Certificate of Formation of Affinity Health Systems, LLC

3.11***	Fourth Amended and Restated Limited Liability Company Agreement of Affinity Health Systems, LLC

3.12***	Certificate of Formation of Affinity Hospital, LLC

Exhibit No.	Description

3.13***	Limited Liability Company Agreement of Affinity Hospital, LLC

3.14***	Certificate of Formation of Amory HMA, LLC

3.15***	Second Amended and Restated Operating Agreement of Amory HMA, LLC

3.16#	Certificate of Incorporation of Anna Hospital Corporation

3.17#	Bylaws of Anna Hospital Corporation

3.18***	Certificate of Formation of Anniston HMA, LLC

3.19***	Second Amended and Restated Limited Liability Company Agreement of Anniston HMA, LLC

3.20***	Articles of Organization of Bartow HMA, LLC

3.21***	Amended and Restated Operating Agreement of Bartow HMA, LLC

3.22*	Certificate of Formation of Berwick Hospital Company, LLC

3.23*	Amended and Restated Limited Liability Company Agreement of Berwick Hospital Company, LLC

3.24#	Certificate of Incorporation of Big Bend Hospital Corporation

3.25#	Bylaws of Big Bend Hospital Corporation

3.26#	Certificate of Incorporation of Big Spring Hospital Corporation

3.27#	Bylaws of Big Spring Hospital Corporation

3.28***	Certificate of Formation of Biloxi H.M.A., LLC

3.29***	Second Amended and Restated Limited Liability Company Agreement of Biloxi H.M.A., LLC

3.30*	Certificate of Formation of Birmingham Holdings II, LLC

3.31*	Limited Liability Company Agreement of Birmingham Holdings II, LLC

3.32#	Certificate of Formation of Birmingham Holdings, LLC

3.33#	Limited Liability Company Agreement of Birmingham Holdings, LLC

3.34**	Certificate of Formation of Blue Island Hospital Company, LLC

3.35**	Limited Liability Company Agreement of Blue Island Hospital Company, LLC

3.36**	Certificate of Formation of Blue Island Illinois Holdings, LLC

3.37**	Limited Liability Company Agreement of Blue Island Illinois Holdings, LLC

3.38*	Certificate of Formation of Bluefield Holdings, LLC

3.39*	Limited Liability Company Agreement of Bluefield Holdings, LLC

3.40*	Certificate of Formation of Bluefield Hospital Company, LLC

3.41*	Limited Liability Company Agreement of Bluefield Hospital Company, LLC

3.42#	Certificate of Formation of Bluffton Health System LLC, as amended

3.43#	Limited Liability Company Agreement of Bluffton Health System LLC

3.44***	Certificate of Formation of Brandon HMA, LLC

3.45***	Second Amended and Restated Limited Liability Company Agreement of Brandon HMA, LLC

Exhibit No.	Description

3.46***	Articles of Organization of Brevard HMA Holdings, LLC

3.47***	Amended and Restated Operating Agreement of Brevard HMA Holdings, LLC

3.48***	Articles of Organization of Brevard HMA Hospitals, LLC

3.49***	Amended and Restated Operating Agreement of Brevard HMA Hospitals, LLC

3.50#	Certificate of Incorporation of Brownsville Hospital Corporation

3.51#	Bylaws of Brownsville Hospital Corporation

3.52#	Certificate of Limited Partnership of Brownwood Hospital, L.P.

3.53#	Agreement of Limited Partnership of Brownwood Hospital, L.P.

3.54#	Certificate of Formation of Brownwood Medical Center, LLC

3.55#	Amended and Restated Limited Liability Company Agreement of Brownwood Medical Center, LLC

3.56*	Certificate of Incorporation of Bullhead City Hospital Corporation

3.57*	Bylaws of Bullhead City Hospital Corporation

3.58*	Restated Certificate of Incorporation of Bullhead City Hospital Investment Corporation, as amended

3.59*	Bylaws of Bullhead City Hospital Investment Corporation

3.60***	Articles of Organization of Campbell County HMA, LLC

3.61***	Amended and Restated Operating Agreement of Campbell County HMA, LLC

3.62***	Certificate of Organization of Carlisle HMA, LLC

3.63***	Third Amended and Restated Limited Liability Company Agreement of Carlisle HMA, LLC

3.64#	Certificate of Formation of Carlsbad Medical Center, LLC

3.65#	Second Amended and Restated Limited Liability Company Agreement of Carlsbad Medical Center, LLC

3.66***	Certificate of Formation of Carolinas JV Holdings General, LLC

3.67***	Amended and Restated Limited Liability Company Agreement of Carolinas JV Holdings General, LLC

3.68***	Certificate of Limited Partnership of Carolinas JV Holdings, L.P.

3.69***	Limited Partnership Agreement of Carolinas JV Holdings, L.P.

3.70***	Certificate of Formation of Central Florida HMA Holdings, LLC

3.71***	Amended and Restated Limited Liability Company Agreement of Central Florida HMA Holdings, LLC

3.72***	Certificate of Formation of Central States HMA Holdings, LLC

3.73***	Amended and Restated Limited Liability Company Agreement of Central States HMA Holdings, LLC

3.74#	Certificate of Incorporation of Centre Hospital Corporation

3.75#	Bylaws of Centre Hospital Corporation

3.76***	Articles of Organization of Chester HMA, LLC

Exhibit No.	Description

3.77***	Amended and Restated Limited Liability Company Agreement of Chester HMA, LLC

3.78***	Certificate of Formation of CHHS Holdings, LLC, as amended

3.79#	Limited Liability Company Agreement of CHHS Holdings, LLC

3.80*	Certificate of Formation of CHS Kentucky Holdings, LLC

3.81*	Limited Liability Company Agreement of CHS Kentucky Holdings, LLC

3.82*	Certificate of Formation of CHS Pennsylvania Holdings, LLC

3.83*	Limited Liability Company Agreement of CHS Pennsylvania Holdings, LLC

3.84*	Certificate of Formation of CHS Virginia Holdings, LLC

3.85*	Limited Liability Company Agreement of CHS Virginia Holdings, LLC

3.86*	Certificate of Formation of CHS Washington Holdings, LLC

3.87*	Limited Liability Company Agreement of CHS Washington Holdings, LLC

3.88***	Articles of Organization of Citrus HMA, LLC

3.89***	Amended and Restated Operating Agreement of Citrus HMA, LLC

3.90***	Certificate of Formation of Clarksdale HMA, LLC

3.91***	Second Amended and Restated Operating Agreement of Clarksdale HMA, LLC

3.92***	Certificate of Formation of Clarksville Holdings II, LLC

3.93***	Limited Liability Company Agreement of Clarksville Holdings II, LLC

3.94#	Certificate of Formation of Clarksville Holdings, LLC

3.95***	Limited Liability Company Agreement of Clarksville Holdings, LLC, as amended

3.96#	Certificate of Incorporation of Cleveland Hospital Corporation, as amended

3.97#	Bylaws of Cleveland Hospital Corporation

3.98*	Certificate of Formation of Cleveland Tennessee Hospital Company, LLC, as amended

3.99*	Limited Liability Company Agreement of Cleveland Tennessee Hospital Company, LLC

3.100#	Articles of Incorporation of Clinton Hospital Corporation

3.101#	Bylaws of Clinton Hospital Corporation

3.102#	Articles of Incorporation of Coatesville Hospital Corporation

3.103#	Bylaws of Coatesville Hospital Corporation

3.104***	Articles of Organization of Cocke County HMA, LLC

3.105***	Amended and Restated Operating Agreement of Cocke County HMA, LLC

3.106#	Certificate of Limited Partnership of College Station Hospital, L.P.

3.107#	Agreement of Limited Partnership of College Station Hospital, L.P.

3.108#	Certificate of Formation of College Station Medical Center, LLC

3.109#	Limited Liability Company Agreement of College Station Medical Center, LLC

3.110#	Certificate of Formation of College Station Merger, LLC

Exhibit No.	Description

3.111#	Limited Liability Company Agreement of College Station Merger, LLC

3.112#	Certificate of Incorporation of Community GP Corp.

3.113#	Bylaws of Community GP Corp.

3.114***	Certificate of Formation of Community Health Investment Company, LLC

3.115#	Limited Liability Company Agreement of Community Health Investment Company, LLC

3.116#	Certificate of Incorporation of Community LP Corp.

3.117#	Bylaws of Community LP Corp.

3.118#	Certificate of Formation of CP Hospital GP, LLC

3.119#	Limited Liability Company Agreement of CP Hospital GP, LLC

3.120#	Certificate of Formation of CPLP, LLC

3.121#	Limited Liability Company Agreement of CPLP, LLC

3.122#	Second Amended and Restated Certificate of Formation of Crestwood Hospital, LLC

3.123#	Second Amended and Restated Limited Liability Company Agreement of Crestwood Hospital, LLC

3.124#	Second Amended and Restated Certificate of Formation of Crestwood Hospital LP, LLC

3.125#	Amended and Restated Limited Liability Company Agreement of Crestwood Hospital LP, LLC

3.126#	Certificate of Formation of CSMC, LLC

3.127#	Amended and Restated Limited Liability Company Agreement of CSMC, LLC

3.128#	Certificate of Formation of CSRA Holdings, LLC

3.129#	Limited Liability Company Agreement of CSRA Holdings, LLC

3.130#	Amended and Restated Certificate of Formation of Deaconess Holdings, LLC

3.131#	Amended and Restated Limited Liability Company Agreement of Deaconess Holdings, LLC

3.132#	Certificate of Formation of Deaconess Hospital Holdings, LLC

3.133#	Amended and Restated Limited Liability Company Agreement of Deaconess Hospital Holdings, LLC

3.134#	Certificate of Incorporation of Deming Hospital Corporation

3.135#	Bylaws of Deming Hospital Corporation

3.136#	Certificate of Formation of Desert Hospital Holdings, LLC

3.137#	Limited Liability Company Agreement of Desert Hospital Holdings, LLC

3.138#	Certificate of Formation of Detar Hospital, LLC

3.139#	Amended and Restated Limited Liability Company Agreement of Detar Hospital, LLC

3.140*	Certificate of Formation of DHFW Holdings, LLC

3.141*	Limited Liability Company Agreement of DHFW Holdings, LLC

3.142*	Certificate of Formation of DHSC, LLC

3.143***	Limited Liability Company Agreement of DHSC, LLC, as amended

3.144#	Amended and Restated Certificate of Formation of Dukes Health System, LLC

Exhibit No.	Description

3.145#	Amended and Restated Limited Liability Company Agreement of Dukes Health System, LLC

3.146#	Certificate of Incorporation of Dyersburg Hospital Corporation

3.147#	Bylaws of Dyersburg Hospital Corporation

3.148#	Certificate of Incorporation of Emporia Hospital Corporation

3.149#	Bylaws of Emporia Hospital Corporation

3.150#	Certificate of Incorporation of Evanston Hospital Corporation

3.151#	Bylaws of Evanston Hospital Corporation

3.152#	Certificate of Incorporation of Fallbrook Hospital Corporation

3.153#	Bylaws of Fallbrook Hospital Corporation

3.154***	Certificate of Formation of Florida HMA Holdings, LLC

3.155***	Amended and Restated Limited Liability Company Agreement of Florida HMA Holdings, LLC

3.156#	Certificate of Incorporation of Foley Hospital Corporation

3.157#	Bylaws of Foley Hospital Corporation

3.158#	Certificate of Formation of Forrest City Arkansas Hospital Company, LLC

3.159#	Operating Agreement of Forrest City Arkansas Hospital Company, LLC, as amended

3.160#	Certificate of Incorporation of Forrest City Hospital Corporation

3.161#	Bylaws of Forrest City Hospital Corporation

3.162#	Certificate of Incorporation of Fort Payne Hospital Corporation

3.163#	Bylaws of Fort Payne Hospital Corporation

3.164***	Articles of Organization of Fort Smith HMA, LLC

3.165***	Amended and Restated Limited Liability Company Agreement of Fort Smith HMA, LLC

3.166#	Certificate of Incorporation of Frankfort Health Partner, Inc.

3.167#	Bylaws of Frankfort Health Partner, Inc.

3.168#	Certificate of Incorporation of Franklin Hospital Corporation

3.169#	Bylaws of Franklin Hospital Corporation

3.170#	Certificate of Formation of Gadsden Regional Medical Center, LLC

3.171#	Limited Liability Company Agreement of Gadsden Regional Medical Center, LLC

3.172#	Certificate of Incorporation of Galesburg Hospital Corporation

3.173#	Bylaws of Galesburg Hospital Corporation

3.174#	Certificate of Incorporation of Granbury Hospital Corporation

3.175#	Bylaws of Granbury Hospital Corporation

3.176#	Certificate of Incorporation of Granite City Hospital Corporation

3.177#	Bylaws of Granite City Hospital Corporation

3.178#	Certificate of Formation of Granite City Illinois Hospital Company, LLC

Exhibit No.	Description

3.179#	Limited Liability Company Operating Agreement of Granite City Illinois Hospital Company, LLC

3.180#	Certificate of Incorporation of Greenville Hospital Corporation

3.181#	Bylaws of Greenville Hospital Corporation

3.182#	Certificate of Formation of GRMC Holdings, LLC

3.183#	Limited Liability Company Agreement of GRMC Holdings, LLC

3.184*	Certificate of Formation of Hallmark Healthcare Company, LLC

3.185*	Limited Liability Company Agreement of Hallmark Healthcare Company, LLC

3.186***	Articles of Organization of Hamlet H.M.A., LLC

3.187***	Second Amended and Restated Operating Agreement of Hamlet H.M.A., LLC

3.188***	Amended and Restated Certificate of Incorporation of Health Management Associates, Inc.

3.189***	Bylaws of Health Management Associates, Inc.

3.190***	Certificate of Limited Partnership of Health Management Associates, LP

3.191***	Limited Partnership Agreement of Health Management Associates, LP

3.192***	Certificate of Formation of Health Management General Partner I, LLC

3.193***	Amended and Restated Limited Liability Company Agreement of Health Management General Partner I, LLC

3.194***	Certificate of Formation of Health Management General Partner, LLC

3.195***	Amended and Restated Limited Liability Company Agreement of Health Management General Partner, LLC

3.196***	Articles of Organization of HMA Fentress County General Hospital, LLC

3.197***	Second Amended and Restated Operating Agreement of HMA Fentress County General Hospital, LLC

3.198***	Certificate of Limited Partnership of HMA Hospitals Holdings, LP

3.199***	Limited Partnership Agreement of HMA Hospitals Holdings, LP

3.200***	Articles of Organization of HMA Santa Rosa Medical Center, LLC

3.201***	Amended and Restated Operating Agreement of HMA Santa Rosa Medical Center, LLC

3.202***	Certificate of Formation of HMA Services GP, LLC

3.203***	Amended and Restated Limited Liability Company Agreement of HMA Services GP, LLC

3.204#	Certificate of Formation of Hobbs Medco, LLC

3.205#	Limited Liability Company Agreement of Hobbs Medco, LLC

3.206***	Articles of Organization of Hospital Management Associates, LLC

3.207***	Amended and Restated Operating Agreement of Hospital Management Associates, LLC

3.208***	Certificate of Limited Partnership of Hospital Management Services of Florida, LP

3.209***	Limited Partnership Agreement of Hospital Management Services of Florida, LP

3.210#	Certificate of Incorporation of Hospital of Barstow, Inc.

Exhibit No.	Description

3.211#	Bylaws of Hospital of Barstow, Inc.

3.212#	Certificate of Incorporation of Hospital of Fulton, Inc.

3.213#	Bylaws of Hospital of Fulton, Inc.

3.214#	Certificate of Incorporation of Hospital of Louisa, Inc.

3.215#	Bylaws of Hospital of Louisa, Inc.

3.216#	Certificate of Incorporation of Hospital of Morristown, Inc.

3.217#	Bylaws of Hospital of Morristown, Inc.

3.218***	Certificate of Formation of Jackson HMA, LLC

3.219***	Second Amended and Restated Limited Liability Company Agreement of Jackson HMA, LLC

3.220#	Certificate of Incorporation of Jackson Hospital Corporation (a Kentucky corporation)

3.221#	Bylaws of Jackson Hospital Corporation (a Kentucky corporation)

3.222#	Certificate of Incorporation of Jackson Hospital Corporation (a Tennessee corporation)

3.223#	Bylaws of Jackson Hospital Corporation (a Tennessee corporation)

3.224***	Articles of Organization of Jefferson County HMA, LLC

3.225***	Amended and Restated Operating Agreement of Jefferson County HMA, LLC

3.226#	Certificate of Incorporation of Jourdanton Hospital Corporation

3.227#	Bylaws of Jourdanton Hospital Corporation

3.228#	Certificate of Incorporation of Kay County Hospital Corporation

3.229#	Bylaws of Kay County Hospital Corporation

3.230#	Certificate of Formation of Kay County Oklahoma Hospital Company, LLC

3.231#	Operating Agreement of Kay County Oklahoma Hospital Company, LLC, as amended

3.232***	Articles of Organization of Kennett HMA, LLC

3.233***	Second Amended and Restated Limited Liability Company Agreement of Kennett HMA, LLC

3.234***	Articles of Organization of Key West HMA, LLC

3.235***	Amended and Restated Operating Agreement of Key West HMA, LLC

3.236*	Certificate of Formation of Kirksville Hospital Company, LLC

3.237*	Amended and Restated Limited Liability Company Agreement of Kirksville Hospital Company, LLC

3.238***	Articles of Organization of Knoxville HMA Holdings, LLC

3.239***	Amended and Restated Operating Agreement of Knoxville HMA Holdings, LLC

3.240#	Certificate of Incorporation of Lakeway Hospital Corporation, as amended

3.241#	Bylaws of Lakeway Hospital Corporation

3.242#	Certificate of Incorporation of Lancaster Hospital Corporation

3.243#	Bylaws of Lancaster Hospital Corporation

3.244#	Certificate of Formation of Las Cruces Medical Center, LLC

Exhibit No.	Description

3.245#	Amended and Restated Limited Liability Company Agreement of Las Cruces Medical Center, LLC

3.246#	Certificate of Formation of Lea Regional Hospital, LLC

3.247#	Amended and Restated Limited Liability Company Agreement of Lea Regional Hospital, LLC

3.248***	Articles of Organization of Lehigh HMA, LLC

3.249***	Amended and Restated Operating Agreement of Lehigh HMA, LLC

3.250#	Certificate of Incorporation of Lexington Hospital Corporation

3.251#	Bylaws of Lexington Hospital Corporation

3.252***	Certificate of Limited Partnership of Lone Star HMA, L.P.

3.253***	Agreement of Limited Partnership of Lone Star HMA, L.P.

3.254**	Certificate of Formation of Longview Clinic Operations Company, LLC

3.255**	Limited Liability Company Agreement of Longview Clinic Operations Company, LLC

3.256**	Certificate of Limited Partnership of Longview Medical Center, L.P.

3.257**	Amended and Restated Limited Partnership Agreement of Longview Medical Center, L.P.

3.258#	Certificate of Formation of Longview Merger, LLC

3.259#	Limited Liability Company Agreement of Longview Merger, LLC

3.260#	Certificate of Formation of LRH, LLC

3.261#	Amended and Restated Limited Liability Company Agreement of LRH, LLC

3.262#	Restated Certificate of Formation of Lutheran Health Network of Indiana, LLC

3.263#	Second Amended and Restated Limited Liability Company Agreement of Lutheran Health Network of Indiana, LLC

3.264***	Certificate of Formation of Madison HMA, LLC

3.265***	Second Amended and Restated Operating Agreement of Madison HMA, LLC

3.266#	Certificate of Incorporation of Marion Hospital Corporation

3.267#	Bylaws of Marion Hospital Corporation

3.268#	Certificate of Incorporation of Martin Hospital Corporation

3.269#	Bylaws of Martin Hospital Corporation

3.270*	Restated Certificate of Formation of Massillon Community Health System LLC

3.271*	Amended and Restated Limited Liability Company Agreement of Massillon Community Health System LLC

3.272#	Certificate of Formation of Massillon Health System LLC, as amended

3.273#	Second Amended and Restated Operating Agreement of Massillon Health System LLC

3.274*	Certificate of Formation of Massillon Holdings, LLC

3.275*	Limited Liability Company Agreement of Massillon Holdings, LLC

3.276*	Certificate of Formation of McKenzie Tennessee Hospital Company, LLC

Exhibit No.	Description

3.277*	Amended and Restated Limited Liability Company Agreement of McKenzie Tennessee Hospital Company, LLC

3.278#	Certificate of Incorporation of McNairy Hospital Corporation

3.279#	Bylaws of McNairy Hospital Corporation

3.280*	Certificate of Formation of MCSA, L.L.C.

3.281*	Third Amended and Restated Limited Liability Company Agreement of MCSA, L.L.C.

3.282#	Certificate of Formation of Medical Center of Brownwood, LLC

3.283#	Amended and Restated Limited Liability Company Agreement of Medical Center of Brownwood, LLC

3.284***	Articles of Organization of Melbourne HMA, LLC

3.285***	Amended and Restated Operating Agreement of Melbourne HMA, LLC

3.286*	Certificate of Formation of Merger Legacy Holdings, LLC

3.287*	Limited Liability Company Agreement of Merger Legacy Holdings, LLC

3.288***	Certificate of Formation of Mesquite HMA General, LLC

3.289***	Amended and Restated Limited Liability Company Agreement of Mesquite HMA, LLC

3.290***	Articles of Organization Metro Knoxville HMA, LLC

3.291***	Amended and Restated Operating Agreement of Metro Knoxville HMA, LLC

3.292***	Certificate of Formation of Mississippi HMA Holdings I, LLC

3.293***	Amended and Restated Limited Liability Company Agreement of Mississippi HMA Holdings I, LLC

3.294***	Certificate of Formation of Mississippi HMA Holdings II, LLC

3.295***	Amended and Restated Limited Liability Company Agreement of Mississippi HMA Holdings II, LLC

3.296#	Certificate of Formation of MMC of Nevada, LLC

3.297#	Limited Liability Company Agreement of MMC of Nevada, LLC, as amended

3.298***	Certificate of Formation of Moberly Hospital Company, LLC

3.299#	Amended and Restated Limited Liability Company Agreement of Moberly Hospital Company, LLC

3.300***	Articles of Organization of Monroe HMA, LLC

3.301***	Second Amended and Restated Operating Agreement of Monroe HMA, LLC

3.302*	Certificate of Formation of MWMC Holdings, LLC

3.303***	Amended and Restated Limited Liability Company Agreement of MWMC Holdings, LLC

3.304*	Certificate of Formation of Nanticoke Hospital Company, LLC

3.305*	Limited Liability Company Agreement of Nanticoke Hospital Company, LLC

3.306***	Articles of Organization of Naples HMA, LLC

3.307***	Amended and Restated Operating Agreement of Naples HMA, LLC

3.308*	Certificate of Incorporation of National Healthcare of Leesville, Inc., as amended

Exhibit No.	Description

3.309*	Bylaws of National Healthcare of Leesville, Inc.

3.310***	Certificate of Incorporation of National Healthcare of Mt. Vernon, Inc., as amended

3.311#	Bylaws of National Healthcare of Mt. Vernon, Inc.

3.312***	Certificate of Incorporation of National Healthcare of Newport, Inc., as amended

3.313#	Bylaws of National Healthcare of Newport, Inc.

3.314#	Certificate of Limited Partnership of Navarro Hospital, L.P.

3.315#	Agreement of Limited Partnership of Navarro Hospital, L.P.

3.316#	Certificate of Formation of Navarro Regional, LLC

3.317#	Amended and Restated Limited Liability Company Agreement of Navarro Regional, LLC

3.318*	Certificate of Formation of NC-DSH, LLC

3.319*	Operating Agreement of NC-DSH, LLC

3.320*	Certificate of Formation of Northampton Hospital Company, LLC

3.321*	Amended and Restated Limited Liability Company Agreement of Northampton Hospital Company, LLC

3.322***	Certificate of Formation of Northwest Arkansas Hospitals, LLC

3.323***	Third Amended and Restated Limited Liability Company Agreement of Northwest Arkansas Hospitals, LLC

3.324*	Certificate of Formation of Northwest Hospital, LLC

3.325*	Limited Liability Company Agreement of Northwest Hospital, LLC

3.326*	Certificate of Formation of NOV Holdings, LLC

3.327*	Limited Liability Company Agreement of NOV Holdings, LLC

3.328#	Certificate of Formation of NRH, LLC

3.329#	Amended and Restated Limited Liability Company Agreement of NRH, LLC

3.330#	Certificate of Incorporation of Oak Hill Hospital Corporation

3.331#	Bylaws of Oak Hill Hospital Corporation

3.332*	Amended and Restated Certificate of Formation of Oro Valley Hospital, LLC

3.333*	Limited Liability Company Agreement of Oro Valley Hospital, LLC

3.334#	Second Amended and Restated Certificate of Formation of Palmer-Wasilla Health System, LLC

3.335#	Amended and Restated Limited Liability Company Agreement of Palmer-Wasilla Health System, LLC

3.336#	Certificate of Incorporation of Payson Hospital Corporation

3.337#	Bylaws of Payson Hospital Corporation

3.338**	Certificate of Formation of Peckville Hospital Company, LLC

3.339**	Limited Liability Company Agreement of Peckville Hospital Company, LLC

3.340*	Certificate of Formation of Pennsylvania Hospital Company, LLC, as amended

Exhibit No.	Description

3.341#	Limited Liability Company Agreement of Pennsylvania Hospital Company, LLC

3.342#	Certificate of Incorporation of Phillips Hospital Corporation

3.343#	Bylaws of Phillips Hospital Corporation

3.344*	Certificate of Formation of Phoenixville Hospital Company, LLC, as amended

3.345#	Limited Liability Company Agreement of Phoenixville Hospital Company, LLC

3.346***	Articles of Organization of Poplar Bluff Regional Medical Center, LLC

3.347***	Third Amended and Restated Limited Liability Company Agreement of Poplar Bluff Regional Medical Center, LLC

3.348***	Articles of Organization of Port Charlotte HMA, LLC

3.349***	Amended and Restated Operating Agreement of Port Charlotte HMA, LLC

3.350*	Certificate of Formation of Pottstown Hospital Company, LLC, as amended

3.351#	Limited Liability Company Agreement of Pottstown Hospital Company, LLC

3.352***	Articles of Organization of Punta Gorda HMA, LLC

3.353***	Amended and Restated Operating Agreement of Punta Gorda HMA, LLC

3.354*	Certificate of Formation of QHG Georgia Holdings II, LLC

3.355*	Limited Liability Company Agreement of QHG Georgia Holdings II, LLC

3.356#	Certificate of Incorporation of QHG Georgia Holdings, Inc.

3.357#	Bylaws of QHG Georgia Holdings, Inc.

3.358*	Certificate of Limited Partnership of QHG Georgia, LP

3.359*	Agreement of Limited Partnership of QHG Georgia, LP

3.360*	Certificate of Formation of QHG of Bluffton Company, LLC

3.361*	Limited Liability Company Agreement of QHG of Bluffton Company, LLC

3.362#	Certificate of Incorporation of QHG of Clinton County, Inc.

3.363#	Bylaws of QHG of Clinton County, Inc.

3.364#	Certificate of Incorporation of QHG of Enterprise, Inc.

3.365#	Bylaws of QHG of Enterprise, Inc.

3.366#	Certificate of Incorporation of QHG of Forrest County, Inc.

3.367#	Bylaws of QHG of Forrest County, Inc.

3.368***	Certificate of Formation of QHG of Fort Wayne Company, LLC, as amended

3.369#	Limited Liability Company Agreement of QHG of Fort Wayne Company, LLC

3.370#	Certificate of Incorporation of QHG of Hattiesburg, Inc.

3.371#	Bylaws of QHG of Hattiesburg, Inc.

3.372#	Certificate of Incorporation of QHG of Massillon, Inc.

3.373#	Bylaws of QHG of Massillon, Inc.

Exhibit No.	Description

3.374#	Certificate of Incorporation of QHG of South Carolina, Inc.

3.375#	Bylaws of QHG of South Carolina, Inc.

3.376#	Certificate of Incorporation of QHG of Spartanburg, Inc.

3.377#	Bylaws of QHG of Spartanburg, Inc.

3.378#	Certificate of Incorporation of QHG of Springdale, Inc.

3.379#	Bylaws of QHG of Springdale, Inc.

3.380*	Certificate of Formation of QHG of Warsaw Company, LLC

3.381*	Limited Liability Company Agreement of QHG of Warsaw Company, LLC

3.382#	Certificate of Formation of Quorum Health Resources, LLC, as amended

3.383#	Limited Liability Company Agreement of Quorum Health Resources, LLC

3.384#	Certificate of Incorporation of Red Bud Hospital Corporation

3.385#	Bylaws of Red Bud Hospital Corporation

3.386#	Certificate of Formation of Red Bud Illinois Hospital Company, LLC

3.387#	Limited Liability Company Operating Agreement of Red Bud Illinois Hospital Company, LLC

3.388#	Certificate of Formation of Regional Hospital of Longview, LLC

3.389#	Amended and Restated Limited Liability Company Agreement of Regional Hospital of Longview, LLC

3.390***	Certificate of Formation of River Oaks Hospital, LLC

3.391***	Second Amended and Restated Operating Agreement of River Oaks Hospital, LLC

3.392#	Certificate of Formation of River Region Medical Corporation

3.393#	Amended and Restated Bylaws of River Region Medical Corporation

3.394***	Articles of Organization of Rockledge HMA, LLC

3.395***	Amended and Restated Operating Agreement of Rockledge HMA, LLC

3.396***	Certificate of Formation of ROH, LLC

3.397***	Amended and Restated Operating Agreement of ROH, LLC

3.398#	Certificate of Incorporation of Roswell Hospital Corporation

3.399#	Bylaws of Roswell Hospital Corporation

3.400***	Certificate of Incorporation of Ruston Hospital Corporation, as amended

3.401#	Bylaws of Ruston Hospital Corporation

3.402***	Certificate of Formation of Ruston Louisiana Hospital Company, LLC, as amended

3.403#	Limited Liability Company Operating Agreement of Ruston Louisiana Hospital Company, LLC

3.404#	Certificate of Formation of SACMC, LLC

3.405#	Amended and Restated Limited Liability Company Agreement of SACMC, LLC

3.406#	Articles of Incorporation of Salem Hospital Corporation

Exhibit No.	Description

3.407#	Bylaws of Salem Hospital Corporation

3.408#	Certificate of Formation of San Angelo Community Medical Center, LLC

3.409#	Amended and Restated Limited Liability Company Agreement of San Angelo Community Medical Center, LLC

3.410#	Certificate of Formation of San Angelo Medical, LLC

3.411#	Limited Liability Company Agreement of San Angelo Medical, LLC

3.412#	Certificate of Incorporation of San Miguel Hospital Corporation

3.413#	Bylaws of San Miguel Hospital Corporation

3.414*	Certificate of Formation of Scranton Holdings, LLC

3.415*	Limited Liability Company Agreement of Scranton Holdings, LLC

3.416*	Certificate of Formation of Scranton Hospital Company, LLC

3.417*	Limited Liability Company Agreement of Scranton Hospital Company, LLC

3.418**	Certificate of Formation of Scranton Quincy Holdings, LLC

3.419**	Limited Liability Company Agreement of Scranton Quincy Holdings, LLC

3.420**	Certificate of Formation of Scranton Quincy Hospital Company, LLC

3.421**	Limited Liability Company Agreement of Scranton Quincy Hospital Company, LLC

3.422***	Articles of Organization of Sebastian Hospital, LLC

3.423***	Amended and Restated Operating Agreement of Sebastian Hospital, LLC

3.424***	Articles of Organization of Sebring Hospital Management Associates, LLC

3.425***	Amended and Restated Operating Agreement of Sebring Hospital Management Associates, LLC

3.426***	Certificate of Formation of Sharon Pennsylvania Holdings, LLC

3.427***	Limited Liability Company Agreement of Sharon Pennsylvania Holdings, LLC

3.428***	Certificate of Formation of Sharon Pennsylvania Hospital Company, LLC

3.429***	Limited Liability Company Agreement of Sharon Pennsylvania Hospital Company, LLC

3.430#	Certificate of Incorporation of Shelbyville Hospital Corporation

3.431#	Bylaws of Shelbyville Hospital Corporation

3.432*	Certificate of Formation of Siloam Springs Arkansas Hospital Company, LLC

3.433*	Limited Liability Company Agreement of Siloam Springs Arkansas Hospital Company, LLC

3.434*	Certificate of Formation of Siloam Springs Holdings, LLC

3.435*	Limited Liability Company Agreement of Siloam Springs Holdings, LLC

3.436***	Certificate of Formation of Southeast HMA Holdings, LLC

3.437***	Amended and Restated Limited Liability Company Agreement of Southeast HMA Holdings, LLC

3.438#	Certificate of Formation of Southern Texas Medical Center, LLC

3.439#	Limited Liability Company Agreement of Southern Texas Medical Center, LLC

Exhibit No.	Description

3.440***	Certificate of Formation of Southwest Florida HMA Holdings, LLC

3.441***	Amended and Restated Limited Liability Company Agreement of Southwest Florida HMA Holdings, LLC

3.442*	Certificate of Formation of Spokane Valley Washington Hospital Company, LLC

3.443*	Limited Liability Company Agreement of Spokane Valley Washington Hospital Company, LLC

3.444*	Certificate of Formation of Spokane Washington Hospital Company, LLC

3.445*	Limited Liability Company Agreement of Spokane Washington Hospital Company, LLC

3.446***	Articles of Organization of Statesville HMA, LLC

3.447***	Second Amended and Restated Operating Agreement of Statesville HMA, LLC

3.448***	Certificate of Limited Partnership of Tennessee HMA Holdings, LP

3.449***	Limited Partnership Agreement of Tennessee HMA Holdings, LP

3.450*	Certificate of Formation of Tennyson Holdings, LLC

3.451**	Limited Liability Company Agreement of Tennyson Holdings, LLC

3.452**	Certificate of Formation of Tomball Texas Holdings, LLC

3.453**	Limited Liability Company Agreement of Tomball Texas Holdings, LLC

3.454**	Certificate of Formation of Tomball Texas Hospital Company, LLC

3.455**	Limited Liability Company Agreement of Tomball Texas Hospital Company, LLC

3.456#	Articles of Incorporation of Tooele Hospital Corporation

3.457#	Bylaws of Tooele Hospital Corporation

3.458***	Restated Certificate of Incorporation of Triad Healthcare Corporation, as amended

3.459#	Bylaws of Triad Healthcare Corporation

3.460#	Certificate of Formation of Triad Holdings III, LLC

3.461#	Amended and Restated Limited Liability Company Agreement of Triad Holdings III, LLC

3.462#	Second Amended and Restated Certificate of Formation of Triad Holdings IV, LLC

3.463#	Second Amended and Restated Limited Liability Company Agreement of Triad Holdings IV, LLC

3.464***	Certificate of Formation of Triad Holdings V, LLC

3.465#	Limited Liability Company Agreement of Triad Holdings V, LLC

3.466**	Certificate of Formation of Triad Nevada Holdings, LLC

3.467**	Limited Liability Company Agreement of Triad Nevada Holdings, LLC

3.468#	Second Amended and Restated Certificate of Formation of Triad of Alabama, LLC

3.469#	Amended and Restated Limited Liability Company Agreement of Triad of Alabama, LLC

3.470#	Second Amended and Restated Certificate of Formation of Triad of Oregon, LLC

3.471#	Amended and Restated Limited Liability Company Agreement of Triad of Oregon, LLC

3.472#	Certificate of Formation of Triad-ARMC, LLC

Exhibit No.	Description

3.473#	Limited Liability Company Agreement of Triad-ARMC, LLC

3.474#	Certificate of Incorporation of Triad-El Dorado, Inc., as amended

3.475#	Bylaws of Triad-El Dorado, Inc.

3.476#	Certificate of Formation of Triad-Navarro Regional Hospital Subsidiary, LLC

3.477#	Limited Liability Company Agreement of Triad-Navarro Regional Hospital Subsidiary, LLC

3.478**	Certificate of Formation of Tunkhannock Hospital Company, LLC

3.479**	Limited Liability Company Agreement of Tunkhannock Hospital Company, LLC

3.480***	Certificate of Formation of Van Buren H.M.A., LLC

3.481***	Amended and Restated Limited Liability Company Agreement of Van Buren H.M.A., LLC

3.482***	Articles of Organization of Venice HMA, LLC

3.483***	Amended and Restated Operating Agreement of Venice HMA, LLC

3.484#	Certificate of Formation of VHC Medical, LLC

3.485#	Limited Liability Company Agreement of VHC Medical, LLC

3.486#	Certificate of Formation of Vicksburg Healthcare, LLC, as amended

3.487#	Second Amended and Restated Operating Agreement of Vicksburg Healthcare, LLC

3.488#	Certificate of Formation of Victoria Hospital, LLC

3.489#	Amended and Restated Limited Liability Company Agreement of Victoria Hospital, LLC

3.490#	Certificate of Limited Partnership of Victoria of Texas, L.P.

3.491#	Agreement of Limited Partnership of Victoria of Texas, L.P.

3.492#	Certificate of Formation of Virginia Hospital Company, LLC

3.493#	Limited Liability Company Agreement of Virginia Hospital Company, LLC

3.494**	Certificate of Formation of Warren Ohio Hospital Company, LLC

3.495**	Limited Liability Company Agreement of Warren Ohio Hospital Company, LLC

3.496**	Certificate of Formation of Warren Ohio Rehab Hospital Company, LLC

3.497**	Limited Liability Company Agreement of Warren Ohio Rehab Hospital Company, LLC

3.498#	Certificate of Incorporation of Watsonville Hospital Corporation

3.499#	Bylaws of Watsonville Hospital Corporation

3.500#	Certificate of Incorporation of Waukegan Hospital Corporation

3.501#	Bylaws of Waukegan Hospital Corporation

3.502#	Certificate of Formation of Waukegan Illinois Hospital Company, LLC

3.503#	Operating Agreement of Waukegan Illinois Hospital Company, LLC, as amended

3.504#	Certificate of Incorporation of Weatherford Hospital Corporation

3.505#	Bylaws of Weatherford Hospital Corporation

3.506#	Certificate of Formation of Weatherford Texas Hospital Company, LLC

Exhibit No.	Description

3.507#	Limited Liability Company Agreement of Weatherford Texas Hospital Company, LLC

3.508***	Certificate of Incorporation of Webb Hospital Corporation, as amended

3.509#	Bylaws of Webb Hospital Corporation

3.510**	Certificate of Formation of Webb Hospital Holdings, LLC, as amended

3.511#	Limited Liability Company Agreement of Webb Hospital Holdings, LLC

3.512**	Certificate of Formation of Wesley Health System LLC, as amended

3.513**	Limited Liability Company Agreement of Wesley Health System LLC

3.514**	Certificate of Formation of West Grove Hospital Company, LLC

3.515**	Amended and Restated Limited Liability Company Agreement of West Grove Hospital Company, LLC

3.516#	Certificate of Formation of WHMC, LLC

3.517#	Limited Liability Company Agreement of WHMC, LLC

3.518**	Certificate of Formation of Wilkes-Barre Behavioral Hospital Company, LLC

3.519**	Limited Liability Company Agreement of Wilkes-Barre Behavioral Hospital Company, LLC

3.520**	Certificate of Formation of Wilkes-Barre Holdings, LLC

3.521**	Limited Liability Company Agreement of Wilkes-Barre Holdings, LLC

3.522**	Certificate of Formation of Wilkes-Barre Hospital Company, LLC

3.523**	Limited Liability Company Agreement of Wilkes-Barre Hospital Company, LLC

3.524#	Certificate of Incorporation of Williamston Hospital Corporation

3.525#	Bylaws of Williamston Hospital Corporation

3.526***	Articles of Organization of Winder HMA, LLC

3.527***	Second Amended and Restated Operating Agreement of Winder HMA, LLC

3.528#	Certificate of Formation of Women & Children’s Hospital, LLC

3.529#	Amended and Restated Limited Liability Company Agreement of Women & Children’s Hospital, LLC

3.530#	Certificate of Formation of Woodland Heights Medical Center, LLC

3.531#	Amended and Restated Limited Liability Company Agreement of Woodland Heights Medical Center, LLC

3.532#	Second Amended and Restated Certificate of Formation of Woodward Health System, LLC

3.533#	Limited Liability Company Agreement of Woodward Health System, LLC

3.534***	Certificate of Formation of Yakima HMA, LLC

3.535***	Third Amended and Restated Limited Liability Company Agreement of Yakima HMA, LLC

3.536***	Certificate of Formation of York Pennsylvania Holdings, LLC

3.537***	Limited Liability Company Agreement of York Pennsylvania Holdings, LLC

3.538***	Certificate of Formation of York Pennsylvania Hospital Company, LLC

Exhibit No.	Description

3.539***	Limited Liability Company Agreement of York Pennsylvania Hospital Company, LLC

3.540**	Certificate of Formation of Youngstown Ohio Hospital Company, LLC

3.541**	Limited Liability Company Agreement of Youngstown Ohio Hospital Company, LLC

4.1	Senior Notes Indenture relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Notes due 2019, dated as of November 22, 2011, by and among CHS/Community Health Systems, Inc., the Guarantors party thereto and Regions Bank, as successor trustee (incorporated by reference to Exhibit 4.6 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 filed February 23, 2012 (No. 001-15925))

4.2	Form of 8.000% Senior Note due 2019 (included in Exhibit 4.12)

4.3	Registration Rights Agreement relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Notes due 2019, dated as of November 22, 2011, by and among CHS/Community Health Systems, Inc., the Guarantors party thereto and the Initial Purchasers (incorporated by reference to Exhibit 4.8 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 filed February 23, 2012 (No. 001-15925))

4.4	First Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Notes due 2019, dated as of January 31, 2012, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.35 to Community Health Systems, Inc.’s Registration Statement on Form S-4/A filed April 2, 2012 (No. 333-180265))

4.5	Second Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Notes due 2019, dated as of March 31, 2012, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.36 to Community Health Systems, Inc.’s Registration Statement on Form S-4/A filed April 2, 2012 (No. 333-180265))

4.6	Third Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Notes due 2019, dated as of May 15, 2012, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to Community Health Systems, Inc.’s Current Report on Form 8-K filed July 18, 2012 (No. 001-15925))

4.7	Fourth Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Notes due 2019, dated as of September 30, 2012, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and Regions Bank, as successor trustee (incorporated by reference to Exhibit 4.5 to Community Health Systems, Inc.’s Quarterly report on Form 10-Q for the quarter ended September 30, 2012 filed November 1, 2012 (No. 001-15925))

4.8	Fifth Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Notes due 2019, dated as of March 31, 2013, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and Regions Bank, as successor trustee thereto (incorporated by reference to Exhibit 4.1 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed April 30, 2013 (No. 001-15925))

4.9	Release of Certain Guarantor relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Notes due 2019, dated as of March 31, 2013, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and Regions Bank (incorporated by reference to Exhibit 4.4 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed April 30, 2013 (No. 001-15925))

Exhibit No.	Description

4.10	Sixth Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Notes due 2019, dated as of September 30, 2013, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and Regions Bank, as successor trustee thereto (incorporated by reference to Exhibit 4.1 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed October 31, 2013 (No. 001-15925))

4.11	Seventh Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Notes due 2019, dated as of February 12, 2014, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and Regions Bank, as successor Trustee (incorporated by reference to Exhibit 4.12 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013 filed February 26, 2014 (No. 001-15925))

4.12	Eighth Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 8.000% Senior Notes due 2019, dated as of June 30, 2014, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and Regions Bank, as successor Trustee (incorporated by reference to Exhibit 4.1 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed August 1, 2014 (No. 001-15925))

4.13	Senior Notes Indenture relating to CHS/Community Health Systems, Inc.’s 7.125% Senior Notes due 2020, dated as of July 18, 2012, by and among CHS/Community Health Systems, Inc., the Guarantors party thereto and Regions Bank, as Trustee (incorporated by reference to Exhibit 4.1 to Community Health Systems, Inc.’s Current Report on Form 8-K filed July 18, 2012 (No. 001-15925))

4.14	Form of 7.125% Senior Note due 2020 (included in Exhibit 4.24)

4.15	First Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 7.125% Senior Notes due 2020, dated as of September 30, 2012, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and Regions Bank, as Trustee (incorporated by reference to Exhibit 4.6 to Community Health Systems, Inc.’s Quarterly report on Form 10-Q for the quarter ended September 30, 2012 filed November 1, 2012 (No. 001-15925))

4.16	Second Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 7.125% Senior Notes due 2020, dated as of March 31, 2013, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and Regions Bank, as Trustee (incorporated by reference to Exhibit 4.2 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed April 30, 2013 (No. 001-15925))

4.17	Release of Certain Guarantor relating to CHS/Community Health Systems, Inc.’s 7.125% Senior Notes due 2020, dated as of March 31, 2013, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and Regions Bank, as Trustee (incorporated by reference to Exhibit 4.5 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed April 30, 2013 (No. 001-15925))

4.18	Third Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 7.125% Senior Notes due 2020, dated as of September 30, 2013, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and Regions Bank, as Trustee (incorporated by reference to Exhibit 4.2 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed October 31, 2013 (No. 001-15925))

4.19	Fourth Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 7.125% Senior Notes due 2020, dated as of February 12, 2014, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and Regions Bank, as Trustee (incorporated by reference to Exhibit 4.19 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013 filed February 26, 2014 (No. 001-15925))

Exhibit No.	Description

4.20	Fifth Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 7.125% Senior Notes due 2020, dated as of June 30, 2014, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and Regions Bank, as Trustee (incorporated by reference to Exhibit 4.2 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed August 1, 2014 (No. 001-15925))

4.21	Senior Secured Notes Indenture relating to CHS/Community Health Systems, Inc.’s 5.125% Senior Notes due 2018, dated as of August 17, 2012, by and among CHS/Community Health Systems, Inc., the Guarantors party thereto, Regions Bank, as Trustee and Credit Suisse AG, as collateral agent (incorporated by reference to Exhibit 4.1 to Community Health Systems, Inc.’s Current Report on Form 8-K filed August 20, 2012 (No. 001-15925))

4.22	Form of 5.125% Senior Secured Note due 2018 (included in Exhibit 4.32)

4.23	First Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 5.125% Senior Secured Notes due 2018, dated as of September 30, 2012, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and Regions Bank, as Trustee (incorporated by reference to Exhibit 4.7 to Community Health Systems, Inc.’s Quarterly report on Form 10-Q for the quarter ended September 30, 2012 filed November 1, 2012 (No. 001-15925))

4.24	Second Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 5.125% Senior Secured Notes due 2018, dated as of March 31, 2013, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and Regions Bank, as Trustee (incorporated by reference to Exhibit 4.3 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed April 30, 2013 (No. 001-15925))

4.25	Release of Certain Guarantor relating to CHS/Community Health Systems, Inc.’s 5.125% Senior Secured Notes due 2018, dated as of March 31, 2013, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and Regions Bank, as Trustee (incorporated by reference to Exhibit 4.6 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed April 30, 2013 (No. 001-15925))

4.26	Third Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 5.125% Senior Secured Notes due 2018, dated as of September 30, 2013, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and Regions Bank, as Trustee (incorporated by reference to Exhibit 4.3 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed October 31, 2013 (No. 001-15925))

4.27	Fourth Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 5.125% Senior Secured Notes due 2018, dated as of February 12, 2014, by and among CHS/Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee and Credit Suisse AG, as collateral agent (incorporated by reference to Exhibit 4.26 to Community Health Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013 filed February 26, 2014 (No. 001-15925))

4.28	Fifth Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 5.125% Senior Secured Notes due 2018, dated as of June 30, 2014, by and among CHS/Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee and Credit Suisse AG, as Collateral Agent (incorporated by reference to Exhibit 4.3 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed August 1, 2014 (No. 001-15925))

4.29	Amendment No. 1 and Reaffirmation Agreement, dated as of August 17, 2012, relating to the Amended and Restated Guarantee and Collateral Agreement, dated as of July 25, 2007, as amended and restated as of November 5, 2010, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the guarantors party thereto, and Credit Suisse AG, as collateral trustee (incorporated by reference to Exhibit 4.1 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed November 1, 2012 (No. 001-15925))

Exhibit No.	Description

4.30	First Lien Intercreditor Agreement, dated as of August 17, 2012, among Credit Suisse AG, as collateral agent, Credit Suisse AG, as authorized representative, Regions Bank, as Trustee and authorized representative, and the additional authorized representatives party thereto (incorporated by reference to Exhibit 4.2 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed November 1, 2012 (No. 001-15925))

4.31	Copyright Security Agreement, dated as of August 17, 2012, among Community Health Systems, Inc., CHS Washington Holdings, LLC, Northwest Hospital, LLC, Quorum Health Resources, LLC, and Credit Suisse AG, as collateral agent (incorporated by reference to Exhibit 4.3 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed November 1, 2012 (No. 001-15925))

4.32	Trademark Security Agreement, dated as of August 17, 2012, among CHS/Community Health Systems, Inc., Blue Island Hospital Company, LLC, CHS Washington Holdings, LLC, Quorum Health Resources, LLC, Triad Healthcare Corporation, Youngstown Ohio Hospital Company, LLC, and Credit Suisse AG, as collateral agent (incorporated by reference to Exhibit 4.4 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed November 1, 2012 (No. 001-15925))

4.33	Secured Indenture relating to CHS/Community Health Systems Inc.’s 5.125% Senior Secured Notes due 2021, dated as of January 27, 2014, by and among FWCT-2 Escrow Corporation, Regions Bank, as trustee, and Credit Suisse AG, as collateral agent (incorporated by reference to Exhibit 4.1 to Community Health Systems, Inc.’s Current Report on Form 8-K filed January 28, 2014 (No. 001-15925))

4.34	First Supplemental Indenture relating to CHS/Community Health Systems Inc.’s 5.125% Senior Secured Notes due 2021, dated as of January 27, 2014, to the Secured Indenture, dated as of January 27, 2014, by and among CHS/Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as trustee, and Credit Suisse AG, as collateral agent (incorporated by reference to Exhibit 4.2 to Community Health Systems, Inc.’s Current Report on Form 8-K filed January 28, 2014 (No. 001-15925))

4.35	Secured Notes Registration Rights Agreement relating to CHS/Community Health Systems Inc.’s 5.125% Senior Secured Notes due 2021, dated as of January 27, 2014, by and among FWCT-2 Escrow Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, each as a representative of the initial purchasers (incorporated by reference to Exhibit 4.5 to Community Health Systems, Inc.’s Current Report on Form 8-K filed January 28, 2014 (No. 001-15925))

4.36	Secured Notes Registration Rights Agreement Joinder relating to CHS/Community Health Systems Inc.’s 5.125% Senior Secured Notes due 2021, dated as of January 27, 2014, by and among CHS/Community Health Systems, Inc., the subsidiaries party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, each as a representative of the initial purchasers thereto (incorporated by reference to Exhibit 4.7 to Community Health Systems, Inc.’s Current Report on Form 8-K filed January 28, 2014 (No. 001-15925))

4.37	Second Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 5.125% Senior Secured Notes due 2021, dated as of June 30, 2014, by and among CHS/Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as Trustee and Credit Suisse AG, as Collateral Agent (incorporated by reference to Exhibit 4.4 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed August 1, 2014 (No. 001-15925))

4.38	Unsecured Indenture relating to CHS/Community Health Systems Inc.’s 6.875% Senior Notes due 2022, dated as of January 27, 2014, by and among FWCT-2 Escrow Corporation and Regions Bank, as trustee (incorporated by reference to Exhibit 4.3 to Community Health Systems, Inc.’s Current Report on Form 8-K filed January 28, 2014 (No. 001-15925))

Exhibit No.	Description

4.39	First Supplemental Indenture relating to CHS/Community Health Systems Inc.’s 6.875% Senior Notes due 2022, dated as of January 27, 2014, to the Secured Indenture, dated as of January 27, 2014, by and among CHS/Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as trustee, and Credit Suisse AG, as collateral agent (incorporated by reference to Exhibit 4.2 to Community Health Systems, Inc.’s Current Report on Form 8-K filed January 28, 2014 (No. 001-15925))

4.40	Unsecured Notes Registration Rights Agreement relating to CHS/Community Health Systems Inc.’s 6.875% Senior Notes due 2022, dated as of January 27, 2014, by and among FWCT-2 Escrow Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, each as a representative of the initial purchasers (incorporated by reference to Exhibit 4.6 to Community Health Systems, Inc.’s Current Report on Form 8-K filed January 28, 2014 (No. 001-15925))

4.41	Unsecured Notes Registration Rights Agreement Joinder relating to CHS/Community Health Systems Inc.’s 6.875% Senior Notes due 2022, dated as of January 27, 2014, by and among CHS/Community Health Systems, Inc., the subsidiaries party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, each as a representative of the initial purchasers (incorporated by reference to Exhibit 4.8 to Community Health Systems, Inc.’s Current Report on Form 8-K filed January 28, 2014 (No. 001-15925))

4.42	Second Supplemental Indenture relating to CHS/Community Health Systems, Inc.’s 6.875% Senior Notes due 2022, dated as of June 30, 2014, by and among CHS/Community Health Systems, Inc., the guarantors party thereto and Regions Bank, as Trustee (incorporated by reference to Exhibit 4.5 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed August 1, 2014 (No. 001-15925))

5.1***	Opinion of Hodgson Russ LLP

5.2***	Opinion of Bradley Arant Boult Cummings LLP (Alabama, Mississippi and North Carolina law)

5.3***	Opinion of Kutak Rock LLP (Arkansas law)

5.4***	Opinion of Snell & Wilmer L.L.P. (Arizona law)

5.5***	Opinion of Bass, Berry & Sims PLC (Delaware and Tennessee law)

5.6***	Opinion of Buchanan Ingersoll & Rooney PC | Fowler White Boggs (Florida law)

5.7***	Opinion of King & Spalding LLP (Georgia law)

5.8***	Opinion of McGuireWoods LLP (Illinois Law)

5.9***	Opinion of Bingham Greenebaum Doll LLP (Indiana, Kentucky and Ohio law)

5.10***	Opinion of Husch Blackwell LLP (Missouri law)

5.11***	Opinion of Ballard Spahr LLP (New Jersey, Pennsylvania and Utah law)

5.12***	Opinion of Montgomery & Andrews, P.A. (New Mexico law)

5.13***	Opinion of Lionel Sawyer & Collins (Nevada law)

5.14***	Opinion of McAfee & Taft A Professional Corporation (Oklahoma law)

5.15***	Opinion of Parker Poe Adams & Bernstein LLP (South Carolina law)

5.16***	Opinion of Liechty & McGinnis, LLP (Texas law)

5.17***	Opinion of Hancock, Daniel, Johnson & Nagle, P.C. (Virginia law)

Exhibit No.	Description

5.18***	Opinion of Witherspoon, Kelley, Davenport & Toole, P.S. (Washington law)

5.19***	Opinion of Steptoe & Johnson LLP (West Virginia law)

5.20***	Opinion of Crowley Fleck PLLP (Wyoming law)

12.1***	Computation of Ratio of Earnings to Fixed Charges

23.1***	Consent of Hodgson Russ LLP (included as part of its opinion filed as Exhibit 5.1 hereto)

23.2***	Consent of Bradley Arant Boult Cummings LLP (included as part of its opinion filed as Exhibit 5.2 hereto)

23.3***	Consent of Kutak Rock LLP (included as part of its opinion filed as Exhibit 5.3 hereto)

23.4***	Consent of Snell & Wilmer L.L.P. (included as part of its opinion filed as Exhibit 5.4 hereto)

23.5***	Consent of Bass, Berry & Sims PLC (included as part of its opinion filed as Exhibit 5.5 hereto)

23.6***	Consent of Buchanan Ingersoll & Rooney PC | Fowler White Boggs. (included as part of its opinion filed as Exhibit 5.6 hereto)

23.7***	Consent of King & Spalding LLP (included as part of its opinion filed as Exhibit 5.7 hereto)

23.8***	Consent of McGuireWoods LLP (included as part of its opinion filed as Exhibit 5.8 hereto)

23.9***	Consent of Bingham Greenebaum Doll LLP (included as part of its opinion filed as Exhibit 5.9 hereto)

23.10***	Consent of Husch Blackwell LLP (included as part of its opinion filed as Exhibit 5.10 hereto)

23.11***	Consent of Ballard Spahr LLP (included as part of its opinion filed as Exhibit 5.11 hereto)

23.12***	Consent of Montgomery & Andrews, P.A. (included as part of its opinion filed as Exhibit 5.12 hereto)

23.13***	Consent of Lionel Sawyer & Collins (included as part of its opinion filed as Exhibit 5.13 hereto)

23.14***	Consent of McAfee & Taft A Professional Corporation (included as part of its opinion filed as Exhibit 5.14 hereto)

23.15***	Consent of Parker Poe Adams & Bernstein LLP (included as part of its opinion filed as Exhibit 5.15 hereto)

23.16***	Consent of Liechty & McGinnis, LLP (included as part of its opinion filed as Exhibit 5.16 hereto)

23.17***	Consent of Hancock, Daniel, Johnson & Nagle, P.C. (included as part of its opinion filed as Exhibit 5.17 hereto)

23.18***	Consent of Witherspoon, Kelley, Davenport & Toole, P.S. (included as part of its opinion filed as Exhibit 5.18 hereto)

23.19***	Consent of Steptoe & Johnson LLP (included as part of its opinion filed as Exhibit 5.19 hereto)

23.20***	Consent of Crowley Fleck PLLP (included as part of its opinion filed as Exhibit 5.20 hereto)

23.21***	Consent of Deloitte & Touche LLP

23.22***	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on the signature pages of this registration statement)

25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Regions Bank

99.1***	Form of Letter of Transmittal

Exhibit No.	Description

99.2***	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees

99.3***	Form of Broker’s Letters to Clients

99.4***	Form of Notice of Guaranteed Delivery

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-4 filed March 22, 2012. (No. 333-180265)
**	Incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form S-4/A filed April 2, 2012 (No. 33-180265).
***	Filed herewith.
#	Incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form S-4/A filed October 5, 2007 (No. 333-146278).

Item 22. Undertakings.

The undersigned registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(h) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(i) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on September 17, 2014.

CHS/COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Wayne T. Smith, W. Larry Cash and Rachel A. Seifert and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Wayne T. Smith Wayne T. Smith	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 17, 2014

/s/ W. Larry Cash W. Larry Cash	President of Financial Services, Chief Financial Officer and Director (Principal Financial Officer)	September 17, 2014

/s/ Kevin J. Hammons Kevin J. Hammons	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 17, 2014

/s/ Rachel A. Seifert Rachel A. Seifert	Executive Vice President, Secretary, General Counsel and Director	September 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on September 17, 2014.

COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Wayne T. Smith, W. Larry Cash and Rachel A. Seifert and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Wayne T. Smith Wayne T. Smith	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 17, 2014

/s/ W. Larry Cash W. Larry Cash	President of Financial Services, Chief Financial Officer and Director (Principal Financial Officer)	September 17, 2014

/s/ Kevin J. Hammons Kevin J. Hammons	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 17, 2014

/s/ John A. Clerico John A. Clerico	Director	September 17, 2014

/s/ James S. Ely III James S. Ely III	Director	September 17, 2014

/s/ William Norris Jennings, M.D. William Norris Jennings, M.D.	Director	September 17, 2014

Name	Title	Date

/s/ John A. Fry John A. Fry	Director	September 17, 2014

/s/ H. Mitchell Watson H. Mitchell Watson	Director	September 17, 2014

/s/ Julia B. North Julia B. North	Director	September 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on September 17, 2014.

Each of the Registrants Named on Schedule A-1 Hereto

By:	/s/ W. Larry Cash
W. Larry Cash
President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints W. Larry Cash and Rachel A. Seifert and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ W. Larry Cash W. Larry Cash	President and Director (Principal Executive Officer and Principal Financial Officer)	September 17, 2014

/s/ Martin G. Schweinhart Martin G. Schweinhart	Executive Vice President and Director	September 17, 2014

/s/ Kevin J. Hammons Kevin J. Hammons	Senior Vice President (Principal Accounting Officer)	September 17, 2014

/s/ Rachel A. Seifert Rachel A. Seifert	Executive Vice President, Secretary and Director	September 17, 2014

Schedule A-1

Registrants

Exact Name of Additional Registrants
Abilene Hospital, LLC

Abilene Merger, LLC

Affinity Health Systems, LLC

Affinity Hospital, LLC

Amory HMA, LLC

Anna Hospital Corporation

Anniston HMA, LLC

Bartow HMA, LLC

Berwick Hospital Company, LLC

Big Bend Hospital Corporation

Big Spring Hospital Corporation

Biloxi H.M.A., LLC

Birmingham Holdings II, LLC

Birmingham Holdings, LLC

Blue Island Hospital Company, LLC

Blue Island Illinois Holdings, LLC

Bluefield Holdings, LLC

Bluefield Hospital Company, LLC

Bluffton Health System, LLC

Brandon HMA, LLC

Brevard HMA Holdings, LLC

Brevard HMA Hospitals, LLC

Brownsville Hospital Corporation

Brownwood Medical Center, LLC

Bullhead City Hospital Corporation

Bullhead City Hospital Investment Corporation

Campbell County HMA, LLC

Carlisle HMA, LLC

Carlsbad Medical Center, LLC

Carolinas JV Holdings General, LLC

Central Florida HMA Holdings, LLC

Central States HMA Holdings, LLC

Centre Hospital Corporation

Chester HMA, LLC

CHHS Holdings, LLC

CHS Kentucky Holdings, LLC

CHS Pennsylvania Holdings, LLC

CHS Virginia Holdings, LLC

Exact Name of Additional Registrants
CHS Washington Holdings, LLC

Citrus HMA, LLC

Clarksdale HMA, LLC

Clarksville Holdings, LLC

Clarksville Holdings II, LLC

Cleveland Hospital Corporation

Cleveland Tennessee Hospital Company, LLC

Clinton Hospital Corporation

Coatesville Hospital Corporation

Cocke County HMA, LLC

College Station Medical Center, LLC

College Station Merger, LLC

Community GP Corp.

Community Health Investment Company, LLC

Community LP Corp.

CP Hospital GP, LLC

CPLP, LLC

Crestwood Hospital, LLC

Crestwood Hospital, LP, LLC

CSMC, LLC

CSRA Holdings, LLC

Deaconess Holdings, LLC

Deaconess Hospital Holdings, LLC

Deming Hospital Corporation

Desert Hospital Holdings, LLC

Detar Hospital, LLC

DHFW Holdings, LLC

DHSC, LLC

Dukes Health System, LLC

Dyersburg Hospital Corporation

Emporia Hospital Corporation

Evanston Hospital Corporation

Fallbrook Hospital Corporation

Florida HMA Holdings, LLC

Foley Hospital Corporation

Forrest City Arkansas Hospital Company, LLC

Forrest City Hospital Corporation

Fort Payne Hospital Corporation

Fort Smith HMA, LLC

Frankfort Health Partner, Inc.

Exact Name of Additional Registrants
Franklin Hospital Corporation

Gadsden Regional Medical Center, LLC

Galesburg Hospital Corporation

Granbury Hospital Corporation

Granite City Hospital Corporation

Granite City Illinois Hospital Company, LLC

Greenville Hospital Corporation

GRMC Holdings, LLC

Hallmark Healthcare Company, LLC

Hamlet H.M.A., LLC

Health Management Associates, Inc.

Health Management General Partner, LLC

Health Management General Partner I, LLC

HMA Fentress County General Hospital, LLC

HMA Santa Rosa Medical Center, LLC

HMA Services GP, LLC

Hobbs Medco, LLC

Hospital Management Associates, LLC

Hospital of Barstow, Inc.

Hospital of Fulton, Inc.

Hospital of Louisa, Inc.

Hospital of Morristown, Inc.

Jackson HMA, LLC

Jackson Hospital Corporation (KY)

Jackson Hospital Corporation (TN)

Jefferson County HMA, LLC

Jourdanton Hospital Corporation

Kay County Hospital Corporation

Kay County Oklahoma Hospital Company, LLC

Kennett HMA, LLC

Key West HMA, LLC

Kirksville Hospital Company, LLC

Knoxville HMA Holdings, LLC

Lakeway Hospital Corporation

Lancaster Hospital Corporation

Las Cruces Medical Center, LLC

Lea Regional Hospital, LLC

Lehigh HMA, LLC

Lexington Hospital Corporation

Longview Clinic Operations Company, LLC

Exact Name of Additional Registrants
Longview Merger, LLC

LRH, LLC

Lutheran Health Network of Indiana, LLC

Madison HMA, LLC

Marion Hospital Corporation

Martin Hospital Corporation

Massillon Community Health System LLC

Massillon Health System LLC

Massillon Holdings, LLC

McKenzie Tennessee Hospital Company, LLC

McNairy Hospital Corporation

MCSA, L.L.C.

Medical Center of Brownwood, LLC

Melbourne HMA, LLC

Merger Legacy Holdings, LLC

Mesquite HMA General, LLC

Metro Knoxville HMA, LLC

MMC of Nevada, LLC

Mississippi HMA Holdings I, LLC

Mississippi HMA Holdings II, LLC

Moberly Hospital Company, LLC

Monroe HMA, LLC

MWMC Holdings, LLC

Nanticoke Hospital Company, LLC

Naples HMA, LLC

National Healthcare of Leesville, Inc.

National Healthcare of Mt. Vernon, Inc.

National Healthcare of Newport, Inc.

Navarro Regional, LLC

NC-DSH, LLC

Northwest Arkansas Hospitals, LLC

Northampton Hospital Company, LLC

Northwest Hospital, LLC

NOV Holdings, LLC

NRH, LLC

Oak Hill Hospital Corporation

Oro Valley Hospital, LLC

Palmer-Wasilla Health System, LLC

Payson Hospital Corporation

Peckville Hospital Company, LLC

Exact Name of Additional Registrants
Pennsylvania Hospital Company, LLC

Phillips Hospital Corporation

Phoenixville Hospital Company, LLC

Poplar Bluff Regional Medical Center, LLC

Port Charlotte HMA, LLC

Pottstown Hospital Company, LLC

Punta Gorda HMA, LLC

QHG Georgia Holdings II, LLC

QHG Georgia Holdings, Inc.

QHG of Bluffton Company, LLC

QHG of Clinton County, Inc.

QHG of Enterprise, Inc.

QHG of Forrest County, Inc.

QHG of Fort Wayne Company, LLC

QHG of Hattiesburg, Inc.

QHG of Massillon, Inc.

QHG of South Carolina, Inc.

QHG of Spartanburg, Inc.

QHG of Springdale, Inc.

QHG of Warsaw Company, LLC

Quorum Health Resources, LLC

Red Bud Hospital Corporation

Red Bud Illinois Hospital Company, LLC

Regional Hospital of Longview, LLC

River Oaks Hospital, LLC

River Region Medical Corporation

Rockledge HMA, LLC

ROH, LLC

Roswell Hospital Corporation

Ruston Hospital Corporation

Ruston Louisiana Hospital Company, LLC

SACMC, LLC

Salem Hospital Corporation

San Angelo Community Medical Center, LLC

San Angelo Medical, LLC

San Miguel Hospital Corporation

Scranton Holdings, LLC

Scranton Hospital Company, LLC

Scranton Quincy Holdings, LLC

Scranton Quincy Hospital Company, LLC

Exact Name of Additional Registrants
Sebastian Hospital, LLC

Sebring Hospital Management Associates, LLC

Sharon Pennsylvania Holdings, LLC

Sharon Pennsylvania Hospital Company, LLC

Shelbyville Hospital Corporation

Siloam Springs Arkansas Hospital Company, LLC

Siloam Springs Holdings, LLC

Southeast HMA Holdings, LLC

Southern Texas Medical Center, LLC

Southwest Florida HMA Holdings, LLC

Spokane Valley Washington Hospital Company, LLC

Spokane Washington Hospital Company, LLC

Statesville HMA, LLC

Tennyson Holdings, LLC

Tomball Texas Holdings, LLC

Tomball Texas Hospital Company, LLC

Tooele Hospital Corporation

Triad Healthcare Corporation

Triad Holdings III, LLC

Triad Holdings IV, LLC

Triad Holdings V, LLC

Triad Nevada Holdings, LLC

Triad of Alabama, LLC

Triad of Oregon, LLC

Triad-ARMC, LLC

Triad-El Dorado, Inc.

Triad-Navarro Regional Hospital Subsidiary, LLC

Tunkhannock Hospital Company, LLC

VHC Medical, LLC

Van Buren H.M.A., LLC

Venice HMA, LLC

Vicksburg Healthcare, LLC

Victoria Hospital, LLC

Virginia Hospital Company, LLC

Warren Ohio Hospital Company, LLC

Warren Ohio Rehab Hospital Company, LLC

Watsonville Hospital Corporation

Waukegan Hospital Corporation

Waukegan Illinois Hospital Company, LLC

Weatherford Hospital Corporation

Exact Name of Additional Registrants
Weatherford Texas Hospital Company, LLC

Webb Hospital Corporation

Webb Hospital Holdings, LLC

Wesley Health System, LLC

West Grove Hospital Company, LLC

WHMC, LLC

Wilkes-Barre Behavioral Hospital Company, LLC

Wilkes-Barre Holdings, LLC

Wilkes-Barre Hospital Company, LLC

Williamston Hospital Corporation

Winder HMA, LLC

Women & Children’s Hospital, LLC

Woodland Heights Medical Center, LLC

Woodward Health System, LLC

Yakima HMA, LLC

York Pennsylvania Holdings, LLC

York Pennsylvania Hospital Company, LLC

Youngstown Ohio Hospital Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on September 17, 2014.

Brownwood Hospital, L.P.
By: Brownwood Medical Center, LLC
Its: General Partner

College Station Hospital, L.P.
By: College Station Medical Center, LLC
Its: General Partner

Navarro Hospital, L.P.
By: Navarro Regional, LLC
Its: General Partner

Victoria of Texas, L.P.
By: Detar Hospital, LLC
Its: General Partner

QHG Georgia, LP
By: QHG Georgia Holdings II, LLC
Its: General Partner

Carolinas JV Holdings, L.P.
By: Carolinas JV Holdings General, LLC
Its: General Partner

Health Management Associates, LP
By: Health Management General Partner, LLC
Its: General Partner

HMA Hospitals Holdings, LP
By: Health Management General Partner, LLC
Its: General Partner

Lone Star HMA, L.P.
By: Mesquite HMA General, LLC
Its: General Partner

Hospital Management Services of Florida, LP
By: HMA Services GP, LLC
Its: General Partner

Longview Medical Center, L.P.
By: Regional Hospital of Longview, LLC
Its: General Partner

Tennessee HMA Holdings, L.P.
By: Health Management General Partner I, LLC
Its: General Partner

By:	/s/ W. Larry Cash
W. Larry Cash
President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints W. Larry Cash and Rachel A. Seifert and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ W. Larry Cash W. Larry Cash	President and Director (Principal Executive Officer and Principal Financial Officer)	September 17, 2014

/s/ Martin G. Schweinhart Martin G. Schweinhart	Executive Vice President and Director	September 17, 2014

/s/ Kevin J. Hammons Kevin J. Hammons	Senior Vice President (Principal Accounting Officer)	September 17, 2014

/s/ Rachel A. Seifert Rachel A. Seifert	Executive Vice President, Secretary and Director	September 17, 2014